UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DELPHI TECHNOLOGIES PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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DELPHI TECHNOLOGIES PLC

One Angel Court, 10th Floor,

London, EC2R 7HJ, United Kingdom

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Shareholders:

You are cordially invited to attend two special meetings of the shareholders of Delphi Technologies PLC (“Delphi Technologies” or the “Company”), which will be held exclusively online via live webcast. The first, the special court-ordered meeting (the “Court Meeting”), is to be held on June 25, 2020 at 9:00 a.m. (Eastern time), and the second, the extraordinary general meeting of shareholders (the “extraordinary general meeting”), is to be held on June 25, 2020 at 9:15 a.m. (Eastern time), or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting.

As part of our precautions regarding the COVID-19 pandemic, we are sensitive to the public health and travel concerns that our shareholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Court Meeting and the extraordinary general meeting will be held in a virtual meeting format only, via live webcast. There will not be a physical meeting location. The special meetings can be attended by visiting www.meetingcenter.io/243532838 and following the instructions on the website, where you will be able to participate in the special meetings live and vote online. For specific details regarding the two meetings, including how to attend the special meetings online via live webcast, the full text of each resolution to be voted on, who is entitled to vote, what you will be asked to vote on and how you can either (i) appoint a proxy if you are a registered shareholder or (ii) instruct your broker, bank, trust or other nominee how to vote if you are a beneficial holder, see the following notices relating to the two special meetings and the accompanying proxy statement.

As previously announced, on January 28, 2020, Delphi Technologies entered into the Transaction Agreement with BorgWarner Inc., a Delaware corporation (“BorgWarner”), which was subsequently amended on May 6, 2020 (as amended, the “transaction agreement”). Under the terms of the transaction agreement, BorgWarner or a subsidiary of BorgWarner will acquire Delphi Technologies (the “acquisition” or the “transaction”) pursuant to a scheme of arrangement (the “scheme”) under Part 18A of the Companies (Jersey) Law 1991(the “Companies Law”). As a result of the scheme, Delphi Technologies will become a wholly owned subsidiary of BorgWarner.

As consideration for the acquisition, Company shareholders will be entitled to receive at the effective time of the scheme (the “effective time”) 0.4307 (the “exchange ratio”) of a share of BorgWarner common stock, par value $0.01 per share (each, a “BorgWarner share”), subject to any required withholding of taxes, in exchange for each Company ordinary share, $0.01 par value per share (each, a “Company share”) held by such Company shareholders, and cash in lieu of any fractional share interest of a BorgWarner share.

Company equity awards will be treated as set forth in the transaction agreement, such that (i) each Company restricted share unit award (other than performance-based restricted share units) that is outstanding as of immediately prior to the effective time (each, an “Existing RSU Award”) other than Existing RSU Awards held by certain individuals including certain of our named executive officers (each, a “Scheduled RSU”) and by non-employee members of the Company board of directors (each, an “Existing DU Award”), will automatically be converted on the same terms and conditions (including applicable vesting conditions) into an award of restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing RSU Award multiplied by the exchange ratio; (ii) each performance-based restricted share unit outstanding immediately prior to the effective time (each, an “Existing PSU Award”) other than Existing PSU Awards held by certain individuals including certain of our named executive officers (each, a “Scheduled PSU”), will automatically be converted on the same terms and conditions (other than performance-based vesting conditions) into an award of time-vesting restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing PSU Award (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) multiplied by the exchange ratio; (iii) each Scheduled RSU, Scheduled PSU and Existing DU Award will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled RSU, Scheduled PSU (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) or Existing DU Award, a cash amount equal to (x) the volume-weighted average price of a BorgWarner share for the period of the 10 consecutive trading days ending on the second full trading day prior to the effective time, multiplied by (y) the exchange ratio (the “Cash Value”) and (iv) each stock option to purchase Company shares, whether vested or unvested, outstanding as of immediately prior to the effective time (each, an “Existing Option”) will automatically be cancelled and converted into the right to receive a cash amount equal to the product of (a) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (b) the total number of Company shares subject to such Existing Option. Notwithstanding the foregoing, any payments relating to an Existing RSU Award, Existing PSU Award or Existing DU Award will be delayed to the extent required by Section 409A of the Code.

Beneficial Owners

Shareholders who beneficially own Company shares for which Cede & Co. is the registered holder (as nominee for The Depository Trust Company) and whose interests in Company shares are held in “street name” by a broker, bank, trust or other nominee are referred to as “beneficial owners” or “beneficial holders.” If you are a beneficial owner, only your broker, bank, trust or other nominee can vote your Company shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or obtain a legal proxy from your broker, bank, trust or other nominee. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Company shares. Because the accompanying proxy statement relates to two separate special meetings, beneficial holders will receive voting instructions applicable to each special meeting from their broker, bank, trust or other nominee. Beneficial holders should follow the directions provided by their broker, bank, trust or other nominee regarding how to instruct such broker, bank, trust or nominee to vote their beneficially held shares. Please note that beneficial holders of shares held through a broker, bank, trust or other nominee may be required to submit voting instructions to their applicable broker, bank, trust or nominee at or prior to the deadline applicable for such submission and such holders should, therefore, follow the separate instructions that will be provided by such broker, bank, trust or other nominee.

Shareholders of Record

Shareholders whose names appear in the register of shareholders of Delphi Technologies are referred to as “shareholders of record.” Shareholders of record entitled to vote at each of the special meetings may attend the applicable meeting via live webcast and vote online during the meeting or they may appoint another person or persons, whether a shareholder of Delphi Technologies or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Court Meeting and the extraordinary general meeting, as applicable. Shareholders of record are receiving two mailings, one mailing that includes a form of proxy with instructions for voting at the Court Meeting and a second mailing that includes a form of proxy with instructions for voting at the extraordinary general meeting. To be valid, each form of proxy should be completed and returned in accordance with the instructions set out on the forms.

You are being asked to consider and vote on a proposal to approve the scheme at the Court Meeting. You are also being asked to consider and vote at the extraordinary general meeting on two additional proposals: (i) a related proposal necessary to implement the scheme and (ii) a non-binding advisory proposal to approve certain compensation arrangements for the Company’s named executive officers. The scheme will be subject to the subsequent sanction by the Royal Court of Jersey (the “Court”). More information about the transaction and the proposals is contained in the accompanying proxy statement. We urge all Company shareholders to read the accompanying proxy statement, including the annexes and the documents incorporated by reference therein, carefully and in their entirety. In particular, we urge you to read carefully “Risk Factors” beginning on page 26 of the accompanying proxy statement.

After careful consideration, the Company board of directors (the “Board”) has (i) approved and declared advisable the transaction agreement, the transactions contemplated by the transaction agreement and the scheme (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme) and (ii) declared that it is in the best interests of Company shareholders that Delphi Technologies enter into the transaction agreement and consummate such transactions and the scheme. The Board recommends that you vote “FOR” the approval of all proposals presented in the proxy statement. In considering the recommendation of the Board, you should be aware that certain directors and executive officers of Delphi Technologies have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87 of the accompanying proxy statement for more information. Your vote is very important. Please vote as soon as possible, whether or not you plan to attend the special meetings via live webcast, by following the instructions in the accompanying proxy statement.

Subject to the approvals of the scheme proposal at the Court Meeting and the proposal to amend the Company’s articles of association at the extraordinary general meeting and the satisfaction of the other conditions to the completion of the transaction, it is anticipated that the Court hearing of the application to sanction said scheme of arrangement (the “Court Hearing”) will take place in the second half of 2020.

Company shareholders are entitled to attend and be heard at the Court Hearing, either in person or by live video link or through a Jersey advocate, to support or oppose the Scheme. The Company will disclose the date of the Court Hearing by public announcement and SEC filing after it has been scheduled and not less than 14 days before the Court Hearing.

On behalf of the Board, thank you for your consideration and continued support.

Very truly yours,

Richard F. Dauch

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction or the securities to be issued in connection with the transaction or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated May 26, 2020, and is first being mailed to Company shareholders on or about May 26, 2020.

ADDITIONAL INFORMATION

The accompanying proxy statement incorporates by reference important business and financial information about Delphi Technologies from documents that are not included in or delivered with the proxy statement. This information is available to you without charge upon your written or oral request. The documents incorporated by reference will not be provided to you unless they are requested by you. You can obtain the documents incorporated by reference in the proxy statement by requesting them in writing, by telephone or by visiting the investor relations website as follows:

Delphi Technologies PLC

3000 University Drive

Auburn Hills, Michigan 48326

Attention: Assistant Corporate Secretary

Investor Relations Website: ir.delphi.com

Phone: 011-44-020-305-74300

In addition, if you have questions about the transaction or the special meetings, or if you need to obtain copies of the accompanying proxy statement, forms of proxy or other documents incorporated by reference in the proxy statement, you may contact the contact listed below. You will not be charged for any of the documents you request.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders Call Toll-free: (877) 456-3463

Banks and Brokers Call: (212) 750-5833

If you would like to request documents, please do so by 5:00 p.m. (Eastern time) on June 18, 2020 in order to ensure timely delivery of the documents before the special meetings.

For a more detailed description of the information incorporated by reference in the accompanying proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 184 of the accompanying proxy statement.

DELPHI TECHNOLOGIES PLC

One Angel Court, 10th Floor,

London, EC2R 7HJ, United Kingdom

NOTICE OF COURT MEETING

IN THE ROYAL COURT OF JERSEY
SAMEDI DIVISION	File No. 2020/060

May 26, 2020

IN THE MATTER OF DELPHI TECHNOLOGIES PLC

– and –

IN THE MATTER OF ARTICLE 125 OF THE COMPANIES (JERSEY) LAW 1991

NOTICE IS HEREBY GIVEN that, by an Act of the Court dated May 20, 2020 made in the above matters, the Royal Court of Jersey (the “Court”) has ordered a meeting (the “Court Meeting”) to be convened of the holders of the Scheme Shares (as defined in the proposed scheme of arrangement that is included in the accompanying proxy statement) of Delphi Technologies PLC (“Delphi Technologies” or the “Company”) for the purpose of considering and, if thought fit, approving the following resolution to approve a scheme of arrangement (the “scheme” or “scheme of arrangement”) proposed to be made pursuant to Part 18A of the Companies (Jersey) Law 1991, as amended (the “Companies Law”) between Delphi Technologies and the holders of the Scheme Shares, and that the Court Meeting will be held via live webcast on June 25, 2020 at 9:00 a.m. (Eastern time) (unless adjourned or postponed):

“That the scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Royal Court of Jersey be agreed to.”

A copy of the scheme of arrangement and a copy of the explanatory statement required to be published pursuant to Article 126 of the Companies Law are included in the proxy statement of which this Notice forms a part. By the said Act of the Court, the Court has appointed Richard Dauch or, failing him, any other director of Delphi Technologies, to act as Chairman of the Court Meeting and has directed the Chairman to report the result thereof to the Court.

Subject to the approval of the resolution proposed at the Court Meeting convened by this Notice, the resolutions to be proposed at the extraordinary general meeting of Delphi Technologies convened for June 25, 2020 and the satisfaction of the other conditions to the completion of the scheme of arrangement, it is anticipated that the Court hearing of the application to sanction said scheme of arrangement will take place in the second half of 2020. Terms not otherwise defined herein shall have the same meaning in this Notice as they have in the proxy statement. The proxy statement contains further instructions in relation to the scheme and the Court Meeting and should be read in its entirety.

Said scheme of arrangement will be subject to the subsequent sanction of the Court.

Shareholders of Record and Beneficial Holders

Shareholders whose names appear in the register of shareholders of Delphi Technologies are referred to as “shareholders of record.” Shareholders of record as of the Voting Record Time (as defined below) are entitled to attend the Court Meeting via live webcast and vote online during the meeting or they may appoint another person or persons, whether a shareholder of Delphi Technologies or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Court Meeting. There will not be a physical meeting location.

Shareholders of record who elect to attend and vote online during the Court Meeting may do so by visiting www.meetingcenter.io/243532838 and following the instructions on the website. Shareholders of record do not need to register to attend the Court Meeting via live webcast. Shareholders of record will need the 15-digit control number located in the shaded bar on the form of proxy to vote and ask questions at the Court Meeting. The password for the Court Meeting is DLPH2020. Shareholders of record should follow the instructions above and on the form of proxy to allow ample time for the check-in procedures. Shareholders of record must bear any costs associated with internet access, such as usage charges from internet access providers and telephone or similar companies.

Shareholders who beneficially own ordinary shares of Delphi Technologies, $0.01 par value per share (“Company shares”) for which Cede & Co. is the registered holder (as nominee for The Depository Trust Company) and whose interests in Company shares are held in “street name” by a broker, bank, trust or other nominee are referred to as “beneficial holders.” Beneficial holders as of the Beneficial Holder Record Time (as defined below) will be entitled to direct their brokers, banks, trusts or other nominees how to vote such beneficially held shares at the Court Meeting. Only a broker, bank, trust or other nominee of a beneficial holder can vote such beneficially held shares and the vote cannot be cast unless such beneficial holder provides instructions to such broker, bank, trust or other nominee, or obtains a legal proxy from such broker, bank, trust or other nominee, which entitles such beneficial holder to vote such shares as a proxy for the shareholder of record. To register to attend the Court Meeting via live webcast and vote during the meeting, beneficial holders must submit such request, along with proof of the legal proxy and the beneficial holder’s name and email address, to our transfer agent, Computershare Trust Company, N.A. Requests for registration should be directed to: Computershare, attention: Delphi Technologies Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Beneficial holders may also forward an email from their broker, bank, trust or other nominee of their legal proxy, or attach an image of their legal proxy, to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. (Eastern time) on June 18, 2020 in order to ensure timely registration.

All shareholders of record and beneficial holders as of the close of business (Eastern time) on May 1, 2020 will receive this Notice.

Right to Appoint a Proxy; Procedure for Appointment

A form of proxy for use at the Court Meeting is being mailed to shareholders of record. To be valid, a form of proxy should be completed and returned in accordance with the instructions set out on the form. A form of proxy duly completed and signed, together with any power of attorney, if any, under which it is signed, should be returned in accordance with the instructions set out in the form as promptly as possible and no later than noon (Eastern time) on June 23, 2020.

Completion and return of a form of proxy will not preclude a shareholder of record as of the Voting Record Time from attending the Court Meeting, or any adjournment or postponement thereof, via live webcast and voting online during the meeting if that shareholder wishes to do so.

Beneficial holders will receive voting instructions from their broker, bank, trust or other nominee for the Court Meeting. Beneficial holders should follow the directions provided by their broker, bank, trust or other nominee regarding how to instruct such broker, bank, trust or nominee to vote their beneficially held shares. Please note that beneficial holders of shares through a broker, bank, trust or other nominee may be required to submit voting instructions to their applicable broker, bank, trust or nominee at or prior to the deadline applicable for such submission and such holders should, therefore, follow the separate instructions that will be provided by such broker, bank, trust or other nominee.

If the form of proxy is properly executed and returned, it will be voted in the manner directed by the shareholder executing it, or if no directions are given, it will be voted at the discretion of the individuals referred to on the form of proxy or any other person duly appointed as proxy by the shareholder.

In the case of a corporation, the form of proxy must be signed by a duly authorized officer, giving full title as such.

Voting Record Time

Shareholders of record entitled to attend and vote at the Court Meeting, or any adjournment or postponement thereof, and the number of votes which may be cast, will be determined by reference to the register of shareholders of Delphi Technologies as of 6:00 p.m. (Jersey time) on June 18, 2020 or at 6:00 p.m. (Jersey time) on the date which is five business days prior to any adjournment or postponement of the Court Meeting (as the case may be) (the “Voting Record Time”).

Beneficial Holder Record Time

Only beneficial holders as of the close of business (Eastern time) on May 1, 2020 (the “Beneficial Holder Record Time”) will be entitled to direct their brokers, banks, trusts or other nominees how to vote such beneficially held shares at the Court Meeting.

Joint Holders

In the case of joint holders of Company shares that are shareholders of record, the vote of the senior holder who tenders a vote (in person via live webcast or by proxy) will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names of the holders stand in the register of shareholders of Delphi Technologies in respect of such joint holding.

Issued Shares and Total Voting Rights

As of May 21, 2020, the total number of issued and outstanding Company shares entitled to vote at the Court Meeting is 86,349,731. The proposal to approve the scheme at the Court Meeting shall be decided on a poll. Every holder of a Company share that is entitled to vote (in person via live webcast or by proxy) will have one vote for every Company share carrying voting rights of which he, she or it is the holder. The scheme proposal must be approved by (a) a majority in number of shareholders of record as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) at the Court Meeting and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person via live webcast or by proxy).

YOUR VOTE IS IMPORTANT

SHAREHOLDERS OF RECORD ARE RECEIVING TWO MAILINGS, ONE MAILING THAT INCLUDES A FORM OF PROXY WITH INSTRUCTIONS FOR VOTING AT THE COURT MEETING AND A SECOND MAILING THAT INCLUDES A FORM OF PROXY WITH INSTRUCTIONS FOR VOTING AT THE EXTRAORDINARY GENERAL MEETING. YOU ARE ENCOURAGED TO VOTE AT EACH MEETING. IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE COURT MEETING (IN PERSON VIA LIVE WEBCAST OR BY PROXY) SO THAT THE COURT CAN BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF COMPANY SHAREHOLDER OPINION. TO ENSURE YOUR REPRESENTATION AT THE COURT MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE FORM OF PROXY FOR THE COURT MEETING AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS PROVIDED IN THE FORM OF PROXY. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE COURT MEETING VIA LIVE WEBCAST, YOU MAY VOTE ONLINE DURING THE MEETING EVEN IF YOU HAVE RETURNED A COMPLETED FORM OF PROXY. BENEFICIAL HOLDERS WILL RECEIVE VOTING INSTRUCTIONS APPLICABLE TO EACH SPECIAL MEETING FROM THEIR BROKER, BANK, TRUST OR OTHER NOMINEE. BENEFICIAL HOLDERS SHOULD FOLLOW THE DIRECTIONS PROVIDED BY THEIR BROKER, BANK, TRUST OR OTHER NOMINEE REGARDING HOW TO INSTRUCT SUCH BROKER, BANK, TRUST OR NOMINEE TO VOTE THEIR BENEFICIALLY HELD SHARES.

Dated May 26, 2020

Carey Olsen Jersey LLP

47 Esplanade,

St Helier, Jersey, JE1 0BD

Solicitors for Delphi Technologies

DELPHI TECHNOLOGIES PLC

One Angel Court, 10th Floor,

London, EC2R 7HJ, United Kingdom

NOTICE OF EXTRAORDINARY GENERAL MEETING OF DELPHI TECHNOLOGIES PLC

NOTICE IS HEREBY GIVEN that an EXTRAORDINARY GENERAL MEETING (the “extraordinary general meeting”) of Delphi Technologies PLC (“Delphi Technologies” or the “Company”) will be held via live webcast on June 25, 2020 at 9:15 a.m. (Eastern time) or, if the Court Meeting (as defined in the scheme of arrangement that is included in the accompanying proxy statement of which this Notice forms a part (the “scheme”)) has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting for the purpose of laying the Company’s 2019 audited financial statements before the extraordinary general meeting and for the purpose of considering and, if thought fit, passing the following resolutions. There will not be a physical meeting location. The special meetings can be attended by visiting www.meetingcenter.io/243532838 and following the instructions on the website.

SPECIAL RESOLUTION

1. THAT for the purpose of giving effect to the scheme, in its original form or subject to such modification, addition or condition approved or imposed by the Royal Court of Jersey (the “Court”) and agreed by Delphi Technologies and BorgWarner Inc. (“BorgWarner”):

the directors of Delphi Technologies (or a duly authorized committee thereof) be authorized to take all such action as they may consider necessary or appropriate for carrying the scheme into full effect and with effect from the passing of this resolution, the Articles of Association of Delphi Technologies be and are hereby amended by the adoption and inclusion of the following new Article 41:

41 SCHEME OF ARRANGEMENT

41.1 In this Article 41:

(a) BorgWarner means BorgWarner Inc., a Delaware corporation; and

(b) the Scheme means the scheme of arrangement dated 26 May 2020 between the Company and the Scheme Shareholders (as defined in the Scheme) under Article 125 of the Companies Law in its original form or with or subject to any modification, addition or condition approved or imposed by the Royal Court of Jersey and agreed by the Company and BorgWarner and (save as defined in this Article) expressions defined in the Scheme shall have the same meanings in this Article.

41.2 Notwithstanding any other provision of these Articles or the terms of any resolution passed by the Company in the extraordinary general meeting, if the Company issues any shares (other than to BorgWarner or its nominee) on or after the Voting Record Time and at or prior to the Scheme Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for purposes thereof) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

41.3 Subject to the Scheme becoming effective, and notwithstanding any other provision of these Articles, if any shares are issued to any person (other than BorgWarner or its nominee) (the “New Member”) after the Scheme Record Time (the “Post-Scheme Shares”), such New Member shall be obliged to transfer forthwith the Post-Scheme Shares, free from encumbrances, held by the New Member (or any subsequent holder of any nominee of such New Member or any such subsequent holder), to BorgWarner (or as BorgWarner may direct) in consideration of and conditional on the issue, subject to any required withholding of taxes, of 0.4307 shares of BorgWarner common stock of par value $0.01 (each, a “BorgWarner share”) (and any payment of cash in lieu of fractional share entitlements) to the New Member for every one (1) Post-Scheme Share.

41.4 On any reorganization of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation), the value of the consideration per Post-Scheme Share to be provided under Article 41.3 above shall be adjusted by the directors of the Company, without duplication, to proportionally reflect such change, following such adjustment, be construed accordingly.

41.5 To give effect to any transfer required by this Article, the Company may appoint (and each New Member hereby accepts the appointment of) any person as the Company may determine as attorney under the Powers of Attorney (Jersey) Law 1995 and any such appointment shall be irrevocable for a period of one year from the date upon which such New Member is issued the relevant Post-Scheme Shares for that New Member) and/or agent for the New Member to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favor of BorgWarner or its nominee and do all such other things and execute and deliver all such documents as may in the opinion of the Attorney be necessary or desirable to vest the Post-Scheme Shares in BorgWarner or its nominee and pending such vesting to exercise all such rights to the Post-Scheme Shares as BorgWarner may direct. If an Attorney is so appointed, the New Member shall not thereafter be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by BorgWarner. The Company may give good receipt for the consideration for the Post-Scheme Shares and may register BorgWarner or its nominee as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for any Post-Scheme Shares.

41.6 No fractional shares of BorgWarner shares shall be issued to the New Member and no certificates for any such fractional shares shall be issued. All fractional shares to which a New Member would be entitled shall be aggregated, and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each New Member who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest and subject to any required withholding of taxes, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a BorgWarner share to which such holder would otherwise have been entitled but for this Article 41.6 and (ii) an amount equal to the Closing Volume-Weighted Average Price.

41.7 If the Scheme shall not have become effective by the date referred to in clause 6(b) of the Scheme (or such later date, if any, as BorgWarner and the Company may agree and the Jersey Court may allow), this Article 41 shall be of no effect.

41.8 Notwithstanding any other provision of these Articles, the Directors may refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date other than to BorgWarner and/or its nominees pursuant to the Scheme or this Article.

41.9 Notwithstanding any other provision of these Articles, the Directors may refuse to register the transfer of any shares other than pursuant to the Scheme or as provided by this Article, but neither the Company nor the directors of the Company may refuse to register the transfer of any shares pursuant to the Scheme or as provided by this Article.

ORDINARY RESOLUTION (NON-BINDING)

2. THAT the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section captioned “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87 of the proxy statement, be approved.

Holders of shares in Delphi Technologies entitled to vote at the extraordinary general meeting may attend the extraordinary general meeting via live webcast and vote online during the meeting or they may appoint another person or persons, whether a shareholder of Delphi Technologies or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the extraordinary general meeting. Further instructions as to how to attend and vote at the meeting and appoint proxies and further information on the proposals, voting and quorum requirements are set out in the accompanying proxy statement of which this notice forms a part.

By order of the Board of Directors Senior Vice President, General Counsel, Secretary and Chief Compliance Officer	Delphi Technologies PLC One Angel Court, 10th Floor, London, EC2R 7HJ, United Kingdom

James D. Harrington

Dated: May 26, 2020

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the transaction and each special meeting. These questions and answers highlight only some of the information contained in this proxy statement. They may not contain all the information that is important to you. You should read carefully this entire proxy statement, including the annexes and the documents incorporated by reference into this proxy statement, to understand fully the proposed transactions and the voting procedures for the special meetings. For details on how you may obtain additional information, see “Where You Can Find More Information” beginning on page 184. Unless otherwise specified, all references in this proxy statement to “Delphi Technologies,” the “Company,” “we,” “our,” “us” and similar words refer to Delphi Technologies PLC, a public limited company incorporated under the laws of the Bailiwick of Jersey; all references in this proxy statement to “BorgWarner” refer to BorgWarner Inc., a Delaware corporation; all references to the “Board” refers to the Company board of directors; all references to “Company shares” refers to ordinary shares of the Company, par value $0.01 per share; all references to the “original transaction agreement” refer to the Transaction Agreement, dated as of January 28, 2020, by and between Delphi Technologies and BorgWarner, a copy of which is included as Annex A to this proxy statement; all references to the “amendment” refer to the Amendment and Consent Agreement, dated as of May 6, 2020, by and between Delphi Technologies and BorgWarner, a copy of which is included as Annex B to this proxy statement; all references to the “transaction agreement” refer to the original transaction agreement, as amended by the amendment; and all references to the “opinion of Goldman Sachs” or “opinion of financial advisor” refers to the opinion of Goldman Sachs International (“Goldman Sachs”) received by the Board on May 6, 2020, a copy of which is included as Annex C to this proxy statement. Unless otherwise indicated, all references to “dollars” or “$” in this proxy statement are references to U.S. dollars. You should carefully read and consider the entire transaction agreement, which is the legal document that governs the transaction.

Q:	Why am I receiving this proxy statement?

A:

Delphi Technologies and BorgWarner have entered into the transaction agreement, pursuant to which BorgWarner or its subsidiary will acquire Delphi Technologies by means of a Jersey “scheme of arrangement,” or “scheme,” which is referred to in this proxy statement as the “acquisition” or the “transaction.”

The Royal Court of Jersey (the “Court”) has ordered the convening of a special Court-ordered meeting of Company shareholders (the “Court Meeting”) in order to obtain shareholder approval of the scheme of arrangement. Following the Court Meeting, the Company will hold an extraordinary general meeting of Company shareholders (the “extraordinary general meeting”) in order to obtain shareholder approval of a related proposal necessary to implement the scheme of arrangement and a non-binding advisory proposal to approve certain compensation arrangements for the Company’s named executive officers. The Court Meeting and the extraordinary general meeting held via live webcast are referred to as the “special meetings.”

It will not be possible to complete the acquisition unless the requisite Company shareholder approvals described below are obtained at each special meeting. However, the acquisition is not conditioned on approval of the non-binding advisory proposal at the extraordinary general meeting as described below.

We have included in this proxy statement important information about the acquisition, the transaction agreement and the special meetings. You should read this information carefully and in its entirety. If you are a shareholder whose name appears in the register of shareholders of Delphi Technologies (a “shareholder of record”), you are receiving two mailings, one mailing that includes a form of proxy with instructions for voting at the Court Meeting and a second mailing that includes a form of proxy with instructions for voting at the extraordinary general meeting. You may vote your Company shares without attending the applicable special meeting by granting a proxy or voting your Company shares by mail, telephone or over the internet following the instructions provided in the applicable form of proxy. If you hold your shares through a broker, bank, trust or other nominee, you should follow the instructions provided by your broker, bank, trust or other nominee in order to instruct them how to vote such shares.

Q:	When and where will each special meeting be held?

A:

The Court Meeting will be held via live webcast on June 25, 2020 at 9:00 a.m. (Eastern time) (unless adjourned or postponed). The extraordinary general meeting will be held on June 25, 2020 at 9:15 a.m. (Eastern time) (unless adjourned or postponed) or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting. There will not be a physical meeting location. The special meetings can be attended by visiting www.meetingcenter.io/243532838 and following the instructions on the website, where you will be able to participate in the special meetings live and vote online. The password for the special meetings is DLPH2020. If you are a shareholder of record, in order to vote or submit questions at the special meetings you will need the 15-digit control number located in the shaded bar on the form of proxy you receive for each meeting. If you are a beneficial holder, follow the instructions in the answer to the question below to register for the special meetings and obtain a 15-digit control number to use for each meeting. We encourage you to allow ample time for online check-in procedures. Please be aware that you must bear any costs associated with internet access, such as usage charges from internet access providers and telephone or similar companies.

Q:	How do I register to attend the special meetings via webcast on the internet?

A:

Shareholders of record as of the Voting Record Time who elect to attend the special meetings and vote online during the special meetings may do so by visiting www.meetingcenter.io/243532838 and following the instructions on the website. The password for the special meetings is DLPH2020. Shareholders of record do not need to register to attend the special meetings via live webcast but will need the 15-digit control number located in the shaded bar on the form of proxy to vote and submit questions at the meetings.

Beneficial holders as of the Beneficial Holder Record Time will be entitled to direct their brokers, banks, trusts or other nominees how to vote such beneficially held shares at the special meetings. Only a broker, bank, trust or other nominee of a beneficial holder can vote such beneficially held shares and the vote cannot be cast unless such beneficial holder provides instructions to such broker, bank, trust or other nominee, or obtains a legal proxy from such broker, bank, trust or other nominee, which entitles such beneficial holder to vote such shares as a proxy for the shareholder of record. To register to attend the special meetings via live webcast and vote during the meetings, beneficial holders must submit such request, along with proof of the legal proxy and the beneficial holder’s name and email address to our transfer agent, Computershare Trust Company, N.A. (“Computershare”). Requests for registration should be directed to: Computershare, attention: Delphi Technologies Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Beneficial holders may also forward an email from their broker, bank, trust or other nominee of their legal proxy, or attach an image of their legal proxy, to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. (Eastern time) on June 18, 2020 in order to ensure timely registration. Beneficial holders will receive a registration confirmation by email after Computershare receives the above requested information.

Q:	What will the Company shareholders receive as consideration in the acquisition?

A:

As consideration for the acquisition, Company shareholders will be entitled to receive 0.4307 (the “exchange ratio”) of a newly issued share of BorgWarner common stock, par value $0.01 per share (each, a “BorgWarner share”), subject to any required withholding of taxes, in exchange for each Company share held by such Company shareholders and cash in lieu of any fractional share interest of a BorgWarner share (collectively, the “scheme consideration”).

Q:	What will holders of Company equity awards receive in the acquisition?

A:

Company equity awards will be treated as set forth in the transaction agreement, such that (i) each Company restricted share unit award (other than performance-based restricted share units) that is outstanding as of immediately prior to the effective time (each, an “Existing RSU Award”) other than Existing RSU Awards held by certain individuals including certain of our named executive officers (each, a “Scheduled RSU”) and by non-employee members of the Board (each, an “Existing DU Award”), will automatically be converted on the same terms and conditions (including applicable vesting conditions) into an award of restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing RSU Award multiplied by the exchange ratio; (ii) each performance-based restricted share unit outstanding immediately prior to the effective time (each, an “Existing PSU Award”) other than Existing PSU Awards held by certain individuals including certain of our named executive officers (each, a “Scheduled PSU”), will automatically be converted on the same terms and conditions (other than performance-based vesting conditions) into an award of time-vesting restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing PSU Award (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) multiplied by the exchange ratio; (iii) each Scheduled RSU, Scheduled PSU and Existing DU Award will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled RSU, Scheduled PSU (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) or Existing DU Award, a cash amount equal to (x) the volume-weighted average price of a BorgWarner share for the period of 10 consecutive trading days ending on the second full trading day prior to the effective time (the “Closing Volume-Weighted Average Price”) multiplied by (y) the exchange ratio (the “Cash Value”); and (iv) each stock option to purchase Company shares, whether vested or unvested, outstanding as of immediately prior to the effective time (each, an “Existing Option”) will automatically be cancelled and converted into the right to receive a cash amount equal to the product of (a) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (b) the total number of Company shares subject to such Existing Option. Notwithstanding the foregoing, any payments relating to an Existing RSU Award, Existing PSU Award or Existing DU Award will be delayed to the extent required by Section 409A of the Code.

Q:	Why did the Company and BorgWarner enter into the amendment?

A:

On March 30, 2020, in response to the impact of the COVID-19 pandemic on the Company’s business, the Company drew the full $500 million available under its revolving credit facility (the “Revolver Draw”) without obtaining BorgWarner’s consent, following several attempts to reach agreement with BorgWarner on the terms under which it would be willing to do so. BorgWarner alleged that the Company materially breached the original transaction agreement by effecting the Revolver Draw without BorgWarner’s consent and asserted that, if such alleged breach was not cured within 30 days of the Revolver Draw, BorgWarner would have the right to terminate the original transaction agreement. The Company disputed BorgWarner’s breach assertion on the basis that, among other things, BorgWarner unreasonably withheld and conditioned its consent in material breach of the original transaction agreement. On May 6, 2020, the Company and BorgWarner resolved their breach dispute by entering into the amendment. For more information, see “The Transaction—Background of the Transaction” beginning on page 51.

Q:	What is the effect of the amendment?

A:

On May 6, 2020, the Company and BorgWarner resolved their breach dispute by entering into the amendment pursuant to which, among other things, BorgWarner consented to the Revolver Draw and certain other matters, subject to the terms and conditions contained in the amendment. The amendment also amends the original transaction agreement to: (i) reduce the exchange ratio to 0.4307 of a BorgWarner share for each Company share and (ii) include the following additional closing conditions: (a) that the Company’s net debt-to-adjusted LTM EBITDA (the “leverage ratio”) not exceed (x) 6.5 to 1.0 if the closing occurs on or before September 30, 2020, and (y) 7.5 to 1.0 if the closing occurs on or after October 1, 2020, (b) that on the date immediately prior to closing, the Company’s outstanding revolver borrowings do not exceed $225 million, and (c) that on the date immediately prior to closing, the Company’s outstanding revolver borrowings, net of cash balances, do not exceed $115 million. For more information, see “The Transaction Agreement—Conditions to Complete the Transaction” beginning on page 124.

Q:	Have the terms of the transaction otherwise changed since the Company announced that it had entered into the original transaction agreement with BorgWarner?

A:	No. Other than as set forth in the amendment, the terms of the original transaction agreement have not changed since the announcement of the transaction on January 28, 2020.

Q:	Who is entitled to vote?

A:

Shareholders of record as of 6:00 p.m. (Jersey time) on June 18, 2020 or 6:00 p.m. (Jersey time) on the date which is five business days prior to any adjournment or postponement of the Court Meeting (as the case may be) (the “Voting Record Time”) are entitled to attend the special meetings via live webcast and vote at the special meetings or they may appoint another person or persons, whether a Company shareholder or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the special meetings.

Shareholders who beneficially own Company shares for which Cede & Co. is the registered holder (as nominee for The Depository Trust Company) and whose interests in Company shares are held in “street name” by a broker, bank, trust or other nominee (“beneficial owners” or “beneficial holders”) as of the close of business (Eastern time) on May 1, 2020 (the “Beneficial Holder Record Time”) will be entitled to direct their broker, bank, trust or other nominee how to vote such beneficially held shares at the special meetings.

Q:	What proposals are being voted on at each special meeting and what shareholder vote is required to approve those proposals?

A:

Company shareholders are being asked to vote on one proposal related to the scheme at the Court Meeting and one proposal related to the scheme at the extraordinary general meeting. However, the vote required to approve each such proposal is different at each of the special meetings.

The acquisition is conditioned on the approval of the scheme at the Court Meeting (the “Scheme Proposal”). As set out in full under the section entitled “Part 2—Explanatory Statement” beginning on page 186, the Scheme Proposal must be approved by (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) at the Court Meeting and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person via live webcast or by proxy).

The vote required to approve the Scheme Proposal at the Court Meeting is based on votes properly cast at the meeting by shareholders of record. Broker non-votes (as defined below) are not considered votes properly cast and will have no effect on such proposal. In accordance with Jersey law, abstentions are not permitted with respect to the Scheme Proposal.

Set forth below is a table summarizing certain information with respect to the resolutions to be voted on at the extraordinary general meeting:

Extraordinary General Meeting Resolution #	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Authorize the directors of Delphi Technologies to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect and to amend the articles of association of Delphi Technologies so that any Company shares that are issued on or after the Voting Record Time to persons other than BorgWarner or its nominees will either be subject to the terms of the scheme or immediately and automatically acquired by BorgWarner and/or its nominee(s) for the scheme consideration (the “Scheme and Articles Amendment Proposal”).	Special	Yes

2	Approve, on a non-binding, advisory basis, the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section of this proxy statement captioned “The Transaction—Interests of Certain Persons in the Transaction” (the “Compensation Proposal” and together with the Scheme and Articles Amendment Proposal, the “Company Shareholder Proposals”).	Ordinary	No

At the extraordinary general meeting, the requisite shareholder approval of each of the resolutions depends on whether it is an “ordinary resolution” (Resolution #2), which requires the approval of at least a majority of the votes cast by Company shareholders present and voting (in person via live webcast or by proxy), or a “special resolution” (Resolution #1), which requires the approval of at least two-thirds (2/3) of the votes cast by Company shareholders present and voting (in person via live webcast or by proxy). The votes required to approve the Company Shareholder Proposals are based on Company shareholder votes properly cast at the extraordinary general meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum but not for purposes of determining the number of votes properly cast. As a result, abstentions and broker non-votes will have no effect on the Company Shareholder Proposals.

As of May 21, 2020, the Company directors and executive officers had the right to vote less than one percent of the Company shares then outstanding and entitled to vote at the Court Meeting and the extraordinary general meeting. It is expected that the Company’s directors and executive officers will vote “FOR” each of the proposals at the Court Meeting and the extraordinary general meeting, although none of them have entered into any agreement or instrument requiring them to do so, except with respect to certain officers who have executed irrevocable undertakings as described below under the heading “The Transaction Agreement—Irrevocable Undertakings” beginning on page 122.

Your vote is very important. It is important that as many votes as possible are cast, so that the Court may be satisfied that there is a fair and reasonable representation of the opinion of the Company shareholders. Shareholders of record are receiving two mailings, one mailing that includes a form of proxy with instructions for voting at the Court Meeting and a second mailing that includes a form of proxy with instructions for voting at the extraordinary general meeting. You are encouraged to submit a form of proxy (or vote by telephone or over the internet following the instructions in the form of proxy) for each of the Court Meeting and the extraordinary general meeting as soon as possible. Beneficial holders will receive voting instructions applicable to each special meeting from their broker, bank, trust or other nominee. Beneficial holders should follow the directions provided by their broker, bank, trust or other nominee regarding how to instruct such broker, bank, trust or nominee to vote their beneficially held shares. The Board recommends that you vote “FOR” each of the proposals at the Court Meeting and the extraordinary general meeting.

Q:	Why are there different record dates for shareholders of record and beneficial owners of Company shares?

A:

As described in response to the question titled “What proposals are being voted on at each special meeting and what shareholder vote is required to approve those proposals?” above, in addition to the Scheme Proposal being approved by at least 75% of the votes cast at the Court Meeting by the Company shareholders present and voting (in person via live webcast or by proxy), the Scheme Proposal must also be approved by a majority in number of the Company shareholders as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) at the Court Meeting. Under Jersey law, only shareholders of record are counted in the number of holders entitled to vote and who are present for purposes of the voting requirements.

The Company established the close of business (Eastern time) on May 1, 2020, as the Beneficial Holder Record Time in order to provide (i) all Company shareholders, including beneficial owners of Company shares, with sufficient notice of the Court Meeting and the extraordinary general meeting and (ii) Cede & Co. (as nominee for The Depository Trust Company) and brokers, banks, trusts or other nominees with sufficient time to obtain voting instructions from beneficial owners.

However, in order to determine the final number of shareholders of record on the Company’s share register maintained by Computershare for purposes of the voting requirements described above, the Company has established 6:00 p.m. (Jersey time) on June 18, 2020, as the Voting Record Time.

Q:	Why are there two special meetings?

A:	At the Court Meeting, Company shareholders will be asked to approve the scheme for purposes of satisfying Jersey legislation requirements.

At the extraordinary general meeting, Company shareholders will also be asked to authorize the directors of the Board to take all actions as they consider necessary or appropriate for carrying the scheme into effect and to amend the Company’s articles of association. For more details on these matters, see “The Special Meetings of Company Shareholders” beginning on page 44. In addition, the Company’s 2019 audited financial statements will be laid before the extraordinary general meeting to comply with the Company’s obligations to do so within seven-months of its fiscal year end pursuant to the Companies (Jersey) Law 1991, as amended (the “Companies Law”).

Both special meetings are necessary to cause the scheme of arrangement to become effective.

Q:	What constitutes a quorum?

A:

Two or more Company shareholders that are present (in person via live webcast or by proxy) will constitute a quorum for the Court Meeting. One or more Company shareholders that are present (in person via live webcast or by proxy) representing a majority of the voting power of Delphi Technologies will constitute a quorum for the extraordinary general meeting. Delphi Technologies does not currently hold any Company shares in treasury (although any such shares would not be included in the calculation of the number of Company shares present at the special meetings for purposes of determining a quorum in any event). The Company’s inspector of election, Computershare, intends to treat as “present” for these purposes Company shareholders who have submitted properly executed or if applicable, transmitted proxies with respect to the extraordinary general meeting that are marked “abstain.” The Company’s inspector of election will also treat as “present” shares held in “street name” by brokers that are voted by such brokers that have not been directed by the beneficial owners to vote on any resolution in any particular manner.

Q:	What is the recommendation of the Company Board regarding the proposals being put to a vote at each special meeting?

A:

The Board (excluding Timothy M. Manganello and Robin J. Adams who have recused themselves due to their respective ownership of BorgWarner shares) has (i) unanimously approved and declared advisable the transaction agreement, the transactions contemplated thereby and the scheme (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme) and (ii) declared that it is in the best interests of the Company shareholders that Delphi Technologies enter into the transaction agreement and consummate such transactions and the scheme. Except where expressly stated otherwise, each reference to the Board (or any meeting thereof) in this proxy statement is intended to refer to that Board (or meeting) without any voting, recommendation or solicitation, as the case may be, by Messrs. Manganello and Adams, who have recused themselves from such voting, recommendation or solicitation.

The Board recommends that Company shareholders vote:

•	“FOR” the Scheme Proposal;

•	“FOR” the Scheme and Articles Amendment Proposal; and

•	“FOR” the Compensation Proposal

The Board’s recommendation that Company shareholders vote in favor of the Scheme Proposal and the Scheme and Articles Amendment Proposal are referred to as the “Board Recommendation.” For additional details, see “The Transaction—Recommendation of the Board and Reasons for the Transaction” beginning on page 67. In considering the recommendation of the Board, you should be aware that certain directors and executive officers of Delphi Technologies have interests in the proposed transaction that are in addition to, or different from, any interests they might have as Company shareholders. For more information, see “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87.

Q:	When is the transaction expected to be completed?

A:

As of the date of this proxy statement, the transaction is expected to be completed in the second half of 2020. However, no assurance can be provided as to when or if the transaction will be completed. The required vote of Company shareholders to approve the Scheme Proposal and the Scheme and Articles Amendment Proposal at the special meetings, as well as the necessary regulatory consents and approvals, must be satisfied or, to the extent applicable, waived before the transaction is completed.

Q:	What happens if the transaction is not completed?

A:

If the Scheme Proposal and the Scheme and Articles Amendment Proposal are not approved by the requisite vote of Company shareholders at the special meetings or if the transaction is not completed for any other reason, Company shareholders will not receive any BorgWarner shares in consideration for their Company shares. Instead, Delphi Technologies will remain an independent public company and the Company shares will continue to be listed and traded on the New York Stock Exchange (“NYSE”). Under the transaction agreement, Delphi Technologies may be required to pay BorgWarner a termination fee of $53.5 million if the transaction agreement is terminated under certain circumstances. For more information, see “The Transaction Agreement—Termination Fee” beginning on page 126.

Q:	What if I sell my Company shares after the Beneficial Holder Record Time or the Voting Record Time (as applicable)?

A:

If you transfer your shares after the Beneficial Holder Record Time or the Voting Record Time (whichever is applicable to you) but before either special meeting, you will retain your right to vote at both special meetings but will have transferred the right to receive the scheme consideration. In order to receive the scheme consideration you must hold your shares through the completion of the transaction.

Q:	What if I buy Company shares after the Beneficial Holder Record Time or the Voting Record Time (as applicable)?

A:

If you acquire additional Company shares from a beneficial holder after the Beneficial Holder Record Time or a shareholder of record after the Voting Record Time, you will not have the right to vote in respect of those additional Company shares at either special meeting. You will have the right to receive the scheme consideration in respect of those additional Company shares if you hold such shares through the completion of the transaction.

Q:	How do I vote?

A:

If you are a shareholder of record, you will receive two forms of proxy (one for the Court Meeting and one for the extraordinary general meeting). You may vote your Company shares at each Company special meeting in one of the following ways:

•	by mailing your applicable completed and signed form of proxy in the enclosed return envelope;

•	by voting by telephone or over the internet as instructed on the applicable form of proxy; or

•

by attending the applicable special meeting via live webcast and voting during the meeting online by visiting www.meetingcenter.io/243532838, with the password DLPH2020 and the 15-digit control number located in the shaded bar on the forms of proxy.

If you hold your Company shares through a broker, bank, trust or other nominee, you should follow the instructions provided by your broker, bank, trust or other nominee in order to instruct them how to vote your Company shares.

In the case of joint holders, the vote of the senior member who tenders a vote (in person via live webcast or by proxy) will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names first appear in the Company’s register of members in respect of the joint holding.

Q:	If my shares are held in “street name” by my broker, bank, trust or other nominee, will my broker, bank, trust or other nominee automatically vote my shares for me?

A:

No. Your broker, bank, trust or other nominee will not vote your Company shares if you do not provide your broker, bank, trust or other nominee with a signed voting instruction form with respect to your Company shares, such failure to vote being referred to as a broker non-vote. Therefore, you should instruct your broker, bank, trust or other nominee to vote your Company shares by following the directions your broker, bank, trust or other nominee provides.

Brokers do not have discretionary authority to vote on any of the Company proposals at either special meeting.

Q:	How many votes do I have?

A:

At each special meeting, you are entitled to one vote for each Company share that you owned as of the Beneficial Holder Record Time, if you are a beneficial holder, or as of the Voting Record Time, if you are a shareholder of record. Each beneficial owner of Company shares as of the Beneficial Holder Record Time will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Company shares on all resolutions proposed at the Court Meeting and the extraordinary general meeting. As of the Beneficial Holder Record Time, there were 86,349,731 Company shares outstanding and entitled to vote at each of the Court Meeting and the extraordinary general meeting.

Q:	Should I send in my share certificates now?

A:

No. Company shareholders that hold share certificates should keep their existing stock certificates at this time. After the transaction is completed, you will receive written instructions for exchanging your Company shares for the scheme consideration.

Q:	What do I need to do now?

A:

Company shareholders entitled to vote at the Court Meeting have been sent a form of proxy for that meeting, and Company shareholders entitled to vote at the extraordinary general meeting have been separately sent a form of proxy for that meeting. Company shareholders are strongly urged to complete and return both forms of proxy as soon as possible and, in any event, no later than noon (Eastern time) on June 23, 2020. Even if you plan to attend either or both special meetings, we encourage you to vote by proxy before the special meeting(s) that you plan to attend. After carefully reading and considering the information contained in this proxy statement, including the annexes and the documents incorporated by reference, please submit your proxy or proxies by telephone or over the internet in accordance with the instructions set forth on the applicable form of proxy, or mark, sign and date the applicable form of proxy and return it with the enclosed prepaid envelope as soon as possible so that your Company shares may be voted at the applicable special meeting. Your form of proxy or your telephone or internet directions will instruct the persons identified as your proxy to vote your Company shares at the applicable special meeting as directed by you.

If a Company shareholder signs and returns his, her or its form of proxy appointing the individuals referred to on the form of proxy of the applicable special meeting as his, her or its proxy but does not mark the form of proxy to tell the proxy how to vote on a proposal, such shares will be voted in respect of such proposal at the discretion of the named proxies of the applicable special meeting.

If you hold your Company shares through a broker, bank, trust or other nominee, you should follow the instructions provided by your broker, bank, trust or other nominee when instructing them how to vote your Company shares.

Q:	Are shareholders entitled to appraisal or dissenters’ rights?

A:	Company shareholders are not entitled to appraisal or dissenters’ rights in connection with the transaction.

Q:	May I attend the Court hearing to sanction the scheme of arrangement?

A:

Company shareholders are entitled to attend and be heard at the Court hearing to sanction the scheme of arrangement (the “Court Hearing”), either in person or by live video link or through a Jersey advocate, to support or oppose the scheme. The Court’s address is Royal Court House, Royal Square, St Helier, Jersey JE1 1JG and its telephone number is +44 1534 441 300. The Company will disclose the date of the Court Hearing by public announcement and filing with the Securities and Exchange Commission (the “SEC”) after it has been scheduled and no later than 14 days before the Court Hearing.

Q:	May I change my vote after I have mailed my signed forms of proxy or voted by telephone or over the internet?

A:	Yes, you may change your vote before your proxy is voted at the Court Meeting or before your proxy is voted at the extraordinary general meeting.

If you are a shareholder of record, you can do this in one of four ways:

•	sign and return by mail a valid form of proxy for the applicable special meeting with a later date so that it is received prior to noon (Eastern time) on June 23, 2020;

•

before the applicable special meeting, provide written notice that you have revoked your proxy for the applicable special meeting to the Company’s Assistant Corporate Secretary, as applicable, so that it is received by noon (Eastern time) on June 23, 2020 at the following address:

Delphi Technologies PLC

3000 University Drive

Auburn Hills, Michigan 48326

Attention: Assistant Corporate Secretary;

•	submit revised voting instructions by telephone or over the internet by following the instructions set forth on the applicable form of proxy; or

•

attend the applicable special meeting via live webcast and vote during the meeting online by visiting www.meetingcenter.io/243532838, with the password DLPH2020 and the 15-digit control number located in the shaded bar on the form of proxy. Simply attending the applicable special meeting, however, will not revoke your proxy or change your voting instructions; you must vote online at the applicable special meeting to change your vote.

If you are a beneficial holder and have instructed a broker, bank, trust or other nominee to vote your shares, you must follow directions received from your broker, bank, trust or other nominee to change your vote or revoke your proxy.

Q:	Who can help answer my questions?

A:

If you have questions about the transaction, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the forms of proxy that you receive, you should contact Innisfree M&A Incorporated, the proxy solicitation agent for Delphi Technologies by telephone. Shareholders may call toll-free at (877) 456-3463; banks and brokers may call collect at (212) 750-5833.

If your Company shares are held by a broker, bank, trust or other nominee, you should contact your broker, bank, trust or other nominee for additional information.

Q:	What are the U.S. federal income tax consequences of the transaction?

A:

For U.S. federal income tax purposes, the receipt of BorgWarner shares and cash in lieu of any fractional shares in exchange for Company shares pursuant to the scheme is expected to be a taxable transaction, and a U.S. holder (as defined in the section of this proxy statement captioned “Material Tax Consequences of the Proposed Transaction—Material U.S. Federal Income Tax Considerations”) will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the fair market value of the BorgWarner shares and cash in lieu of any fractional shares received in the scheme and (ii) the U.S. holder’s adjusted tax basis in the Company shares surrendered in exchange therefor. Holders of Company shares should read the section captioned “Material Tax Consequences of the Proposed Transaction” beginning on page 100.

Q:	Where can I find more information about Delphi Technologies?

A:	You can find more information about Delphi Technologies from various sources described under “Where You Can Find More Information” beginning on page 184.

PROPOSED TIMETABLE OF PRINCIPAL EVENTS

All dates and times are based on the Company’s and BorgWarner’s current expectations and are subject to change. Terms used but not defined in “Proposed Timetable of Principal Events” shall have the meanings given to them in the scheme of arrangement. If any of the dates and/or times in this expected timetable change, Delphi Technologies will publicly announce the changes.

Beneficial Holder Record Time for Court Meeting and extraordinary general meeting	Close of business (Eastern time) on May 1, 2020

Voting Record Time for Court Meeting and extraordinary general meeting	6:00 p.m. (Jersey time) on June 18, 2020

Latest time for receipt of Forms of Proxy for Court Meeting	Noon (Eastern time) on June 23, 2020

Latest time for receipt of Forms of Proxy for extraordinary general meeting	Noon (Eastern time) on June 23, 2020

Court Meeting	9:00 a.m. (Eastern time) on June 25, 2020

Extraordinary general meeting	9:15 a.m. (Eastern time) on June 25, 2020, or if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting

Court Hearing to sanction the scheme	Delphi Technologies will disclose the date of the Court Hearing by public announcement and SEC filing after it has been scheduled and no less than 14 days before the Court Hearing

SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, you should read carefully this entire proxy statement, including the annexes and the documents referred to or incorporated by reference in this proxy statement. The page references have been included in this summary to direct you to a more complete description of the topics presented below. For details on how you may obtain additional information, see “Where You Can Find More Information” beginning on page 184 of this proxy statement.

Information about the Parties (Page 104)

BorgWarner

BorgWarner is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. BorgWarner’s products help improve vehicle performance, propulsion efficiency, stability and air quality. BorgWarner manufactures and sells these products worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). BorgWarner’s products are also sold to OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). BorgWarner also manufactures and sells its products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. BorgWarner operates manufacturing facilities serving customers in Europe, the Americas and Asia and is an original equipment supplier to every major automotive OEM in the world.

BorgWarner is a Delaware corporation incorporated in 1987, and its common stock is currently listed for trading on the NYSE under the symbol “BWA.” BorgWarner’s principal executive offices are located at 3850 Hamlin Road, Auburn Hills, Michigan 48326 and its telephone number is 248-754-9200 and its website is https://www.borgwarner.com/home. Information on BorgWarner’s website is not incorporated by reference into or otherwise part of this proxy statement.

Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London, United Kingdom, Delphi Technologies operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world.

Delphi Technologies is a public limited company and its shares are currently traded on the NYSE under the symbol “DLPH.” On December 4, 2017, Delphi Technologies became an independent publicly traded company as a result of the distribution by Delphi Automotive PLC (the “former parent”) of 100% of the ordinary shares of Delphi Technologies to former parent’s shareholders (the “spin-off”). Prior to the spin-off, Delphi Technologies previously operated substantially as the former parent’s Powertrain Systems segment. The Company’s principal executive offices are located at One Angel Court, 10th Floor, London, EC2R 7HJ, United Kingdom, its telephone number is 011-44-020-305-74300 and its website is https://www.delphi.com/. Information on the Company’s website is not incorporated by reference into or otherwise part of this proxy statement.

The Special Meetings (Page 44)

Time, Place, Date and Purpose

Court Meeting

The Court Meeting will be held via live webcast on June 25, 2020 at 9:00 a.m. (Eastern time), unless adjourned or postponed. At the Court Meeting, the Company shareholders will be asked to vote to approve the Scheme Proposal.

Extraordinary General Meeting

The extraordinary general meeting will be held via live webcast on June 25, 2020 at 9:15 a.m. (Eastern time), unless adjourned or postponed, or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting. At the extraordinary general meeting, the Company shareholders will be asked to vote to approve the Scheme and Articles Amendment Proposal and the Compensation Proposal.

There will not be a physical meeting location. The special meetings can be attended by visiting www.meetingcenter.io/243532838 and following the instructions on the website, where you will be able to participate in the special meetings live and vote online.

Record Times

Company shareholders who beneficially own Company shares for which Cede & Co. is the registered holder (as nominee for The Depository Trust Company) and whose interests in Company shares are held in “street name” by a broker, bank, trust or other nominee as of the Beneficial Holder Record Time (the close of business (Eastern time) on May 1, 2020) will be entitled to receive notice of and to direct his, her or its broker, bank, trust or other nominee how to vote such beneficially held shares at the Court Meeting and the extraordinary general meeting.

Shareholders of record whose names appear on the register of Delphi Technologies as of the Voting Record Time (6:00 p.m. (Jersey time) on June 18, 2020) are entitled to attend and vote at the special meetings or they may appoint another person or persons, whether a shareholder of Delphi Technologies or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the special meetings.

This proxy statement is dated May 26, 2020, and is first being mailed to Company shareholders on or about May 26, 2020.

Quorum (Page 45)

Two or more Company shareholders that are present (in person via live webcast or by proxy) will constitute a quorum for the Court Meeting. One or more Company shareholders that are present (in person via live webcast or by proxy) representing a majority of the voting power of Delphi Technologies will constitute a quorum for the extraordinary general meeting.

The Transaction (Page 51)

On January 28, 2020, Delphi Technologies entered into the original transaction agreement with BorgWarner, which was subsequently amended by the amendment on May 6, 2020. Under the terms of the transaction agreement, BorgWarner, or its designated subsidiary, will acquire all of the ordinary shares of Delphi Technologies pursuant to a scheme of arrangement under Part 18A of the Companies Law. As a result of the scheme, Delphi Technologies will become a wholly owned subsidiary of BorgWarner.

Structure of the Transaction (Page 105)

Pursuant to the transaction agreement, BorgWarner, or its designated subsidiary, will acquire all of the issued and outstanding ordinary share capital of Delphi Technologies by way of a scheme of arrangement. Upon the completion of the transaction, Delphi Technologies will be a wholly owned subsidiary of BorgWarner.

In certain circumstances, the acquisition can be alternatively effected, at BorgWarner’s election, by way of a takeover offer or, if mutually agreed by BorgWarner and the Company, by way of a merger, in each case, subject to the terms of the transaction agreement or a merger agreement on substantially the same terms as the transaction agreement. In such event, such takeover offer or merger will remain subject to the same conditions (except with respect to certain changes applicable to the Company shareholder approval (as defined below) and that are necessary as a result of such change in structure) as those which would apply in relation to the scheme, among other requirements.

Scheme Consideration to Company Shareholders (Page 106)

At the effective time, Company shareholders will be entitled to receive 0.4307 of a newly issued BorgWarner share, subject to any required withholding of taxes, in exchange for each Company share held by such Company shareholders (the “share consideration”). BorgWarner will not issue any fractional BorgWarner shares in the transaction. Instead, each Company shareholder who would otherwise have been entitled to receive a fraction of a BorgWarner share will receive an amount in cash, without interest and subject to any required withholding of taxes, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a BorgWarner share to which such holder would otherwise have been entitled and (ii) an amount equal to the Closing Volume-Weighted Average Price (such cash consideration, together with the share consideration, the “scheme consideration”).

Neither the transaction agreement nor the scheme of arrangement contains any provision that would adjust the exchange ratio based on the fluctuations in the market value of either the Company shares or BorgWarner shares. Because of this, the implied value of the scheme consideration which Company shareholders will be entitled to receive will fluctuate between now and the consummation of the transaction. The value of the scheme consideration will depend on the market price of BorgWarner shares at the effective time. The market price of BorgWarner shares has fluctuated since the date of the announcement of the parties’ entry into the original transaction agreement and will continue to fluctuate from the date of this proxy statement to the date the transaction is completed and thereafter. The market price of BorgWarner shares, when received by Company shareholders after the transaction is completed, could be greater than, less than or the same as the market price of BorgWarner shares on the date of this proxy statement or at the time by which the Company shareholders are required to vote. Accordingly, you should obtain current trading price quotations for BorgWarner shares and Company shares before deciding how to vote with respect to any of the proposals described in this proxy statement. BorgWarner shares are traded on the NYSE under the symbol “BWA” and Company shares are traded on the NYSE under the symbol “DLPH.”

Treatment of Company Equity Awards (Page 107)

Each Existing RSU Award (other than Scheduled RSU Awards) will automatically be cancelled and converted on the same terms and conditions (including applicable vesting conditions) into an award of restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing RSU Award multiplied by the exchange ratio.

Each Existing PSU Award (other than Scheduled PSU Awards) will automatically be cancelled and converted on the same terms and conditions (other than performance-based vesting conditions) into an award of time-vesting restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing PSU Award (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) multiplied by the exchange ratio.

Each Scheduled RSU, Scheduled PSU, and Existing DU Award will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled RSU, Scheduled PSU (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time), or Existing DU Award, a cash amount, payable no later than five business days following the effective time, equal to the Closing Volume-Weighted Average Price multiplied by the exchange ratio (the “Cash Value”).

Each Existing Option will automatically be cancelled and converted into the right to receive a cash amount, payable no later than five business days following the effective time, equal to the product of (i) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (ii) the total number of Company shares subject to such Existing Option. Notwithstanding the foregoing, any payments relating to an Existing RSU Award, Existing PSU Award or Existing DU Award will be delayed to the extent required by Section 409A of the Code.

Recommendation of the Board and Reasons for the Transaction (Page 67)

The Board has (i) unanimously approved and declared advisable the transaction agreement, the transactions contemplated by the transaction agreement, and the scheme of arrangement (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme of arrangement) and (ii) declared that it is in the best interests of the Company shareholders that Delphi Technologies enter into the transaction agreement and consummate such transactions and the scheme of arrangement on the terms and subject to the conditions set forth in the transaction agreement.

The Board recommends that Company shareholders vote:

•	“FOR” the scheme of arrangement;

•

“FOR” the authorization of the directors of the Board to take all such actions as they consider necessary or appropriate for carrying the scheme into effect and to amend the articles of association of Delphi Technologies, so that any Company shares that are issued on or after the Voting Record Time to persons other than BorgWarner (or its designees) will either be subject to the terms of the scheme or immediately and automatically acquired by BorgWarner (or its designees) for the scheme consideration; and

•	“FOR” the approval, on a non-binding, advisory basis, of specified compensatory arrangements between Delphi Technologies and its named executive officers at the extraordinary general meeting.

In evaluating the transaction agreement and the transaction and reaching its decision to approve the transaction agreement and the transaction, the Board, as described in “The Transaction—Background of the Transaction,” consulted with the Company’s management, as well as the Company’s advisors, and considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of the Company and determined that the transaction was in the best interests of the Company and its shareholders. In making its determination, the Board considered numerous factors, weighing both the perceived benefits of the transaction and the potential risks of the transaction. For a more complete discussion of these factors, see “The Transaction—Recommendation of the Board and Reasons for the Transaction” beginning on page 67.

In considering the recommendations of the Board, you should be aware that certain directors and executive officers of Delphi Technologies have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. For more information, see “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87.

Opinion of Goldman Sachs (Page 73)

On May 6, 2020, at a meeting of the Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the transaction agreement (as amended by the amendment) was fair, from a financial point of view, to the holders (other than BorgWarner and its affiliates) of Company shares.

The full text of the written opinion of Goldman Sachs, dated May 6, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Company shares should vote with respect to the scheme of arrangement or any other matter. Pursuant to an engagement letter between Delphi Technologies and Goldman Sachs, Delphi Technologies has agreed to pay Goldman Sachs a transaction fee that, based on information available as of the date of the announcement of the transaction, is estimated to be approximately $30 million, $5 million of which became payable at the announcement of the transaction on January 28, 2020, and the remainder of which is contingent upon consummation of the transaction.

Interests of Certain Persons in the Transaction (Page 87)

When considering the foregoing recommendation of the Board that you vote to approve the Scheme Proposal and the Company Shareholder Proposals, Company shareholders should be aware that the Company’s directors and executive officers may have interests in the transaction that are different from, or in addition to, those of the Company shareholders more generally. In (1) evaluating and negotiating the transaction agreement, (2) approving and declaring advisable the transaction agreement, the transactions contemplated thereby and the scheme (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme), (3) declaring that it is in the best interests of the Company shareholders that the Company enter into the transaction agreement and consummate such transactions and the scheme and (4) making the Board Recommendation, the Board was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include, among others:

•

the accelerated vesting of certain Company time-based restricted share units and performance-based restricted share units (with performance-based restricted share units converting at the greater of target and actual performance through the effective time) upon consummation of the transaction and subsequent right to a cash payment as set forth in the transaction agreement;

•

the conversion of certain Company time-based restricted share units and performance-based restricted share units into restricted share units of BorgWarner upon consummation of the transaction (with performance-based restricted share units converting at the greater of target and actual performance measured through the effective time) and subsequent right to accelerated vesting upon certain qualifying terminations of employment following the effective time;

•	the accelerated vesting of Company stock options and the subsequent right to receive a cash payment;

•

the right to receive the 2020 annual incentives determined with all performance goals deemed achieved at the greater of target or actual performance (as calculated through the effective time), which, for certain executive officers, will be payable with respect to a prorated portion upon the effective time and, for other executive officers, will be payable at the ordinary course payment date (subject to accelerated payment with respect to a prorated portion of the 2020 annual incentives upon certain qualifying terminations of employment prior to the conclusion of the performance period);

•	certain severance and other separation benefits that may be payable upon termination of employment following the effective time; and

•	entitlement to continued indemnification and insurance coverage.

Additionally, Messrs. Manganello and Adams, both members of the Board, own BorgWarner shares and have recused themselves from any voting, recommendation or solicitation by the Board. As of the date of this proxy statement, their combined ownership of BorgWarner shares represented less than one percent of the BorgWarner shares then outstanding.

If the Scheme Proposal is approved, the Company shares held by the Company’s directors and executive officers will be treated in the same manner as outstanding Company shares held by all other Company shareholders. For more information, see “The Transaction Agreement—Scheme Consideration to Company Shareholders” beginning on page 106.

Irrevocable Undertakings (Page 122)

Following the execution of the transaction agreement, each of Michael J.P. Clarke, Senior Vice President and Chief Human Resources Officer of the Company, James D. Harrington, Senior Vice President and General Counsel of the Company and Vivid Sehgal, Chief Financial Officer of the Company, entered into and delivered to the Company and BorgWarner an irrevocable undertaking (an “irrevocable undertaking”) agreeing to (i) transfer legal title of two Company shares (the “transferred shares”) beneficially owned by such officer through Cede & Co. so that each such officer would become a shareholder of record and (ii) vote their transferred shares in favor of the Scheme Proposal and the Company Shareholder Proposals. On February 12, 2020, each of Messrs. Clarke, Harrington, and Sehgal have become shareholders of record with respect to their transferred shares. The complete text of the irrevocable undertakings are incorporated into this proxy statement by reference and are attached as Annex D to this proxy statement.

Regulatory Approvals Required (Page 95)

United States Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the transaction cannot be consummated until notifications have been submitted to the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and specified waiting period requirements have been observed. On February 19, 2020, each of BorgWarner and Delphi Technologies filed a Notification and Report Form (the “HSR Notification Form”) pursuant to the HSR Act with the FTC and the Antitrust Division. Filing an HSR Notification Form initiated a 30-day waiting period during which the parties were not permitted to close the acquisition. BorgWarner withdrew its HSR Notification Form on March 18, 2020 and refiled it on March 20, 2020, following a procedure established pursuant to 16 CFR 803.12(c), starting a new 30-day waiting period during which the parties were not permitted to close the acquisition. Early termination of the waiting period under the HSR Act was granted on April 1, 2020, effective immediately.

Other Regulatory Clearances

BorgWarner and Delphi Technologies derive revenues in certain non-U.S. jurisdictions where merger control filings or clearances are required, and are required or have agreed to obtain authorizations, consents, orders, approvals or clearances, or observe applicable waiting periods, under applicable antitrust or competition laws in certain non-U.S. jurisdictions. The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals or clearances have been obtained from the European Commission and under the applicable antitrust and competition laws of China, South Korea, Mexico, Russia and Turkey.

Jersey Court Process

The transaction is being implemented by way of scheme of arrangement, which requires, among other things, an application by Delphi Technologies to the Court to sanction the scheme of arrangement. A scheme of arrangement is a statutory procedure under the Companies Law, pursuant to which the Court may approve an arrangement between Delphi Technologies and its shareholders. In a scheme of arrangement, Delphi Technologies will make an initial application to the Court to convene the Court Meeting at which (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) at the Court Meeting and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person via live webcast or by proxy) must approve the scheme of arrangement by which they will sell their Company shares in exchange for the scheme consideration being offered by BorgWarner. If the Company shareholders so agree by approving the scheme, subject to the satisfaction or waiver of the conditions set forth in the transaction agreement, Delphi Technologies will return to the Court to request the Court to sanction the scheme of arrangement. Shareholders are entitled to attend to support or oppose the sanction of the scheme of arrangement by the Court as described elsewhere in this proxy statement. Upon the scheme of arrangement becoming effective in accordance with its terms and the Companies Law, it will bind Delphi Technologies and its shareholders.

Litigation Relating to the Transaction (Page 96)

As of May 21, 2020, five complaints have been filed by alleged Company shareholders (collectively, the “Shareholder Complaints”): Sherman v. Delphi Technologies PLC, et al., Case No. 1:20-cv-00385-RGA (the “Sherman Complaint”) is a putative class action that was filed in the United States District Court for the District of Delaware; Costa v. Delphi Technologies PLC, et al., Case No. 1:20-cv-02363-PAC, Catalano v. Delphi Technologies, PLC et al., Case No. 1:20-cv-02520-UA and Schlageter v. Delphi Technologies PLC, et al., Case No. 1:20-cv-02527-UA are individual actions that were filed in the United States District Court for the Southern District of New York; and Heinowski v. Delphi Technologies PLC, et al., Case No. 2:20-cv-10834-LVP-APP is an individual action that was filed in the United States District Court for the Eastern District of Michigan.

The Shareholder Complaints named as defendants the Company and the members of the Board and allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting supposedly material information from the preliminary proxy statement filed by the Company on March 11, 2020, rendering it false and/or misleading. In addition, the Sherman Complaint named BorgWarner as a defendant with respect to its claim arising under Section 20(a) of the Exchange Act. The plaintiffs in the actions seek, among other relief, an injunction against proceeding with the shareholder vote on the proposed transaction or consummating the proposed transaction absent corrective disclosures, damages and attorneys’ and expert fees.

Each of the defendants believe the allegations made in the Shareholder Complaints to be without merit. Additional complaints arising out of the transaction may be filed in the future. Absent new or different allegations that are material or a disclosure obligation under U.S. federal securities laws, the Company will not necessarily disclose such additional complaints.

Financing Cooperation (Page 119)

BorgWarner’s obligation to complete the transaction is not contingent on BorgWarner’s ability to obtain financing.

Until the earlier of the effective time and the termination of the transaction agreement, the Company shall use its reasonable best efforts, and shall cause its subsidiaries to use their respective reasonable best efforts, and shall use its reasonable best efforts to cause its and their representatives to use their respective reasonable best efforts, to provide all cooperation that is reasonably requested by BorgWarner in writing and that is customary in connection with BorgWarner obtaining third-party debt financing for the purpose of financing any amounts required to be paid, or issuing new debt in exchange for any of the Company’s outstanding 5.00% Senior Notes due 2025 in connection with the consummation of the transactions contemplated by the transaction agreement.

Financing (Page 97)

On April 29, 2020, BorgWarner entered into a credit agreement with Bank of America, N.A., as administrative agent, and other lenders, providing for a 364-day, $750 million unsecured delayed-draw term loan facility (the “credit facility”). As of the date of this proxy statement, no amount has been drawn on the credit facility and BorgWarner does not expect to utilize the credit facility for financing the transaction. The credit facility is intended to be in place in the event capital markets are inaccessible or undesirable at the time of the closing of the transaction. The credit facility expires or must be mandatorily repaid upon the earlier of (i) any termination of the transaction agreement, (ii) the receipt of proceeds from certain capital markets transactions, or (iii) the receipt of proceeds from certain asset sales outside of the ordinary course of business. Interest under the credit facility accrues at varying rates based upon the type of borrowing under the credit facility and the rating by certain specified rating agencies of BorgWarner’s outstanding unsecured senior indebtedness as of the applicable date of borrowing. The commitments of the lenders under the credit facility are scheduled to expire on April 28, 2021.

Accounting Treatment of the Transaction (Page 97)

In accordance with accounting principles generally accepted in the United States (which we refer to as GAAP), BorgWarner will account for the transaction by applying the acquisition method of accounting for business combinations.

No Dissenters’ Rights (Page 99)

Under Jersey law, holders of Company shares do not have appraisal or dissenters’ rights with respect to the acquisition or any of the other transactions described in this proxy statement.

Material Tax Consequences of the Proposed Transaction (Page 100)

For U.S. federal income tax purposes, the receipt of BorgWarner shares and cash in lieu of any fractional shares in exchange for Company shares pursuant to the scheme is expected to be a taxable transaction, and a U.S. holder (as defined below under “Material Tax Consequences of the Proposed Transaction—Material U.S. Federal Income Tax Considerations”) will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the fair market value of the BorgWarner shares and cash in lieu of any fractional shares received in the scheme and (ii) the U.S. holder’s adjusted tax basis in the Company shares surrendered in exchange therefor.

Under current Jersey tax legislation, no stamp duty or other transfer tax is chargeable on the transfer of shares in a Jersey company unless such transfer conveys the right to occupy Jersey property. Therefore, no Jersey stamp duty or transfer tax is expected to be payable by Scheme Shareholders (as defined in “Part 3—The Scheme of Arrangement”) on the transfer of their Scheme Shares (as defined in “Part 3—The Scheme of Arrangement”) or on the issue of the BorgWarner shares. The foregoing is intended as a general guide only to certain Jersey stamp duty and transfer tax considerations applicable to the Scheme and does not constitute tax advice. Specifically, the comments do not address any other Jersey tax considerations, which may be relevant for Scheme Shareholders who are residents in Jersey.

Tax matters can be complicated and the tax consequences to a particular holder will depend on such holder’s particular facts and circumstances. Holders of Company shares should consult their own tax advisors to determine the specific consequences to them of receiving BorgWarner shares and cash in lieu of any fractional shares pursuant to the scheme.

Scheme Effective Time and Closing of the Transaction (Page 106)

Unless the parties agree otherwise, the completion of the transaction will take place on a date to be agreed upon by BorgWarner and the Company that is no later than five business days after all conditions to complete the transaction have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the time of the completion of the transaction, but subject to the satisfaction or waiver of such conditions at such time), which is referred to as the “closing date.” The closing will be deemed to have occurred as of 12:01 a.m. New York time on the closing date. The transaction will become effective at such time as an act of the Court sanctioning the scheme of arrangement is delivered to the Registrar of Companies in Jersey (the “effective time”).

BorgWarner and the Company currently expect the completion of the transaction to occur in the second half of 2020. However, as the transaction is subject to regulatory clearances, Court approval and the satisfaction or waiver of other conditions described in the transaction agreement, it is possible that factors outside the control of BorgWarner and the Company could result in the transaction being completed at a later time or not at all.

Adverse Recommendation Changes and Agreement Not to Solicit Other Offers (Page 116)

Subject to certain specified exceptions, the Board will not take any of the following actions (any such action, an “adverse recommendation change”):

•

withhold, withdraw or modify in a manner adverse to BorgWarner, the Board Recommendation or fail to make the Board Recommendation or publicly change, withdraw or modify its intention and expectation that it will give the Board Recommendation prior to publication of the Scheme Document (as defined in the scheme of arrangement);

•

following the date that an acquisition proposal (or any material change to it) has been made public, fail to reiterate the Board Recommendation (or, in the period prior to publication of the Scheme Document, fail to publicly reiterate its intention and expectation that it will give the Board Recommendation) within 10 business days after a written request by BorgWarner, provided that BorgWarner may make such request no more than once after an acquisition proposal (or any material change thereto) has been made public;

•	adopt, approve or recommend, or publicly propose to adopt, approve, or recommend an acquisition proposal to the Company shareholders; or

•

fail to publicly recommend against a publicly announced acquisition proposal, except for a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (it being understood that the Board may refrain from taking a position with respect to such acquisition proposal until the close of business on the tenth business day after the commencement of such acquisition proposal without such action being considered an adverse recommendation change).

Notwithstanding the above, at any time prior to receipt of the Company shareholder approval, the Company may take any of the actions described above constituting an adverse recommendation change or authorize the Company to terminate the transaction agreement to enter into a definitive agreement with respect to an acquisition proposal, in each case, if, after receiving a bona fide, unsolicited acquisition proposal that did not result from a material breach of the no-shop obligations, the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the acquisition proposal constitutes a superior proposal and that in light of such acquisition proposal, the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board under applicable law; provided that prior to any such adverse recommendation change or effecting such termination, (1) the Company has provided prior written notice to BorgWarner of its intention to take such action, (2) the Company has negotiated in good faith with BorgWarner to enable BorgWarner to propose revisions to the terms of the transaction agreement such that it would cause the superior proposal to no longer constitute a superior proposal, (3) the Board has considered in good faith any such revisions to the terms of the transaction agreement and (4) the Board has determined, after consultation with its outside financial advisors and outside legal counsel, that the superior proposal continues to be a superior proposal even if such changes were given effect.

Additionally, at any time prior to receipt of the Company shareholder approval (as defined below), the Company may take any of the actions described above constituting an adverse recommendation change in response to an “intervening event” if the Board has determined in good faith after consultation with its outside financial advisors and outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, provided that prior to taking any such change in recommendation, (1) the Company has provided prior written notice to BorgWarner of its intention to take such action, (2) the Company has negotiated in good faith with BorgWarner to enable BorgWarner to propose revisions to the terms of the transaction agreement in a manner that would obviate the need to effect an adverse recommendation change in response to such intervening event, (3) the Board has considered in good faith any such revisions to the terms of the transaction agreement and (4) the Board has determined, after consultation with its outside financial advisors and outside legal counsel, that the failure to make an adverse recommendation change would nevertheless be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

Notwithstanding the above, if at any time prior to obtaining the Company shareholder approval, the Company or any of its subsidiaries, or any of its representatives, directly or indirectly receives a bona fide, unsolicited written acquisition proposal from any person that did not result from the material breach of the Company’s no-shop obligations and the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal, then the Company and any of its subsidiaries, and any of its or their representatives, may, directly or indirectly:

•

furnish, pursuant to an acceptable confidentiality agreement containing confidentiality or non-use provisions that are no less restrictive in any material respect to such person than those applicable to BorgWarner, non-public information and access to the Company’s business, properties, assets, employees, officers, contracts, books and records to the person that made such proposal and its representatives and potential sources of financing, provided any such information is provided substantially concurrently to BorgWarner or has previously been provided to BorgWarner; and

•	engage or otherwise participate in discussions or negotiations with the person making such acquisition proposal and its representatives and potential sources of financing.

The Company will promptly notify BorgWarner of any acquisition proposal, including the identity of the person making the proposal and the material terms and conditions thereof, and will promptly provide unredacted copies of such proposals, indications of interest, and/or draft agreements to BorgWarner and will keep BorgWarner reasonably informed, on a prompt basis, regarding the status of any such acquisition proposal. The Company will not enter into any agreement that would prohibit the Company from engaging in discussions with or providing certain information to BorgWarner pursuant to the transaction agreement.

Except as expressly permitted by the transaction agreement, the Company will, and will cause its controlled affiliates, and its and their respective officers, directors and employees to, and will use reasonable best efforts to cause its and their agents, financial advisors, investment bankers, attorneys, accountants and other representatives to comply with certain “no-shop” obligations.

Conditions to Complete the Transaction (Page 124)

Each party’s obligation to consummate the transaction is conditioned upon the satisfaction (or waiver by such party) at or prior to the effective time of each of the following:

•

(i) the approval of the Scheme Proposal at the Court Meeting (or at any adjournment or postponement of such meeting) by (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person or by proxy) and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person or by proxy) and (ii) the approval of the Scheme and Articles Amendment Proposal at the extraordinary general meeting (or at any adjournment or postponement of such meeting) by at least two-thirds (2/3) of the votes cast by the Company shareholders present and voting (in person or by proxy) (collectively, the “Company shareholder approval”);

•

the scheme of arrangement shall have been sanctioned by the Court with or without modification (but subject to any non de minimis modification being acceptable to both the Company and BorgWarner acting reasonably and in good faith) and a copy of the Court order shall have been delivered to the Registrar of Companies in Jersey;

•	the approval for listing by the NYSE, subject to official notice of issuance, of BorgWarner shares issuable to Company shareholders in connection with the transaction;

•

no order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or governmental entity shall have been entered and shall continue to be in effect and no law shall have been adopted or be effective, in each case that prohibits, prevents, restrains or renders illegal the completion of the transaction; provided, that with respect to any such order, injunction, decree or other legal restraint that relates to antitrust laws or foreign investment laws, such order, injunction, decree or other legal restraint will have been entered or adopted by a jurisdiction where the consent of or filing with a governmental entity of such jurisdiction is required in order to satisfy the HSR conditions or the other governmental consents condition (the “legal restraint condition”);

•	the termination or expiration of all applicable waiting periods under the HSR Act (the “HSR condition”);

•

all consents of certain specified governmental entities shall have been obtained and any applicable waiting periods with respect thereto shall have expired or been terminated, as the case may be (the “other governmental consents condition”);

•

the accuracy of the representations and warranties of the other party in the transaction agreement, subject to applicable materiality qualifiers, as of the closing date of the transaction (or an earlier date if such representation or warranty expressly speaks as of such earlier date), and the compliance with covenants by the other party in all material respects required by the transaction agreement at or prior to the closing of the transaction (the “representations and covenants condition”); and

•

the delivery by the other party of a certificate, dated as of the closing date and signed by such party’s chief executive officer or another senior officer, certifying that the representations and covenants condition of such party have been satisfied.

BorgWarner’s obligation to consummate the transaction is also conditioned upon the satisfaction (or waiver by BorgWarner) at or prior to the effective time of each of the following (collectively, the “financial conditions”):

•	the Company’s leverage ratio not exceeding (x) 6.5 to 1.0 if the closing occurs on or before September 30, 2020, and (y) 7.5 to 1.0 if the closing occurs on or after October 1, 2020;

•	as of 11:59 p.m. (New York time) on the date immediately prior to closing, the Company’s outstanding revolver borrowings not exceeding $225 million;

•	as of 11:59 p.m. (New York time) on the date immediately prior to closing, the Company’s outstanding revolver borrowings, net of cash balances, not exceeding $115 million; and

•	the delivery by the Company of a certificate, dated as of the closing date and signed by its chief executive officer or another senior officer, certifying compliance with the preceding three bullets.

Termination of the Transaction Agreement (Page 125)

The transaction agreement may be terminated and the transaction abandoned at any time prior to the effective time (notwithstanding that the Company shareholder approval may have been obtained prior to such termination) by written notice of the terminating party to the other party:

•	by the mutual written consent of the Company and BorgWarner;

•	by either the Company or BorgWarner, if:

•

the transaction shall not have been consummated on or prior to October 28, 2020 (the “End Date”); provided, however, that if (i) all conditions have been satisfied or are capable of being satisfied at such time other than the legal restraint condition, HSR condition or the other governmental consents condition (provided that the financial conditions shall be excluded for purpose of determining whether all conditions have been satisfied or are capable of being satisfied), or (ii) all conditions to closing have been satisfied or are capable of being satisfied at such time but the Company has not sought the sanction of the scheme of arrangement by the Court or has not duly delivered a Court order to the Registrar of Companies in Jersey to make the scheme of arrangement effective, then in the case of clause (i), the End Date may be extended by either BorgWarner or the Company and in the case of clause (ii), the End Date may be extended by BorgWarner, in each case, on no more than two successive occasions of three months each (not to exceed April 28, 2021), provided that the right to terminate will not be available to a party if the failure of the closing of the transaction to occur by such date is due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the transaction agreement (an “End Date Termination”);

•

a governmental entity or court of competent jurisdiction has issued an order permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction and such order has become final and non-appealable; provided, that the right to terminate will not be available to a party if such order was due to a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the transaction agreement;

•

the Court Meeting and extraordinary general meeting (including, in each case, any adjournments or postponements thereof) have been completed and the Company shareholder approval has not been obtained and the Company and BorgWarner have not agreed to implement the transaction by way of an offer or a merger within 15 business days of the relevant meeting; provided, however, that the right to terminate is not available to such party if such failure to obtain the Company shareholder approval was due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the transaction agreement (a “Shareholder Vote Termination”);

•

the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, if such breach or failure to perform would result in the failure of the representations and covenants condition to be satisfied and, by its nature, such breach or failure cannot be cured or is not cured prior to the earlier of (i) 30 days following written notice to such other party and (ii) the End Date; provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would result in the representations and covenants condition (as applicable to such terminating party) not to be satisfied (a “Breach Termination”); or

•

the Court declines or refuses to sanction the scheme of arrangement, unless (i) either the Company or BorgWarner appeals the Court’s decision within any applicable time limits, in which case such termination right shall not be available until a final, non-appealable judgment is given declining the scheme of arrangement or (ii) both parties agree in writing to implement the transaction by way of an offer or a merger;

•

by BorgWarner, (i) in the event of a Company adverse recommendation change prior to receiving the Company shareholder approval or (ii) upon any willful and material breach by the Company of its non-solicitation obligations under the transaction agreement (a “Recommendation Change or Willful Breach Termination”); or

•

by the Company, if prior to receiving the Company shareholder approval, (i) the Company has received a superior proposal, (ii) the Board has authorized the Company to enter into a definitive agreement to consummate the transactions contemplated by such superior proposal and (iii) concurrently with such termination, the Company pays the Termination Fee (as defined below) due to BorgWarner (a “Superior Proposal Termination”).

Termination Fee (Page 126)

Delphi Technologies must pay BorgWarner a $53.5 million termination fee (the “Termination Fee”) if:

•	a Recommendation Change or Willful Breach Termination occurs;

•

(i) (A) a Shareholder Vote Termination occurs, (B) BorgWarner effects a Breach Termination or (C) an End Date Termination occurs, (ii) following January 28, 2020 and (A) prior to the Court Meeting, in the case of a Shareholder Vote Termination or (B) prior to an End Date Termination or Breach Termination effected by BorgWarner, an acquisition proposal involving more than 50% of the Company’s assets or securities has been made public, and (iii) within 12 months after such termination, the Company has entered into a definitive agreement with respect to any acquisition proposal involving more than 50% of the Company’s assets or securities, or has consummated any acquisition proposal involving more than 50% of the Company’s assets or securities; or

•	a Superior Proposal Termination occurs.

Effect on Delphi Technologies if the Transaction is Not Completed (Page 98)

If the Scheme Proposal and the Scheme and Articles Amendment Proposal are not approved by the Company’s shareholders, or if the transaction is not completed for any other reason:

•	the Company’s shareholders will not be entitled to, nor will they receive, any BorgWarner shares pursuant to the transaction agreement;

•	the Company will remain an independent public company;

•	Company shares will continue to be listed and traded on the NYSE and registered under the Exchange Act;

•	the Company will continue to file periodic reports with the SEC; and

•

under certain specified circumstances (as described above), Delphi Technologies will be required to pay BorgWarner the Termination Fee. For more information, see “The Transaction Agreement—Termination Fee” beginning on page 126.

Listing of BorgWarner Shares on NYSE and Delisting and Deregistration of Company Shares (Page 103)

Pursuant to the transaction agreement, BorgWarner will submit an application to the NYSE and use its reasonable best efforts to cause the BorgWarner shares to be newly issued pursuant to the transaction agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date. It is a condition to the closing of the transaction that the BorgWarner shares have been approved for listing on the NYSE, subject to official notice of issuance.

Pursuant to the transaction agreement, the Company and BorgWarner will cooperate with each other in taking all action necessary to delist the Company shares from the NYSE and deregister the Company shares under the Exchange Act, which will not be effective until after the effective time. Accordingly, Company shares will be delisted from the NYSE and deregistered under the Exchange Act promptly following the completion of the transaction, with effect from the effective time or as soon thereafter as practicable. If the transaction is completed, the Company’s obligations to file or furnish reports under the Exchange Act will be terminated.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement, you should consider carefully the following risk factors, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 41. You should also read and consider the risks associated with the business of BorgWarner and the risks associated with the business of the Company because these risks will also affect BorgWarner following the completion of the transaction. The risks associated with the business of BorgWarner (including related to and following the transaction) can be found in BorgWarner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as updated from time to time by BorgWarner’s subsequent filings with the SEC, which are incorporated by reference into this proxy statement. The risks associated with the business of the Company (including related to the transaction) can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as updated from time to time by the Company’s subsequent filings with the SEC, which are incorporated by reference into this proxy statement. For details on how you may obtain additional information, see “Where You Can Find More Information” beginning on page 184.

Risks Relating to the Transaction

The number of BorgWarner shares that Company shareholders will be entitled to receive as a result of the transaction is based on a fixed exchange ratio (except for adjustments in certain limited circumstances pursuant to the transaction agreement). Because the market price of BorgWarner shares will fluctuate, the value of the BorgWarner shares that Company shareholders receive could be different than at the time that this proxy statement is mailed to Company shareholders, at the time that Company shareholders vote to approve the scheme, and at the effective time.

At completion of the transaction, Company shareholders will be entitled to receive, subject to any required withholding of taxes, 0.4307 of a newly issued BorgWarner share in exchange for each Company share. The number of BorgWarner shares that Company shareholders will be entitled to receive will not be adjusted in the event of any increase or decrease in the market price of either BorgWarner shares or Company shares prior to the effective time.

The market value of BorgWarner shares that Company shareholders will be entitled to receive when the transaction is completed could vary significantly from the market value of BorgWarner shares on the date of this proxy statement, the date of the special meetings, and the effective time. The market prices of BorgWarner shares and Company shares have fluctuated since the date of the announcement of the parties’ entry into the original transaction agreement and will continue to fluctuate from the date of this proxy statement to the time the transaction is completed and thereafter. Because the exchange ratio will not be adjusted to reflect any changes in the market value of BorgWarner shares or Company shares, such market price fluctuations may affect the value that Company shareholders will be entitled to receive upon completion of the transaction. Market price changes may result from a variety of factors, including changes in the business, operations or prospects of BorgWarner or the Company, market assessments of the likelihood that the transaction will be completed, the timing of the transaction, regulatory considerations, general market and economic conditions and other factors. Shareholders are urged to obtain current market quotations for BorgWarner shares and Company shares.

The transaction is subject to a number of closing conditions, including conditions related to required shareholder approvals, required regulatory approvals and the Company’s financial performance and liquidity, and may not be completed on a timely basis, or at all.

The completion of the transaction is subject to a number of conditions and there can be no assurance that the conditions to the closing of the transaction will be satisfied or waived (to the extent permitted by the transaction agreement). The failure to satisfy the required conditions could delay the completion of the transaction for a significant period of time or prevent the completion of the transaction from occurring at all.

These closing conditions include (i) the approval of the Scheme Proposal at the Court Meeting (or at any adjournment or postponement of such meeting) by (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person or by proxy) and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person or by proxy) and (ii) the approval of the Scheme and Articles Amendment Proposal at the extraordinary general meeting (or at any adjournment or postponement of such meeting) by at least two-thirds (2/3) of the votes cast by the Company shareholders present and voting (in person or by proxy).

These closing conditions also include (i) certain antitrust related approvals and clearances and (ii) obtaining all consents of certain specified governmental entities in various jurisdictions and the expiration or termination of any applicable waiting periods with respect thereto shall have expired or been terminated, as the case may be. BorgWarner and the Company derive revenues in non-U.S. jurisdictions where merger control filings or clearances are required and are required or have agreed to obtain authorizations, consents, orders, approvals or clearances, or observe applicable waiting periods, under applicable antitrust or competition laws in certain non-U.S. jurisdictions. The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals or clearances have been obtained from the European Commission and under the applicable antitrust and competition laws of China, South Korea, Mexico, Russia and Turkey. The governmental agencies from which the parties will seek certain clearances, approvals and consents related to these conditions have broad discretion in administering the governing regulations. As a condition to their approval of the transaction, agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company’s business after completion of the transaction. Such requirements, limitations, costs or restrictions could delay or prevent the consummation of the transaction or have a material adverse effect on BorgWarner’s business and results of operations following completion of the transaction.

The closing conditions also include other legal and regulatory conditions, such as (i) the sanction by the Court of the scheme and delivery of the Court order to the Registrar of Companies in Jersey, (ii) the approval by the NYSE of the listing of BorgWarner shares issued to the Company’s shareholders in connection with the transaction, and (iii) no order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or governmental entity shall be in effect and no law shall have been adopted or be effective, in each case, that prohibits, prevents, restrains or renders illegal the completion of the transaction; provided, that with respect to any such order, injunction, decree or other legal restraint that relates to antitrust laws or foreign investment laws, this condition only applies with respect to any such order, injunction, decree or other legal restraint entered or adopted by a jurisdiction where the consent of or filing with a governmental entity of such jurisdiction is required in order to satisfy the closing conditions related to antitrust approvals and clearances described in the preceding paragraph.

In addition, on May 6, 2020, the Company entered into the amendment with BorgWarner which includes the following additional closing conditions: (i) that the Company’s leverage ratio does not exceed (x) 6.5 to 1.0 if the closing occurs on or before September 30, 2020, and (y) 7.5 to 1.0 if the closing occurs on or after October 1, 2020, (ii) that on the date immediately prior to closing, the Company’s outstanding revolver borrowings do not exceed $225 million, and (iii) that on the date immediately prior to closing, the Company’s outstanding revolver borrowings, net of cash balances, do not exceed $115 million.

The transaction is also subject to other customary closing conditions, including, among others: (i) the accuracy of each party’s representations and warranties made in the transaction agreement, subject to specified materiality qualifiers and (ii) the performance and compliance by each party of all of its obligations and compliance with all of its covenants under the transaction agreement in all material respects.

For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the transaction, see “The Transaction Agreement—Conditions to Complete the Transaction” beginning on page 124. There can be no assurance that the conditions to complete the transaction will be satisfied or waived or that the transaction will be completed within the expected time frame or at all.

The transaction agreement contains provisions that limit the Company’s ability to pursue alternatives to the transaction and, in specified circumstances, could require the Company to pay the Termination Fee to BorgWarner.

Under the transaction agreement, the Company is subject to customary “no shop” obligations that prohibit the Company from soliciting, entering into discussions concerning, or furnishing non-public information in connection with, any acquisition proposal from third parties, subject to certain “fiduciary out” exceptions if the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes, or would reasonably be expected to lead to, a superior proposal. The Company may terminate the transaction agreement and enter into an agreement providing for a superior proposal only if specified conditions have been satisfied, including a determination by the Board, after consultation with its outside financial advisors and outside legal counsel, that such proposal is more favorable to the Company’s shareholders, from a financial point of view, than the transaction. The transaction agreement provides that the Company will pay the Termination Fee to BorgWarner if, among other things, the Company terminates the agreement to enter into a superior proposal, if the transaction agreement is terminated following the Board changing its recommendation to its shareholders to vote to approve the transaction, or if the Company willfully and materially breaches its “no shop” obligations. The Termination Fee may also become payable to BorgWarner if the transaction agreement is terminated in certain circumstances and the Company enters into an agreement for an alternative acquisition proposal or consummates an alternative acquisition proposal within 12 months of such termination. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of the Company from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher value than the value of the scheme consideration.

Failure to consummate the transaction could negatively impact the share price, future business and financial results of the Company.

If the transaction is not completed, the ongoing business of the Company may be adversely affected and, without realizing any of the potential benefits of having completed the transaction, the Company will be subject to a number of risks, including, among others, the following:

•	the Company may experience negative reactions from the financial markets (including a decline in the Company’s share price) and the Company’s customers and employees;

•	the Company will still be required to pay certain significant costs and expenses relating to the proposed transaction;

•	if the transaction agreement is terminated under specified circumstances, the Company may be obligated to pay the Termination Fee ($53.5 million) to BorgWarner;

•

matters relating to the transaction may require substantial commitments of time and resources by the Company’s management team, which could otherwise have been devoted to other opportunities that may have been beneficial to the Company;

•

the transaction agreement restricts the Company, without BorgWarner’s prior written consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the transaction occurs or the transaction agreement is terminated. These restrictions may prevent the Company from pursuing otherwise attractive business opportunities and making other changes to its business that may arise prior to completion of the transaction or termination of the transaction agreement; and

•	the Company may be subject to litigation related to any failure to consummate the transaction.

If the transaction is not completed, these risks, among others, may be realized and may adversely affect the Company’s share price, future business and financial results.

The Company’s shareholders will have a reduced ownership and voting interest after the transaction and will exercise less influence over management.

BorgWarner will issue new BorgWarner shares to Company shareholders in the transaction. Immediately following the completion of the transaction, current Company shareholders are expected to hold approximately fifteen percent (15%) of the outstanding BorgWarner shares on a fully diluted basis. Company shareholders currently have the right to vote for their directors and on other matters affecting the Company. Following completion of the transaction, the BorgWarner shares that Company shareholders receive in exchange for Company shares will represent a percentage ownership of BorgWarner that is smaller than the Company shareholders’ percentage ownership of the Company before the effective time. As a result of this reduced ownership percentage, Company shareholders will have less influence on the management and policies of BorgWarner following the completion of the transaction than they have as to the Company prior to the transaction.

The opinion rendered to the Board by Goldman Sachs on May 6, 2020, was necessarily based on economic, monetary, market and other conditions as in effect on, and the Company Projections and other information made available to Goldman Sachs as of, the date of the opinion. As a result, the opinion does not reflect changes in events or circumstances after the date of such opinion. The Board has not requested, and does not expect to request, an updated opinion from Goldman Sachs reflecting changes in circumstances that may have occurred since the date of the opinion.

The opinion rendered to the Board by Goldman Sachs on May 6, 2020, was provided for the information and assistance of the Board in connection with its consideration of the transaction (as amended by the amendment). The opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs, as of the date of the opinion. The Board has not requested an updated opinion as of the date of this proxy statement from Goldman Sachs, and the Board does not expect to request an updated opinion prior to completion of the transaction. Changes in the operations and prospects of BorgWarner or the Company, general market and economic conditions and other factors that may be beyond the control of the Company, and on which the opinion was based, may have altered the value of BorgWarner or the Company or the prices of Company shares or BorgWarner shares since the date of the opinion, or may alter such values and prices by the time the transaction is completed. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that Goldman Sachs rendered to the Board, see “The Transaction—Opinion of Goldman Sachs” beginning on page 73.

The BorgWarner shares to be received by the Company shareholders upon completion of the transaction carry different rights than Company shares.

Upon completion of the transaction, Company shareholders will no longer be shareholders of the Company, but will instead become stockholders of BorgWarner, and their rights as BorgWarner stockholders will be governed by the terms of BorgWarner’s restated certificate of incorporation, as it may be amended from time to time, and BorgWarner’s amended and restated by-laws, as they may be amended from time to time. The terms of BorgWarner’s restated certificate of incorporation and BorgWarner’s amended and restated by-laws are in some respects materially different than the terms of the Company’s articles of association, which currently govern the rights of the Company’s shareholders. See “Description of BorgWarner Capital Stock” and “Comparison of the Rights of BorgWarner Stockholders and Delphi Technologies Shareholders” beginning on pages 149 and 153, respectively, of this proxy statement for a discussion of the different rights associated with Company shares and BorgWarner shares.

While the transaction is pending, the Company may be subject to business uncertainties related to its relationships with its current and future employees, customers and suppliers, which may adversely affect the Company’s business, financial condition and results of operations.

Uncertainty about the effect of the transaction on the Company’s current, and potentially future, employees, customers and suppliers may have an adverse effect on the Company’s business, financial condition and results of operation. Such uncertainties may impair the Company’s ability to attract, retain and motivate key personnel until the transaction is consummated and for a period of time thereafter, and could cause customers, suppliers and others who deal with the Company to seek to change or terminate existing business relationships with the Company. Employee retention may be particularly challenging during the pendency of the transaction because employees may experience uncertainty about their future roles with BorgWarner following completion of the transaction. If, despite the Company’s retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration with BorgWarner or a desire not to remain with BorgWarner following completion of the transaction, the Company’s business, financial condition and results of operation could be adversely affected.

While the transaction is pending, the Company may be subject to contractual restrictions, which could adversely affect the Company’s business, financial condition and results of operations.

Under the terms of the transaction agreement, the Company is subject to certain restrictions on the conduct of its business prior to completing the transaction, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into contracts or incur capital expenditures to grow its business. Such limitations could negatively affect the Company’s businesses, financial condition and results of operations prior to the completion of the transaction. Furthermore, the process of planning to integrate two businesses and organizations for the post-transaction period can divert management attention and resources and could ultimately have an adverse effect on the Company.

Certain directors and executive officers of the Company have interests in the transaction that are different from, or in addition to, those of other Company shareholders, which could have influenced their decisions to support or approve the transaction.

In considering whether to approve the proposals at the extraordinary general meeting, the Company shareholders should recognize that certain directors and executive officers of the Company have interests in the transaction that differ from, or that are in addition to, their interests as shareholders of the Company. These interests include, among others, current and future ownership interests in BorgWarner, potential severance benefits and other payments, the treatment of outstanding equity awards, new employment arrangements and rights to ongoing indemnification and insurance coverage. These interests, among others, may influence the directors and executive officers of the Company to support or approve the transaction. See “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87 for more information.

The business operations and financial results of the Company and BorgWarner while the transaction is pending, and the business operations and financial results of BorgWarner following the completion of the transaction, may be adversely affected by risks related to health epidemics, pandemics and other outbreaks, including COVID-19, generally referred to as the coronavirus.

The Company, BorgWarner and their respective subsidiaries and affiliates depend on international customers and suppliers and maintain manufacturing, assembly, and technical locations across the world. As a result, the Company and BorgWarner face risks inherent in international operations, such as public health issues (including viral outbreaks such as the COVID-19 coronavirus), which may lead to increased costs or decreased revenue growth, or both.

For example, in December 2019, a novel strain of coronavirus causing a disease known as COVID-19 was reported to have surfaced in Wuhan, China, resulting in significant disruptions among Chinese manufacturing and other facilities and travel throughout China. As of the date of this proxy statement, cases have been reported in more than 212 countries and territories throughout the world and the virus is continuing to spread globally. The impacts of major health concerns, such as COVID-19, could adversely affect the Company’s business and BorgWarner’s business while the transaction is pending, and BorgWarner’s business after completion of the transaction. Specifically, there is a risk to global production which may include, among other things, disrupting customer order patterns, reducing demand for products and services, disrupting the manufacturing, production and shipping capabilities of certain facilities, and disrupting the manufacturing, production and shipping capabilities of suppliers, which could result in increased costs and a reduction in revenues, or both.

As a result of market conditions and matters associated with COVID-19, many OEM customers have suspended manufacturing operations. The temporary suspensions and other reductions in OEM production related to COVID-19 have led each of the Company and BorgWarner to temporarily suspend operations at certain of its manufacturing and assembly facilities. While the Company and BorgWarner cannot reasonably estimate the extent of the impact of the current COVID-19 pandemic on the results of operations of the Company or of BorgWarner due to the heightened level of uncertainty, the Company and BorgWarner expect the situation to have a material impact on 2020 financial performance. A continued and prolonged public health crisis could have a material negative impact on the businesses, financial conditions and operating results of the Company and BorgWarner while the transaction is pending, and BorgWarner’s business, financial condition and operating results after the completion of the transaction.

Risks Relating to BorgWarner Following the Transaction

If completed, the transaction may not achieve its intended results.

BorgWarner and the Company entered into the transaction agreement with the expectation that the transaction will result in various benefits following completion of the transaction, including among other things, improved profitability through various revenue and cost synergies, a more comprehensive portfolio of leading products, a diversified growth profile and broad geographic reach, a stronger balance sheet and quality credit ratings as compared with the Company on a standalone basis and a leading pioneering propulsion technologies company with enhanced scale and capabilities that will enable it to better withstand industry challenges and macroeconomic headwinds. For additional reasons considered by the Board, see “The Transaction—Recommendation of the Board and Reasons for the Transaction” beginning on page 67. Achieving these anticipated benefits of the transaction is subject to a number of uncertainties, including, among other things, whether the businesses of BorgWarner and the Company can be integrated in an efficient and effective manner and on a timely basis, the successful execution of the Company’s restructuring plan, economic and business conditions that affect BorgWarner and the automotive industry generally, and any material changes in global, political, economic, business, competitive, market or regulatory forces. Failure to achieve the anticipated benefits of the transaction could result in increased costs and lower synergies, result in a decrease in expected revenues, reduce BorgWarner’s future earnings or otherwise adversely affect BorgWarner’s future business, financial condition, operating results or cash flows following completion of the transaction. For additional risks and factors, see “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 41.

BorgWarner and the Company may be unable to successfully integrate their operations. Failure to successfully integrate the businesses of BorgWarner and the Company in the expected timeframe may adversely affect the future results of BorgWarner, and, consequently, the value of the BorgWarner shares that Company shareholders receive as the scheme consideration.

It is possible that the integration process could be unsuccessful or take longer than anticipated and could result in the loss of valuable employees, the disruption of each company’s ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect BorgWarner’s ability to achieve the anticipated benefits of the transaction. BorgWarner’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the completion of the transaction. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to successfully integrate the Company’s operations with BorgWarner’s operations following the completion of the transaction could adversely affect BorgWarner’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the transaction, or could reduce BorgWarner’s earnings or otherwise adversely affect the business and financial results of BorgWarner.

BorgWarner and the Company will incur substantial transaction fees and costs in connection with the transaction.

BorgWarner and the Company expect to incur a number of non-recurring, substantial transaction-related costs associated with completing the transaction, combining the operations of the two organizations and achieving desired synergies. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, retention, severance, change in control and other integration-related costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of BorgWarner and the Company. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction-related costs over time. Thus, any net benefit may not be achieved in the near term, the long term or at all.

The unaudited pro forma combined financial statements and the unaudited prospective financial information prepared by Company management included in this proxy statement are based on various assumptions that may not prove to be correct, and they are presented for illustrative purposes only and may not be an indication of BorgWarner’s financial condition or results of operations following the transaction, which may differ materially.

The unaudited pro forma combined financial information included in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what BorgWarner’s actual results of operations, cash flows and financial position would have been had the transaction been completed on the dates indicated. The unaudited pro forma combined financial information reflects adjustments, which are based upon preliminary estimates, to record Company identifiable assets to be acquired and liabilities to be assumed at fair value, and the resulting goodwill to be recognized. The purchase price allocation reflected is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets acquired and liabilities assumed in the transaction. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement. The unaudited pro forma combined financial information is also based on a number of other estimates and assumptions, including with respect to the type and terms of debt to be incurred to refinance certain outstanding indebtedness of the Company and its subsidiaries on the closing date, cash consideration paid in lieu of fractional shares and fees and expenses related to the transaction and the refinancing. If the type or terms of the new debt actually incurred differ materially from the estimates and assumptions set out in the accompanying unaudited pro forma combined financial information, BorgWarner’s actual results and financial condition after the completion of the transaction could differ materially and adversely from the results and financial condition contemplated by the unaudited pro forma combined financial information. For more information, see “Unaudited Pro Forma Combined Financial Information” beginning on page 128.

The unaudited prospective financial information prepared by Company management in this proxy statement was prepared for the Company’s internal purposes only and is presented in this proxy statement solely to give Company shareholders access to the information that was made available to BorgWarner, the Board and their respective financial advisors at the time such prospective financial information was prepared. The unaudited prospective financial information is based on numerous variables and assumptions that are inherently uncertain and are beyond the control of the Company’s management team and is not necessarily indicative of what the Company’s actual results of operations, cash flows or financial position would be on the dates indicated. The assumptions used in preparing these projections may not prove to be accurate, and other factors may affect the Company’s and BorgWarner’s actual results and financial condition (including after the completion of the transaction) to differ materially and adversely from the estimates contained in the unaudited prospective financial information prepared by Company management. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining BorgWarner’s future results following the completion of the transaction. In view of these uncertainties, the inclusion of the Company Projections in this proxy statement is not and should not be viewed as a representation that the projected results will necessarily reflect the actual future results. For more information, see “The Transaction—Delphi Technologies Unaudited Prospective Financial Information” beginning on page 84.

The indebtedness of BorgWarner and its subsidiaries following completion of the transaction will be substantially greater than BorgWarner’s indebtedness prior to completion of the transaction. This increased level of indebtedness could adversely affect BorgWarner following the transaction, including by decreasing BorgWarner’s business flexibility and increasing its interest expense.

Following the transaction, BorgWarner will have a substantial amount of debt. As of May 21, 2020, BorgWarner had total outstanding indebtedness of approximately $1.977 billion and the Company had total outstanding indebtedness of approximately $1.984 billion. In connection with the transaction, BorgWarner expects to incur acquisition-related debt financing of approximately $0.820 billion, all of which is expected to be used to refinance certain outstanding indebtedness of the Company and its subsidiaries on the closing date, refinance certain indebtedness of BorgWarner, make cash payments in lieu of fractional shares as part of the scheme consideration and pay fees and expenses related to the transaction and the refinancing. Accordingly, the indebtedness of BorgWarner and its subsidiaries following completion of the transaction will be substantially greater than BorgWarner’s indebtedness prior to completion of the transaction. Such increase in indebtedness following completion of the transaction could have the effect of, among other things, reducing BorgWarner’s flexibility to respond to changing business and economic conditions. In addition, the amount of cash required to pay interest on BorgWarner’s increased indebtedness levels will increase following completion of the transaction, and thus the demands on BorgWarner’s cash resources will be greater than the amount of cash flows required to service the indebtedness of BorgWarner prior to the transaction.

BorgWarner’s credit ratings impact the cost and availability of future borrowings and, accordingly, BorgWarner’s cost of capital. BorgWarner’s ratings reflect each rating organization’s opinion of BorgWarner’s financial strength, operating performance and ability to meet its debt obligations. In connection with the acquisition related debt financing, it is anticipated that BorgWarner will seek ratings of its indebtedness from Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings. There can be no assurance that BorgWarner will achieve a particular rating or maintain a particular rating in the future or that BorgWarner’s ratings will not be adversely affected by the factors described above. A downgrade in the ratings of BorgWarner’s debt could restrict its ability to access the debt capital markets. Changes in the ratings that rating agencies assign to BorgWarner debt may ultimately impact BorgWarner’s access to the debt capital markets and costs it incurs to borrow funds. If ratings for BorgWarner’s debt fall below investment grade, its access to the debt capital markets could become restricted and its cost of borrowing or the interest rate for any subsequently issued debt would likely increase. BorgWarner’s revolving credit agreement includes an increase in interest rates if the ratings for its debt are downgraded. The interest costs on its revolving credit agreement are based on a rating grid agreed to in its credit agreement. Further, an increase in the level of indebtedness and related interest costs may increase BorgWarner’s vulnerability to adverse general economic and industry conditions and may affect its ability to obtain additional financing in the future. In addition, the increased levels of indebtedness following completion of the transaction could also reduce funds available to fund BorgWarner’s efforts to integrate the Company’s operations, realize the expected benefits of the transaction and engage in investments in product development as well as funds generally available for working capital, capital expenditures, acquisitions and other general corporate purposes.

The market price of BorgWarner shares following completion of the transaction may be affected by factors different from those affecting BorgWarner shares or Company shares prior to completion of the transaction.

The results of operations of BorgWarner and the market price of the BorgWarner shares, after completion of the transaction, may be affected by factors different from those that previously affected the independent results of operations and the market prices of the Company shares and the BorgWarner shares. Accordingly, the market price and performance of BorgWarner shares is likely to be different from the performance of the Company shares in the absence of the transaction. In addition, general fluctuations in stock markets or adverse factors in the automotive industry could have a material adverse effect on the market for, or liquidity of, BorgWarner shares, regardless of BorgWarner’s actual operating performance following the completion of the transaction. In addition, the transaction may be dilutive to BorgWarner’s earnings in the short-term following completion of the transaction.

Uncertainties associated with the transaction may cause a loss of management personnel and other key employees which could adversely affect the future business and operations of BorgWarner following the transaction.

Following completion of the transaction, BorgWarner will be dependent on the experience and industry knowledge of BorgWarner’s and the Company’s officers and other key employees to execute its business plans. BorgWarner’s success after the transaction will depend to some extent upon its ability to retain key management personnel and other key employees. As BorgWarner develops additional capabilities, it may require more skilled employees. Given the highly specialized nature of BorgWarner’s and the Company’s products, these employees must be highly skilled and have a sound understanding of BorgWarner’s industry, business or technology. BorgWarner’s and the Company’s current and prospective employees may experience uncertainty about their roles within BorgWarner following the transaction or other concerns regarding its operations following the transaction, any of which may have an adverse effect on BorgWarner’s ability to attract or retain key management and other key personnel. Accordingly, no assurance can be given that the Company and BorgWarner will be able to attract or retain key management personnel and other key employees until the transaction is consummated or following the transaction to the same extent that the Company and BorgWarner have previously been able to attract or retain such employees.

Certain Company agreements may contain change of control provisions that may be triggered by the transaction and, if not waived, could cause BorgWarner to lose the benefit of such agreements and incur liabilities and/or replacement costs following the completion of the transaction, which could have an adverse effect on BorgWarner.

The Company is party to, or may become party to after the date hereof, various agreements with third parties, including, among other agreements, certain customer agreements, license agreements, collaboration agreements, business development-related agreements, manufacturing, supply and distribution related agreements, financing facilities, hedging arrangements, contracts for the performance of services material to the operations of the Company and/or its affiliates and employment agreements that may contain change of control provisions that may be triggered upon the completion of the transaction. For more information regarding such employee agreements, see “The Transaction—Interests of Certain Persons in the Transaction—Golden Parachute Compensation” beginning on page 87. In the event that there is such a contract or arrangement requiring a consent or waiver in relation to the transaction, for which such consent or waiver was not obtained, BorgWarner could lose the benefit of the underlying agreement and incur liabilities, replacement or severance costs following the transaction, which could have an adverse effect on the operations of BorgWarner.

If BorgWarner or the Company is unable to protect its intellectual property or if a third party makes assertions against BorgWarner or the Company or their customers relating to intellectual property rights, the business of BorgWarner could be adversely affected.

Intellectual property plays an important role in maintaining each of BorgWarner’s and the Company’s competitive position in a number of the markets that each company serves. BorgWarner and the Company each own significant intellectual property portfolios, which include patents, trademarks, copyrights and trade secrets, and each is involved in numerous licensing arrangements. BorgWarner’s and the Company’s competitors may develop technologies that are similar or superior to BorgWarner’s or the Company’s proprietary technologies or such competitors may design around the patents BorgWarner will own or license following the transaction. Further, as BorgWarner expands its operations following the transaction in or into jurisdictions where the enforcement of intellectual property rights is less stringent than in the U.S., the risk of others, following the transaction, misappropriating BorgWarner’s or the Company’s proprietary technologies increases, despite efforts BorgWarner may undertake to protect its intellectual property rights. BorgWarner’s or the Company’s inability to protect or enforce its intellectual property rights or claims by third parties that it is infringing intellectual property rights of others could adversely affect BorgWarner’s business and competitive position.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BORGWARNER

The following table presents selected historical consolidated financial data of BorgWarner. The selected historical consolidated financial data as of December 31, 2019 and 2018, and for the years ended December 31, 2019, 2018 and 2017, have been derived from BorgWarner’s audited consolidated financial statements and accompanying notes contained in BorgWarner’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. The selected historical consolidated financial data as of December 31, 2017, 2016 and 2015, and for the years ended December 31, 2016 and 2015, have been derived from BorgWarner’s audited consolidated financial statements for such years and accompanying notes, which are not incorporated by reference herein. The selected historical consolidated financial data as of March 31, 2020 and for the quarterly period ended March 31, 2020 and March 31, 2019, have been derived from BorgWarner’s unaudited condensed consolidated financial statements and accompanying notes contained in BorgWarner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein. The selected historical consolidated financial data as of March 31, 2019 have been derived from BorgWarner’s unaudited condensed consolidated financial statements and accompanying notes contained in BorgWarner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is not incorporated by reference herein. In the opinion of BorgWarner’s management, all normal recurring adjustments necessary for a fair statement of results have been included.

The information set forth below is only a summary. You should read the following information together with BorgWarner’s consolidated financial statements and accompanying notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in BorgWarner’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, and in BorgWarner’s other reports filed with the SEC. BorgWarner’s historical consolidated financial information may not be indicative of the future performance of BorgWarner following completion of the transaction. For details on how you may obtain additional information, see “Where You Can Find More Information” beginning on page 184.

	As of and for the quarters ended March 31,		As of and for the years ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(in millions, except per share data)
Statement of operations data
Net sales	$2,279	$2,566	$10,168	$10,530	$9,799	$9,071	$8,023
Net earnings attributable to BorgWarner Inc.	$129	$160	$746	$931	$440	$595	$577
Earnings per share—diluted	$0.63	$0.77	$3.61	$4.44	$2.08	$2.76	$2.56
Weighted average shares outstanding:
Diluted	206.2	207.1	206.8	209.5	211.5	215.3	225.6
Balance sheet data
Total assets	$9,502	$10,104	$9,702	$10,095	$9,788	$8,835	$9,211
Total debt	$1,950	$2,087	$1,960	$2,114	$2,188	$2,220	$2,550

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DELPHI TECHNOLOGIES

The following table presents selected historical consolidated financial data of Delphi Technologies. The selected historical consolidated financial data as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, have been derived from Delphi Technologies’ audited consolidated financial statements and accompanying notes contained in Delphi Technologies’ Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. The selected historical consolidated financial data as of March 31, 2020 and for the quarterly period ended March 31, 2020 and March 31, 2019, have been derived from Delphi Technologies’ unaudited consolidated financial statements and accompanying notes contained in Delphi Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein. The selected historical consolidated financial data as of March 31, 2019 have been derived from Delphi Technologies’ unaudited consolidated financial statements and accompanying notes contained in Delphi Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is not incorporated by reference herein. The selected historical consolidated financial data as of December 31, 2017, 2016 and 2015, and for the years ended December 31, 2016 and 2015, have been derived from Delphi Technologies’ audited consolidated financial statements for such years and accompanying notes, which are not incorporated by reference herein. Prior to the Company’s spin-off on December 4, 2017, the historical financial statements of Delphi Technologies were prepared on a standalone combined basis and were derived from the former parent entity’s consolidated financial statements and accounting records as if the former Powertrain Systems segment of Delphi Technologies, which historically included the aftermarket business, of the former parent had been part of Delphi Technologies for all periods presented. In the opinion of Delphi Technologies’ management, all normal recurring adjustments necessary for a fair statement of results have been included.

The Company’s historical financial statements for periods prior to December 4, 2017, reflect an allocation of expenses related to certain corporate functions of the former parent, including senior management, legal, human resources, finance and accounting, treasury, information technology services and support, cash management, payroll processing, certain pension and benefit administration and other shared services. These costs were allocated using methodologies that management believes were reasonable for the item being allocated. Allocation methodologies included direct usage when identifiable, as well as the Company’s relative share of revenues, headcount or functional spend as a percentage of the total. However, the allocations are not indicative of the actual expenses that would have been incurred had Delphi Technologies operated as a standalone publicly-traded company for the periods presented. Accordingly, the historical financial information presented for periods prior to December 4, 2017, may not be indicative of the results of operations, financial position or cash flows that would have been achieved if Delphi Technologies had been a standalone publicly-traded company during the periods shown or of Delphi Technologies’ performance for periods subsequent to December 4, 2017.

The information set forth below is only a summary. You should read the following information together with Delphi Technologies’ consolidated financial statements and accompanying notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Delphi Technologies’ Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, and in Delphi Technologies’ other reports filed with the SEC. Delphi Technologies’ historical consolidated financial information may not be indicative of the future performance of Delphi Technologies following completion of the transaction. For details on how you may obtain additional information, see “Where You Can Find More Information” beginning on page 184.

	As of and for the quarters ended March 31,		As of and for the years ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(dollars and shares in millions, except per share data)
Statement of operations data
Net sales	$945	$1,151	$4,361	$4,858	$4,849	$4,486	$4,407
Net income (loss) attributable to Delphi Technologies	$(57)	$16	$17	$358	$285	$236	$272
Diluted net income (loss) per share(1)	$(0.66)	$0.18	$0.19	$4.03	$3.21	$2.66	$3.07
Weighted average ordinary shares outstanding:
Diluted	86.28	88.55	87.42	88.89	88.66	88.61	88.61
Balance sheet data
Total assets	$4,064	$3,957	$3,747	$3,893	$3,793	$2,899	$3,001
Long-term debt and finance lease obligations	$1,935	$1,479	$1,455	$1,488	$1,515	$6	$9

(1)	Net income per share for 2016 and 2015 were calculated using the number of Company shares that were distributed to shareholders of former parent upon Delphi Technologies’ spin-off (88,613,262 shares).

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following tables present unaudited pro forma combined financial information about BorgWarner’s consolidated balance sheet and statements of operations after giving effect to the transaction. The information under “Unaudited Pro Forma Combined Balance Sheet Data” in the table below gives effect to the transaction as if it had taken place on March 31, 2020, and the information under “Unaudited Pro Forma Combined Statements of Operations Data” in the table below gives effect to the transaction as if it had taken place on January 1, 2019. This selected unaudited pro forma combined financial information was prepared using the acquisition method of accounting where BorgWarner is considered the acquirer of Delphi Technologies for accounting purposes. For more information, see “The Transaction—Accounting Treatment of the Transaction” beginning on page 97.

This selected unaudited pro forma combined financial information includes various adjustments which are described in the pro forma combined financial statements of BorgWarner (including the related notes) appearing elsewhere in this proxy statement. The pro forma adjustments reflected in the selected unaudited pro forma combined financial information set forth below are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing this unaudited pro forma combined financial information.

This selected unaudited pro forma combined financial information has been prepared for illustrative purposes only and is based on currently available information and assumptions and estimates considered appropriate by BorgWarner’s and the Company’s management; however, it is not necessarily indicative of what BorgWarner’s consolidated financial condition or results of operations actually would have been assuming the transaction had been completed as of the dates indicated, nor does it purport to represent BorgWarner’s consolidated balance sheet and statement of operations for future periods. Future results may vary significantly from the results reflected due to various factors, including those discussed in “Risk Factors” beginning on page 26 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 41. The information presented below should be read in conjunction with the historical consolidated financial statements of BorgWarner and Delphi Technologies (including the related notes) filed by each of them with the SEC, in addition to the pro forma combined financial statements of BorgWarner (including the related notes). See the sections entitled “Where You Can Find More Information” and “Unaudited Pro Forma Combined Financial Information” beginning on pages 184 and 128, respectively, of this proxy statement.

BorgWarner Inc.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2020

(in millions)

(in millions)	Pro Forma Combined
Total assets	$13,880
Total liabilities	$7,826
Total equity	$6,054

BorgWarner Inc.

Unaudited Pro Forma Combined Statements of Operations

Three Months Ended March 31, 2020 and Year Ended December 31, 2019

(in millions)

	Pro Forma Combined
	Three months ended March 31, 2020	Year ended December 31, 2019
Net sales	$3,224	$14,525
Net earnings attributable to BorgWarner Inc.	$98	$745
Earnings per share—basic	$0.40	$3.07
Earnings per share—diluted	$0.40	$3.05
Weighted average shares outstanding:
Basic	242.86	242.86
Diluted	243.71	244.26

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated into it by reference contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning BorgWarner, the Company, and the transactions contemplated by the transaction agreement that involve risks and uncertainties. All statements, trend analyses and other information contained herein about the markets for the services and products of BorgWarner and the Company and future trends, plans, projections, objectives, events, results of operations or financial conditions, information or assumptions about the timing of completion of the proposed transaction, scale and performance, integration plans and expected cost savings therefrom, as well as other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “goal,” “forecast,” “guidance,” “predict,” “project,” “intend,” “may,” “will,” “would,” “should,” “continue,” “pursue,” “possible,” “potential,” “objective,” “outlook” or the negative of these terms or other similar words, phrases or expressions, constitute forward-looking statements. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the transaction or to pay dividends or repurchase shares are forward-looking statements. These forward-looking statements are not historical facts but instead represent only BorgWarner’s and the Company’s expectations, estimates and projections regarding future events, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. These statements are not guarantees of future performance and involve certain risks, contingencies and uncertainties that are difficult to predict, many of which are outside the control of BorgWarner and the Company, which may include the risk factors set forth above and other market, business, legal and operational uncertainties discussed elsewhere in this proxy statement and the documents which are incorporated herein by reference. Factors that could cause actual results to differ materially from these forward-looking statements, result in the failure of the transaction to be completed or, if completed, have a material adverse effect on the results of operations, cash flows and financial position of BorgWarner following the transaction, and any anticipated benefits of the transaction to BorgWarner following the transaction, include, but are not limited to, the following:

•	the inherent uncertainty associated with financial projections;

•	failure to satisfy one or more closing conditions with respect to the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement;

•	the inability to complete the transaction on a timely basis or at all;

•	the risk that the required regulatory approvals for the acquisition are not obtained, are delayed or are subject to conditions that are not anticipated;

•	product liability claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates;

•

the risk that the Company’s and BorgWarner’s businesses will not be integrated successfully or that the estimated cost savings, synergies and benefits of the transaction will not be realized in time or at all;

•	access to available financing (including refinancing of BorgWarner or the Company debt) on a timely basis and on reasonable terms;

•	the combined company’s ability to maintain BorgWarner’s current credit ratings;

•	expectations regarding cash flow generation, accretion to cash earnings per share, capital structure and debt repayment following the closing of the transaction;

•	the timing and amount of any dividends or share repurchases;

•	unanticipated changes in the markets for BorgWarner’s and the Company’s business segments;

•	the anticipated size of the markets and continued demand for BorgWarner’s and the Company’s products;

•	unanticipated downturns in business relationships with customers or their purchases from BorgWarner or the Company;

•	the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities in response thereto;

•	the significant and unprecedented market disruption caused by the COVID-19 pandemic and its impact on the businesses, operations and financial conditions of BorgWarner and the Company;

•	the ability to execute and realize the expected benefits from strategic initiatives, as well as revenue growth plans and cost control and productivity improvement programs;

•	the possibility that other strategic opportunities will not be pursued;

•	the risks and uncertainties of industry competition and competitive pressures on BorgWarner’s and the Company’s sales and pricing;

•	reduction, interruption, difficulties, delays with, or increase in the cost of, material, supply, manufacturing, and energy;

•	unexpected costs that cannot be recouped in product pricing;

•	the availability and pricing of third-party sourced products and materials;

•	the magnitude of any disruptions from manufacturing rationalizations;

•	the timing and ability to develop and introduce new products;

•	changes in the mix of products sold;

•	variability of trade buying patterns;

•	the introduction of competing technologies and products;

•	unexpected technical or marketing difficulties;

•	unexpected claims, charges, litigation or dispute resolutions;

•	the difficulty of predicting the timing or outcome of pending or future litigation or government investigations;

•	costs and efforts to defend or enforce intellectual property rights;

•	product quality problems and changes in research and development spend;

•	political developments;

•	changing legislation and governmental regulations;

•	changes in capital markets conditions (including currency exchange rate fluctuations), inflation and interest rates;

•	the loss of key senior management or engineers;

•	risks associated with international operations;

•	compliance with governmental regulations applicable to BorgWarner’s and the Company’s facilities, products and/or businesses;

•

negative effects relating to the announcement of the proposed transaction, any further announcements relating to the proposed transaction, the consummation of the proposed transaction, or the failure to complete the proposed transaction on the market price of the Company shares or BorgWarner shares;

•	significant transaction costs and/or unknown or inestimable liabilities;

•	the uncertainty of the value of the scheme consideration due to the fixed exchange ratio and potential fluctuation in the market price of BorgWarner shares;

•	potential litigation associated with the transaction;

•	general political, economic and business conditions that affect the combined company following the consummation of the transaction;

•	natural disasters, war, terrorist activities, epidemics or pandemics, including the recent coronavirus outbreak;

•	changes in tax laws, regulations, rates and policies; and

•	the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s control.

The above list of factors is not exhaustive and you are cautioned not to place undue reliance on these forward-looking statements. You should carefully consider the factors and the other risks and uncertainties that affect BorgWarner’s and the Company’s businesses described herein and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” found in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 13, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” found in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC on February 13, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020. These forward-looking statements speak only as of the date of this proxy statement as to the forward-looking statements contained in this proxy statement and as of the dates of the filings of the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q as to the forward-looking statements contained in the respective Annual Report on Form 10-K and Quarterly Report on Form 10-Q of each company and any document incorporated by reference herein as to any forward-looking statement incorporated by reference herein. Except as provided by federal securities laws, neither the Company nor BorgWarner is required to, and the Company and BorgWarner undertake no obligation to, publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to the Company or BorgWarner or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PART 1—THE TRANSACTION AND THE SPECIAL MEETINGS

THE SPECIAL MEETINGS OF COMPANY SHAREHOLDERS

Overview

This proxy statement is being provided to Company shareholders as part of a solicitation of proxies by the Board (excluding Messrs. Manganello and Adams who have recused themselves due to their respective ownership of BorgWarner shares) for use at the special meetings of Company shareholders referred to below and at any adjournment or postponement of such meetings. This proxy statement is being furnished to Company shareholders on or about May 26, 2020. This proxy statement provides Company shareholders with information they need to be able to vote or instruct their vote to be cast at the special meetings.

Time, Place, Date and Purpose of the Special Meetings

Court Meeting

The Court Meeting, which will be held via live webcast, has been convened for June 25, 2020 at 9:00 a.m. (Eastern time). At the Court Meeting, the Company shareholders will be asked to vote to approve the Scheme Proposal.

Extraordinary General Meeting

Delphi Technologies has also convened an extraordinary general meeting of shareholders to be held via live webcast on June 25, 2020 at 9:15 a.m. (Eastern time), or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting. At the extraordinary general meeting, the Company shareholders will be asked to vote to approve the Scheme and Articles Amendment Proposal and the Compensation Proposal.

There will not be a physical meeting location. The special meetings can be attended by visiting www.meetingcenter.io/243532838 and following the instructions on the website for the live webcast, where you will be able to participate in the special meetings live and vote online.

Attendance

Attendance at the Court Meeting and the extraordinary general meeting via live webcast is limited to Company shareholders of record as of the Voting Record Time. Shareholders of record are entitled to vote at the Court Meeting and the extraordinary general meeting by following the instruction on the website for the live webcast or they may appoint another person or persons, whether a shareholder of Delphi Technologies or not, as their proxy or proxies, to exercise all or any of their rights to attend, speak and vote at the Court Meeting and the extraordinary general meeting.

Company shareholders who beneficially own Company shares for which Cede & Co. is the registered holder (as nominee for The Depository Trust Company) and whose interests in Company shares are held in “street name” by a broker, bank, trust or other nominee as of the Beneficial Holder Record Time (the close of business (Eastern time) on May 1, 2020) will be entitled to direct his, her or its broker, bank, trust or other nominee how to vote such beneficially held shares at the Court Meeting and the extraordinary general meeting. Only a broker, bank, trust or other nominee of a beneficial holder can vote such beneficially held shares and the vote cannot be cast unless such beneficial holder provides instructions to such broker, bank, trust or other nominee, or obtains a legal proxy from such broker, bank, trust or other nominee, which entitles such beneficial holder to vote such shares as a proxy for the shareholder of record. To register to attend the special meetings via live webcast and vote during the meeting, beneficial holders must submit such request, along with proof of the legal proxy, the beneficial holder’s name and email address to Computershare. Requests for registration should be directed to:

Computershare, attention: Delphi Technologies Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Beneficial holders may also forward an email from their broker, bank, trust or other nominee of their legal proxy, or attach an image of their legal proxy, to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. (Eastern time) on June 18, 2020 in order to ensure timely registration. Beneficial holders will receive a registration confirmation by email after Computershare receives the above requested information.

Proposals

Court Meeting: Company shareholders entitled to vote at the Court Meeting are being asked to consider the following proposal to approve the scheme of arrangement:

1.	Resolution: To approve the scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Royal Court of Jersey.

Extraordinary General Meeting: Company shareholders entitled to vote at the extraordinary general meeting are also being asked to consider and authorize and approve, as applicable, the following related proposal to effect the scheme of arrangement and a non-binding, advisory proposal:

1.

Resolution #1: To authorize the directors of Delphi Technologies to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect and to amend the articles of association of Delphi Technologies so that any Company shares that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than BorgWarner or its nominees will either be subject to the terms of the scheme or immediately and automatically acquired by BorgWarner and/or its nominee(s) for the scheme consideration.

2.

Resolution #2: To approve, on a non-binding, advisory basis, the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section of this proxy statement captioned “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87.

Record Date; Outstanding Company Shares; Company Shares Entitled to Vote

Only beneficial holders of Company shares as of the Beneficial Holder Record Time will be entitled to receive notice of and to direct their brokers, banks, trusts or other nominees how to vote such beneficially held shares at the special meetings, or any adjournment or postponement thereof. Only shareholders of record as of the Voting Record Time will be entitled to vote at the special meetings or any adjournment or postponement thereof (in person via live webcast or by proxy). As of May 21, 2020, there were 86,349,731 Company shares outstanding. Each outstanding Company share is entitled to one vote on each proposal and any other matter properly coming before the special meetings.

Quorum

Two or more Company shareholders that are present (in person via live webcast or by proxy) will constitute a quorum for the Court Meeting. One or more Company shareholders that are present (in person via live webcast or by proxy) representing a majority of the voting power of Delphi Technologies will constitute a quorum for the extraordinary general meeting. Delphi Technologies does not currently hold any Company shares in treasury (although any such shares would not be included in the calculation of the number of Company shares present at the special meetings for purposes of determining a quorum in any event). The Company’s inspector of election intends to treat as “present” for these purposes shareholders who have submitted, properly executed or if applicable, transmitted proxies with respect to the extraordinary general meeting that are marked “abstain.” The Company’s inspector of election will also treat as “present” shares held in “street name” by brokers that are voted by such brokers that have not been directed by the beneficial owners to vote on any resolution in any particular manner.

Company Share Ownership and Voting by Delphi Technologies’ Directors and Officers

As of May 21, 2020, the full Board and named executive officers had the right to vote, in the aggregate, 295,320 of the then-outstanding Company shares at the special meetings (and 496,535 of the then outstanding Company shares when taking into account rights to acquire Company shares within 60 days of May 21, 2020), representing less than one percent of the Company shares then outstanding and entitled to vote at the Court Meeting and less than one percent of the Company shares then outstanding and entitled to vote at the extraordinary general meeting. Board members and named executive officers who are shareholders of Delphi Technologies intend to vote “FOR” the scheme of arrangement at the Court Meeting, “FOR” the authorization of the Board to take such actions necessary or appropriate for carrying the scheme into effect and to amend the articles of association of Delphi Technologies so that any Company shares that are issued on or after the Voting Record Time to persons other than BorgWarner (or its designees) will either be subject to the terms of the scheme or immediately and automatically acquired by BorgWarner (or its designees) for the scheme consideration, and “FOR” the non-binding, advisory proposal, approving the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section of this proxy statement captioned “The Transaction—Interests of Certain Persons in the Transaction.”

Vote Required; Recommendation of the Board

Court Meeting

Proposal to approve the scheme of arrangement: Company shareholders are being asked to vote on a proposal to approve the scheme at the Court Meeting. As set out in full under the section entitled “Part 2—Explanatory Statement—Court Meeting and Extraordinary General Meeting” beginning on page 187, the Scheme Proposal requires the approval by (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) at the Court Meeting (or at any adjournment or postponement of such meeting) and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person via live webcast or by proxy).

The vote required to approve the Scheme Proposal at the Court Meeting is based on votes properly cast at the meeting. In accordance with Jersey law, Company shareholders will not be permitted to abstain with respect to the Scheme Proposal. Broker non-votes are not considered votes properly cast and will have no effect on such proposal.

The transaction is conditioned on approval of the scheme at the Court Meeting.

The Board recommends that Company shareholders vote “FOR” the proposal to approve the scheme of arrangement at the Court Meeting.

In considering the recommendation of the Board, you should be aware that certain directors and executive officers of Delphi Technologies have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. For more information, see “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87. In particular, Messrs. Manganello and Adams are not participating in the recommendation of the Board due to their respective ownership of BorgWarner shares.

Extraordinary General Meeting

Set forth below is a table summarizing certain information with respect to the resolutions:

Extraordinary General Meeting Resolution #	Resolution	Ordinary or Special Resolution?	Transaction Conditioned on Approval of Resolution?
1	Approve the Scheme and Articles Amendment Proposal.	Special	Yes

2	Approve, on a non-binding, advisory basis, the Compensation Proposal (the “Compensation Proposal” and together with the Scheme and Articles Amendment Proposal, the “Company Shareholder Proposals”).	Ordinary	No

At the extraordinary general meeting, the requisite approval of each of the resolutions depends on whether it is an “ordinary resolution” (Resolution #2), which requires the approval of at least a majority of the votes cast by the holders of Company shares present and voting (in person via live webcast or by proxy), or a “special resolution” (Resolution #1), which requires the approval of at least two-thirds (2/3) of the votes cast by the holders of Company shares present and voting (in person via live webcast or by proxy), in each case, entitled to vote on the subject matter (provided a quorum is present).

The votes required to approve the Company Shareholder Proposals are based on votes properly cast at the extraordinary general meeting. Because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, will have no effect on the Company Shareholder Proposals.

A broker non-vote generally occurs when a broker, bank, trust or other nominee holding shares on your behalf does not vote on a proposal because the broker, bank, trust or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes, if any, will be counted for the purpose of determining whether a quorum is present at the special meetings.

After careful consideration, the Company Board has (i) approved and declared advisable the transaction agreement, the transactions contemplated by the transaction agreement and the scheme (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme) and (ii) declared that it is in the best interests of Company shareholders that the Company enter into the transaction agreement and consummate such transactions and the scheme.

The Board recommends that Company shareholders vote “FOR” the proposals to approve each of the resolutions.

In considering the recommendations of the Board described above, you should be aware that certain directors and executive officers of Delphi Technologies have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. For more information, see “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87. In particular, Messrs. Manganello and Adams are not participating in the recommendation of the Board due to their respective ownership of BorgWarner shares.

Voting Your Company Shares

Company shareholders whose names appear in the register of shareholders of Delphi Technologies are considered “shareholders of record” and are entitled to attend via live webcast and vote at the special meetings by visiting www.meetingcenter.io/243532838 and following the instructions on the website or they may appoint another person or persons, whether a shareholder of Delphi Technologies or not, as their proxy or proxies, to exercise all or any of their rights to attend and vote at the special meetings. Company shareholders will need the password DLPH2020 and the 15-digit control number located in the shaded bar on the applicable form of proxy in order to vote or submit any questions. Delphi Technologies recommends that you submit your proxy even if you plan to attend either or both special meetings. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at either or both special meetings. Only shareholders of record as of the Voting Record Time will have the right to attend and vote at the special meetings.

If you are a shareholder of record, you may use the forms of proxy that you receive to tell the persons named as proxies how to vote your Company shares.

If you properly complete, sign and date your form of proxy, your Company shares will be voted in accordance with your instructions. The named proxies will vote all Company shares at the special meeting for which proxies have been properly submitted and not revoked. If you sign and return your forms of proxy appointing the individuals referred to on the forms of proxy as your proxy but do not mark your forms to tell the proxy how to vote on a proposal, your shares will be voted in respect of such proposal at the discretion of the named proxies.

Company shareholders of record may also vote by telephone at 1-800-652-VOTE (8683) or over the internet at www.envisionreports.com/DLPH. Voting instructions can be found on the forms of proxy you received for the special meetings. Either method of submitting a proxy will enable your Company shares to be represented and voted at the applicable special meeting.

Voting Company Shares Held in Street Name

Company shareholders who beneficially own Company shares for which Cede & Co. is the registered holder (as nominee for The Depository Trust Company) and whose interests in Company shares are held in “street name” by a broker, bank, trust or other nominee as of the Beneficial Holder Record Time, will be entitled to direct his, her or its broker, bank, trust or other nominee how to vote such beneficially held shares at the special meetings following the instructions that the broker, bank, trust or other nominee provides you along with this proxy statement. To register to attend the special meetings via live webcast and vote during the meeting, beneficial holders must submit such request, along with proof of the legal proxy and the beneficial holder’s name and email address, to Computershare. Requests for registration should be directed to: Computershare, attention: Delphi Technologies Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Beneficial holders may also forward an email from their broker, bank, trust or other nominee of their legal proxy, or attach an image of their legal proxy, to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. (Eastern time) on June 18, 2020 in order to ensure timely registration. Beneficial holders will receive a registration confirmation by email after Computershare receives the above requested information.

Your broker, bank, trust or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank, trust or other nominee. Only beneficial owners of Company shares as of the Beneficial Holder Record Time will have the right to direct their broker, bank, trust or other nominee how to vote such Company shares.

If you do not provide a signed voting instruction form to your broker, bank, trust or other nominee, your Company shares will not be voted on any proposal on which the broker, bank, trust or other nominee does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the broker, bank, trust or other nominee will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals at either special meeting.

Accordingly, if you fail to provide a signed voting instruction form to your broker, bank, trust or other nominee, your shares held through such broker, bank, trust or other nominee will not be voted at either special meeting.

YOUR VOTE IS VERY IMPORTANT. SHAREHOLDERS OF RECORD ARE RECEIVING TWO MAILINGS, ONE MAILING THAT INCLUDES A FORM OF PROXY WITH INSTRUCTIONS FOR VOTING AT THE COURT MEETING AND A SECOND MAILING THAT INCLUDES A FORM OF PROXY WITH INSTRUCTIONS FOR VOTING AT THE EXTRAORDINARY GENERAL MEETING. YOU ARE ENCOURAGED TO SUBMIT A FORM OF PROXY (OR VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS PROVIDED IN THE FORM OF PROXY) FOR EACH OF THE COURT MEETING AND THE EXTRAORDINARY GENERAL MEETING AS SOON AS POSSIBLE. BENEFICIAL HOLDERS WILL RECEIVE VOTING INSTRUCTIONS APPLICABLE TO EACH SPECIAL MEETING FROM THEIR BROKER, BANK, TRUST OR OTHER NOMINEE. BENEFICIAL HOLDERS SHOULD FOLLOW THE DIRECTIONS PROVIDED BY THEIR BROKER, BANK, TRUST OR OTHER NOMINEE REGARDING HOW TO INSTRUCT SUCH BROKER, BANK, TRUST OR NOMINEE TO VOTE THEIR BENEFICIALLY HELD SHARES.

Revoking Your Proxy

If you are a shareholder of record, you may revoke your proxy before it is voted at the Court Meeting or before your proxy is voted at the extraordinary general meeting by:

•	signing and returning by mail a valid form of proxy for the applicable special meeting with a later date so that it is received by noon (Eastern time) on June 23, 2020;

•

before the applicable special meeting, provide written notice that you have revoked your proxy for the applicable special meeting to the Company’s Assistant Corporate Secretary, as applicable, so that it is received by noon (Eastern time) on June 23, 2020 at the following address:

Delphi Technologies PLC

3000 University Drive

Auburn Hills, Michigan 48326

Attention: Assistant Corporate Secretary;

•	submitting your voting instructions again by telephone or over the internet by following the instructions provided in the applicable form of proxy; or

•

attending the applicable special meeting via live webcast and voting at the meeting by visiting www.meetingcenter.io/243532838, with the password DLPH2020 and the 15-digit control number located in the shaded bar on your form of proxy. Simply attending the applicable special meeting, however, will not revoke your proxy or change your voting instructions; you must vote by poll at the applicable special meeting to change your vote.

Attendance at either special meeting will not, in and of itself, revoke a proxy or change your voting instructions; you must vote online at the applicable special meeting by following the instructions on the website for the live webcast to change your vote.

If you are a beneficial holder with shares held in “street name” by a broker, bank, trust or other nominee, you should follow the instructions of your broker, bank, trust or other nominee regarding the revocation of proxies.

Costs of Solicitation

Delphi Technologies will bear the cost of soliciting proxies from its shareholders. Delphi Technologies will solicit proxies by mail. In addition, the directors (other than Messrs. Manganello and Adams who have recused themselves), officers and employees of Delphi Technologies may solicit proxies from its shareholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. Delphi Technologies will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of Company shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

Delphi Technologies has engaged a professional proxy solicitation firm Innisfree M&A Incorporated, to assist in soliciting proxies for a fee of approximately $40,000. In addition, Delphi Technologies will reimburse Innisfree M&A Incorporated for its reasonable disbursements and may, at its sole discretion, pay a success fee in the amount of 50% of all fees paid.

Other Business

Delphi Technologies is not aware of any other business to be acted upon at the special meetings. If, however, other matters are properly brought before the special meetings, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Board may recommend.

Adjournment

Any adjournment or postponement of the Court Meeting will result in an adjournment of the extraordinary general meeting.

Assistance

If you need assistance in completing your forms of proxy or have questions regarding the special meetings, please contact Innisfree M&A Incorporated, the proxy solicitation agent for Delphi Technologies by telephone. Shareholders may call toll-free at (877) 456-3463; banks and brokers may call collect at (212) 750-5833.

THE TRANSACTION

The Transaction

On January 28, 2020, Delphi Technologies entered into the original transaction agreement with BorgWarner, which was subsequently amended by the amendment on May 6, 2020. Under the terms of the transaction agreement, BorgWarner, or its designated subsidiary, will acquire all of the ordinary shares of Delphi Technologies pursuant to a scheme of arrangement under Part 18A of the Companies Law. As a result of the scheme, Delphi Technologies will become a wholly owned subsidiary of BorgWarner.

In certain circumstances the transaction can be alternatively effected by way of a takeover offer or, if mutually agreed by BorgWarner and the Company, by way of a merger, in each case, subject to the terms of the transaction agreement. In such event, such takeover offer or merger will remain subject to the same conditions (except with respect to certain changes, modifications or amendments necessary, including any applicable to the Company shareholder approval as a result of such change in structure) as those which would apply in relation to the scheme, among other requirements.

At the effective time, Company shareholders will be entitled to receive, subject to any required withholding of taxes, 0.4307 of a newly issued BorgWarner share in exchange for each Company share held by such Company shareholders. BorgWarner will not issue any fractional BorgWarner shares in the transaction. Instead, each holder of Company shares who would otherwise have been entitled to receive a fraction of a BorgWarner share will receive an amount in cash, without interest and subject to any required withholding of taxes, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a BorgWarner share to which such holder would otherwise have been entitled and (ii) the Closing Volume-Weighted Average Price.

Company equity awards will be treated as set forth in the transaction agreement, such that:

•

each Existing RSU Award (other than Scheduled RSUs) will automatically be converted on the same terms and conditions (including applicable vesting conditions) into an award of restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing RSU Award multiplied by the exchange ratio;

•

each Existing PSU Award (other than Scheduled PSUs) will automatically be converted on the same terms and conditions (other than performance-based vesting conditions) into an award of time-vesting restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing PSU Award (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) multiplied by the exchange ratio;

•

each Scheduled RSU, Scheduled PSU, and Existing DU Award will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled RSU, Scheduled PSU (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time), or Existing DU Award, a cash amount, payable no later than five business days following the effective time, equal to the Cash Value; and

•

each Existing Option will automatically be cancelled and converted into the right to receive a cash amount, payable no later than five business days following the effective time, equal to the product of (a) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (b) the total number of Company shares subject to such Existing Option. Notwithstanding the foregoing, any payments relating to an Existing RSU Award, Existing PSU Award or Existing DU Award will be delayed to the extent required by Section 409A of the Code.

Background of the Transaction

On December 4, 2017, the Company became an independent publicly-traded company, formed under the laws of Jersey, as a result of the separation of the Powertrain Systems segment, which included the aftermarket operations, from Aptiv PLC, formerly known as Delphi Automotive PLC. Since the Company’s spin-off from its former parent, the Company has focused on building out the operations, technology and human capital required of a newly-formed standalone automotive components provider. The evolving nature of the automotive industry has resulted in a need for the Company to also focus on the technological future of transportation to drive profitable long-term growth amid the various challenges facing the Company in the marketplace. This evolution has also necessitated a review of opportunistic ways for the Company to create value for our shareholders.

Accordingly, the Board, together with the Company’s senior management and with the assistance of the Company’s advisors, has periodically reviewed and considered various strategic and other opportunities available to the Company, potential operational changes and other ways to enhance shareholder value, taking into account the Company’s performance, competitive dynamics, macroeconomic developments and industry trends. These reviews have included discussions as to whether the continued execution of the Company’s strategy on a standalone basis or the possible sale of the Company to, or combination of the Company with, a third party offered a better path to enhance shareholder value, after evaluating the potential benefits and risks of each such alternative. Additionally, from time to time during the period from the Company’s spin-off through the Company’s entry into the transaction agreement, Company management considered potential strategic alternatives and engaged in business development or strategic discussions with potential counterparties. None of these discussions progressed beyond preliminary phases other than as described below.

On January 9, 2019, at the Consumer Electronics Show, an annual trade show held in Las Vegas, Frédéric Lissalde, President and Chief Executive Officer of BorgWarner, and certain other BorgWarner representatives met with Mr. Dauch and certain other Company representatives and indicated BorgWarner’s potential interest in pursuing a strategic transaction or commercial alliance with respect to the Company’s power electronics business. Given that Mr. Dauch had only been appointed as Chief Executive Officer of the Company two days earlier, Messrs. Lissalde and Dauch agreed to table such discussions for the time being. Messrs. Lissalde and Dauch had subsequently discussed a possible transaction at various times in March 2019 and June 2019, but such communications were preliminary in nature.

In May 2019, as part of the Company’s consideration of potential strategic opportunities, Mr. Dauch met with a representative of Party A to discuss a possible strategic transaction. From time to time, over the following months, Mr. Dauch engaged in further discussions with representatives of Party A and discussed the potential opportunity with members of the Board.

On July 11, 2019, BorgWarner submitted a non-binding proposal (the “initial proposal”) to acquire the Company at a price between $26.00 and $28.00 per Company share, with 50% of the consideration to be paid in cash and 50% in BorgWarner shares. The initial proposal represented a 51%-63% premium to the Company’s closing stock price on July 10, 2019. The initial proposal was based on publicly-available financial information, was subject to due diligence and was conditioned on the Company agreeing to a 45-day exclusivity period.

On July 14, 2019, based on, among other things, its reputation, experience and familiarity advising and assisting the Company on various matters prior to, in connection with, and following the Company’s spin-off in 2017, and subject to negotiating an acceptable engagement letter, the Board authorized the engagement of Goldman Sachs as the Company’s financial advisor to assist the Board with its evaluation of BorgWarner’s initial proposal and its review of the Company’s strategic alternatives. Also that day, the Board instructed Company management to prepare preliminary financial projections for the Company for 2019 through 2023 (the “preliminary financial projections”) for discussion at an upcoming Board meeting, and instructed representatives of Goldman Sachs to prepare preliminary financial analyses of the Company to assist the Board in its evaluation of BorgWarner’s initial proposal.

On July 16, 2019, the Company sent a response letter to BorgWarner, indicating that the non-binding proposal letter from BorgWarner would be reviewed by the Board.

On July 24, 2019 and July 25, 2019, the Board held an in-person meeting, along with Company management and representatives of Goldman Sachs and Kirkland & Ellis LLP, the Company’s outside legal advisor. At the meeting, each of the directors and Company management disclosed their respective relationships, if any, with BorgWarner. Two members of the Board, Timothy Manganello and Robin Adams, who were previously senior executives at BorgWarner, disclosed their current ownership of BorgWarner shares to the rest of the Board. In light of Messrs. Manganello’s and Adams’ ownership interests in BorgWarner, Messrs. Manganello and Adams recused themselves from the portions of all Board meetings relating to a potential transaction with BorgWarner, except in specific instances when they were invited by the remaining members of the Board to share their unique perspectives and insights on BorgWarner and its management team, operations and prospects. For purposes of the remainder of this section and the section of this proxy statement entitled “—Recommendation of the Board and Reasons for the Transaction,” unless expressly stated otherwise, each reference to the Board refers to the Board without the presence, participation or recommendation of Messrs. Manganello and Adams.

At the meeting, participants discussed various challenges facing the Company, including, among other things, (i) faster-than-expected declines in demand for light-duty diesel-powered vehicles driven in part by global regulatory changes, which would result in the Company’s diesel fuel injection business declining at a more rapid pace than was forecasted by analysts at that time, (ii) lengthening of the electrification cycle of light-duty vehicles, which would result in a longer-than-anticipated investment cycle for the Company’s power electronics business, (iii) a slowdown in the Asia-Pacific region (primarily China), particularly in the power electronics business, (iv) the additional investment required to both support the Company’s rapidly growing gasoline direct injection (“GDi”) business and maintain the Company’s leading position in the power electronics industry, (v) a slowdown in global vehicle production, and (vi) other challenges facing the Company as a standalone automotive components provider. Following discussion, the Board instructed Company management to reflect these considerations in the preliminary financial projections it was preparing, which would form the basis of the preliminary financial projections that the Company ultimately shared with BorgWarner on August 29, 2019. In response to these challenges, Company management presented its proposed restructuring plan that included various strategic initiatives related to divesting non-core product lines, manufacturing sites and technical centers, cost cutting initiatives aimed at reducing the Company’s selling, general and administrative expenses, and other potential opportunities that the Company could undertake. Company management also reviewed the various assumptions, risks and pro-forma impact of these restructuring initiatives and opportunities on the Company’s financial performance and budget. Following discussion, the Participants then discussed the potential strategic benefits of a transaction with BorgWarner, including, among other things, that the combined company would (i) be better capitalized as compared to the Company on a standalone basis, with a stronger balance sheet that would enable the Company to, among other things, accelerate growth initiatives, pursue additional investment and restructuring opportunities and better withstand industry challenges and macroeconomic headwinds, (ii) achieve improved profitability through various revenue and cost synergies, (iii) have enhanced scale and efficiencies in its operations and (iv) have improved offerings for customers through an expanded and complementary product portfolio (including the ability to offer complete systems solutions). Representatives of Goldman Sachs then provided an overview of BorgWarner’s initial proposal and reviewed their preliminary financial analyses based on the preliminary financial projections. Representatives of Goldman Sachs also reviewed with the Board their preliminary perspectives on other parties that could potentially be interested in a transaction with the Company, including information relating to such potential party’s ability to pay. For administrative convenience and efficiency, the Board formed a transaction committee (the “Committee”) to facilitate the Board’s evaluation of a potential transaction with BorgWarner and appointed David S. Haffner, Joseph S. Cantie, Nelda J. Connors and Gary L. Cowger to the Committee, with Mr. Haffner serving as the Committee Chair. The Board then discussed potential responses to BorgWarner’s initial proposal and instructed the Committee, with the assistance of representatives of Goldman Sachs and Kirkland, to formulate a response for Mr. Dauch to deliver to BorgWarner.

On August 1, 2019, the Company announced its financial results for the second quarter of 2019, reporting a 9% decrease in revenue and a nearly 69% decrease in net income from the prior year period, and lowered its full-year 2019 revenue guidance by 5% and earnings guidance by 11%, primarily attributable to an unfavorable product mix in which revenue declined in its higher-margin diesel fuel injection systems business and increased in its lower-margin GDi business. The Company’s share price traded lower by more than 8% that day.

On August 5, 2019, the Committee held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, Company management presented an updated draft of the preliminary financial projections. Representatives of Goldman Sachs then reviewed Goldman Sachs’ updated preliminary financial analyses of the Company based on the revised preliminary financial projections. The Committee then discussed the potential benefits of a transaction with BorgWarner and its assessment of BorgWarner on a standalone basis, noting, among other things, its view that BorgWarner was competitively well-positioned to withstand a rapidly changing industry environment with its strong management team, diverse and balanced product portfolio, global customer base and operations, long-term operating track record, strong balance sheet and strong credit ratings. After discussion, the Committee determined that BorgWarner’s initial proposal underestimated the synergies that could be realized in a combination and recommended that the Board reject BorgWarner’s request for exclusivity, but that Company management offer an in-person meeting to further discuss the potential benefits of a combination and share the Company’s internal financial projections. The Committee’s recommendation was approved by the Board, and on August 7, 2019, Mr. Dauch communicated the response to Mr. Lissalde, who agreed to move forward with an in-person meeting.

On August 11, 2019, the Company sent a draft of a mutual non-disclosure agreement to BorgWarner. From August 11, 2019 to August 19, 2019, the Company and BorgWarner negotiated the terms of the non-disclosure agreement and on August 20, 2019 entered into the agreement, which contained customary terms, including mutual non-solicitation, non-hire and standstill provisions.

On August 29, 2019, Company management met with BorgWarner’s management to discuss the potential transaction. Representatives of Goldman Sachs and BofA Securities, Inc. and Rockefeller Capital Management, BorgWarner’s financial advisors, were present at the meeting. During the meeting, Company management shared, among other things, an overview of the Company and its business units, information regarding its cost-saving restructuring plans, preliminary views regarding potential synergies that could be achieved in the proposed transaction, and its preliminary financial projections that were updated in August, which projected the Company’s Adjusted EBITDA to be lower by 8.2% and 14.7% for 2019 and 2020, respectively, as compared with the publicly available financial information and analyst consensus estimates that were used by BorgWarner when formulating its initial proposal. BorgWarner’s management also shared with the Company certain confidential information regarding BorgWarner.

On September 12, 2019, Messrs. Lissalde and Dauch met and discussed the potential merits and risks of a possible combination of BorgWarner and the Company, with Mr. Lissalde noting that BorgWarner needed more time to understand the implications of the preliminary financial projections shared with BorgWarner in August and the fact that such projections were materially lower than publicly available financial information and analyst consensus estimates. Following this meeting, BorgWarner requested and received additional financial details regarding the Company’s business, and representatives of the Company and BorgWarner and their respective advisors held follow-up diligence calls on September 20 and September 24, 2019.

On October 1, 2019, BorgWarner submitted a revised non-binding preliminary proposal (“second proposal”) to acquire the Company for $22.00 per Company share, with 60% of the consideration to be paid in cash and 40% in BorgWarner shares. BorgWarner’s second proposal represented a decrease of $4.00 to $6.00 per Company share from the initial proposal, which BorgWarner indicated was proportional to the material difference between the projections that were shared with BorgWarner in August and the analyst consensus estimates that informed BorgWarner’s initial proposal. BorgWarner’s second proposal also noted, among other things, industry headwinds, greater-than-expected declines in the Company’s legacy powertrain business (with margins failing to recover to historical levels) and the Company’s reliance on growth in its lower-margin GDi and power electronics businesses to support its future financial performance. As the Company’s share price had declined since BorgWarner’s initial proposal, the second proposal represented a 64% premium to the Company’s closing share price on September 30,

2019. The Adjusted EBITDA multiple implied by BorgWarner’s second proposal (based on the Company’s latest financial projections) was substantially in line with the multiple in its initial proposal. As part of its second proposal, BorgWarner again conditioned its offer on the Company agreeing to a 45-day exclusivity period.

In early October 2019, Company management met to discuss the Company’s business and financial performance based on third quarter financial results and estimates with respect to each of the Company’s business units. At the meeting, participants discussed, among other things, weaker-than-expected financial forecasts that were attributable to, among other things, (i) slower-than-expected margin improvement in the Company’s GDi and power electronics businesses, (ii) further declines in commercial vehicle demands, including with respect to North America, (iii) further declines in the Company’s light-duty diesel-powered vehicles business, including with respect to Europe, (iv) industry headwinds from, among other things, increased competition, technological changes, shorter product life-cycles and consumer demand cyclicality, and (v) greater-than-expected capital expenditure in the Company’s GDi business. Following discussion, the participants discussed updating the preliminary financial projections shared with BorgWarner in August to account for these challenges.

On October 10, 2019, the Committee held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, Company management presented its proposed restructuring plan to address the challenges facing the Company. Company management also reviewed for the Committee its updates to the preliminary financial projections shared with BorgWarner in August (the “October Projections”), which projected the Company’s Adjusted EBITDA to be lower by 6.7% and 8.6% for 2019 and 2020, respectively, as compared with the projections previously provided to BorgWarner in August, with the Company’s financial performance rebounding in the later years. Members of the Committee discussed the October Projections and various assumptions and risks underlying those projections. At the meeting, representatives of Goldman Sachs also provided an update on the engagement with BorgWarner to date, including describing the terms of BorgWarner’s second proposal.

On October 14, 2019, Messrs. Lissalde and Dauch met to discuss the proposed transaction, including the challenges faced by the Company and the potential impact of the Company’s proposed restructuring plan.

On October 15, 2019, at the direction of the Company, representatives of Goldman Sachs provided the October Projections to representatives of BofA Securities.

Over the course of the period from October 15, 2019 through October 18, 2019, Company management and representatives of Goldman Sachs engaged in additional discussions and provided additional information to BorgWarner’s management and representatives of BofA Securities regarding the October Projections including, in particular, the decline in projected revenue, earnings, and unlevered free cash flows relative to the projections previously provided to BorgWarner in August.

On October 20, 2019, Messrs. Lissalde and Dauch had a telephonic conversation regarding the proposed transaction and discussed, among other matters, the developments reflected in the October Projections, the strategic rationale of the proposed transaction, including the anticipated revenue and cost synergies and the opportunity for Company shareholders to participate in the potential value creation of the combined company, and the potential for follow-up diligence discussions in early November.

On October 22, 2019, Mr. Lissalde sent a letter to Mr. Dauch reiterating BorgWarner’s interest in a potential transaction with the Company and its desire to hold follow-up diligence discussions in early November.

Mr. Lissalde’s letter also indicated that the BorgWarner board of directors was scheduled to meet later in November after which time BorgWarner would be in a position to share its further thoughts on the potential transaction in light of the October Projections.

Later that day, the Board held an in-person meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, Company management reviewed for the Board, among other things, the financial results for the third quarter of 2019 and Company management’s proposed restructuring plan. Following discussion, the Board approved the restructuring plan. The Board and representatives of Goldman Sachs then discussed the terms of BorgWarner’s second proposal, the reasons cited by BorgWarner for its revised offer and BorgWarner’s continued significant interest in a transaction. After discussion, the Board determined that, unless BorgWarner increased its offer, it would suspend discussions at that time and instructed Mr. Dauch and representatives of Goldman Sachs to convey that message to representatives of BorgWarner and BofA Securities.

On October 24, 2019, representatives of BofA Securities submitted a due diligence request on behalf of BorgWarner for additional updated financial information on the Company.

On October 28, 2019, Messrs. Lissalde and Dauch had a telephonic conversation regarding the proposed transaction and to follow up on the additional financial due diligence items that were requested by BorgWarner in the prior week.

On October 29, 2019, the Company communicated to BorgWarner that no additional information or access would be provided by the Company.

On October 31, 2019, the Company announced its financial results for the third fiscal quarter of 2019, reporting an 11% decrease in revenue, a 64% decrease in quarterly earnings per diluted share to $0.16, and a nearly 50% decrease in net income from the prior year period, and again lowered its full-year 2019 revenue guidance by 3% and earnings guidance by 16%. Also that day, the Company announced its new restructuring plan and the suspension of its share repurchase program. The Company’s share price declined nearly 8% later that day.

On November 10 and November 11, 2019, Messrs. Lissalde and Dauch had telephonic conversations regarding the proposed transaction and discussed next steps, including BorgWarner potentially submitting a further revised non-binding preliminary proposal.

On November 13, 2019, BorgWarner submitted a revised non-binding preliminary proposal (the “third proposal”) to acquire the Company for $5.00 per Company share in cash and aggregate stock consideration of 30 million BorgWarner shares, which represented an implied exchange ratio of approximately 0.341 BorgWarner shares for each Company share, an implied purchase price of approximately $20.59 per Company share and a premium of approximately 61% to the Company’s trading price as of November 12, 2019. The Adjusted EBITDA multiple implied by BorgWarner’s third proposal (based on the Company’s latest financial projections) was substantially in line with the multiple in its prior proposals. BorgWarner’s third proposal was also conditioned on the Company agreeing to a 30-business day exclusivity period and expired by its terms on November 27, 2019.

On November 18, 2019, Messrs. Lissalde and Dauch had a telephonic conversation regarding BorgWarner’s revised non-binding proposal and the proposed transaction. The following day, Mr. Dauch sent Mr. Lissalde a letter indicating that the Board was scheduled to meet on December 4 and 5, 2019, after which time the Company would respond to the latest BorgWarner proposal.

On November 21, 2019, the Committee held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. Company management presented updates to the October Projections to reflect the impact of the Company’s restructuring plan and a further decline in projected revenue, earnings, and free cash flows. Following discussion, the Committee instructed Company management to further update those projections to reflect an acceleration of the restructuring plan, which would result in additional costs in the near-term with benefits expected to be realized in later years. The participants then discussed, among other matters, BorgWarner’s third proposal, the Company’s standalone prospects, and other strategic alternatives potentially available to the Company. It was noted that, while the proposal represented a decrease in the implied purchase price as compared to BorgWarner’s second proposal, the significant increase in the equity component of the consideration (76% of total consideration as compared to 40% in the second proposal) provided Company shareholders with a greater opportunity to participate in the potential value creation of the combined company, including an increased share of the anticipated synergies. The Committee also discussed potential downside risk to Company shareholders if the Company failed to successfully execute its standalone plan. The Committee’s assessment of the opportunity to participate in the potential value creation of the combined company was based on its evaluation of the financial information provided by BorgWarner during the August 29th meeting and publicly available financial information. Additional information pertaining to the evaluation of the benefits resulting from accepting as consideration BorgWarner shares is set forth in the section of the proxy statement captioned “—Recommendation of the Board and Reasons for the Transaction.” It was also noted that the exchange ratio of approximately 0.341 BorgWarner shares for each Company share along with $5.00 per Company share in cash, collectively, represented a premium of approximately 61% to the Company’s trading price as of November 12, 2019.

In December 2019, the Company became aware that it would likely need to amend its credit agreement, dated September 7, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, and other lenders (the “credit agreement”) to manage a potential breach of certain financial covenants, including the leverage ratio test in the credit agreement, due to the Company’s weakening financial performance and costs associated with implementing the Company’s restructuring plan. Accordingly, the Company began negotiating an amendment to the credit agreement with its lenders.

Also in December 2019, following further discussions with representatives of Party A, the Board determined that the Company would not pursue a strategic transaction with Party A due to, among other reasons, meaningful execution risks and significant costs associated with that potential transaction.

On December 4, 2019, the Company received a non-binding preliminary proposal from Party B, a financial sponsor, to acquire the Company for $18.00 to $21.00 per Company share in cash, which was based on publicly available financial information and was subject to Party B’s due diligence review and the availability of debt financing. At that time, publicly available Wall Street consensus estimates for Adjusted EBITDA for 2019 and 2020 were higher than those reflected in the Company’s latest projections, which were updated in November by 3.3% and 8.2%, respectively.

Later that day, the Board held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. Representatives of Goldman Sachs discussed BorgWarner’s third proposal and Goldman Sachs’ updated financial analyses. Participants also discussed the status of BorgWarner’s due diligence. Participants then discussed Party B’s all-cash proposal. Representatives of Goldman Sachs noted that it was unlikely that a financial sponsor would be able to meaningfully compete with BorgWarner’s proposal due to, among other things, the potential synergies that could be realized in a transaction with BorgWarner. The participants also discussed the fact that Party B’s proposal was based on publicly available information and the likelihood that Party B’s proposal would be reduced or withdrawn once Party B received the Company’s internal financial projections and engaged in customary financial due diligence. The Board then discussed the risk of losing the transaction with BorgWarner if the Company were to engage with Party B. Representatives of Kirkland reviewed for the Board, among other things, its fiduciary duties in considering whether to grant exclusivity to BorgWarner. Representatives of Kirkland also explained that any agreement with BorgWarner would likely contain a fiduciary-out provision that would enable the Board to accept a superior proposal, subject to the payment of a termination fee. The Board further reviewed BorgWarner’s third proposal and determined that the magnitude of potential synergies that could be realized in a transaction with BorgWarner would support an increase in BorgWarner’s offer. The Board further discussed its desire that Company shareholders receive a larger portion of the consideration in stock, in part so they could benefit from the greater profitability that the combined company could realize from the expected synergies. The Board discussed the potential value creation that could result from the transaction and the opportunity to receive BorgWarner stock at what it deemed to be an attractive valuation level. Following discussion, the Board determined not to engage with Party B at that time and to request that BorgWarner increase its purchase price by $2.00 per Company share, with a preference that the increase take the form of stock. The Board directed Mr. Dauch to convey that message to BorgWarner. Additional information pertaining to the evaluation of the benefits resulting from accepting BorgWarner shares as consideration is set forth in the section of the proxy statement captioned “—Recommendation of the Board and Reasons for the Transaction.”

On December 6, 2019, Mr. Dauch called Mr. Lissalde to convey the Board’s request for a $2.00 per Company share increase in the purchase price and the Board’s preference for such increase to take the form of stock. Also on that day, Company management updated its 2019 to 2023 financial projections (the “December Projections”), which were shared with representatives of Goldman Sachs, BorgWarner and BofA Securities. As compared to the October Projections previously shared with BorgWarner, the December Projections incorporated the implementation of the restructuring plan, more recent actual year-to-date results and a further decline in projected revenue, earnings, and free cash flows due to the various industry headwinds facing the Company, including downward revisions to 2019 and 2020 Adjusted EBITDA of 6.6% and 7.5%, respectively, compared to the October Projections.

On December 8, 2019, BorgWarner submitted a further revised non-binding preliminary proposal (the “fourth proposal”) to acquire the Company for $5.00 per Company share in cash and aggregate stock consideration of 32 million BorgWarner shares (representing an implied exchange ratio of approximately 0.364 BorgWarner shares for each Company share, an implied purchase price of approximately $20.77 per Company share and a premium of approximately 61% to the Company’s trading price on December 6, 2019). The Adjusted EBITDA multiple implied by BorgWarner’s fourth proposal (based on the Company’s latest financial projections) was substantially in line with the multiple in its prior proposals. BorgWarner’s fourth proposal was conditioned on the Company agreeing to a 30-business day exclusivity period.

On December 10, 2019, the Board held a telephonic meeting with representatives of Goldman Sachs and Kirkland participating. At the meeting, representatives of Kirkland again reviewed for the Board its fiduciary duties in the context of its evaluation of a proposed transaction. Representatives of Goldman Sachs provided an update on the status of discussions with BorgWarner and a summary of BorgWarner’s fourth proposal. The Board then discussed the strategic benefits of the proposed transaction with BorgWarner that made it an ideal consolidation partner, noting, among other things, that BorgWarner was competitively well-positioned with a strong management team, had a successful track record of financial performance, possessed a strong balance sheet and credit ratings, and possessed a diverse and balanced product portfolio. Representatives of Goldman Sachs also reviewed their updated financial analyses based on the December Projections. The participants then discussed BorgWarner’s request for a 30-business day exclusivity period. At the conclusion of the meeting, the Board instructed Mr. Dauch to request that BorgWarner increase its purchase price by an additional $1.00 per Company share. The Board then instructed the Committee to further negotiate any response from BorgWarner within the parameters they discussed, including agreeing to the requested exclusivity.

Later that day, Mr. Dauch called Mr. Lissalde to deliver the response. Mr. Lissalde indicated that BorgWarner was willing to increase its purchase price by $0.50 per Company share and that this was the highest price BorgWarner would offer.

On December 12, 2019, BorgWarner submitted a non-binding proposal (the “fifth proposal”) to acquire the Company for $5.50 per Company share in cash, reflecting the purchase price increase offered by Mr. Lissalde on December 10, and aggregate stock consideration of 32 million BorgWarner shares (representing an implied exchange ratio of approximately 0.364 BorgWarner shares for each Company share, an implied value of approximately $21.47 per Company share and a premium of approximately 62% to the Company’s trading price as of December 11, 2019). The Adjusted EBITDA multiple implied by BorgWarner’s fifth proposal (based on the Company’s latest financial projections) was substantially in line with the multiple in its prior proposals. The fifth proposal was conditioned on the Company agreeing to an exclusivity period that would expire on January 31, 2020.

Later that day, the Committee held a telephonic meeting with Company management and representatives of Goldman Sachs participating. At the meeting, the Committee discussed the terms of BorgWarner’s fifth proposal, the potential synergies and strategic benefits and risks related to the proposed transaction, the premium implied by the proposed consideration to be paid to Company shareholders, and the various risks and challenges facing the Company on a standalone basis. After discussion, the Committee determined to proceed toward a transaction with BorgWarner and authorized Company management, with the assistance of its advisors, to negotiate and execute an exclusivity agreement, to proceed to negotiate the various transaction documents and to complete due diligence.

On December 13, 2019, the Company entered into an exclusivity agreement with BorgWarner that expired at 11:59 p.m. New York time on January 31, 2020, but which terminated in the event that BorgWarner changed the financial terms of its fifth proposal in a manner adverse to the Company.

On December 16, 2019, Company management held an in-person meeting with BorgWarner’s management and representatives of Kirkland and Simpson Thacher & Bartlett LLP, BorgWarner’s outside legal advisor. At the meeting, the parties discussed, among other things, a reciprocal due diligence plan and the process for negotiating definitive transaction agreements.

From December 16, 2019 through the execution of the original transaction agreement on January 28, 2020, both parties’ management teams held numerous in-person and telephonic due diligence meetings with their respective advisors and shared various due diligence materials. Specific due diligence sessions were held to review the Company’s financials, business units, commercial and sales activities, tax matters, information systems, technology (including intellectual property), cost and revenue synergies, legal matters, human resources (including pensions), treasury matters, accounting, restructuring, real estate (including select site visits), investor relations and communications, among other topics. As part of this mutual due diligence process, the Company and BorgWarner negotiated and entered into a mutual clean team agreement on December 27, 2019 and a joint defense agreement on December 30, 2019.

Commencing on January 7, 2020, the Company engaged in reverse due diligence on BorgWarner, including an in-person reverse due diligence session on January 13, 2020.

On January 8, 2020, representatives of Simpson Thacher sent representatives of Kirkland an initial draft of the proposed original transaction agreement. During the following three weeks, representatives of Kirkland and Simpson Thacher negotiated and exchanged drafts of the original transaction agreement and other transaction documents in coordination with the Company and BorgWarner. The negotiations focused on, among other things, the conditionality of the transaction, covenants with respect to obtaining regulatory approvals, the circumstances in which each party could terminate the original transaction agreement, the termination fee amount, and the restrictions on the conduct of the Company’s business prior to the closing of the transaction.

On January 13, 2020, Kirkland provided a summary of key issues on the draft original transaction agreement to Simpson Thacher. The list included comments regarding, among other matters, (i) the Company’s non-solicitation covenant, (ii) the fact that the Board was not able to change its recommendation of the transaction in the absence of a superior proposal by a third party, (iii) BorgWarner’s obligations in connection with obtaining required regulatory approvals, (iv) certain representations and warranties regarding the Company’s outstanding debt, key customer programs and 2019 financial statements, (v) certain covenants restricting the Company’s operations between signing and closing, (vi) certain conditions to closing related to the Company’s 2019 and 2020 EBITDA (the “EBITDA condition”) and the performance of the Company’s top customer programs in the GDi and power electronics businesses (the “key customer condition”), (vii) a “force the vote” requirement which would not permit the Company to terminate the agreement to accept a superior proposal, (viii) a proposed $100 million termination fee payable by the Company upon certain triggering events, and (ix) a requirement for the Company to pay $25 million of expense reimbursement to BorgWarner if the Company shareholders did not approve the proposed transaction.

On January 14 and January 15, 2020, representatives of the Company, BorgWarner, Kirkland, Simpson Thacher, Goldman Sachs and BofA Securities held in-person meetings to discuss and negotiate the key issues in the original transaction agreement. At the meetings, BorgWarner’s management expressed concerns regarding the repeated declines in the Company’s financial forecasts, including the projected decline in cash flows and the potential need for the Company to increase its total indebtedness. BorgWarner’s management also expressed concerns regarding the customer programs associated with the Company’s GDi and power electronics businesses, including the underlying execution risk of customer programs that had been booked by the Company but not yet launched and the potential risks associated with pricing, volume and termination of the existing customer programs, and, in particular, the implications of a recently terminated key customer program in the GDi business. BorgWarner’s concerns were reflected in the key customer condition and the EBITDA condition in the original transaction agreement that related to the performance of the Company’s top customer programs in the GDi and power electronics businesses and the achievement of the Company’s projected EBITDA through the closing of the proposed transaction. Pursuant to BorgWarner’s draft of the original transaction agreement, BorgWarner would not be required to consummate the transaction in the event of a failure to satisfy either condition.

On January 16, 2020, the Board held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. Company management provided an update on the process with BorgWarner to date and noted BorgWarner’s desire to sign and publicly announce a transaction on January 28, 2020. Company management also updated the Board on the results of its reverse due diligence review of BorgWarner to date, noting, among other things, its overall positive impressions about BorgWarner’s businesses and organization and its perspective that there were meaningful strategic benefits that could be derived from a combination of the two companies as well as potential upside value creation for Company shareholders following the transaction. The Board then discussed BorgWarner’s concerns resulting from BorgWarner’s due diligence regarding the performance and outlook of certain businesses of the Company and, in particular, the implications of the recent loss of a key customer program and the declines in the Company’s financial forecasts. Representatives of Kirkland then reviewed the terms of the original transaction agreement and described the remaining key open items, including, among other things, (i) the key customer condition, (ii) the EBITDA condition, (iii) BorgWarner’s request for a “force the vote” requirement which would not permit the Company to terminate the agreement to accept a superior proposal, (iv) the amount of the termination fee and expense reimbursement obligation, (v) certain representations and warranties regarding the 2019 financial statements, and (vi) limitations on the Company’s ability to make 2020 equity award grants and the treatment of outstanding equity awards in connection with the proposed transaction. The Board provided its feedback and instructed Company management and its advisors to continue negotiations.

On January 17, 2020, Kirkland distributed a revised draft of the original transaction agreement to Simpson Thacher. Company management also shared the Company’s actual financial results for the fiscal year ending 2019 and its projections for 2020 to 2023 (collectively, the “January Company Projections”) with representatives of Goldman Sachs, BorgWarner and BofA Securities on January 18, 2020. Additional information pertaining to the January Company Projections is set forth in this section of the proxy statement captioned “—Delphi Technologies Unaudited Prospective Financial Information.” Also on that day, Goldman Sachs provided a letter to the Company confirming that in the two years preceding the date of the letter, the Investment Banking Division of Goldman Sachs had not been engaged by BorgWarner or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs had recognized compensation and confirmed that nothing would limit Goldman Sachs’ ability to fulfill its potential responsibilities as financial advisor to the Company in connection with a contemplated engagement of Goldman Sachs as financial advisor in connection with the potential transaction.

On January 19, 2020, Mr. Lissalde informed Mr. Dauch that BorgWarner proposed to change the transaction consideration to an aggregate of 36 million BorgWarner shares and no cash consideration (the “sixth proposal”), which represented an implied exchange ratio of approximately 0.410 BorgWarner shares for each Company share, an implied purchase price of approximately $17.03 per Company share and a premium of approximately 52% to the Company’s trading price as of January 17, 2020. The Adjusted EBITDA multiple implied by

BorgWarner’s sixth proposal (based on the Company’s latest financial projections) was substantially in line with the multiple in its prior proposals. Mr. Lissalde explained that the change in consideration was based on, among other factors, (i) BorgWarner’s concerns about the Company’s ability to achieve its projections for 2023, (ii) the recent loss of a key customer program in the Company’s GDi business and the resulting financial impact, (iii) increased unbudgeted costs related to the Company’s investments and need for future investments in IT systems, (iv) a higher than estimated tax rate for the Company going forward and (v) BorgWarner’s view that the margin outlook in several business units could not be substantiated during due diligence. Mr. Lissalde indicated that these negative findings during due diligence were only partially offset by BorgWarner’s identification of additional cost synergies. As part of the sixth proposal, Mr. Lissalde indicated to Mr. Dauch that BorgWarner would be able to provide accommodations on certain key open issues in the original transaction agreement, including (i) BorgWarner’s agreement that the Board could change its recommendation of the transaction following an intervening event or a superior proposal by a third party, (ii) BorgWarner’s agreement to concede on certain intellectual property and 2019 financial statement representations and warranties, (iii) BorgWarner’s agreement to concede the EBITDA condition and the key customer condition, and (iv) a reduced termination fee.

On January 20, 2020, Mr. Lissalde shared BorgWarner’s due diligence findings and assessment with the Company, including a summary of BorgWarner’s perspective on the Company’s business plan and potential synergies which may be achieved in the proposed transaction, as further context supporting its sixth proposal.

On January 21, 2020, Moody’s downgraded the Company’s corporate family rating and probability of default rating from Ba3 and Ba3-PD to B1 and B1-PD, respectively, and its senior unsecured rating from B1 to B2, indicating that the Company’s outlook remained negative.

On January 22, 2020, the Board held an in-person meeting, with Company management and representatives of Goldman Sachs and Kirkland participating. Company management provided an overview of BorgWarner’s operational and financial performance based on the Company’s due diligence review. Participants also discussed the downgrade of the Company’s credit ratings and related increase in financing costs, the proposed amendment to the credit agreement, the Company’s downward adjustments to the Company’s financial forecasts, the trading performance of BorgWarner shares and Company shares, and potential strategic benefits and risks of the proposed transaction. Representatives of Goldman Sachs then reviewed Goldman Sachs’ updated preliminary financial analyses. After discussion, the Board determined that BorgWarner’s sixth proposal undervalued the Company and discussed the likelihood that BorgWarner would be willing to offer a higher price. The Board also discussed a variety of potential responses to BorgWarner. As part of that discussion, representatives of Kirkland also reviewed the status of negotiations of the original transaction agreement, noting BorgWarner’s continued request for a “force-the-vote” provision and the negotiations regarding the size of the termination fee. After discussion, the Board determined to reject BorgWarner’s sixth proposal and not make any counterproposal.

Later that day, at the direction of the Board, Mr. Dauch and representatives of Goldman Sachs contacted Mr. Lissalde and representatives of BofA Securities to inform them of the Board’s decision to discontinue negotiations with BorgWarner.

On January 23, 2020, Alexis Michas, BorgWarner’s chairman, contacted Mr. Manganello requesting an in-person meeting on January 24th. Mr. Manganello notified the Committee of Mr. Michas’ outreach and, in light of Mr. Manganello’s recusal from involvement in the Board’s evaluation of a potential transaction with BorgWarner, Mr. Cantie and Mr. Haffner joined the meeting with Mr. Michas. Mr. Manganello left at the outset of the meeting (before any proposal was discussed). Following the departure of Mr. Manganello, Mr. Michas acknowledged a number of factors relevant to BorgWarner’s offer for the Company that had been previously discussed between the respective companies and their advisors. Mr. Michas orally delivered BorgWarner’s “best and final” proposal (the “final proposal”) to acquire the Company for aggregate consideration of approximately 40 million BorgWarner shares, which was subsequently conveyed in writing by BorgWarner. This represented an implied exchange ratio of approximately 0.4534 BorgWarner shares for each Company share, an implied purchase price of approximately $17.39 per Company share and a premium of approximately 77% to the

Company’s trading price on January 27, 2020. Based on preliminary unaudited financial results of the Company, the offer implied an enterprise value, not including the impact of after-tax unfunded pension liabilities, of 5.7x the Company’s 2019 Adjusted EBITDA, which was substantially in line with the Adjusted EBITDA multiples implied by the offer price in each of BorgWarner’s prior proposals (based on the Company’s financial projections at the time of each proposal or, in the case of the initial proposal, analyst consensus estimates at such time).

Later that day, the Board held a telephonic meeting, with Company management and representatives of Goldman Sachs and Kirkland participating, during which the Board reviewed the terms of BorgWarner’s final proposal. Representatives of Goldman Sachs then reviewed Goldman Sachs’ updated preliminary financial analyses based on the January Company Projections. The Board determined that additional clarity was needed in respect of certain matters relating to the inclusion of employee equity awards in the aggregate number of shares being offered in the final proposal. Subject to this clarification, the Board was willing to proceed on the basis of BorgWarner’s “best and final” proposal and directed Company management and representatives of Kirkland to continue working to finalize transaction documents. Later that day, Simpson Thacher distributed a revised draft of the original transaction agreement to Kirkland.

From January 24, 2020 until January 28, 2020, representatives of the Company and BorgWarner, along with their respective advisors, held numerous discussions to resolve the final remaining open issues in the original transaction agreement including, among other things, (i) BorgWarner’s obligations in connection with obtaining required regulatory approvals, (ii) a covenant requiring the Company to identify and ensure ownership of certain material patents, (iii) the deletion of the “force the vote” requirement and the expense reimbursement provision and (iv) the amount of the termination fee payable by the Company under certain circumstances.

During this time, representatives of BofA Securities shared with representatives of Goldman Sachs calculations related to the Company’s outstanding fully-diluted share count as prepared by BorgWarner and, at the direction of the Company, representatives of Goldman Sachs shared with representatives of BofA Securities calculations related to the Company’s fully-diluted share count prepared by Company management. On January 26, 2020, Messrs. Lissalde and Dauch had a telephone conversation regarding the proposed consideration to be paid in the transaction and the inclusion of outstanding employee equity awards in the aggregate share number being offered, and representatives of BofA Securities and Goldman Sachs discussed the proposed consideration and the Company’s current capitalization. At the conclusion of these discussions, Messrs. Lissalde and Dauch finalized the exchange ratio at 0.4534 BorgWarner shares for each Company share.

On January 27, 2020, Messrs. Lissalde and Dauch had an in-person meeting to discuss the proposed final terms for the transaction.

Later that day, the Board held a telephonic meeting, with Company management and representatives of Goldman Sachs and Kirkland participating. Mr. Haffner provided an update on the discussions with representatives of BorgWarner and BofA Securities since the last Board meeting. Representatives of Kirkland then reviewed for the Board its fiduciary duties in the context of the proposed transaction. Representatives of Kirkland then reviewed the principal terms of the proposed original transaction agreement, noting the outcome of previously open points, including, among other things, that BorgWarner had agreed to (i) remove the “force-the-vote” provision so that the Company could immediately terminate the original transaction agreement if the Board received an alternative acquisition proposal that it determined was a superior proposal, subject to paying the termination fee, and (ii) a termination fee equal to $53.5 million. Representatives of Kirkland also reviewed the potential change of control payments that may become payable to Company management. Additional information pertaining to the interests of Company management is set forth in this proxy statement under the heading “—Interests of Certain Persons in the Transaction.” Representatives of Goldman Sachs then reviewed Goldman Sachs’ financial analyses of the Company. Representatives of Goldman Sachs then rendered Goldman Sachs’ oral opinion, subsequently confirmed in writing, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, Goldman Sachs’ was of the opinion that the exchange ratio of 0.4534 BorgWarner shares to be issued in exchange for each Company share pursuant to the original transaction agreement was fair, from a financial point of view, to the holders (other than BorgWarner and its affiliates) of Company shares. Company management previewed for the Board the various transaction-related communications that would be issued following the announcement of the potential transaction and explained that the Company would simultaneously release, with the announcement of the transaction, a summary of the Company’s preliminary fourth fiscal quarter and year-end financial results for 2019.

The Board further discussed the potential transaction and various reasons and factors that members of the Board considered in forming their view that the proposed transaction was advisable and in the best interests of the Company and its shareholders. The Board noted the potential strategic benefits of a transaction with BorgWarner, including, among other things, the anticipated revenue and cost synergies, the opportunity to participate in the potential value creation of the combined company and the ability to meaningfully accelerate growth initiatives and pursue additional investment and restructuring opportunities. The Board also considered various challenges facing the Company, including, among other things, macroeconomic challenges resulting in a slowdown in anticipated global vehicle production, industry headwinds from increased competition, technological changes, shorter product life cycles and consumer demand cyclicality and faster than expected declines in the Company’s higher margin diesel fuel injection systems business and commercial vehicles business. Considering the strategic benefits of the transaction and the various challenges facing the Company on a standalone basis, the Board expressed its belief that the expected value to be received by Company shareholders under the transaction reflected a higher value than would be achieved under the Company’s standalone plan. The Board then, taking into account the foregoing and its previous meetings and discussions: (i) unanimously approved and declared advisable the original transaction agreement, the transactions contemplated by the original transaction agreement and the scheme of arrangement (including the execution, delivery and performance of the original transaction agreement and the consummation of the transactions contemplated by the original transaction agreement and the scheme of arrangement); (ii) declared that it was in the best interests of the Company’s shareholders that the Company enter into the original transaction agreement and consummate the transactions contemplated thereby and the scheme of arrangement on the terms and subject to the conditions set forth in the original transaction agreement; (iii) directed that an application be made to the Court pursuant to the scheme of arrangement; and (iv) resolved to recommend that the Company’s shareholders vote in favor of all resolutions comprising the Company shareholder approval at duly held meetings of such shareholders for such purposes.

On January 28, 2020, before commencement of trading, the Company and BorgWarner executed and delivered the original transaction agreement and the related transaction documents. Following the execution of the original transaction agreement, prior to the commencement of trading on the NYSE later that morning, the Company and BorgWarner issued a joint press release announcing the execution of the original transaction agreement.

On March 11, 2020, the World Health Organization designated the COVID-19 outbreak as a global pandemic. The COVID-19 pandemic continues to cause significant and unprecedented disruption in the global economy including, among other things, with respect to manufacturing, supply chains and consumer spending. Such disruption, along with the effect of governmental regulations imposed in response to the COVID-19 pandemic, has resulted in temporary closures of manufacturing facilities for some of the Company’s largest OEM customers and significant declines in vehicle production.

On March 20, 2020, the Board held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, the Board discussed the current and potential future impact of the COVID-19 pandemic on the Company’s business, operations and financial condition. Among other things, the Board discussed the need to further amend the credit agreement to provide financial covenant relief to the Company and the advisability of drawing the full $500 million available under the Company’s revolving credit facility (the “Revolver Draw”) in order to weather the market conditions and uncertainties caused by the COVID-19 pandemic. After discussion, the Board determined that it was in the best interests of the Company and its shareholders to both further amend the credit agreement and to effect the Revolver Draw as soon as possible. Because the Revolver Draw would require BorgWarner’s prior written consent under the original transaction agreement (such consent not to be unreasonably withheld, conditioned or delayed), the Board instructed management and its advisors to seek BorgWarner’s consent prior to effecting the Revolver Draw. The Company also sought BorgWarner’s consent to the further amendment of the credit agreement.

Later that day, Mr. Dauch contacted Mr. Lissalde requesting BorgWarner’s consent to the proposed Revolver Draw. The Company also shared with BorgWarner an updated financial outlook of the Company for fiscal year 2020 that accounted for the potential impact of the COVID-19 pandemic on the Company’s business.

On March 21, 2020 and March 22, 2020, the chief financial officers of the Company and BorgWarner held discussions regarding the Revolver Draw and the potential terms on which BorgWarner might provide its consent to the Revolver Draw. BorgWarner indicated that it would provide its consent to the Revolver Draw, but only if the Company agreed to repay all but $5 million of the Revolver Draw prior to closing, which was the amount of additional debt permitted to be incurred under the existing terms of the original transaction agreement. Because the Company did not believe it would likely satisfy this requirement given economic conditions, such failure would give BorgWarner the ability to terminate the transaction or bring a damages claim against the Company. On that day, representatives of Simpson Thacher sent representatives of Kirkland a draft amendment and consent agreement (the “amendment”) reflecting this proposal.

On March 23, 2020, the Company proposed to BorgWarner that it would repay a minimum of $100 million of the Revolver Draw prior to closing, and use its best efforts to repay a larger amount. This proposal was rejected by BorgWarner.

From March 23, 2020 until March 28, 2020, representatives of the Company and BorgWarner engaged in numerous discussions regarding the Revolver Draw and the terms on which BorgWarner would be willing to provide its consent to the Revolver Draw. The Company also shared with BorgWarner an updated financial outlook of the Company for fiscal year 2020, which projected a reduction in the Company’s 2020 adjusted EBITDA of between 22% and 62% relative to the January Company Projections and also showed varying levels of revolving debt required by the Company during the second half of 2020. Following receipt of this information, BorgWarner continued to condition its consent on, among other things, the Company repaying at least $450 million of the Revolver Draw prior to closing, which the Company did not believe it would likely be able to satisfy given economic conditions. BorgWarner also proposed, in addition to the commitment to repay at least $450 million of the Revolver Draw prior to closing, a closing condition requiring the Company to satisfy a gross leverage ratio (calculated based on the Company’s gross debt-to-adjusted EBITDA) (the “gross leverage ratio”) set at a level that the Company did not believe it would likely satisfy on the basis of its financial outlook. The Company rejected this proposal.

On March 25, 2020, Moody’s announced a one-notch downgrade of the Company’s corporate family rating from B1 to B2, and of the Company’s senior unsecured rating from B2 to B3, citing the unprecedented effects of the COVID-19 outbreak on the auto sector.

On March 28, 2020, the Company made a final attempt to reach agreement with BorgWarner prior to effecting the Revolver Draw by proposing, among other things, a closing condition that would require the Company to satisfy a net leverage ratio (calculated based on the Company’s net debt-to-adjusted LTM EBITDA, the “net leverage ratio”) not to exceed 10.0 to 1.0, which was at a level that the Company believed it would likely satisfy based on its financial outlook. This proposal was rejected by BorgWarner based on concerns expressed by BorgWarner about the amount of Company debt that could be outstanding at closing, as well as BorgWarner’s concern that the proposed leverage ratio did not adequately protect against potential further declines in the Company’s adjusted EBITDA. As a result of BorgWarner’s rejection of the proposal, the Board believed that BorgWarner was not willing to provide its consent unless it was on terms that imposed undue closing risk to the Company and, accordingly, instructed management to proceed with the Revolver Draw on March 30, 2020 without BorgWarner’s consent.

On March 29, 2020, representatives of BofA Securities distributed a draft amendment to representatives of Goldman Sachs reflecting, among other things, BorgWarner’s proposal of a gross leverage ratio not to exceed 7.0 to 1.0 for the relevant period prior to closing and a limit on the Company’s outstanding revolver borrowings at closing of $62 million. The Company did not believe it would likely satisfy these conditions given economic conditions and its financial outlook. Later that day, representatives of the Company contacted Mr. Lissalde to inform him that the Company intended to proceed with the Revolver Draw on March 30, 2020 without BorgWarner’s consent.

Following the Revolver Draw on March 30, 2020, BorgWarner provided written notice to the Company asserting that the Company had materially breached the original transaction agreement by effecting the Revolver Draw without obtaining BorgWarner’s prior consent and also asserting that, if the alleged breach was not cured within 30 days, BorgWarner would have the right to terminate the original transaction agreement. The Company responded the same day indicating that, among other things, the Company disputed BorgWarner’s breach assertion on the basis that BorgWarner unreasonably withheld and conditioned its consent in material breach of the original transaction agreement. As part of its response letter, the Company reiterated that it would be willing to agree to repay a minimum of $250 million of the Revolver Draw at or prior to closing, which the Company had discussed in prior conversations with BorgWarner.

On March 31, 2020, each of BorgWarner and the Company issued a press release announcing the dispute related to the Revolver Draw.

Between March 31, 2020 and April 20, 2020, representatives of the Company and BorgWarner continued to discuss the Company’s financial outlook. On April 20, 2020, Company management shared with BorgWarner a further updated financial outlook of the Company for fiscal year 2020, reflecting actual financial results for the quarter ended March 31, 2020 and additional refinements related to the potential impact of the COVID-19 pandemic on the Company’s business through the end of fiscal year 2020. Relative to the financial outlook provided in March 2020, this updated financial outlook showed improvement in projected 2020 adjusted EBITDA.

On April 22, 2020, the Board held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, management provided an update on its recent discussions with BorgWarner relating to both integration efforts and the dispute, and the Board discussed, among other things, its various options in the event the dispute could not be resolved with BorgWarner within the 30-day cure period applicable to breaches.

On April 28, 2020, the Committee held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, the Committee discussed, among other things, the dispute and the expiration later that week of the 30-day cure period. The Committee also discussed, among other things, BorgWarner’s continued interest in the transaction, the Committee’s continued belief in the strategic merits of the transaction and corresponding desire to resolve the dispute, and possible terms that the Company could propose to BorgWarner to attempt to resolve the dispute. After discussion, the Committee determined to make a new proposal to BorgWarner to resolve the dispute that included, among other things, adding closing conditions requiring that the Company’s net leverage ratio would not exceed 9.0 to 1.0 for the relevant period prior to closing, and that the Company would repay at least $250 million of the Revolver Draw prior to closing. Later that day, representatives of Kirkland sent representatives of Simpson Thacher a draft amendment reflecting this proposal.

On April 30, 2020, BorgWarner responded to the Company’s April 28th proposal by, among other things, proposing to amend the exchange ratio from 0.4534 of a BorgWarner share to 0.4062 of a BorgWarner share (implying a reduction in the consideration payable to the Company’s shareholders of approximately 10% relative to the exchange ratio in the original transaction agreement) and proposing closing conditions requiring that (i) the Company’s net leverage ratio not exceed (x) 6.0 to 1.0 if the transaction closes prior to September 30, 2020 and

(y) 7.0 to 1.0 if the transaction closes after September 30, 2020, (ii) the Company’s outstanding revolver borrowings at closing not exceed $250 million, and (iii) the Company’s outstanding revolver borrowings net of its cash balances at closing not exceed $115 million.

On May 1, 2020, the Committee held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. At the meeting, representatives of Goldman Sachs reviewed the terms of BorgWarner’s latest proposal and provided preliminary updated financial analyses of the Company. The participants discussed the likelihood of the Company satisfying the additional closing conditions outlined in BorgWarner’s most recent proposal based on the Company’s financial outlook and the various assumptions and risks underlying that outlook. The Committee also discussed the greater-than-expected potential synergies that management believed could be achieved in the transaction based on integration activities to date. Following discussion, the Committee concluded, among other things, that it would recommend to the Board that the Company seek a smaller reduction in the exchange ratio as well as improved terms with respect to the proposed closing conditions.

Later that day, the Board held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. Representatives of Goldman Sachs reviewed the principal terms of BorgWarner’s latest proposal and provided preliminary updated financial analyses as shared with the Committee earlier that day. The Board then discussed BorgWarner’s proposal, the greater-than-expected potential synergies that management believed could be achieved in the transaction and the strategic merits of the transaction, including the Board’s continued belief that BorgWarner is an ideal consolidation partner and well-positioned with, among other things, a strong balance sheet to withstand the potential impacts of the COVID-19 pandemic. Following discussion, the Board determined that BorgWarner’s proposed exchange ratio was not acceptable since, among other things, it failed to adequately compensate the Company’s shareholders for the additional synergies expected to be realized in a combination of the Company and BorgWarner. The Board also discussed the likelihood of satisfying the new closing conditions proposed by BorgWarner and determined to seek a higher net leverage ratio and other improved terms. The Board then authorized the Committee to negotiate the terms of the amendment within specified ranges approved by the Board.

From May 1, 2020 through May 5, 2020, at the direction of the Committee, representatives of the Company and representatives of BorgWarner had several discussions regarding the terms of the amendment. During that period, Company management shared updated financial projections for the Company for fiscal years 2020 through 2023 (the “Updated Company Projections”) with representatives of Goldman Sachs, BorgWarner and BofA Securities, and BorgWarner’s management shared updated financial projections for BorgWarner for fiscal years 2020 through 2024 with representatives of the Company, Goldman Sachs and BofA Securities. Additional information pertaining to the Updated Company Projections is set forth in the section of this proxy statement captioned “—Delphi Technologies Unaudited Prospective Financial Information.”

On May 5, 2020, BorgWarner and the Company reached agreement (subject to final Board approval) on terms to resolve the dispute, which included the following (among other terms): (i) an exchange ratio of 0.4307 BorgWarner shares for each Company share (implying a reduction in the consideration payable to Company shareholders of approximately 5% relative to the exchange ratio contained in the original transaction agreement), and (ii) the following additional closing conditions: (A) that the Company’s net leverage ratio not exceed (x) 6.5 to 1.0 if closing occurs on or before September 30, 2020, and (y) 7.5 to 1.0 if closing occurs on or after October 1, 2020; (B) that on the date immediately prior to closing, the Company’s outstanding revolver borrowings do not exceed $225 million; and (C) that on the date immediately prior to the closing, the Company’s outstanding revolver borrowings net of its cash balances do not exceed $115 million. The amendment also contained, among other things, BorgWarner’s consent to the Revolver Draw.

On May 6, 2020, the Board held a telephonic meeting with Company management and representatives of Goldman Sachs and Kirkland participating. Mr. Haffner and representatives of Kirkland provided an update on the discussions with representatives of BorgWarner and its advisors and reviewed the principal terms of the proposed amendment. Representatives of Goldman Sachs next reviewed Goldman Sachs’ financial analyses of the Company based on, among other things, the Updated Company Projections. Representatives of Goldman Sachs then rendered Goldman Sachs’ oral opinion, subsequently confirmed in writing, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, Goldman Sachs was of the opinion that the exchange ratio of 0.4307 BorgWarner shares to be issued in exchange for each Company share pursuant to the transaction agreement (as amended by the amendment) was fair, from a financial point of view, to the holders (other than BorgWarner and its affiliates) of Company shares. Additional information pertaining to the opinion of Goldman Sachs is set forth in the section of this proxy statement captioned “—Opinion of Goldman Sachs.”

The Board further discussed the proposed amendment and various reasons and factors that members of the Board considered in forming their view that the Company’s entry into the amendment was advisable and in the best interests of the Company and its shareholders. The Board noted, among other things, its continued belief in the strategic benefits of the transaction, the greater-than-expected potential synergies that could be realized in the combination, the opportunity for Company shareholders to participate in the potential value creation of the combination, and the strength of BorgWarner’s balance sheet and the ability of the combined company to better weather the potential impacts of the COVID-19 pandemic. The Board also considered various risks and challenges facing the Company if it did not enter into the amendment, including, among other things: (i) the macroeconomic challenges that the Company continued to face since signing the original transaction agreement, (ii) risks related to the Company not completing the transaction, including its ability to preserve sufficient liquidity and successfully execute its standalone plan in the wake of the COVID-19 pandemic, and (iii) in the event the parties litigated the breach dispute, the uncertainty of the outcome and potentially adverse impact that an unfavorable court ruling may have on the Company. Considering the strategic benefits of the transaction and the various risks and challenges facing the Company, members of the Board determined that the Company’s entry into the amendment was in the best interests of the Company and its shareholders. The Board (which, for the avoidance of doubt, did not include the presence, participation or recommendation of Messrs. Manganello and Adams) then, taking into account the foregoing and its previous meetings and discussions, among other things: (1) unanimously approved and declared advisable the amendment, (2) declared that it was in the best interests of the Company’s shareholders that the Company enter into the amendment and consummate the transactions, as amended by the amendment, and (3) resolved to recommend that the Company’s shareholders vote in favor of all resolutions comprising the Company shareholder approval at a duly held meeting of the shareholders for that purpose. Additional information pertaining to the recommendation of the Board is set forth in the section of this proxy statement captioned “—Recommendation of the Board and Reasons for the Transaction.”

Later that morning, before commencement of trading on the NYSE, the Company and BorgWarner executed and delivered the amendment and issued a joint press release announcing their entry into the amendment. Also that day, the Company announced its financial results for the quarter ended March 31, 2020 and its entry into a second amendment to the credit agreement which, among other things, provided financial covenant relief to the Company for the remainder of 2020 and 2021.

Recommendation of the Board and Reasons for the Transaction

After careful consideration, the Board has (i) unanimously approved and declared advisable the transaction agreement, the transactions contemplated by the transaction agreement, and the scheme (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme) and (ii) declared that it was in the best interests of the Company’s shareholders that the Company enter into the transaction agreement and consummate the transactions contemplated thereby, including the scheme, on the terms and subject to the conditions set forth in the transaction agreement. For purposes of the remainder of this section, each reference to the Board (or any meeting thereof) is intended to refer to the Board (or such meeting) without any participation by Messrs. Manganello and Adams. The Board unanimously recommends that Company shareholders vote in favor of the Scheme Proposal at the Court Meeting and the Company Shareholder Proposals at the extraordinary general meeting.

In evaluating the transaction agreement and the transaction and reaching its decision to approve the transaction agreement and the transaction, the Board, as described in the prior section entitled “The Transaction—Background of the Transaction”, consulted with the Company’s management, and advisors, considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of the Company, and weighed numerous other factors, including the perceived benefits and the potential risks of the transaction. The Board concluded that the transaction was in the best interests of the Company and its shareholders.

The Board considered various factors that it believes support its determination and recommendation, including the following (not necessarily in order of relative importance):

Aggregate Value and Composition of the Consideration

•	the fact that the exchange ratio of 0.4307 represented the following:

•

an implied value per Company share of $16.52 based on the closing price of BorgWarner shares as of January 27, 2020 (the trading day immediately prior to the date of the announcement of the original transaction agreement), which represented a premium of 69% to the closing price on January 27, 2020 (the last trading day immediately prior to the announcement of the original transaction agreement), and a premium of 45% to the volume weighted average price (the “VWAP”) of Company shares during the one calendar month period ended January 27, 2020; and

•

an implied value per Company share of $11.64 based on the closing price of BorgWarner shares as of May 4, 2020 (two trading days immediately prior to the announcement of the amendment), which represented a premium of 23% to the closing price on May 4, 2020, and a premium of 39% to the VWAP of Company shares during the one calendar month period ended May 4, 2020;

•	the Board’s belief that the value to be received by Company shareholders under the transaction reflected a higher value than would be achieved under the Company’s standalone plan;

•

that the fixed exchange ratio provides certainty to the Company’s shareholders as to their pro forma ownership of approximately 15% of BorgWarner following completion of the transaction and represented a reduction of only 1% from the pro forma ownership implied by the exchange ratio under the original transaction agreement;

•

the fact that the exchange ratio included in the transaction agreement provides for a fixed number of BorgWarner shares, which offers Company shareholders the opportunity to benefit from any increase in the trading price of BorgWarner common stock before the closing of the transaction;

•

that the share consideration offers the Company’s shareholders the opportunity to participate in the potential value creation of the combined company (including any future appreciation in the value of BorgWarner’s common stock), as well as any additional premium that may be realized in the event the combined company is sold to a third party in the future;

•	the Board’s belief that the combined company has the ability to provide strong returns to shareholders over the long-term based on projected growth in free cash flow; and

•

the fact that Company shareholders will be able to either retain the BorgWarner shares to be received in the transaction or, given the expected liquidity of the combined company’s stock, at their option, dispose of that stock;

Synergies and Strategic Considerations

•

the Board’s belief that the transaction would maximize shareholder value over the long term as compared to other strategic alternatives, including the Company’s standalone plan and other possible transactions considered with other parties;

•

the Board’s belief that the transaction will result in a leading pioneering propulsion technologies company with enhanced scale and capabilities that will enable it to better address various execution risks and uncertainties and withstand industry challenges and macroeconomic headwinds;

•	that the Company’s shareholders, as shareholders of the combined company, will have the potential to benefit from improved profitability through various revenue and cost synergies;

•

the Board’s belief that the combined company will have a diversified growth profile, broad geographic reach and a more comprehensive portfolio of leading products, which is expected to include a suite of integrated and standalone offerings of power electronic products (including high voltage inverters, converters, on board chargers and battery management systems) that can be partnered with electric motors and mechanical components as well as capabilities (including software, systems integration and thermal management) that are expected to allow the combined company to broadly participate in both hybrid and electric vehicles;

•

the Board’s belief that the combined company’s business will have an enhanced financial profile and be better positioned to withstand the potential impacts of the COVID-19 pandemic and challenges facing the automotive industry with a stronger balance sheet, stronger credit ratings, expected greater free cash flow and enhanced liquidity as compared with the Company on a standalone basis, as well as the potential capital markets benefits afforded to a larger public company;

•

the Board’s belief that the combined company will be able to achieve substantial synergies and be better positioned to execute the Company’s restructuring plan, meaningfully accelerate growth initiatives and pursue additional investment and restructuring opportunities;

•	the cultural alignment between the Company and BorgWarner, including shared values and commitment to respect, integrity, excellence, responsibility and teamwork;

•

historical information concerning the Company and BorgWarner’s respective businesses, financial condition, results of operations, earnings, trading prices, management, competitive positions and prospects on a stand-alone basis and forecasted combined basis; and

•

the favorable results of due diligence review of BorgWarner and its business, including with respect to financial, legal, accounting, tax, human resources, real estate and intellectual property matters, conducted by the Company and its advisors;

Standalone Considerations

•

the challenges presented by the rapidly evolving automotive industry in which the Company competes as a standalone automotive components provider were likely to remain present and persist following the COVID-19 pandemic;

•

the significant and unprecedented market disruption caused by the COVID-19 pandemic and the evolving and highly uncertain impact it may continue to have on the Company’s business, operations and financial condition;

•

the Board’s familiarity with and understanding of the Company’s business, results of operations, financial and market position, and its expectations concerning the Company’s future prospects, including the recent and near-term expected declines in the Company’s revenues, earnings, and free cash flows;

•	macroeconomic challenges resulting in an anticipated slowdown in global vehicle production;

•	industry headwinds from, among other things, increased competition, technological changes, shorter product life cycles and consumer demand cyclicality;

•	the faster than expected declines in the Company’s higher-margin diesel fuel injection systems business and commercial vehicles business;

•	longer than anticipated investment cycle for the Company’s power electronics business due to a slower than expected ramp-up of electrification across the light-duty vehicle market;

•	slowdown in the Asia-Pacific region (primarily China), particularly in the power electronics business;

•	the adverse impact that global regulatory changes have had on the Company’s business;

•

the Board’s view that industry trends and customer demands would require increased research and development spend, significant investment and increased scale, each of which presented substantial challenges and risks to the Company’s potential near term and long term success;

•

the additional investment required to support the Company’s rapidly growing GDi business and maintain the Company’s leading position in the power electronics industry, as well as the implications of a recently terminated key customer program in the Company’s GDi business;

•	Moody’s downgrade of the Company’s credit ratings and associated increase in the Company’s standalone financing costs; and

•

the Company’s ability to refinance its term loan before it becomes due in 2022 on favorable terms, or at all, in light of the various challenges facing the Company, including Moody’s downgrade of the Company’s credit ratings;

Key Aspects of the Transaction

•

the opinion of Goldman Sachs that was received by the Board that, as of May 6, 2020, based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the transaction agreement was fair, from a financial point of view, to the holders (other than BorgWarner and its affiliates) of Company shares, as further described under the heading “—Opinion of Goldman Sachs” beginning on page 73;

•	the likelihood that the transaction will be consummated and anticipated timing of closing, based on, among other things:

•	the closing conditions to the scheme and transaction; and

•

the commitment made by BorgWarner to cooperate and use reasonable best efforts to obtain governmental and regulatory consents, approvals and clearances, and to divest the Company’s and BorgWarner’s assets or commit to limitations on the businesses of the Company and BorgWarner to the extent provided in the transaction agreement, as discussed further under “—Regulatory Approvals Required” beginning on page 95;

•

the fact that the transaction agreement was negotiated at arm’s length between the Company and BorgWarner, with the assistance of their respective advisors and supported by business and legal diligence review;

•	in the event the parties litigated the breach dispute, the uncertainty of the outcome and potentially adverse impact that an unfavorable court ruling may have on the Company;

•

consideration of other terms of the transaction agreement, as more fully described in the section of this proxy statement captioned “The Transaction Agreement” beginning on page 105 and the course of the negotiations of such terms, which terms included (not in any relative order of importance):

•

the ability of the Company, under certain circumstances, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described under “The Transaction Agreement—Adverse Recommendation Changes and Agreement Not to Solicit Other Offers” beginning on page 116;

•	the ability of the Board, in certain circumstances, to terminate the transaction agreement to enter into a superior proposal if the Board determines in good faith that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable law. Termination of the transaction agreement to enter into an alternative acquisition agreement with respect to a superior proposal is subject to the Company’s payment to BorgWarner of the Termination Fee ($53.5 million), which the Board believes is reasonable in light of the circumstances and not likely to deter any potential interested party from making a competing acquisition proposal;

•

the ability of the Board, in certain circumstances, to change its recommendation to Company shareholders regarding the transaction (for more information see “The Transaction Agreement—Adverse Recommendation Changes and Agreement Not to Solicit Other Offers”); and

•

the ability of the Company, if BorgWarner breaches the transaction agreement or fails to complete the transaction when required to do so, to seek specific performance or monetary damages, subject to the terms and conditions in the transaction agreement;

The Board also considered various risks and other countervailing factors related to entering into the transaction agreement, including the following (not necessarily in order of relative importance):

•	that any gains arising from the receipt of scheme consideration are expected to be taxable to certain Company shareholders for U.S. federal income tax purposes;

•

that the fixed exchange ratio will not be adjusted to compensate for changes in the price of BorgWarner shares prior to the consummation of the transaction, and the terms of the transaction agreement do not include termination rights triggered by a decrease in the value of BorgWarner shares relative to the value of Company shares (although the Board determined that the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of the Company and BorgWarner);

•

the amount of time it could take to complete the transaction, including the fact that completion of the transaction depends on factors outside of the Company’s control, and that there can be no assurance that the conditions to the transaction will be satisfied even if the scheme is approved by the Company’s shareholders;

•

the possibility that the transaction might not be consummated and that if the transaction is not consummated, (a) the price of the Company shares would likely decrease since the current market price may reflect a market assumption that the transaction will be consummated, (b) the Company, in certain circumstances, may be required to pay BorgWarner the Termination Fee ($53.5 million), (c) the Company may experience difficulties in obtaining financing or refinancing its existing debt from changed perceptions regarding the Company’s competitive position, management, liquidity or other aspects of its business, (d) the Company may be unable to find a partner willing to engage in a similar transaction on terms as favorable as those set forth in the Company’s agreements with BorgWarner, and (e) Company shareholders would not realize the anticipated benefits of the transaction;

•

the terms of the transaction agreement that restrict the Company’s ability to solicit alternative acquisition proposals from third parties and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative acquisition proposal, as further discussed under “The Transaction Agreement—Adverse Recommendation Changes and Agreement Not to Solicit Other Offers” beginning on page 116;

•

the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the transaction, regardless of whether consummated and, if the transaction is not consummated, the Company will be required to pay its own expenses associated with the transaction and the fact that the Board, senior management and other employees will have expended significant time and effort and will have experienced significant distractions from their work during the pendency of the transaction;

•	the potential for diversion of management attention and employee attrition and the possible effects of the announcement and pendency of the transaction on customers and business relationships;

•

the risk of litigation in connection with the transaction, and the fact that litigation in connection with transactions such as the transactions contemplated by the transaction agreement is common and potentially costly;

•

the Termination Fee ($53.5 million) which may become payable pursuant to the transaction agreement under certain circumstances, including if the Company terminates the transaction agreement to accept a superior proposal, and the possibility that the amount of the Termination Fee could deter alternative acquisition proposals, as further discussed under “The Transaction Agreement—Termination Fee” beginning on page 126;

•

the fact that completion of the transaction would require governmental and regulatory consents, approvals and clearances and the satisfaction of certain other closing conditions, including that the financial conditions have been satisfied, the Company shareholder approval has been obtained, that the scheme has been sanctioned by the Court and that there is no order or legal restraint preventing the consummation of the transaction, which are not entirely within the Company’s control;

•

the restrictions on the conduct of the Company’s business prior to the consummation of the transaction and the requirement that the Company conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the transaction and that, absent the transaction agreement, the Company might have pursued, as further discussed under “The Transaction Agreement—Covenants and Agreements” beginning on page 111;

•

the difficulty and costs inherent in integrating diverse, global businesses and the risk that the cost savings, synergies and other benefits expected to be obtained as a result of the transaction might not be fully or timely realized; and

•	the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 26 and 41, respectively.

The Board considered all of these factors and concluded as a whole that the uncertainties, risks and potentially negative factors relevant to the transaction were outweighed by the potential benefits that it expected the Company and its shareholders would achieve as a result of the transaction.

In considering the recommendations of the Board, you should be aware that certain directors and officers of the Company have interests in the proposed transaction that are in addition to, or different from, any interests they might have as shareholders. For more information, see “Interests of Certain Persons in the Transaction” beginning on page 87.

This discussion of the information and factors considered by the Board includes the principal positive and negative factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered by the Board in connection with its evaluation of the transaction and the complexity of these matters, the Board did not find it practicable to, and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the transaction and to make its recommendations to the Company’s shareholders. Rather, the Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Board may have given differing weights to different factors. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 41.

Opinion of Goldman Sachs

On May 6, 2020, at a meeting of the Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the transaction agreement (as amended by the amendment) was fair, from a financial point of view, to the holders (other than BorgWarner and its affiliates) of Company shares.

The full text of the written opinion of Goldman Sachs, dated May 6, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Company shares should vote with respect to the scheme of arrangement or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the original transaction agreement;

•	the amendment;

•	annual reports to shareholders and Annual Reports on Form 10-K of Delphi Technologies for the three years ended December 31, 2019;

•	the registration statement on Form 10-12B of Delphi Jersey Holdings PLC, dated December 29, 2017, as amended, relating to the initial public offering of Company shares;

•	annual reports to stockholders and Annual Reports on Form 10-K of BorgWarner for the five years ended December 31, 2019;

•	certain interim reports to shareholders and stockholders (as applicable) and Quarterly Reports on Form 10-Q of Delphi Technologies and BorgWarner;

•	certain other communications from Delphi Technologies and BorgWarner to their shareholders and stockholders, respectively;

•	certain publicly available research analyst reports for Delphi Technologies and BorgWarner; and

•

certain updated internal financial analyses and forecasts for Delphi Technologies prepared by its management, and for BorgWarner prepared by its management and certain updated financial analyses and forecasts for BorgWarner pro forma for the consummation of the transaction prepared by the management of Delphi Technologies, in each case, as approved for Goldman Sachs’ use by Delphi Technologies, which are referred to as the “Forecasts,” and certain updated operating synergies projected by the management of Delphi Technologies to result from the transaction, as approved for Goldman Sachs’ use by Delphi Technologies, which are referred to as the “Synergies.”

Goldman Sachs also held discussions with members of senior managements of Delphi Technologies and BorgWarner regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition, and future prospects of BorgWarner, and with members of senior management of Delphi Technologies regarding their assessment of the past and current business operations, financial condition and future prospects of Delphi Technologies; reviewed the reported price and trading activity for Company shares and BorgWarner shares; compared certain financial and stock market information for Delphi Technologies and BorgWarner with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the automotive supplier industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with Delphi Technologies’ consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Delphi Technologies’ consent that the Forecasts and the Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Delphi Technologies. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Delphi Technologies, BorgWarner or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Delphi Technologies or BorgWarner or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the transaction will be consummated on the terms set forth in the transaction agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Delphi Technologies to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Delphi Technologies; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to the acquisition of, or other business combination with, Delphi Technologies or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to the holders of Company shares (other than BorgWarner and its affiliates) of the exchange ratio pursuant to the transaction agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the transaction agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the transaction agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith, by the holders of any other class of securities, creditors, or other constituencies of Delphi Technologies; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Delphi Technologies, or any class of such persons in connection with the transaction, whether relative to the exchange ratio pursuant to the transaction agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which BorgWarner shares or Delphi Technologies shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Delphi Technologies or BorgWarner or the transaction, or as to the impact of the transaction on the solvency or viability of Delphi Technologies or BorgWarner or the ability of Delphi Technologies or BorgWarner to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 4, 2020, the next to last trading day before the date of the amendment (which we refer to for the purposes of this section of the proxy statement as the “last trading date”), and is not necessarily indicative of current market conditions. The execution of the original transaction agreement was publicly announced on January 28, 2020.

Financial Analyses of Delphi Technologies

Historical Stock Trading Analysis

Goldman Sachs calculated the implied consideration per Company share by multiplying the exchange ratio by the closing price per BorgWarner share on the last trading date, and analyzed the $11.64 implied consideration per Company share represented by the exchange ratio in relation to (i) the closing price of Company shares on the last trading date, (ii) the VWAP of Company shares during the one calendar month period ended on the last trading date, (iii) the VWAP of Company shares during the three calendar month period ended on the last trading date, (iv) the lowest intra-day price of Company shares over the 52-week period ended on the last trading date, (v) the highest intra-day price of Company shares over the 52-week period ended on the last trading date, and (vi) the average analyst price target as of the last trading date.

This analysis indicated that the $11.64 implied consideration per Company share represented as of the last trading date:

•	a premium of 23% to the closing price of $9.49;

•	a discount of 5% to the implied purchase price based on the 0.4534 exchange ratio (reflected in the original transaction agreement from January 28, 2020);

•	a premium of 39% to the one calendar month VWAP of $8.35;

•	a premium of 8% to the three calendar month VWAP of $10.80;

•	a premium of 116% to the lowest intra-day price of $5.39 over the prior 52-week period;

•	a discount of 47% to the highest intra-day price of $22.08 over the prior 52-week period; and

•	a premium of 25% to the average analyst target price of $9.28

Illustrative Discounted Cash Flow Analysis

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Delphi Technologies. Using discount rates ranging from 8.00% to 9.00%, reflecting estimates of Delphi Technologies’ weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2020 (i) estimates of unlevered free cash flow for Delphi Technologies for the last three quarters of 2020 and the years 2021 through 2023 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Delphi Technologies, which were calculated by applying an illustrative terminal value to earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple range of 4.0x to 5.5x to estimated terminal year EBITDA for Delphi Technologies. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Delphi Technologies was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by the Company share trading prices over certain periods (and estimates of last-12-months (“LTM”) EBITDA as reported by IBES).

Goldman Sachs derived a range of illustrative enterprise values (“EVs”) for Delphi Technologies by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Delphi Technologies, the net debt of $1,373 million, book value of minority interests of $133 million, post-tax unfunded pension liabilities of $289 million, and added investments in affiliates for Delphi Technologies of $41 million, each as of March 31, 2020 and as provided by the management of Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a range of illustrative equity values for Delphi Technologies. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Company shares of 89.1 million as of April 28, 2020, as provided by the management of Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a range of illustrative values per Company share, rounded to the nearest $0.25, ranging from $10.75 to $20.00.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per Company share, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s trading multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2021 to 2023. Goldman Sachs first calculated the implied enterprise values for Delphi Technologies as of December 31 for each of the fiscal years 2020 to 2022, by applying enterprise value to next twelve months (“NTM”) EBITDA multiples, which are referred to in this section as “NTM EV/EBITDA,” of 4.0x to 5.5x to EBITDA estimates for Delphi Technologies for each of the fiscal years 2021 to 2023 based on the Forecasts. These illustrative multiple estimates were derived by Goldman Sachs using its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for Delphi Technologies and for selected companies (as described below under “—Selected Companies Analysis”). Goldman Sachs then subtracted the amount of Delphi Technologies’ forecasted net debt of $1,485 million, $1,409 million and $1,208 million and book value of minority interests of $133 million, $133 million and $133 million and added investments in affiliates of $41 million, $41 million and $41 million for each of the fiscal years 2020 to 2022, respectively, as of the relevant year-end, each as provided by Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies, from the respective implied enterprise values in order to derive a range of illustrative equity values for Delphi Technologies as of December 31 for each of the fiscal years 2020 to 2022. Goldman Sachs then divided the results by the number of projected year-end fully diluted outstanding Company shares of 89.1 million, 90.7 million and 92.2 million for each of the fiscal years 2020 to 2022, respectively, each as provided by the management of Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies to derive a range of implied future share prices. Goldman Sachs then discounted the December 31, 2020 to December 31, 2022 implied future share price values back to March 31, 2020 using an illustrative discount rate of 8.9%, reflecting an estimate of Delphi Technologies’ cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values, rounded to the nearest $0.25, of $3.25 to $20.00 per Company share.

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the automotive supplier industry since 2014.

For each of the selected transactions where information was publicly available, Goldman Sachs calculated and compared the implied enterprise value to LTM EBITDA multiple, which is referred to in this section as “EV/LTM EBITDA,” of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s LTM EBITDA based on publicly available information at the time each such selected transaction was announced. While none of the target companies that participated in the selected transactions are directly comparable to Delphi Technologies, the target companies that participated in the selected transactions are companies with operations that, for the purpose of analysis, may be considered similar to certain of Delphi Technologies’ results, market size and product profile.

The following table presents the results of this analysis:

Selected Precedent Transactions
Announcement Date	Acquiror	Target	EV/LTM EBITDA
July 2018	Dana Incorporated	Oerlikon Group	6.7x
April 2018	Tenneco Inc.	Federal-Mogul LLC	7.2x
May 2017	Zhengzhou Coal Mining Machinery Group Co Ltd /China Renaissance Capital Investment	SG Holding	6.7x
November 2016	American Axle & Manufacturing Holdings Inc.	Metaldyne Performance Group Inc.	6.5x
November 2016	KKR & Co Inc.	Calsonic Kansei Corp.	7.6x
June 2016	Valeo	FTE Automotive	8.0x
May 2016	Musashi Seimitsu Industry Co., Ltd.	Hay Holding GmbH	6.9x
March 2016	Yinyi Group	Punch Powertrain	10.0x
August 2015	Johnson Electric Group	Stackpole International	10.6x
July 2015	Magna International Inc.	Getrag Group of Companies	8.8x
July 2015	BorgWarner Inc.	Remy International Inc.	10.1x
January 2015	Bain Capital LLC	TI Automotive	5.8x
July 2014	NN, Inc.	Autocam Corporation	7.6x
Median			7.6x

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment, Goldman Sachs applied a reference range of EV/LTM EBITDA multiples of 6.5x to 8.0x to Delphi Technologies’ LTM EBITDA for the quarter ended March 31, 2020, as provided by the management of Delphi Technologies, and to Delphi Technologies’ LTM EBITDA for 2020E, as reflected in the Forecasts to derive a range of implied enterprise values for Delphi Technologies. Goldman Sachs then subtracted from the range of implied enterprise values the net debt of $1,373 million, book value of minority interests of $133 million, and added investments in affiliates for Delphi Technologies of $41 million for Delphi Technologies, each, as of March 31, 2020, and as provided by the management of Delphi Technologies, to derive a range of illustrative equity values for Delphi Technologies. Goldman Sachs divided the results by the number of fully diluted outstanding Company shares of 89.1 million as of April 28, 2020 as provided by the management of Delphi Technologies, to derive a range of implied values per Company share, rounded to the nearest $0.25, of $18.50 to $26.50 based on the LTM EBITDA for the quarter ended March 31, 2020 and $3.25 to $7.75 based on the LTM EBITDA of 2020E.

Premia Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-stock acquisition transactions announced during the time period from January 1, 2015 through May 4, 2020 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were greater than $500 million, excluding the acquisition premium for the transaction as originally announced on January 28, 2020. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to the announcement of the transaction. This analysis indicated a median premium of 11.0% across the period. This analysis also indicated a 25th percentile premium of 1.8% and 75th percentile premium of 21.6% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 11% to 22% to the undisturbed closing price per Company share of $9.49 as of the last trading date, and calculated a range of implied equity values per Company share, rounded to the nearest $0.25, of $10.50 to $11.50.

Financial Analyses of BorgWarner

Illustrative Discounted Cash Flow Analysis

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on BorgWarner. Using discount rates ranging from 6.25% to 7.25%, reflecting estimates of BorgWarner’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2020 (i) estimates of unlevered free cash flow for BorgWarner for the last three quarters of 2020 and the years 2021 through 2023 as reflected in the Forecasts and (ii) a range of illustrative terminal values for BorgWarner, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.0x to 6.5x to estimated terminal year EBITDA for BorgWarner as reflected in the Forecasts. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for BorgWarner was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by BorgWarner share trading prices over certain periods (and estimates of LTM EBITDA as reported by IBES). Goldman Sachs derived a range of illustrative enterprise values for BorgWarner by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for BorgWarner the net debt of $1,049 million, book value of minority interests of $140 million, post-tax unfunded pension liabilities of $225 million, and added investments in affiliates for BorgWarner of $261 million, each as of March 31, 2020 and as provided by the management of BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a range of illustrative equity values for BorgWarner. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding BorgWarner shares of 207.5 million as of March 31, 2020, as provided by the management of BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a range of illustrative values per BorgWarner share, rounded to the nearest $0.25, ranging from $39.75 to $52.75.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per BorgWarner share, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2021 to 2023. Goldman Sachs first calculated the implied enterprise values for BorgWarner as of December 31 for each of the fiscal years 2020 to 2022, by applying NTM EV/EBITDA multiples of 5.0x to 6.5x to EBITDA estimates for BorgWarner for each of the fiscal years 2021 to 2023 based on the Forecasts. These illustrative multiple estimates were derived by Goldman Sachs using its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for BorgWarner and for selected companies (as described below under “—Selected Companies Analysis”). Goldman Sachs then subtracted the amount of BorgWarner’s forecasted net debt of $842 million, $857 million and $674 million and book value of minority interests of $140 million, $140 million and $140 million and added investments in affiliates of $261 million, $261 million, and $261 million for each of the fiscal years 2020 to 2022, respectively, as of the relevant year-end, each as provided by BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies, from the respective implied enterprise values in order to derive a range of illustrative equity values for BorgWarner as of December 31 for each of the fiscal years 2020 to 2022. Goldman Sachs then divided the results by the number of projected year-end fully diluted outstanding BorgWarner shares of 202.7 million, 198.7 million and 195.4 million for each of the fiscal years 2020 to 2022, respectively, each as provided by the management of BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies to derive a range of implied future share prices (excluding dividends). Goldman Sachs then discounted the December 31, 2020 to December 31, 2022 implied future share price values (excluding dividends) back to March 31, 2020 using an illustrative discount rate of 8.3%, reflecting an estimate of BorgWarner’s cost of equity to derive a range of implied present value of future share prices (excluding dividends). Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added the cumulative discounted dividends per share expected to be paid to BorgWarner’s shareholders as of December 31 for each of the fiscal years 2020 to 2022 of $0.49, $1.12 and $1.71, as provided by BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies, to the present value of implied future share price (excluding dividends) for each respective fiscal year, such dividends being discounted back to March 31, 2020 using an illustrative discount rate of 8.3%, reflecting an estimate of BorgWarner’s cost of equity, to derive a range of implied present value of future share prices (including dividends). This analysis resulted in a range of implied present values, rounded to the nearest $0.25, of $32.75 to $52.25 per BorgWarner share.

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial and stock market information, ratios and public market multiples for Delphi Technologies and BorgWarner to corresponding financial and stock market information, ratios and public market multiples for the following automotive supplier companies (the “selected companies”):

•	Key Peers

•	Continental AG (“Conti”)

•	Denso Corporation (“Denso”)

•	Garrett Motion Inc. (“Garrett”)

•	Magna International Inc. (“Magna”)

•	Valeo (“Valeo”)

•	Other Auto Suppliers

•	Adient plc (“Adient”)

•	American Axle & Manufacturing, Inc. (“American Axle”)

•	Dana Incorporated (“Dana”)

•	Lear Corporation (“Lear”)

•	Meritor, Inc. (“Meritor”)

•	Tenneco Inc. (“Tenneco”)

•	Schaeffler Technologies AG & Co. KG (“Schaeffler”)

Although none of the selected companies are directly comparable to Delphi Technologies or BorgWarner, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Delphi Technologies and BorgWarner.

Goldman Sachs calculated and compared various financial multiples and ratios for Delphi Technologies, BorgWarner and the selected companies based on financial and trading data as of the last trading date, information Goldman Sachs obtained from Bloomberg, S&P Capital IQ, Thomson Reuters Eikon, publicly available historical data, the Forecasts, market data, and Institutional Brokers’ Estimate System, or “IBES,” estimates. Goldman Sachs calculated EV/EBITDA multiples for Delphi Technologies, BorgWarner, and the selected companies for 2019A, 2020E and 2021E. The results of these analyses are summarized as follows:

Selected Companies EV/EBITDA(1)
Company	2019A	2020E	2021E
Delphi Technologies (IBES)	4.2x	7.1x	4.9x
Delphi Technologies (Forecasts)(2)	4.5x	8.6x	5.0x
BorgWarner (IBES)	3.9x	5.5x	4.4x
BorgWarner (Forecasts)(2)	3.9x	4.0x	3.4x
Key Peers
Conti	3.5x	4.3x	3.2x
Denso	6.2x	4.3x	3.9x
Garrett	3.6x	8.8x	5.6x
Magna	4.1x	7.4x	5.0x
Valeo	3.4x	4.5x	3.4x
Median	3.5x	4.5x	3.9x
Other Auto Suppliers
Adient	4.6x	5.9x	3.4x
American Axle	3.7x	6.4x	5.4x
Dana	3.4x	6.1x	4.3x
Lear	3.6x	5.6x	4.0x
Meritor	3.1x	5.0x	3.8x
Tenneco	3.5x	7.0x	4.6x
Schaeffler	3.5x	3.7x	3.2x
Median	3.5x	5.9x	4.0x

(1)	Multiples based on information obtained from Bloomberg, IBES, S&P Capital IQ, Thomson Reuters Eikon and publicly available historical data.
(2)	Multiples based on the Forecasts.

Implied Value of Consideration per Company Share

Illustrative Discounted Cash Flow Analysis

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the combined company. Using discount rates ranging from 6.25% to 7.25%, reflecting estimates of the weighted average cost of capital for the combined company, Goldman Sachs discounted to present value as of March 31, 2020 (i) estimates of unlevered free cash flow for the combined company for the last three quarters of 2020 and the years 2021 through 2023 as reflected in the Forecasts and taking into account the Synergies and (ii) a range of illustrative terminal values for the combined company, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.0x to 6.5x to estimated terminal year EBITDA for the combined company as reflected in the Forecasts and taking into account the Synergies. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the combined company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for the combined company was derived by

Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by BorgWarner share trading prices over certain periods (and estimates of LTM EBITDA as reported by IBES). Goldman Sachs derived a range of illustrative enterprise values for the combined company by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the combined company the net debt of $2,465 million, book value of minority interests of $273 million, post-tax unfunded pension liabilities of $514 million, and added investments in affiliates for the combined company of $302 million, each as of March 31, 2020 and as provided by the management of Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a range of illustrative equity values for the combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the combined company’s common stock of 245.9 million as of March 31, 2020 pro forma for the consummation of the transaction, as provided by the management of BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a range of illustrative values per BorgWarner share. Goldman Sachs then multiplied this range by the exchange ratio to yield illustrative values, rounded to the nearest $0.25, ranging from $19.00 to $25.75 for the 0.4307 of a newly issued BorgWarner share to be received for each Company share in the transaction. As described above under “—Financial Analyses of Delphi Technologies—Illustrative Discounted Cash Flow Analysis,” Goldman Sachs calculated a range of illustrative values per Company share for Delphi Technologies on a standalone basis, rounded to the nearest $0.25, of $10.75 to $20.00.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per BorgWarner share pro forma for the consummation of the transaction, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2021 to 2023.

Goldman Sachs first calculated the implied enterprise values for the combined company as of December 31 for each of the fiscal years 2020 to 2022, by applying NTM EV/EBITDA multiples of 5.0x to 6.5x to EBITDA estimates for the combined company for each of the fiscal years 2021 to 2023 based on the Forecasts and taking into account the Synergies. These illustrative multiple estimates were derived by Goldman Sachs using its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for BorgWarner and for selected companies (as described below under “—Selected Companies Analysis”). Goldman Sachs then subtracted the amount of the combined company’s forecasted net debt of $2,497 million, $2,378 million and $1,878 million and book value of minority interests of $273 million, $273 million and $273 million and added investments in affiliates of $302 million, $302 million and $302 million for each of the fiscal years 2020 to 2022, respectively, as of the relevant year-end, each as provided by Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies, from the respective implied enterprise values in order to derive a range of illustrative equity values for the combined company as of December 31 for each of the fiscal years 2020 to 2022. Goldman Sachs then divided the results by the number of projected year-end fully diluted outstanding shares of the combined company’s common stock of 240.9 million, 237.3 million and 234.5 million for each of the fiscal years 2020 to 2022, respectively, each as provided by the management of BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies to derive a range of implied future share prices (excluding dividends). Goldman Sachs then discounted the December 31, 2020 to December 31, 2022 implied future share price values (excluding dividends) back to March 31, 2020 using an illustrative discount rate of 8.3%, reflecting an estimate of the combined company’s cost of equity to derive a range of implied present value of future share prices (excluding dividends). Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added the cumulative discounted dividends per share of the combined company’s common stock expected to be paid to the combined company’s shareholders as of December 31 for each of the fiscal years 2020 to 2022 of $0.49, $1.12 and $1.71, respectively, as provided by BorgWarner and approved for Goldman Sachs’ use by the management of Delphi Technologies, to the present value of implied future share price (excluding dividends) for each respective fiscal year, such dividends being discounted back to March 31, 2020 using an illustrative discount rate of 8.3%, reflecting an estimate of the combined company’s cost of equity, to derive a range of illustrative present value of future share prices (including dividends) per share of the combined company’s common stock pro forma for the consummation of the transaction. Goldman Sachs then multiplied this range by the exchange ratio to yield illustrative present values, rounded to the nearest $0.25, ranging from $14.00 to $25.50 for the 0.4307 of a newly issued BorgWarner share to be received for each Company share in the transaction. As described above under “—Financial Analyses of Delphi Technologies – Illustrative Present Value of Future Share Price Analysis” Goldman Sachs calculated a range of implied present values per Company share for Delphi Technologies on a standalone basis, rounded to the nearest $0.25, of $3.25 to $20.00.

Illustrative Contribution Analysis

Using the Forecasts and publicly available information, Goldman Sachs analyzed the implied contributions of Delphi Technologies and BorgWarner to the combined company on an implied levered equity basis, based on estimated future operating and financial information of each company on a stand-alone basis, including estimated revenue, EBITDA, unlevered free cash flow, discounted cash flow and market capitalizations of Delphi Technologies and BorgWarner as of the last trading date. For the purposes of performing this analysis on an implied levered equity basis, Goldman Sachs analyzed the relative size of contribution of each of Delphi Technologies and BorgWarner based on illustrative levered equity values of Delphi Technologies and BorgWarner based on the financial metrics of each company for each of the calendar years 2019 through 2021. Goldman Sachs derived the implied levered equity values by combining EVs for Delphi Technologies and BorgWarner, calculating implied blended EV multiples on the combined financial metrics of Delphi Technologies and BorgWarner, applying those blended multiples to each of Delphi Technologies’ and BorgWarner’s standalone financial metrics to calculate implied EVs for each of Delphi Technologies and BorgWarner and then subtracting the respective net debt, book value of minority interests and adding the respective investments in affiliates, each as of March 31, 2020 and as provided by the management of Delphi Technologies and approved for Goldman Sachs’ use by the management of Delphi Technologies, to derive a levered equity value for each of Delphi Technologies and BorgWarner. Based on the relative sizes of contribution calculated, Goldman Sachs also calculated an implied illustrative exchange ratio for each such relative size of contribution.

The following table presents the results of this analysis:

	Implied Equity Contribution (Levered)		Implied Exchange Ratio
	Delphi Technologies	BorgWarner
Revenue
2019A	18%	82%	0.53x
2020E	16%	84%	0.45x
2021E	13%	87%	0.36x
EBITDA
2019A	10%	90%	0.25x
2020E	2%	98%	0.04x
2021E	10%	90%	0.25x
Unlevered Free Cash Flow
2019A	0%	100%	NM	(1)
2020E	0%	100%	NM	(1)
2021E	27%	73%	0.88x
Market Capitalization	13%	87%	0.35x
Discounted Cash Flow
Delphi Technologies top DCF range/BorgWarner bottom DCF range	18%	82%	0.50x
Delphi Technologies bottom DCF range/BorgWarner top DCF range	8%	92%	0.20x

(1)	NM means not meaningful.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Delphi Technologies or BorgWarner or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board that, as of May 6, 2020, and based upon and subject to the factors and assumptions therein, the exchange ratio pursuant to the transaction agreement was fair, from a financial point of view, to the holders (other than BorgWarner and its affiliates) of Company shares. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon Forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Delphi Technologies, BorgWarner, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The exchange ratio was determined through arm’s-length negotiations between Delphi Technologies and BorgWarner and was approved by the Board. Goldman Sachs provided advice to Delphi Technologies during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Delphi Technologies or its Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Delphi Technologies, BorgWarner, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction. Goldman Sachs acted as financial advisor to Delphi Technologies in connection with, and participated in certain of the negotiations leading to, the transaction. Goldman Sachs has provided certain financial advisory and/or underwriting services to Delphi Technologies and/or its affiliates from time to time. However, during the two year period ended May 6, 2020, the Investment Banking Division of Goldman Sachs has not been engaged by Delphi Technologies or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two year period ended May 6, 2020, the Investment Banking Division of Goldman Sachs has not been engaged by BorgWarner or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Delphi Technologies, BorgWarner and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated October 16, 2019 Delphi Technologies engaged Goldman Sachs to act as its financial advisor in connection with the transaction. The engagement letter between Delphi Technologies and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of the announcement of the transaction, at approximately $30 million, $5 million of which became payable at the announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction. In addition, Delphi Technologies has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Delphi Technologies Unaudited Prospective Financial Information

Delphi Technologies’ management does not as a matter of course make public financial projections as to future performance, revenues, earnings or other results beyond the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. Delphi Technologies is especially reluctant to disclose financial projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Delphi Technologies does not endorse the unaudited prospective financial information as a reliable indication of future results. However, in connection with the transaction, Delphi Technologies’ management prepared the following financial projections. The inclusion of the unaudited prospective financial information herein will not be deemed an admission or representation by BorgWarner or Delphi Technologies that they are viewed by BorgWarner or Delphi Technologies as material information of BorgWarner (either before or after the transaction) or Delphi Technologies.

In connection with evaluating a potential transaction with BorgWarner, Delphi Technologies management prepared the January Company Projections for use prior to signing the original transaction agreement. In connection with the Board’s consideration of the amendment, Delphi Technologies management updated such projections to reflect, among other things, Delphi Technologies’ actual financial results through the quarter ended March 31, 2020 and the potential impact of the COVID-19 pandemic on Delphi Technologies’ business (the “Updated Company Projections”). The January Company Projections and Updated Company Projections are collectively referred to as the “Company Projections.” The Company Projections were provided to (i) the Board to consider in evaluating the transaction (as amended by the amendment) and making its final determinations with respect thereto and BorgWarner in connection with its due diligence review of Delphi Technologies. The Updated Company Projections were provided to representatives of Goldman Sachs for use in connection with its financial analyses and opinion issued on May 6, 2020, as described in the sections of this proxy statement entitled “—Background of the Transaction” and “—Opinion of Goldman Sachs” beginning on pages 51 and 73, respectively.

The inclusion of the Company Projections in this proxy statement should not be regarded as an indication that any of Delphi Technologies or its affiliates, advisors or representatives considered the Company Projections to be predictive of actual future events, and the Company Projections should not be relied upon as such. This summary of the Company Projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. Any forward-looking statement speaks only as of the date on which it is made, and none of Delphi Technologies or its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the Company Projections, and none of them undertake any obligation or intend to update or otherwise revise or reconcile the Company Projections to reflect circumstances existing after the date the Company Projections were generated or to reflect the occurrence of future events.

Delphi Technologies advised the recipients of the Company Projections that they are subjective in many respects. While presented with numerical specificity, the Company Projections were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond the control of Delphi Technologies. Important factors that may affect actual results and cause the Company

Projections to not be achieved include, but are not limited to, risks and uncertainties relating to Delphi Technologies’ business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions, including the impact of the COVID-19 pandemic, and other factors described or referenced under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 26 and 41, respectively.

Various assumptions underlying the Company Projections may not prove to have been, or may no longer be, accurate. The Company Projections may not be realized, and actual results may be significantly higher or lower than projected in the Company Projections. The Company Projections summarized below are on a standalone basis and do not reflect the consummation of the transaction. The Company Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Company Projections do not take into account any circumstances or events occurring after the date they were prepared. The Company Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Company Projections in this proxy statement should not be relied on as necessarily predictive of actual future events. For all of these reasons, the Company Projections, and the assumptions upon which they are based, (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially (and will differ materially if the transaction and the other transactions contemplated by the transaction agreement are completed) from those contained in the Company Projections. Accordingly, there can be no assurance that the Company Projections will be realized.

The Company Projections were prepared for internal use and to assist the Board with its consideration and evaluation of the transaction (as amended by the amendment), and although they were prepared on an accounting basis consistent with Delphi Technologies’ financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Ernst & Young LLP, Delphi Technologies’ independent auditor (“E&Y”) nor any other independent accountants has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Company Projections contained herein, and accordingly, neither E&Y nor any other independent accountant expresses an opinion or any other form of assurance with respect hereto. Neither Delphi Technologies nor its financial advisor, Goldman Sachs, assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Company Projections. Delphi Technologies has made no representation to BorgWarner, in the transaction agreement or otherwise, concerning the Company Projections.

The following summary of the Company Projections illustrate the views of Delphi Technologies’ management regarding a plausible range of outcomes for Delphi Technologies’ business on a standalone basis. The following is a summary of the Company Projections (dollars in millions, except as otherwise indicated):

January Company Projections

FYE Dec-31	2019A	2020E	2021E	2022E	2023E
Total Revenue	$4,361	$4,216	$4,354	$4,553	$4,854
Gross Profit	$691	$644	$744	$824	$905
Operating Income	$142	$184	$353	$455	$530
Adj. Operating Income[1]	$314	$281	$384	$463	$539
(+) Depreciation & Amortization[2]	207	219	224	230	237
EBITDA[3]	$380	$406	$577	$685	$767
Adj. EBITDA[4]	$521	$500	$608	$693	$776
Capex	(371)	(227)	(215)	(229)	(218)
Dec. in net working capital	15	30	26	45	40
Taxes[5]	(62)	(73)	(89)	(98)	(103)
Other[6]	(74)	(76)	(64)	(21)	(7)
Unlevered Free Cash Flow[7]	$29	$155	$267	$391	$488

(1)	Adjusted Operating Income is operating income adjusted for restructuring, separation costs, certain transaction costs, pension charges and asset impairments.
(2)	Depreciation & Amortization is adjusted for asset impairments.
(3)	EBITDA is earnings before interest, tax, depreciation, amortization and asset impairments.
(4)

Adjusted EBITDA is EBITDA adjusted for restructuring and other special items, such as restructuring, separation costs (which include one-time incremental expenses associated with becoming a stand-alone publicly-traded company), certain transaction costs, and pension charges (which include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans).

(5)	Taxes refers to unlevered taxes and excludes the tax impact of the restructuring cash cost, integration cash cost, cash cost of certain transaction costs, and pension cash cost.
(6)

Other includes restructuring cash cost (post-tax), integration cash cost (post-tax), one-time pension contributions cash cost (post-tax), certain transaction costs (post-tax), proceeds from sale of property and other cash flows.

(7)	Unlevered free cash flow excludes ordinary course pension cash contributions and financing-related cash flows, as well as the tax impact related to such items.

Updated Company Projections

FYE Dec-31	2020E	2021E	2022E	2023E
Total Revenue	$3,352	$3,637	$3,985	$4,322
Gross Profit	$341	$541	$638	$719
Operating Income	$(79)	$216	$325	$410
Adj. Operating Income[1]	$49	$247	$340	$425
(+) Depreciation & Amortization[2]	221	226	230	237
EBITDA[3]	$144	$442	$555	$647
Adj. EBITDA[4]	$270	$473	$570	$662
Capex	(208)	(189)	(200)	(190)
Dec. in net working capital	33	30	44	30
Taxes[5]	(11)	(54)	(71)	(81)
Other[6]	(83)	(46)	(20)	(16)
Unlevered Free Cash Flow[7]	$1	$213	$322	$405

(1)	Adjusted Operating Income is operating income adjusted for restructuring, separation costs, certain transaction costs, pension charges and asset impairments.
(2)	Depreciation & Amortization is adjusted for asset impairments.
(3)	EBITDA is earnings before interest, tax, depreciation, amortization and asset impairments.
(4)

Adjusted EBITDA is EBITDA adjusted for restructuring and other special items, such as restructuring, separation costs (which include one-time incremental expenses associated with becoming a stand-alone publicly-traded company), certain transaction costs, and pension charges (which include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans).

(5)	Taxes refers to unlevered taxes and excludes the tax impact of the restructuring cash cost, integration cash cost, cash cost of certain transaction costs, and pension cash cost.
(6)

Other includes restructuring cash cost (post-tax), integration cash cost (post-tax), one-time pension contributions cash cost (post-tax), certain transaction costs (post-tax), proceeds from sale of property and other cash flows.

(7)	Unlevered free cash flow excludes ordinary course pension cash contributions and financing-related cash flows, as well as the tax impact related to such items.

Interests of Certain Persons in the Transaction

Delphi Technologies

Delphi Technologies executive officers and directors have interests in the transaction that are different from, or in addition to, those of Company shareholders generally. In considering the recommendations of the Board, including that you vote to approve the Scheme Proposal and the Company Shareholder Proposals, you should be aware of these interests. In reaching its decision to make such recommendations and to approve the transaction, the Board was aware of these interests and considered them. As described in more detail below, these interests include:

•

the vesting and cancellation of Scheduled RSUs at the effective time in exchange for the right to receive, for each Company share subject to the Scheduled RSUs, a cash payment equal to the Cash Value, to be paid no later than five business days following the effective time;

•

the vesting and cancellation of Scheduled PSUs at the effective time in exchange for the right to receive, for each Company share subject to the Scheduled PSUs (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time), a cash payment equal to the Cash Value, to be paid no later than five business days following the effective time;

•

the vesting and cancellation of Existing Options in exchange for the right to receive a cash amount, payable no later than five business days following the effective time, equal to the product of (a) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (b) the total number of Company shares subject to such Existing Option;

•

the vesting and cancellation of all outstanding Existing DU Awards in exchange for the right to receive a cash amount, payable no later than five business days following the effective time, equal to the Cash Value;

•

the accelerated vesting and settlement of all BorgWarner restricted share units into which Existing RSU Awards and Existing PSU Awards will be converted upon the effective time upon a qualifying termination of employment following the effective time;

•

the receipt of certain payments and benefits by our executive officers under the Executive Change in Control Severance Plan and the Change in Control Separation Benefit Plan upon certain types of terminations of employment that occur following the effective time;

•

the right to receive the 2020 annual incentives determined with all performance goals deemed achieved at the greater of target or actual performance (as calculated through the effective time), which, for certain executive officers, will be payable with respect to a prorated portion upon the effective time and, for other executive officers, will be payable upon the ordinary course payment date (subject to accelerated payment with respect to a prorated portion of the 2020 annual incentives upon certain qualifying terminations of employment prior to the conclusion of the performance period);

•	the receipt of certain consulting fees by our chief executive officer pursuant to a consulting agreement entered into with BorgWarner; and

•

the entitlement to the indemnification benefits in favor of Delphi Technologies director and executive officers, as described in more detail in the sections entitled “The Transaction Agreement—Indemnification and Insurance” beginning on page 123.

Additionally, each of Messrs. Manganello and Adams, both members of the Board own BorgWarner shares. As of May 21, 2020, the combined ownership of BorgWarner shares by Messrs. Manganello and Adams represent less than one percent of the BorgWarner shares then outstanding.

If the Scheme Proposal is approved, the Company shares held by the Company’s directors and executive officers will be treated in the same manner as Company shares held by all other shareholders. For more information, see “The Transaction Agreement—Scheme Consideration to Company Shareholders” beginning on page 106.

Payments to Executive Officers in Respect of Equity Awards

Upon the effective time of the transaction, each Existing RSU Award (other than each Scheduled RSU) and Existing PSU Award (other than each Scheduled PSU) will be converted into the right to receive awards of restricted share units of BorgWarner (a “Converted RSU”) as described in the section of this proxy statement entitled “The Transaction Agreement—Treatment of Company Equity Awards” below. Any Converted RSUs will be subject to accelerated vesting and payment upon a qualifying termination of employment following the effective time in accordance with the terms and conditions of the applicable Existing RSU Award agreement and Existing PSU Award agreement to which the Converted RSU relates.

Upon the effective time of the transaction, each Scheduled RSU, Scheduled PSU, Existing Option and Existing DU Award will be converted into the right to receive a cash payment as described in the section of this proxy statement entitled “The Transaction Agreement—Treatment of Company Equity Awards” beginning on page 107 below.

The table below sets forth, for each Delphi Technologies executive officer and director, (i) the number of outstanding Scheduled RSUs and Existing RSU Awards, (ii) the number of outstanding Scheduled PSUs and Existing PSU Awards, assuming target achievement of the performance goals applicable to such award and assuming satisfaction of all other conditions of delivery, (iii) the number of outstanding Existing Options and (iv) the number of Existing DU Awards, in each case, that was held by such executive officer or director as of May 21, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement. These numbers do not forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the effective time occurs, certain equity-based awards shown in the table may vest or be forfeited in accordance with their terms.

The table assumes the consummation of the transaction occurred on May 21, 2020, and the employment of the executive officer was terminated without “cause” or for “good reason” on such date.

The table below also sets forth the total amount, based on the number of unvested equity-based awards determined as described above, per individual, payable in respect of such equity-based awards assuming the consummation of the transaction occurred on May 21, 2020, and the employment of the executive officer was terminated without “cause” or for “good reason” on such date. Amounts payable in respect of equity-based awards are calculated by multiplying the number of Existing Options by the excess, if any, of the assumed Cash Value of $11.64, which is equal to the average closing market price of Company shares over the first five business days following the first public announcement of the transaction (as amended on May 6, 2020), as required by Item 402(t) of Regulation S-K, over the exercise price per Company share of such Existing Option, and by multiplying the number of Company shares subject to Scheduled RSUs, Scheduled PSUs, Existing RSU Awards, Existing PSU Awards and Existing DU Awards by the assumed Cash Value of $11.64.

Company Equity Awards

Name	Existing Options (#)	Scheduled RSUs and Existing RSU Awards (#)	Scheduled PSUs and Existing PSU Awards (#)	Existing DU Awards (#)	Total ($)[1]
Named Executive Officers
Richard F. Dauch	1,006,077	183,645	433,511	—	7,183,696
Vivid Sehgal	—	54,817	160,806	—	2,509,852
James D. Harrington	—	43,619	126,516	—	1,980,371
Michael J.P. Clarke	—	18,386	54,616	—	849,743
Kevin Quinlan	—	20,637	52,077	—	846,391

Other Executive Officers
Alexander Ashmore	—	20,198	47,718	—	790,542
Michael Neumann	—	14,220	37,120	—	597,598
Richard Hu	—	14,749	22,546	—	434,114
Kerem Erman	—	25,913	47,280	—	851,967
Michael Dorah	—	13,425	31,739	—	525,709

Directors
Robin J. Adams	—	—	—	20,715	241,123
Joseph S. Cantie	—	—	—	21,455	249,736
Nelda Connors	—	—	—	19,605	228,202
Gary L. Cowger	—	—	—	20,715	241,123
David S. Haffner	—	—	—	21,085	245,429
Helmut Leube	—	—	—	19,605	228,202
Timothy M. Manganello	—	—	—	34,402	400,439
Hari N. Nair	—	—	—	19,605	228,202
MaryAnn Wright	—	—	—	20,715	241,123

(1)

Messrs. Sehgal, Clarke and Ashmore are paid in British Pounds Sterling (GBP). Information provided in this proxy statement with respect to the compensation received by Messrs. Sehgal, Clarke, and Ashmore assumes an exchange rate of $1 USD = 0.83 GBP. Messrs. Neumann and Erman are paid in Euros. Information provided in this proxy statement with respect to the compensation received by Messrs. Neumann and Erman assumes an exchange rate of $1 USD = 0.92 Euro. Mr. Hu is paid in Chinese Yuan (Yuan). Information provided in this proxy statement with respect to compensation received by Mr. Hu assumes an exchange rate of $1 USD = 7.1 Yuan.

Executive Change in Control Severance Plan

Each of Messrs. Dauch, Sehgal, Harrington and Clarke participates in the Executive Change in Control Severance Plan (the “Executive Severance Plan”), which provides for the payment of cash severance and other termination benefits in the event of a qualifying termination of employment. In the event an eligible executive is terminated without “cause” (as defined below) between the signing date of the transaction agreement and the effective time or is terminated without cause or resigns for “good reason” (as defined below) during the 24-month period following the effective time, and subject to the executive’s execution and non-revocation of a release of claims in favor of Delphi Technologies, the Executive Severance Plan provides that the executive will be entitled to receive the following severance payments:

•

a lump-sum cash payment equal to two times the executive’s base salary in effect immediately prior to the date of termination for Messrs. Sehgal, Harrington and Clarke. Mr. Dauch will be entitled to receive a lump-sum cash payment equal to three times base salary in effect immediately prior to the date of termination;

•

a lump-sum cash payment equal to the aggregate amount of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums otherwise payable by the executive for the 24-month period following termination for Messrs. Sehgal, Harrington and Clarke and their eligible spouses and/or dependents. Mr. Dauch will be entitled to receive a lump-sum cash payment equal to the aggregate amount of COBRA premiums otherwise payable by the executive for the 36-month period following termination for himself and his eligible spouse and/or depends; and

•

a lump-sum cash payment equal to two times the value of any annual cash incentive plan payment the executive would have received for service in the final calendar year of employment, assuming 100% of target performance at the greater of (i) the year in which the date of separation occurs or (ii) in effect immediately prior to the transaction for Messrs. Sehgal, Harrington and Clarke. Mr. Dauch will be entitled to receive a lump-sum cash payment equal to three times the value of any annual cash incentive plan payment he would have received for service in the final calendar year of employment, assuming 100% of target performance at the greater of (i) the year in which the date of separation occurs or (ii) in effect immediately prior to the transaction.

For purposes of the Executive Severance Plan, “cause” includes the executive’s (i) indictment for any crime (a) constituting a felony or (b) that has, or could reasonably be expected to result in, an adverse impact on the performance of the executive’s duties to Delphi Technologies or a subsidiary, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of Delphi Technologies or a subsidiary; (ii) having been the subject of any order, judicial or administrative, obtained or issued by the SEC for any securities violation involving fraud, including, for example, any such order consented to by the executive in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (iii) conduct, in connection with the executive’s employment or service, that is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of Delphi Technologies or a subsidiary or that are materially inimical to the best interests of Delphi Technologies or a subsidiary; (iv) willful violation of Delphi Technologies’ code of conduct or other material policies set forth in the manuals or statements of policy of Delphi Technologies; (v) willful neglect in the performance of the executive’s duties for Delphi Technologies or willful or repeated failure or refusal to perform such duties; or (vi) material breach of any applicable employment agreement.

For purposes of the Executive Severance Plan, “good reason” includes (i) a material reduction in the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a relocation of the executive’s principal place of employment to a location that is more than 50 miles from the executive’s current principal place of employment; (iv) any other action or inaction that constitutes a material breach by Delphi Technologies of the executive’s employment agreement, if any; or (v) “good reason” as defined in the executive’s employment agreement, as applicable.

For an estimate of the amounts that would be payable to each of Delphi Technologies’ officers under the Executive Severance Plan assuming a qualifying termination of employment in connection with the transaction, see “Company Shareholder Vote on Specified Compensatory Arrangements—Advisory Vote on Golden Parachute Compensation” beginning on page 148 below.

Separation Benefit Plan

Each of Messrs. Quinlan, Ashmore, Neumann, Hu, Erman and Dorah participates in the Change in Control Separation Benefit Plan (the “Severance Plan”), which provides for the payment of cash severance and other termination benefits in the event of a qualifying termination of employment. In the event an eligible executive is terminated without “cause” (as defined below) between the signing date of the transaction agreement and the effective time or is terminated without cause or resigns for “good reason” (as defined below) during the 24-month period following the effective time, and subject to the executive’s execution and non-revocation of a release of claims in favor of Delphi Technologies, the Severance Plan provides that the executives will be entitled to receive the following severance payments:

•	a lump-sum cash payment equal to 1.5 times the executive’s base salary in effect immediately prior to the date of termination;

•

a lump-sum cash payment equal to the aggregate amount of COBRA premiums otherwise payable by the executive for the 18-month period following termination for executive and their eligible spouses and/or dependents; and

•

a lump-sum cash payment equal to 1.5 times the value of any annual cash incentive plan payment the executive would have received for service in the final calendar year of employment, assuming 100% of target performance at the greater of (i) the year in which the date of separation occurs or (ii) in effect immediately prior to the transaction.

For purposes of the Severance Plan, “cause” includes the executive’s (i) indictment for any crime (a) constituting a felony or (b) that has, or could reasonably be expected to result in, an adverse impact on the performance of the executive’s duties to Delphi Technologies or a subsidiary, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of Delphi Technologies or a subsidiary; (ii) having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud, including, for example, any such order consented to by the executive in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (iii) conduct, in connection with the executive’s employment or service, that is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of Delphi Technologies or a subsidiary or that are materially inimical to the best interests of Delphi Technologies or a subsidiary; (iv) willful violation of Delphi Technologies’ code of conduct or other material policies set forth in the manuals or statements of policy of Delphi Technologies; (v) willful neglect in the performance of the executive’s duties for Delphi Technologies or willful or repeated failure or refusal to perform such duties; or (vi) material breach of any applicable employment agreement.

For purposes of the Severance Plan, “good reason” includes (i) a material reduction in the executive’s annual base salary; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a relocation of the executive’s principal place of employment to a location that is more than 50 miles from the executive’s current principal place of employment; (iv) any other action or inaction that constitutes a material breach by Delphi Technologies of the executive’s employment agreement, if any; or (v) “good reason” as defined in the executive’s employment agreement, as applicable.

For an estimate of the amounts that would be payable to Mr. Quinlan under the Executive Severance Plan assuming a qualifying termination of employment in connection with the transaction, see “Company Shareholder Vote on Specified Compensatory Arrangements—Advisory Vote on Golden Parachute Compensation” beginning on page 148 below.

Assuming the consummation of the transaction occurred on May 21, 2020, and the employment of each of the Company’s executive officers other than the Company’s named executive officers was terminated without “cause” or for “good reason” on such date, the amount of severance payments and other post-termination benefits that could be received by Messrs. Ashmore, Neumann, Hu, Erman and Dorah pursuant to the Severance Plan is equal to $4,605,483. The severance amounts are based on the compensation and benefit levels in effect on May 21, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

Annual Incentive Plan

Pursuant to the terms of the Delphi Technologies Annual Incentive Plan and the transaction agreement, upon the consummation of the transaction, certain of our executive officers will be paid an annual incentive in respect of the 2020 fiscal year on prorated basis through the effective time or, if later, prorated through the date after the effective time on which the executive officer is expected to terminate employment. Payments will be made no later than 30 days following the closing date of the transaction. Other of our executive officers will receive payment of the annual incentive in respect of the 2020 fiscal year under the Delphi Technologies Annual Incentive Plan on the ordinary course payment date, subject to the executive officer’s continued employment through December 31, 2020, or, if earlier, a prorated portion of the 2020 annual incentive will be paid upon the occurrence of a “qualified termination” prior to December 31, 2020. Annual incentives in respect of the 2020 fiscal year will be calculated assuming all performance goals are achieved at the greater of target or actual performance (as calculated through the effective time).

For purposes of the Delphi Technologies Annual Incentive Plan, “qualified termination” includes a termination (i) due to death, (ii) due to disability, (iii) due to retirement, (iv) by Delphi Technologies, BorgWarner or their respective affiliates without cause (as defined in the Severance Plan) or (v) by the applicable executive officer for good reason (as defined in the Severance Plan).

For an estimate of the amounts that would be payable to each of Delphi Technologies’ named executive officers under Delphi Technologies 2020 Annual Incentive Plan in connection with the transaction, see “Company Shareholder Vote on Specified Compensatory Arrangements—Advisory Vote on Golden Parachute Compensation” below.

Assuming the consummation of the transaction occurred on May 21, 2020, and the employment of each of the Company’s executive officers other than the Company’s named executive officers was terminated without “cause” or for “good reason” on such date, the amount of annual incentive that could be received by Messrs. Ashmore, Neumann, Hu, Erman, and Dorah pursuant to the Delphi Technologies Annual Incentive Plan is equal to $414,893. The annual incentive amounts are based on the compensation levels in effect on May 21, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

Consulting Agreement

BorgWarner and Mr. Dauch have entered into a consulting agreement pursuant to which, subject to the closing of the transaction and satisfaction of the other conditions set forth in the agreement (described below), Mr. Dauch will provide transitional consulting services to BorgWarner in exchange for a $2,000,000 consulting fee paid in cash in two equal installments of $1,000,000. The first installment is payable three months following the effective time, and the second installment is payable within eight days following the six-month anniversary of the effective time.

Payment of the first installment of the consulting fee is subject to Mr. Dauch remaining employed by Delphi Technologies or its affiliates through the effective time, Mr. Dauch not receiving notice by Delphi Technologies of an intent to terminate employment for “cause” (as defined in Mr. Dauch’s employment agreement) prior to such time, and Mr. Dauch’s execution, and non-revocation, of a general release of all claims in favor of BorgWarner and its affiliates and related persons. Payment of the second installment of the consulting fee is subject to Mr. Dauch not receiving notice by BorgWarner of an intent to terminate the consulting relationship due to malfeasance or gross misconduct in the performance of the consulting services, and re-execution, and non-revocation, of a general release of all claims in favor of BorgWarner and its affiliates and related persons. Payment of both installments are also subject to Mr. Dauch’s compliance with the restrictive covenants by which he is bound, including those set forth in the consulting agreement.

The consulting agreement also provides that Mr. Dauch’s employment will terminate immediately after the effective time, and such termination will constitute a “qualifying termination” for purposes of the Executive Severance Plan and his equity awards, so long as Mr. Dauch has not received notice by Delphi Technologies of an intent to terminate his employment for “cause” and he has not breached any of the restrictive covenants by which he is bound.

Golden Parachute Compensation

The table below, entitled “Potential Change-in-Control Payments to Executive Officers,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Delphi Technologies’ chief executive officer, chief financial officer and three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement (each of whom we refer to as a “named executive officer”), which compensation is subject to an advisory vote of Delphi Technologies’ stockholders, as described below in the section entitled “Advisory Vote on Golden Parachute Compensation” beginning on page 148 of this proxy statement. The table assumes the consummation of the transaction occurred on May 21, 2020, and the employment of the executive officer was terminated without “cause” or for “good reason” on such date. The value of any equity-based awards was calculated by multiplying the number of Existing Options by the excess, if any, of the value of the scheme consideration over the exercise price of such Existing Option, and by multiplying the number of Company shares subject to Scheduled RSUs, Scheduled PSUs, Existing RSU Awards, and Existing PSU Awards by the value of the scheme consideration. For purposes of this proxy statement, the value of the scheme consideration is assumed to be $11.64, which is equal to the average closing market price of Company shares over the first five business days following the first public announcement of the transaction (as amended on May 6, 2020), as required by Item 402(t) of Regulation S-K.

The calculations in the table below do not include amounts the Delphi Technologies executive officers were already entitled to receive or vested in as of the date hereof or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of Delphi Technologies.

Potential Change in Control Payments to Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Benefits Continuation ($)(3)	Total ($)(4)
Named Executive Officers
Richard F. Dauch	9,958,470	7,183,696	61,176	17,203,341
Vivid Sehgal	2,190,757	2,509,852	40,784	4,741,392
James D. Harrington	2,307,126	1,980,371	40,784	4,328,281
Michael J.P. Clarke	1,637,811	849,743	40,784	2,528,338
Kevin Quinlan	1,139,356	846,391	30,588	2,016,335

(1)

As described above in the sections entitled “—Executive Change in Control Severance Plan,” “—Change in Control Separation Benefits Plan,” “—Annual Incentive Plan,” and “—Consulting Agreement,” the cash payments to Messrs. Dauch, Sehgal, Harrington, and Clarke consist of (i) two times (three times, in the case of Mr. Dauch) the executive’s base salary in effect immediately prior to the date of termination, (ii) two times (three times in the case of Mr. Dauch) the value of any annual bonus or cash incentive plan payment the named executive officer would have received for service in the final calendar year of employment assuming 100% target performance at the greater of (a) the year in which the date of separation occurs or (b) in effect immediately prior to the transaction, (iii) a pro-rata portion of the value of any annual bonus or cash incentive plan payment the executive officer would have received for service in the final calendar year of employment and (iv) for Mr. Dauch only, the value of the consulting fee Mr. Dauch would have received in connection with the Consulting Agreement. The cash payments to Mr. Quinlan consist of (i) 1.5 times Mr. Quinlan’s base salary in effect immediately prior to the date of termination, (ii) 1.5 times the value of any annual cash incentive plan payment Mr. Quinlan would have received for service in the final calendar year of employment, assuming 100% of target performance at the greater of (a) the year in which the date of separation occurs or (b) in effect immediately prior to the transaction, and (iii) a pro-rata portion of the value of any annual bonus or cash incentive plan payment Mr. Quinlan would have received for service in the final calendar year of employment.

The above payments set forth in the columns entitled “Base Salary Severance” and “Annual Bonus Severance” below are “double-trigger” in nature as they will only be payable in the event of a termination of employment without “cause” between the date of the transaction agreement and effective time or in the event of a termination of employment without “cause” or for “good reason” within the 24 month period following the effective time, as described above. The above payments set forth in the column entitled “Pro Rata Bonus” below are “single-trigger” in nature as they will be payable upon the effective time regardless of whether a termination of employment occurs. The above payments set forth in the columns entitled “Consulting Fee” below are both “single-trigger” and “double-trigger” in nature in that one-half will be payable upon the effective time regardless of whether a termination of the consulting relationship occurs and one-half will be payable in the event of a termination of the consulting relationship following the effective time not attributable to malfeasance or gross misconduct in the performance of consulting services. The amounts shown in this column are based on the compensation and benefit levels in effect on May 21, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

The cash payments described in this column (1) include the following components:

Name	Base Salary Severance ($)	Annual Bonus Severance ($)	Pro Rata Bonus ($)	Consulting Fee ($)	Total ($)
Named Executive Officers
Richard F. Dauch	3,300,000	4,125,000	533,470	2,000,000	9,958,470
Vivid Sehgal	1,120,482	896,386	173,889	—	2,190,757
James D. Harrington	1,180,000	944,000	183,126	—	2,307,126
Michael J.P. Clarke	954,216	572,530	111,065	—	1,637,811
Kevin Quinlan	605,700	423,900	109,666	—	1,139,356

(2)

As described below in the section entitled “—Treatment of Company Equity Awards,” the equity amounts consist of the accelerated vesting and payment of Existing Options, Scheduled RSUs, and Scheduled PSUs. The amounts shown are based on the number of such equity-based awards held by each named executive officer as of May 21, 2020, the latest practicable date to determine such amounts before the filing of this proxy statement and assume achievement of target performance for any Scheduled PSUs. The amounts shown do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the closing date occurs, certain equity-based awards will vest or be forfeited in accordance with their terms.

The above payments involving the Existing Options, Scheduled RSUs, and Scheduled PSUs are “single-trigger” in nature as they will be payable upon the effective time of the transaction without a subsequent termination of employment.

The equity payments described in this column (2) include the following components:

Name	Existing Options (#)	Scheduled RSUs (#)	Scheduled PSUs (#)	Total ($)
Named Executive Officers
Richard F. Dauch	1,006,077	183,645	433,511	7,183,696
Vivid Sehgal	—	54,817	160,806	2,509,852
James D. Harrington	—	43,619	126,516	1,980,371
Michael J.P. Clarke	—	18,386	54,616	849,743
Kevin Quinlan	—	20,637	52,077	846,391

(3)

As described above in the sections entitled “—Executive Change In Control Severance Plan,” and “—Executive Change In Control Separation Benefits Plan” the benefits continuation for named executive officers consists of a lump-sum cash payment equal to the aggregate amount of COBRA premiums otherwise payable by the executive and any applicable spouse and/or dependent for the 24-month period following termination (36-months in the case of Mr. Dauch) and the benefits continuation for Mr. Quinlan consists of a lump-sum cash payment equal to the aggregate amount of COBRA premiums otherwise payable by the executive and any applicable spouse and/or dependent for the 18-month period following termination.

The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of employment without “cause” between the signing date of the transaction agreement and the effective time or in the event of a termination of employment without “cause” or for “good reason” within the 24-month period following the effective time, as described above. The amounts reflected in the column above reflect health and benefits rates in effect for 2019; therefore if benefits levels change between the date of this proxy statement and the effective time of the transaction, such amounts will change.

(4)	The amounts in this column represent the total of all compensation in columns (1), (2) and (3).

The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts, respectively, for each executive officer are as follows:

	Single Trigger ($)	Double Trigger ($)
Named Executive Officers
Richard F. Dauch	8,717,166	8,486,176
Vivid Sehgal	2,683,741	2,057,652
James D. Harrington	2,163,497	2,164,784
Michael J.P. Clarke	960,808	1,567,530
Kevin Quinlan	956,057	1,060,278

Any amounts shown in the tables above that are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

Regulatory Approvals Required

United States Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the transaction cannot be consummated until notifications have been submitted to the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and specified waiting period requirements have been observed. On February 19, 2020, each of BorgWarner and Delphi Technologies filed a Notification and Report Form (the “HSR Notification Form”) pursuant to the HSR Act with the FTC and the Antitrust Division. Filing an HSR Notification Form initiated a 30-day waiting period during which the parties were not permitted to close the acquisition. BorgWarner withdrew its HSR Notification Form on March 18, 2020 and refiled it on March 20, 2020, following a procedure established pursuant to 16 CFR 803.12(c), starting a new 30-day waiting period during which the parties were not permitted to close the acquisition. Early termination of the waiting period under the HSR Act was granted on April 1, 2020, effective immediately. Therefore, the closing condition of the Transaction Agreement relating to the termination or expiration of all applicable waiting periods under the HSR Act has been satisfied.

Other Regulatory Clearances

BorgWarner and Delphi Technologies derive revenues in certain non-U.S. jurisdictions where merger control filings or clearances are required, and are required or have agreed to obtain authorizations, consents, orders, approvals or clearances, or observe applicable waiting periods, under applicable antitrust or competition laws in certain non-U.S. jurisdictions. The transaction cannot be consummated until after the applicable waiting periods have expired or the relevant approvals or clearances have been obtained from the European Commission and under the applicable antitrust and competition laws of China, South Korea, Mexico, Russia and Turkey.

There can be no assurance that the antitrust regulators or other government agencies, including state attorneys general or private parties, will not initiate actions to challenge the transaction before or after it is completed, and, if such an action or challenge is made, there can be no assurance as to its result. Any such action or challenge to the transaction could result in an administrative or court order enjoining the transaction or in restrictions or conditions that could have a material adverse effect on BorgWarner after completion of the transaction. Such restrictions and conditions could include requiring the divestiture or spin-off of certain businesses, assets or products, the licensing of intellectual property rights, and the imposition of limitations on the ability of transaction, as a condition to completion of the transaction, to operate its business as it sees fit. Neither

BorgWarner nor Delphi Technologies can provide assurance that any such actions, challenges, conditions, terms, obligations or restrictions will not result in material delay or abandonment of the transaction.

Jersey Court Process

The transaction is being implemented by way of scheme of arrangement, which requires, among other things, an application by Delphi Technologies to the Court to sanction the scheme of arrangement. A scheme of arrangement is a statutory procedure under the Companies Law, pursuant to which the Court may approve an arrangement between Delphi Technologies and its shareholders. In a scheme of arrangement, Delphi Technologies will make an initial application to the Court to convene the Court Meeting at which (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) at the Court Meeting and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person via live webcast or by proxy) approve the scheme of arrangement by which they will sell their shares in exchange for the scheme consideration being offered by BorgWarner. If the Company shareholders so agree by approving the scheme, subject to the satisfaction or waiver of the conditions set forth in the transaction agreement, Delphi Technologies will return to the Court to request the Court to sanction the arrangement. Shareholders are entitled to attend to support or oppose the sanction of the scheme of arrangement by the Court as described elsewhere in this proxy statement. Upon the scheme of arrangement becoming effective in accordance with its terms and the Companies Law, it will bind the Company and its shareholders.

Litigation Relating to the Transaction

As of May 21, 2020, five complaints have been filed by alleged Company shareholders (collectively, the “Shareholder Complaints”): Sherman v. Delphi Technologies PLC, et al., Case No. 1:20-cv-00385-RGA (the “Sherman Complaint”) is a putative class action that was filed in the United States District Court for the District of Delaware; Costa v. Delphi Technologies PLC, et al., Case No. 1:20-cv-02363-PAC, Catalano v. Delphi Technologies, PLC et al., Case No. 1:20-cv-02520-UA and Schlageter v. Delphi Technologies PLC, et al., Case No. 1:20-cv-02527-UA are individual actions that were filed in the United States District Court for the Southern District of New York; and Heinowski v. Delphi Technologies PLC, et al., Case No. 2:20-cv-10834-LVP-APP is an individual action that was filed in the United States District Court for the Eastern District of Michigan.

The Shareholder Complaints named as defendants the Company and the members of the Board and allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting supposedly material information from the preliminary proxy statement filed by the Company on March 11, 2020, rendering it false and/or misleading. In addition, the Sherman Complaint named BorgWarner as a defendant with respect to its claim arising under Section 20(a) of the Exchange Act. The plaintiffs in the actions seek, among other relief, an injunction against proceeding with the shareholder vote on the proposed transaction or consummating the proposed transaction absent corrective disclosures, damages and attorneys’ and expert fees.

Each of the defendants believe the allegations made in the Shareholder Complaints to be without merit. Additional complaints arising out of the transaction may be filed in the future. Absent new or different allegations that are material or a disclosure obligation under U.S. federal securities laws, the Company will not necessarily disclose such additional complaints.

Financing

On April 29, 2020, BorgWarner entered into a credit agreement with Bank of America, N.A., as administrative agent, and other lenders, providing for a 364-day, $750 million unsecured delayed-draw term loan facility (the “credit facility”). As of the date of this proxy statement, no amount has been drawn on the credit facility and BorgWarner does not expect to utilize the credit facility for financing the transaction. The credit facility is intended to be in place in the event capital markets are inaccessible or undesirable at the time of the closing of the transaction. The credit facility expires or must be mandatorily repaid upon the earlier of (i) any termination of the transaction agreement, (ii) the receipt of proceeds from certain capital markets transactions, or (iii) the receipt of proceeds from certain asset sales outside of the ordinary course of business. Interest under the credit facility accrues at varying rates based upon the type of borrowing under the credit facility and the rating by certain specified rating agencies of BorgWarner’s outstanding unsecured senior indebtedness as of the applicable date of borrowing. The commitments of the lenders under the credit facility are scheduled to expire on April 28, 2021.

Accounting Treatment of the Transaction

BorgWarner prepares its financial statements in accordance with GAAP. The transaction will be accounted for by applying the acquisition method, which requires the identification of the acquirer, the determination of the acquisition date, the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree and recognition and measurement of goodwill or a gain from a bargain purchase. The accounting guidance for business combinations, referred to as “ASC 805,” provides that in a business combination involving the exchange of equity interests, the entity issuing the equity interests is usually the acquirer; however, all pertinent facts and circumstances must be considered, including the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of BorgWarner, the relative size of the company and the terms of the exchange of equity interests in the business combination, including payment of a premium.

Based on the fact that BorgWarner is the entity issuing the equity securities, that upon completion of the transaction it is estimated that current BorgWarner stockholders will own approximately 85% of BorgWarner following the transaction and former Company shareholders will own approximately 15% of BorgWarner following the transaction, that BorgWarner’s board members and senior management will generally continue as the board and senior management of BorgWarner following the transaction, and based on the terms of the transaction, with Company shareholders receiving a premium (as of the trading day immediately preceding the date of the transaction agreement) over the fair market value of their Company shares on such date, BorgWarner is considered the acquirer for accounting purposes. Therefore, BorgWarner will recognize and measure, at fair value, the identifiable assets acquired, liabilities assumed and any noncontrolling interests in the consolidated subsidiaries of the Company and BorgWarner will recognize and measure goodwill and any gain from a bargain purchase, in each case and if necessary, upon completion of the transaction.

Certain U.S. Federal Securities Law Matters

Exemption from U.S. Registration

BorgWarner shares to be newly issued to Company shareholders pursuant to the transaction are not expected to be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Such securities are expected instead to be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange will have the right to appear, by any court, or by any official or agency of the United States, or by any state or territorial banking or insurance commission or other governmental authority expressly authorized by law to grant such approval. The staff of the SEC have stated in Revised Staff

Legal Bulletin No. 3A (CF) (dated July 18, 2008) that the term “any court” in Section 3(a)(10) includes a foreign court. If the Scheme Proposal is approved by Company shareholders, the Company will make an application for a final Court order of the Court to sanction the scheme of arrangement. At the Court Hearing of the application for the final Court order, the Court will consider and make a determination concerning the fairness of the terms and conditions of the transaction, including the consideration to be received by Company shareholders. The Court will be advised at the hearing of the application for the Court order that if the terms and conditions of the scheme of arrangement are approved by the Court, the New BorgWarner Shares issued under the transaction will not be registered under the Securities Act, pursuant to the Section 3(a)(10) exemption.

Restrictions on Sales of BorgWarner shares received in the Transaction

All BorgWarner shares received by Company shareholders in the transaction will be freely tradable for purposes of the Securities Act and the Exchange Act, except for BorgWarner shares received by any shareholder who is or becomes an affiliate of BorgWarner after completion of the transaction.

Effect on Delphi Technologies if the Transaction is Not Completed

If the Scheme Proposal and the Scheme and Articles Amendment Proposal are not approved by the Company’s shareholders, or if the transaction is not completed for any other reason:

•	the Company’s shareholders will not be entitled to, nor will they receive, any BorgWarner shares pursuant to the transaction agreement;

•	Delphi Technologies will remain an independent public company;

•	Company shares will continue to be listed and traded on the NYSE and registered under the Exchange Act;

•	Delphi Technologies will continue to file periodic reports with the SEC;

•

we anticipate that shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to the Company’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Delphi Technologies operates and economic conditions;

•

the price of our Company shares may decline significantly, and if that were to occur, it is uncertain when, if ever, our share price would return to the price at which it trades as of the date of this proxy statement; and

•

under certain specified circumstances, Delphi Technologies will be required to pay BorgWarner the Termination Fee ($53.5 million). For more information, see “The Transaction Agreement—Termination Fee” beginning on page 126.

Payment of Consideration

Settlement of the scheme consideration to which Company shareholders are entitled will be delivered to such Company shareholders within ten business days following the later of (x) the effective time of the transaction or (y) the exchange agent’s receipt of the share certificate or book entry shares held by such Company shareholder, together with a properly completed and validly executed stock transfer form or letter of transmittal. For further information regarding the settlement of the scheme consideration, see “Part 2—Explanatory Statement—Transfer, Settlement, Listing and Dealings” beginning on page 193.

NO DISSENTERS’ RIGHTS

Under Jersey law, holders of Company shares do not have appraisal or dissenters’ rights with respect to the acquisition or any of the other transactions described in this proxy statement.

MATERIAL TAX CONSEQUENCES OF THE PROPOSED TRANSACTION

The following is a general discussion of material U.S. federal income tax consequences and Jersey tax consequences of the scheme. It is for general information only and is not a complete analysis or summary of all potential tax consequences that may be applicable to a particular holder. All holders of Company shares should consult their own tax advisors as to the specific tax consequences of the transaction to them, including tax reporting requirements, and the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws or tax treaties.

Material U.S. Federal Income Tax Considerations

The following is a general discussion of material U.S. federal income tax consequences of the scheme to U.S. holders (as defined below) that receive BorgWarner shares and cash in lieu of any fractional shares in exchange for their Company shares pursuant to the scheme. This discussion is limited to U.S. holders who hold their Company shares as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of Company shares in light of their particular facts and circumstances and does not apply to holders of Company shares that are subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, holders liable for the alternative minimum tax, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold Company shares as part of a straddle, constructive sale, conversion transaction or other integrated or risk reduction transaction, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders that actually or constructively hold five percent (5%) or more of the outstanding Company shares and holders who acquired their Company shares through the exercise of an employee stock option or otherwise as compensation or through a retirement plan). This discussion does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Furthermore, this discussion does not address any tax consequences to holders who are not U.S. holders.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company shares that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company shares, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Such partnerships and any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Company shares should consult their tax advisor regarding the tax consequences of the scheme to them.

All holders of Company shares should consult their own tax advisors to determine the particular tax consequences to them of the scheme, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” the receipt of shares of BorgWarner shares and cash in lieu of any fractional shares in exchange for Company shares pursuant to the scheme is expected to be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the sum of the fair market value of the BorgWarner shares and cash in lieu of any fractional shares received pursuant to the scheme and (ii) such U.S. holder’s adjusted tax basis in the Company shares surrendered in exchange therefor. Such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss if the U.S. holder’s holding period for such shares exceeds one year from the effective time of the scheme. Long-term capital gains for certain noncorporate U.S. holders, including individuals, are generally eligible for a preferential rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company shares at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company shares.

A U.S. holder’s tax basis in the BorgWarner shares received in the transaction will equal the fair market value of such shares as of the effective time. A U.S. holder’s holding period for the BorgWarner shares received in the scheme will begin on the day following the effective time.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as Delphi Technologies, will be classified as a “passive foreign investment company” (a “PFIC”) for any taxable year, if after the application of certain “look-through” rules, (a) at least seventy-five percent (75%) of its gross income is “passive income” as that term is defined in the relevant provisions of the Code (e.g., dividends, interest, royalties, or gains on the disposition of certain minority interests) or (b) at least fifty percent (50%) of the average value of its assets consists of assets that produce, or are held for the production of, “passive income.” Although it is not free from doubt and subject to change, Delphi Technologies is not expected to be classified as a PFIC for U.S. federal income tax purposes.

If Delphi Technologies were classified as a PFIC for any taxable year during which a U.S. holder held Company shares, such classification could result in adverse tax consequences to such U.S. holder, and different U.S. federal income tax consequences from those described above may apply to the receipt of the scheme consideration by such U.S. holder in exchange for Company shares. These consequences may include having gains realized on the receipt of the scheme consideration treated as ordinary income rather than capital gain and being subject to punitive interest charges on such gains. U.S. holders should consult their own tax advisor regarding the potential application of the PFIC rules to their disposition of Company shares in connection with the scheme.

Information Reporting and Backup Withholding

Payments to a U.S. holder pursuant to the scheme may be subject to information reporting and backup withholding (currently at a rate of twenty-four percent (24%)), unless such U.S. holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Jersey Taxation

The comments set out below are intended as a general guide only to certain Jersey stamp duty and transfer tax considerations applicable to the Scheme and do not constitute tax advice. Specifically, the comments do not deal with any other Jersey tax considerations which may be relevant for Scheme Shareholders who are resident in Jersey.

Under current Jersey tax legislation, no stamp duty or other transfer tax is chargeable on the transfer of shares in a Jersey company unless such transfer conveys the right to occupy Jersey property. Therefore, no Jersey stamp duty or transfer tax is expected to be payable by Scheme Shareholders on the transfer of their Scheme Shares or on the issue of the BorgWarner shares.

LISTING OF BORGWARNER SHARES ON NYSE AND

DELISTING AND DEREGISTRATION OF COMPANY SHARES

Shares of BorgWarner’s common stock are listed on the NYSE under the symbol “BWA.” Pursuant to the transaction agreement, BorgWarner will submit an application to the NYSE and use its reasonable best efforts to cause the BorgWarner shares to be newly issued pursuant to the transaction agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date. It is a condition to the closing of the transaction that the BorgWarner shares have been approved for listing on the NYSE, subject to official notice of issuance.

Pursuant to the transaction agreement, the Company and BorgWarner will cooperate with each other in taking all action necessary to delist the Company shares from the NYSE and deregister the Company shares under the Exchange Act, which will not be effective until after the effective time. Accordingly, Company shares will be delisted from the NYSE and deregistered under the Exchange Act promptly following the completion of the transaction with effect from the effective time or as soon thereafter as practicable. If the transaction is completed, Delphi Technologies’ obligations to file or furnish reports under the Exchange Act will be terminated.

INFORMATION ABOUT THE PARTIES

BorgWarner

BorgWarner is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. BorgWarner’s products help improve vehicle performance, propulsion efficiency, stability and air quality. BorgWarner manufactures and sells these products worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). BorgWarner’s products are also sold to OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). BorgWarner also manufactures and sells its products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. BorgWarner operates manufacturing facilities serving customers in Europe, the Americas and Asia and is an original equipment supplier to every major automotive OEM in the world.

BorgWarner is a Delaware corporation incorporated in 1987, and its common stock is currently listed for trading on the NYSE under the symbol “BWA.” BorgWarner’s principal executive offices are located at 3850 Hamlin Road, Auburn Hills, Michigan 48326 and its telephone number is 248-754-9200 and its website is https://www.borgwarner.com/home. Information on BorgWarner’s website is not incorporated by reference into or otherwise part of this proxy statement.

Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world.

Delphi Technologies is a public limited company and its shares are currently traded on the NYSE under the symbol “DLPH.” On December 4, 2017, Delphi Technologies became an independent publicly traded company as a result of its spin-off from its former parent. Prior to the spin-off, Delphi Technologies previously operated substantially as the former parent’s Powertrain Systems segment. Delphi Technologies’ principal executive offices are located at One Angel Court, 10th Floor, London, EC2R 7HJ, United Kingdom, its telephone number is 011-44-020-305-74300 and its website is https://www.delphi.com/. Information on Delphi Technologies’ website is not incorporated by reference into or otherwise part of this proxy statement.

THE TRANSACTION AGREEMENT

The following describes certain aspects of the transaction, including material terms of the transaction agreement, and is qualified in its entirety by reference to the complete text of the original transaction agreement and the amendment, which are attached as Annex A and Annex B, respectively, to this proxy statement and incorporated into this proxy statement by reference. This summary is not intended to provide you with any other factual information about BorgWarner or the Company and may not contain all of the information about the transaction agreement that is important to you. We urge you to read carefully this entire proxy statement, including the Annexes and the documents incorporated by reference. You should also review the section entitled “Where You Can Find More Information” beginning on page 184. The rights and obligations of the parties are governed by the express terms of the transaction agreement and not by this summary or any other information contained in this proxy statement or incorporated by reference herein.

Explanatory Note Regarding the Transaction Agreement

The representations, warranties, covenants and agreements described below and included in the transaction agreement (1) were made only for purposes of the transaction agreement and as of specific dates; (2) were made solely for the benefit of the parties to the transaction agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by BorgWarner or the Company in connection with negotiating the terms of the transaction agreement. In addition, the representations and warranties have been included in the transaction agreement for the purpose of allocating contractual risk between BorgWarner and the Company and with the purpose of establishing circumstances in which a party to the transaction agreement may have the right not to complete the transaction if the representations or warranties of the other party prove to be untrue due to a change in circumstances or otherwise, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors or reports or documents filed with the SEC and were qualified by the matters contained in the confidential disclosure schedules that the Company and BorgWarner each delivered in connection with the transaction agreement and certain documents filed with the SEC. Shareholders are not third-party beneficiaries under the transaction agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of BorgWarner or the Company or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the transaction agreement. In addition, you should not rely on the covenants in the transaction agreement as actual limitations on the respective businesses of BorgWarner and the Company because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the transaction agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The original transaction agreement and the amendment are described below, and included as Annex A and Annex B, respectively, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding BorgWarner, the Company or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the transaction agreement should not be read alone, and you should read the information provided elsewhere in this document and in the Company’s and BorgWarner’s filings with the SEC regarding the Company and BorgWarner.

Structure of the Transaction

Pursuant to the transaction agreement, BorgWarner or its designated subsidiary will acquire all of the issued and outstanding Company shares by way of a scheme of arrangement. Upon the completion of the transaction, the Company will be a wholly owned subsidiary of BorgWarner.

In certain circumstances, the acquisition can be alternatively effected, at BorgWarner’s election, by way of a takeover offer, or, if mutually agreed by BorgWarner and the Company, by way of a merger, in each case, subject to the terms of the transaction agreement or a merger agreement on substantially the same terms as the transaction agreement. In such event, such takeover offer or merger will remain subject to the same conditions

(except with respect to certain changes applicable to the Company shareholder approval and that are necessary as a result of such change in structure) as those which would apply in relation to the scheme, among other requirements.

Scheme Effective Time and Closing of the Transaction

Unless the parties agree otherwise, the completion of the transaction will take place on a date to be agreed upon by BorgWarner and the Company that is no later than five business days after all conditions to complete the transaction have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the time of the completion of the transaction, but subject to the satisfaction or waiver of such conditions at such time). The closing will be deemed to have occurred as of 12:01 a.m. New York time on the closing date. The transaction will be effective when an act of the Court sanctioning the scheme of arrangement is delivered to the Registrar of Companies in Jersey (the “effective time”).

BorgWarner and the Company currently expect the completion of the transaction to occur in the second half of 2020. However, as the transaction is subject to regulatory clearance, Court approval and the satisfaction or waiver of the other conditions described in the transaction agreement, it is possible that factors outside the control of BorgWarner and the Company could result in the transaction being completed at a later time or not at all. For a description of the conditions to the closing of the transaction, see “—Conditions to Complete the Transaction” beginning on page 124.

Scheme Consideration to Company Shareholders

The transaction will be implemented by way of a scheme of arrangement. The transaction agreement provides that, subject to the terms and conditions of the transaction agreement, at the effective time of the scheme of arrangement each Company shareholder will be entitled to receive 0.4307 of a BorgWarner share, subject to any required withholding of taxes, in exchange for each Company share owned by such Company shareholder that is subject to the scheme of arrangement (the “share consideration”).

Each Company share issued and outstanding immediately prior to the effective time will be transferred to BorgWarner or its designated subsidiary.

BorgWarner will not issue any fractional BorgWarner shares in the transaction. Instead, each holder of Company Shares who would otherwise have been entitled to receive a fraction of a BorgWarner share will receive an amount in cash, without interest and subject to any required withholding of taxes, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a BorgWarner share to which such holder would otherwise have been entitled and (ii) the Closing Volume-Weighted Average Price (such cash consideration, together with the share consideration, the “scheme consideration”).

The rights of BorgWarner’s shareholders after the completion of the transaction, including the former Company shareholders who have received the share consideration, will be governed by BorgWarner’s restated certificate of incorporation and amended and restated by-laws. For more information, see “Comparison of the Rights of BorgWarner Stockholders and Delphi Technologies Shareholders” beginning on page 153.

Neither the transaction agreement nor the scheme of arrangement contains any provision that would adjust the exchange ratio based on the fluctuations in the market value of either the Company shares or BorgWarner shares. As a result, the implied value of the scheme consideration which the Company shareholders will be entitled to receive will fluctuate between now and the consummation of the transaction. The value of the scheme consideration will depend on the market price of BorgWarner shares at the effective time. The market price of BorgWarner shares has fluctuated since the date of the announcement of the parties’ entry into the original transaction agreement and will continue to fluctuate from the date of this proxy statement to the date of the extraordinary general meeting, the date the transaction is completed and thereafter. The market price of

BorgWarner shares, when received by Company shareholders after the transaction is completed, could be greater than, less than or the same as the market price of BorgWarner shares on the date of this proxy statement or at the time by which Company shareholders are required to vote. Accordingly, you should obtain current stock price quotations for BorgWarner shares and Company shares before deciding how to vote with respect to any of the proposals described in this proxy statement. BorgWarner shares are traded on the NYSE under the symbol “BWA” and Company shares are traded on the NYSE under the symbol “DLPH.”

Treatment of Company Equity Awards

Restricted Share Units. Each Existing RSU Award (other than Scheduled RSUs) and Existing DU Awards, will automatically be cancelled and converted on the same terms and conditions (including applicable vesting conditions) into an award of restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing RSU Award multiplied by the exchange ratio. Each Scheduled RSU will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled RSU, a cash amount, payable no later than five business days following the effective time, equal to the Cash Value.

Performance Restricted Share Units. Each Existing PSU Award (other than Scheduled PSUs), will automatically be cancelled and converted on the same terms and conditions (other than performance-based vesting conditions) into an award of time-vesting restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing PSU Award (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) multiplied by the exchange ratio. Each Scheduled PSU will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled PSU (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time), a cash amount, payable no later than five business days following the effective time, equal to the Cash Value.

Stock Options. Each Existing Option will automatically be cancelled and converted into the right to receive a cash amount, payable no later than five business days following the effective time, equal to the product of (a) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (b) the total number of Company shares subject to such Existing Option.

Director Units. At the effective time, each Existing DU Award will vest and will be automatically cancelled and converted into the right to receive a cash amount, payable no later than five business days following the closing date, equal to the Cash Value. Notwithstanding the foregoing, any payments relating to an Existing RSU Award, Existing PSU Award or Existing DU Award will be delayed to the extent required by Section 409A of the Code.

Scheme of Arrangement

For a summary of the scheme of arrangement, see “Part 2—Explanatory Statement” beginning on page 186. For the full terms of the scheme of arrangement, see “Part 3—The Scheme of Arrangement” beginning on page 196.

Conversion of Shares

The conversion of Company shares into the right to receive the scheme consideration will occur automatically at the effective time. On the closing date, BorgWarner shall deposit, or cause to be deposited, with the exchange agent, for the benefit of Company shareholders, (1) certificates or, at BorgWarner’s option, evidence of shares in book-entry form, representing the aggregate share consideration and (2) cash in an amount equal to the aggregate consideration for the fractional shares. Such shares and cash deposited with the exchange agent are referred to as the “exchange fund.” As promptly as reasonably practicable after the effective time (and in any event within three business days), BorgWarner will cause the exchange agent to mail to each holder of record of a share certificate or Company shares represented by book-entry a letter of transmittal and instructions on exchanging Company shares for the scheme consideration payable in respect of such shares. Upon surrender of a share certificate (or an affidavit of loss in lieu thereof) or book-entry share to the exchange agent or to such other agent or agents as may be appointed by the Company or BorgWarner, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such share certificates or book-entry shares will be entitled to receive in exchange the scheme consideration, to be delivered within ten business days following the later to occur of (x) the effective time or (y) the exchange agent’s receipt of such certificate or book-entry share. Alternatively, BorgWarner may appoint a person to sign and deliver a letter of transmittal or other instruction of transfer on behalf of the Company shareholders to the exchange agent in accordance with the terms of the scheme.

The amount of any scheme consideration paid to Company shareholders may be reduced by any applicable withholding of taxes. Computershare will be the exchange agent in the transaction and will exchange Company shares represented by certificates or by book-entry for the scheme consideration and perform other duties as provided in the transaction agreement and an exchange agent agreement entered into between BorgWarner and the exchange agent.

After the effective time, there will be no transfers on the Company’s stock transfer books of the Company shares that were issued and outstanding immediately prior to the effective time. If, after the effective time, share certificates or book-entry shares are presented for transfer to BorgWarner, they will be exchanged for the scheme consideration, as provided in the transaction agreement.

Lost, Stolen or Destroyed Share Certificates

In the event that any share certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by BorgWarner, the posting by such person of a bond in such reasonable and customary amount as BorgWarner may determine as indemnity against any claim that may be made against BorgWarner and its subsidiaries or Computershare with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate, the scheme consideration.

Termination of the Exchange Fund

Any portion of the exchange fund which has not been transferred to the Company shareholders within one year after the effective time will be delivered to BorgWarner or its designee promptly upon request by BorgWarner. Such delivery shall not affect any legal right that a Company shareholder may have to receive the scheme consideration. However, any former Company shareholders who have not by that point exchanged their share certificates pursuant to the transaction agreement may thereafter look only to BorgWarner for payment of the scheme consideration without any interest thereon. None of BorgWarner, the Company, Computershare or any of their respective affiliates or agents will be liable to any person for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Tax Withholding

BorgWarner, the Company, or any of their affiliates and any other person will be entitled to deduct and withhold from the scheme consideration or any other amount otherwise payable pursuant to the transaction agreement or the scheme of arrangement such amounts, if any, as it is required to deduct and withhold under applicable law. Such withheld amounts, to the extent remitted to the applicable governmental authority, will be treated for purposes of the transaction agreement as having been paid to the person in respect of which such deduction and withholding was made.

Adjustments to Prevent Dilution

If, from the date of the transaction agreement to the effective time, the issued and outstanding Company shares or BorgWarner shares have been changed into or exchanged for a different number or class of shares by reason of any reorganization, recapitalization, reclassification, stock dividend, share split, reverse share split or a stock dividend declared with a record date within such period, or any other similar event has occurred, an appropriate and proportionate adjustment shall be made to the exchange ratio to give holders of Company shares the same economic effect as contemplated by the transaction agreement prior to such event.

Representations and Warranties

The transaction agreement contains customary representations and warranties of BorgWarner and the Company relating to their respective businesses. The representations and warranties in the transaction agreement do not survive the effective time.

The representations and warranties in the transaction agreement are (i) subject, in some cases, to specified exceptions and qualifications contained in the confidential disclosure schedule delivered to BorgWarner by the Company, in the case of representations and warranties made by the Company, or the confidential disclosure schedule delivered to the Company by BorgWarner, in the case of representations and warranties made by BorgWarner (with each schedule referred to as that party’s confidential disclosure schedule) and (ii) qualified by the reports of the Company or BorgWarner, as applicable, filed with the SEC during the period from January 1, 2018 through the date of the transaction agreement (excluding any disclosures in any risk factor section of any such report, disclosures in any section relating to forward-looking statements and any other statements that are predictive or forward-looking in nature).

Furthermore, most of the representations and warranties in the transaction agreement are subject to “materiality” or “material adverse effect” qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would be material to or have a material adverse effect (as defined in the transaction agreement) with respect to the party making the representation or warranty). In addition, certain of the representations and warranties in the transaction agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge.

Each of BorgWarner and the Company has made representations and warranties to the other party regarding, among other things:

•	corporate matters, including qualification to do business, due organization, equity interests in subsidiaries and capitalization;

•

authority relative to execution and delivery of the transaction agreement and the absence of conflicts with, or violations of, organizational documents, applicable law or other obligations as a result of the transaction;

•

the timely filing of reports with the SEC since January 1, 2018, the compliance of such reports with applicable requirements of the relevant laws, rules and regulations, and the accuracy of the information contained in reports filed with the SEC since January 1, 2018;

•	the maintenance of internal controls and disclosure controls and procedures over financial reporting reasonably designed to ensure material information required to be disclosed is reported;

•	the absence of undisclosed liabilities;

•	compliance with applicable laws and regulations and such party’s permits;

•	the absence of certain changes or events that, since December 31, 2018, has had or would reasonably be expected to have a material adverse effect on such party individually or in the aggregate;

•	compliance with environmental laws and regulations;

•	absence of certain investigations and litigation;

•	absence of investment company status under applicable laws;

•	intellectual property, data privacy and information security matters;

•	real property owned, leased or subleased by the Company and its subsidiaries;

•	tax matters;

•	employment and labor matters, including matters related to employee benefit plans;

•	maintenance of and compliance with insurance policies;

•	the existence and enforceability of specified categories of the Company’s material contracts;

•	fees payable to brokers and finders in connection with the transaction or related transactions contemplated by the transaction agreement;

•	compliance with anti-bribery laws;

•	export controls and sanctions;

•	derivative transactions;

•	takeover statues; and

•	the accuracy of information supplied for inclusion in this proxy statement and other similar documents.

The Company has also made representations and warranties to BorgWarner regarding the Company’s outstanding debt, key customer programs and businesses and receipt of a financial advisor’s opinion. BorgWarner has also made representations and warranties to the Company regarding the sufficiency of BorgWarner’s available funds to make all cash payments and certain other payments contemplated in connection with the transaction.

In connection with the amendment, each of the Company and BorgWarner have made additional representations and warranties to the other party, including, among other things, after giving effect to the amendment, such party is not aware of any circumstance or event that such party believes to constitute, as of May 6, 2020, a material breach of the original transaction agreement by the other party.

Definition of Material Adverse Effect

For purposes of the transaction agreement, a “material adverse effect” means, with respect to the Company or BorgWarner, as the case may be, a material adverse effect on the ability of such party to consummate the transactions contemplated by the transaction agreement or the business, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole. In determining whether a material adverse effect has occurred or is reasonably likely to occur, the parties will disregard effects resulting from:

(1) changes in general economic, financial or capital market conditions (including prevailing interest rates and access to capital markets) following the date of the transaction agreement;

(2) any changes generally in the industries in which BorgWarner or the Company conducts its business following the date of the transaction agreement;

(3) the announcement or the existence of, compliance with or performance under, the transaction agreement or the transactions contemplated thereby (including the impact thereof on the relationships, contractual or otherwise, of either BorgWarner or the Company with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the transactions contemplated by the transaction agreement); provided, however, that this exception would not apply to a breach of certain representations to the extent the purpose of the representation is to address the consequences resulting from the execution and delivery of the transaction agreement or the performance of obligations under the transaction agreement;

(4) any action taken at the written request of the other party to the transaction agreement;

(5) any changes in applicable law (or authoritative interpretations thereof) following the date of the transaction agreement;

(6) any changes in GAAP or other applicable accounting standards (or other authoritative interpretations thereof) following the date of the transaction agreement;

(7) earthquakes, any weather-related event, natural disasters or outbreak or escalation of hostilities or acts of war or terrorism;

(8) governmental shutdown;

(9) any changes in regulatory, legislative or political conditions following the date of the transaction agreement;

(10) any changes in the trading price or trading volume of Company shares or BorgWarner shares (although the event, change, effect, development or occurrence underlying such change may count as a material adverse effect if it does not otherwise meet an exception); or

(11) any failure by BorgWarner or the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (although the event, change, effect, development or occurrence underlying such failure may count as a material adverse effect if it does not otherwise meet an exception).

However, the exceptions laid out in (1), (2), (5), (6), (7), (8) and (9) may be considered to the extent disproportionately affecting BorgWarner or the Company, taken as a whole, relative to other companies in their respective industries.

Covenants and Agreements

Each of BorgWarner and the Company has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time or, if earlier, the transaction agreement’s termination date. Each of BorgWarner and the Company has agreed that, except (i) as may be required by applicable law, (ii) as may be required by the regulations or requirements of any applicable stock exchange or regulatory organization, (iii) as may be expressly contemplated by the transaction agreement, (iv) as set forth in the confidential disclosure schedules delivered by each party in connection with the transaction agreement, (v) with respect to the Company, in connection with certain specified restructuring activities of the Company and its subsidiaries (the “Company’s restructuring plan”), and (vi) with BorgWarner’s or the Company’s, as applicable, prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), its business shall be conducted in the ordinary course of business consistent with past practice, and has agreed to use commercially reasonable efforts to (A) preserve intact its present lines of business and business organization, (B) maintain its rights, franchises and permits and (C) preserve its relationships and goodwill with customers and suppliers and keep available the services of its current officers and key employees.

BorgWarner and the Company have also agreed that, except (i) as may be required by applicable law, (ii) as may be required by the regulations or requirements of any applicable stock exchange or regulatory organization, (iii) as may be expressly contemplated by the transaction agreement, (iv) as set forth in the confidential disclosure schedules delivered by each party in connection with the transaction agreement, (v) with respect to the Company, as set forth in the Company’s restructuring plan, and (vi) with BorgWarner’s or the Company’s, as applicable, prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), BorgWarner and the Company will not, and will not permit any of their respective subsidiaries to, among other things, undertake the following actions:

•

amend or modify its respective articles of association, certificate of formation or bylaws or similar applicable organizational documents, (i) other than in the case of wholly owned subsidiaries, internal restructurings among such subsidiaries, and (ii) with respect to BorgWarner, other than in the case of subsidiaries, where such amendment or modification would not reasonably be expected to prevent, materially impede or materially delay the consummation of the transaction;

•

split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction, and, in the case of the Company, except issuances of Company shares under the Company’s stock plans, to the extent permitted under the transaction agreement or in respect of the exercise, vesting or settlement of any Company equity awards outstanding on the date of the transaction agreement, or granted in accordance with the terms of the transaction agreement, or the vesting of Company shares or for withholding of taxes with respect to any Company equity awards to the extent provided by the terms of the award agreements;

•

authorize, make, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities), except (1) dividends or distributions by any subsidiaries only to BorgWarner or the Company, as applicable, or to any wholly owned subsidiary of BorgWarner or the Company, as applicable, in the ordinary course of business consistent with past practice, (2) dividends or distributions by any non-wholly owned subsidiary or joint venture that are consistent with past practice or are required under such entity’s organizational documents in effect on the date of the transaction agreement, and (3) in the case of BorgWarner, up to $0.17 per BorgWarner share per quarter, paid in the ordinary course;

•

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the transaction itself and other than any liquidations, dissolutions, mergers, consolidations, restructurings or reorganizations solely among BorgWarner or the Company and their respective subsidiaries or among their respective subsidiaries;

•

make any acquisition of any other person or business, or make any loans, advances or capital contributions to, or investments in, any other person, that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transaction; or

•	agree, authorize, or consent in writing or otherwise, to take any of the actions prohibited by the preceding bullet points.

BorgWarner and the Company have also agreed that, except (i) as may be required by applicable law, (ii) as may be required by the regulations or requirements of any applicable stock exchange or regulatory organization, (iii) as may be expressly contemplated by the transaction agreement, (iv) as set forth in the confidential disclosure schedule delivered by the Company in connection with the transaction agreement, (v) as set forth in the Company’s restructuring plan, and (vi) with BorgWarner’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

•

make any acquisition of any other person or business, or make any loans, advances or capital contributions to, or investments in, any other person with a value in excess of $1 million in the aggregate, except (A) as made in connection with any transaction among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, (B) any officer, director or employee of the Company or any of its subsidiaries related to business travel and other business-related expenses in the ordinary course of business, (C) extensions of credit to customers in the ordinary course of business and consistent with customary trade terms, or (D) advancement obligations under any indemnification agreement entered into by the Company or any of its subsidiaries;

•

sell, lease, license, abandon, transfer, exchange or swap, or otherwise dispose of or encumber (including pursuant to a sale-leaseback arrangement) any properties, rights or non-cash assets with a value in excess of $5 million (or $3 million for any sale-leaseback transaction), except (A) sales, transfers and dispositions of obsolete, surplus or worthless assets, (B) sales of inventory in the ordinary course of business, (C) non-exclusive licenses in the ordinary course of business or (D) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•

authorize any capital expenditures, except for capital expenditures (A) made during fiscal year 2020, which in the aggregate do not exceed 110% of the pro-rated aggregate (since January 1, 2020) amount specified in the Company’s 2020 budget made available to BorgWarner prior to the execution of the transaction agreement (the “2020 budget”), (B) made during fiscal year 2021, which in each fiscal quarter of fiscal year 2021, do not exceed 27.5% of the aggregate amount of the 2020 budget or (C) made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages, operational incidents or otherwise;

•

except as required by applicable law, by the terms of any collective bargaining agreement or under the terms of certain benefit plan set forth on the schedules to the transaction agreement, (A) except as expressly required pursuant to the terms of certain legally binding non-U.S. benefit arrangements, enter into, establish, adopt, materially amend or modify, or terminate any collective bargaining agreement or material benefit plan, (B) except to the extent required pursuant to certain non-U.S. benefit arrangements, increase the compensation or severance entitlements of any of the current or former directors or officers of the Company, or executives who are eligible to receive annual equity awards under Company’s long-term incentive plan (“Company executives”), (C) except to the extent required pursuant to certain non-U.S. benefit arrangements, pay or award, or commit to pay or award, any bonuses or incentive compensation to any director of the Company or Company executive, (D) except to the extent required pursuant to certain non-U.S. benefit arrangements, enter into any new or modify any existing bonus or transaction bonus, employment, severance, termination, retention or change in control agreement with any current or former directors of the Company or Company executives, (E) except to the extent required pursuant to certain non-U.S. benefit arrangements, accelerate the time of payment or vesting of any rights or benefits under any material benefit plan, (F) fund any rabbi trust or similar arrangement with respect to any material benefit plan, (G) materially amend any awards under the Company stock plans (which amendments, even if made in the ordinary course of business will not contain any terms or conditions providing for automatic vesting or acceleration in connection with the consummation of the transactions contemplated by the transaction agreement), (H) make any grants under the Company stock plans other than ordinary course annual grants as part of the annual grant process in February 2020, (I) change the manner in which contributions to benefit plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable law, (J) hire or terminate the employment or services of (other than for cause) any Company executive or individual who would be a Company executive if hired, or (K) waive any post-employment restrictive covenant with any of the current or former directors, executive officers of the Company or Company executives, except in connection with the replacement thereof in a manner consistent with the transaction agreement;

•

materially (A) change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or other applicable accounting standards, SEC rule or policy or applicable law, or (B) fail to comply with its policies with respect to privacy or data security, except as required by applicable law;

•

establish any rights plan or grant any rights or to issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock or other equity ownership interest in the Company or any of its subsidiaries or any securities convertible into or exchangeable for any such shares or equity ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, equity ownership interest or convertible or exchangeable securities, other than (A) issuances of Company shares under the Company stock plans, to the extent not prohibited by the transaction agreement or in respect of the exercise, vesting or settlement of any Company equity awards outstanding on the date of the transaction agreement or granted in accordance with the terms of the transaction agreement, (B) the vesting of Company shares or for withholding of taxes with respect to any Company equity awards to the extent provided by the terms of such awards, or (C) for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•

directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any subsidiary of the Company or any rights, warrants or options to acquire any such shares, except for (A) transactions among the Company and its subsidiaries or among the Company’s wholly owned subsidiaries or (B) repurchases of Company shares for withholding of taxes or payment of the exercise price with respect to any Company equity awards to the extent provided by the terms of such awards;

•

incur, assume or guarantee any indebtedness for borrowed money, except for (A) borrowings under the Company’s existing credit agreement that do not exceed a balance of $5 million in the aggregate, (B) indebtedness among the Company and its wholly owned subsidiaries or among its wholly owned subsidiaries and (C) any guarantees by the Company of indebtedness of subsidiaries or guarantees by any of its subsidiaries of indebtedness of the Company or any other subsidiary of the Company, which indebtedness is incurred or assumed in compliance with the transaction agreement;

•

(A) other than in the ordinary course of business consistent with past practice or with respect to certain specified Company material contracts, modify or amend in any material respect, terminate or waive any material rights under any Company material contract, (B) other than in the ordinary course of business consistent with past practice, modify or amend in any material respect, or terminate or waive any material rights under, any material permit, or (C) other than in the ordinary course of business consistent with past practice, enter into any new contract which would be a Company material contract or which would reasonably be expected to, after the effective time, restrict or limit in any material respect BorgWarner or any of its affiliates from engaging in any business or competing in any geographic location with any person;

•

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (A) that do not result in payments by the Company or its subsidiaries of more than $500,000 individually or $2 million in the aggregate or (B) of certain specified matters and that, in all cases, do not obligate it or any of its subsidiaries to take any material action (other than make a payment) or impose any material restrictions on its business or the business of any of its subsidiaries;

•

make, change or revoke any material tax election; take any actions that would adversely impact the tax-free nature of the Company’s spin-off, except as would not be material; take any actions that would compromise the material income tax incentives currently received by the Company or its subsidiaries; change any accounting period or method with respect to taxes; file any materially amended material tax return; settle or compromise any material tax proceeding; change its country of tax residence; or surrender any claim for a material refund of taxes;

•

except as otherwise permitted by the terms of the transaction agreement (including any permitted financing) or for transactions between the Company and its subsidiaries or among the Company’s subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of the Company or its subsidiaries, other than (A) at stated maturity or (B) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case, in accordance with the terms of the instrument governing such indebtedness;

•	change its payment policies with suppliers in order to delay or postpone making payments beyond their due date, other than in the ordinary course of business consistent with past practices; or

•	agree, authorize, or consent in writing or otherwise, to take any of the actions prohibited by the preceding bullet points.

The Company also agreed that, prior to the closing, (i) the Company will cooperate in good faith with BorgWarner to identify certain material patents of the Company and (ii) once identified, confirm that the Company or one of its subsidiaries is the sole owner of record with the relevant agency or registrar of such material patents or, if such confirmation cannot be obtained, use best efforts to procure that the Company or one of its subsidiaries is recorded as the sole owner of record of a material portion of the material patents (taking into account the material patents for which confirmation has already been obtained) with the relevant agency or registrar prior to the closing of the transaction.

BorgWarner and the Company have also agreed to use their reasonable best efforts to take all actions necessary, proper or advisable to consummate and make effective the transaction and enable the closing to occur as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transaction, (ii) the satisfaction of the conditions to consummate the transaction, (iii) taking all actions necessary to obtain governmental and third-party consents, and (iv) the execution and delivery of any additional instruments necessary to consummate the transaction and to fully carry out the purposes of the transaction agreement. Additionally, BorgWarner and the Company have agreed to use their reasonable best efforts to fulfill all conditions precedent to the transaction and to not take any action after the date of the transaction agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any governmental entity necessary to be obtained prior to closing. To the extent that any third party notices, consents, approvals or waivers under, or the transfers of, any contracts or permits issued by any governmental entity are required as a result of the execution of the transaction agreement or the consummation of the transaction, BorgWarner and the Company have agreed to give any such notices and use their reasonable best efforts to obtain such third party consents, approvals or waivers and to effect such transfers, and provide regular updates to each other.

Each of BorgWarner and the Company have agreed to use their reasonable best efforts, and to cause their subsidiaries to use their reasonable best efforts, to take all steps to make any and all undertakings necessary to resolve objections that any relevant authority may assert under the HSR Act and any other federal, state or foreign law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or reduction of competition (collectively, “Antitrust Laws”) or that regulates foreign investment (“Foreign Investment Laws”), with respect to the transaction agreement, and to avoid or eliminate each and every impediment under any Antitrust Laws or Foreign Investment Laws that may be asserted by any relevant authority with respect to the transaction agreement and the transactions contemplated thereby so as to enable the closing of the transaction to occur as promptly as practicable, including, to the extent required: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, license, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of BorgWarner or the Company or any of their respective subsidiaries or any equity interest in any joint venture held by BorgWarner or the Company or any of their respective subsidiaries, (ii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of BorgWarner or the Company or any of their respective subsidiaries, and (iii) otherwise taking or committing to take any action that would limit BorgWarner’s or the Company’s or their respective subsidiaries’ freedom of action with respect to, or their respective ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of BorgWarner or the Company (including any of their respective subsidiaries) or any equity interest in any joint venture held by BorgWarner or the Company (or any of their respective subsidiaries), in each case, as may be required in order to obtain all approvals and consents required directly or indirectly under any Antitrust Laws or Foreign Investment Laws or to avoid the commencement of any action or proceeding to prohibit the closing of the transaction under any Antitrust Laws or Foreign Investment Laws, or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the closing of the transaction or that would reasonably be expected to delay the closing of the transaction beyond the End Date. Notwithstanding the foregoing, (A) the Company will not take any of the actions described in the foregoing sentence without the prior written approval of BorgWarner and (B) neither BorgWarner nor the Company will be required to take, or agree to take, any actions unless (x) such action or agreement would not reasonably be expected to, individually or in the aggregate, result in a substantial detriment and (y) the effectiveness of such agreement or action is conditioned upon the closing. For purposes of the foregoing sentence, “substantial detriment” means a Company material adverse effect treating for this purpose the effects of all actions required by this paragraph wherever imposed (whether on BorgWarner, Company, and/or any of their respective subsidiaries), as if they affected a company the size of, and having the financial and operating metrics of, the Company.

In addition, BorgWarner has agreed to defend through litigation on the merits any claim, action, or proceeding asserted by any governmental entity or any other person to avoid entry of, or to have vacated or terminated, any order that would prevent the consummation of the transaction prior to the End Date.

Adverse Recommendation Changes and Agreement Not to Solicit Other Offers

Subject to certain specified exceptions, the Board will not take any of the following actions (any such action, an “adverse recommendation change”):

•

withhold, withdraw or modify in a manner adverse to BorgWarner, the Board Recommendation or fail to make the Board Recommendation or publicly change, withdraw or modify its intention and expectation that it will give the Board Recommendation prior to publication of the Scheme Document (as defined in the scheme of arrangement);

•

following the date that an acquisition proposal (or any material change to it) has been made public, fail to reiterate the Board Recommendation (or, in the period prior to publication of the Scheme Document, fail to publicly reiterate its intention and expectation that it will give the Board Recommendation) within 10 business days after a written request by BorgWarner, provided that BorgWarner may make such request no more than once after an acquisition proposal (or any material change thereto) has been made public;

•	adopt, approve or recommend, or publicly propose to adopt, approve, or recommend an acquisition proposal to the Company shareholders; or

•

fail to publicly recommend against a publicly announced acquisition proposal, except for a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (it being understood that the Board may refrain from taking a position with respect to such acquisition proposal until the close of business on the tenth business day after the commencement of such acquisition proposal without such action being considered an adverse recommendation change).

Notwithstanding the above, at any time prior to receipt of the Company shareholder approval, the Company may take any of the actions described above constituting an adverse recommendation change or authorize the Company to terminate the transaction agreement to enter into a definitive agreement with respect to an acquisition proposal, in each case, if, after receiving a bona fide, unsolicited acquisition proposal that did not result from a material breach of the no-shop obligations, the Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the acquisition proposal constitutes a superior proposal and that in light of such acquisition proposal, the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board under applicable law; provided, that prior to any such adverse recommendation change or effecting such termination:

•	the Company has provided BorgWarner with at least four business days’ prior written notice of its intention to take such action and has contemporaneously provided to BorgWarner a copy of such superior proposal, a copy of any proposed transaction agreements with the person making such superior proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to BorgWarner, a written summary of the material terms thereof);

•

the Company has negotiated in good faith with BorgWarner, to the extent BorgWarner wishes to negotiate, during such notice period to enable BorgWarner to propose revisions to the terms of the transaction agreement such that it would cause the superior proposal to no longer constitute a superior proposal;

•

following the end of such notice period, the Board considers in good faith any revisions to the terms of the transaction agreement and determines, after consultation with its outside financial advisors and outside legal counsel, that the superior proposal continues to be a superior proposal even if such changes were given effect; and

•

in the event of any changes in the financial terms or other material terms of the superior proposal, the Company has given BorgWarner notice of such change and a new notice period of two business days shall commence, during which time the Company will be required to comply with the requirements listed in this paragraph anew.

Additionally, notwithstanding anything to the contrary set forth above, at any time prior to receipt of the Company shareholder approval, the Company may take any of the actions described above constituting an adverse recommendation change in response to an “intervening event” if the Board has determined in good faith after consultation with its outside financial advisors and outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, provided that prior to taking any such change in recommendation:

•

the Company provides BorgWarner with at least four business days’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor and the facts and circumstances relating to such intervening event;

•

the Company has negotiated in good faith with BorgWarner, to the extent BorgWarner wishes to negotiate, during such notice period to enable BorgWarner to propose revisions to the terms of the transaction agreement in a manner that would obviate the need to effect an adverse recommendation change in response to such intervening event; and

•

following the end of such notice period, the Board considers in good faith any revisions to the terms of the transaction agreement and determines, after consultation with its outside financial advisors and outside legal counsel, that the failure to make an adverse recommendation change would nevertheless be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

Notwithstanding the above, if at any time prior to obtaining the Company shareholder approval, the Company or any of its subsidiaries, or any of its representatives, directly or indirectly receives a bona fide, unsolicited written acquisition proposal from any person that did not result from the material breach of the Company’s no-shop obligations and the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal, then the Company and any of its subsidiaries, and any of its or their representatives, may, directly or indirectly:

•

furnish, pursuant to an acceptable confidentiality agreement containing confidentiality or non-use provisions that are no less restrictive in any material respect to such person than those applicable to BorgWarner, non-public information with respect to the Company and access to the Company’s business, properties, assets, employees, officers, contracts, books and records to the person that made such proposal and its representatives and potential sources of financing, provided any information so provided is substantially concurrently or has previously been provided to BorgWarner; and

•	engage or otherwise participate in discussions or negotiations with the person making such acquisition proposal and its representatives and potential sources of financing.

The Company will promptly notify BorgWarner of any acquisition proposal, including the identity of the person making the proposal and the material terms and conditions thereof, and will promptly provide unredacted copies of such proposals, indications of interest, and/or draft agreements to BorgWarner and will keep BorgWarner reasonably informed, on a prompt basis, regarding the status of any such acquisition proposal. The Company will not enter into any agreement that would prohibit the Company from engaging in discussions with or providing certain information to BorgWarner pursuant to the transaction agreement.

An “acquisition proposal” means:

•

any proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving the Company or any of its subsidiaries whose assets, taken together, constitute more than 20% of the Company’s consolidated assets;

•

any proposal or offer (including tender or exchange offers) to acquire in any manner, directly or indirectly, in one or more transactions, more than 20% of the outstanding Company shares or securities representing more than 20% of the voting power of the Company; or

•

any proposal or offer to acquire in any manner (including the acquisition of equity securities in any subsidiary of the Company), directly or indirectly, in one or more transactions, assets or businesses of the Company or its subsidiaries, including pursuant to a joint venture, representing more than 20% of the consolidated assets, revenues or net income of the Company, in each case, other than the transaction.

A “superior proposal” means a bona fide, unsolicited, written acquisition proposal that:

•

if consummated would result in (1) a third party acquiring, directly or indirectly, more than 50% of the outstanding Company shares, or more than 50% of the assets of the Company and its subsidiaries, taken as a whole, or (2) the shareholders of the Company immediately prior to such transaction ceasing to own, directly or indirectly, at least 50% of the equity interests in the acquiring, surviving or parent company resulting from such transaction;

•

the Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspect of such proposal, including all conditions contained therein and the person making such acquisition proposal; and

•

the Board determines in good faith after consultation with its outside financial advisor and outside legal counsel (taking into account any changes to the transaction agreement proposed by BorgWarner in response to such acquisition proposal, and all financial, legal, regulatory and other aspects of such acquisition proposal, including all conditions contained therein and the person making such proposal, and the transaction agreement), is more favorable from a financial point of view to the Company’s shareholders than the transaction.

An “intervening event” means, subject to certain specified exceptions, a change, effect, event, development, condition or occurrence that materially affects the Company and its subsidiaries, taken as a whole, and that (i) was not known by, and was not reasonably foreseeable by, the Board as of the date of the transaction agreement and (ii) does not relate to any acquisition proposal.

Except as expressly permitted by the transaction agreement, the Company will, and will cause its controlled affiliates, and its and their respective officers, directors and employees to, and will use reasonable best efforts to cause its and their respective agents, financial advisors, investment bankers, attorneys, accountants and other representatives to comply with certain “no-shop” obligations (the “no-shop obligations”) set forth below:

•	immediately cease any solicitation, knowing encouragement, discussions or negotiations with any person with respect to an acquisition proposal;

•	promptly terminate access to any virtual data room established or used in connection with any actual or potential acquisition proposal;

•

promptly instruct (to the extent the Company has the contractual authority to do so), any person that has executed a confidentiality or non-disclosure agreement within the 12-month period prior to the date of the transaction agreement in connection with any acquisition proposal to return or destroy all non-public information in such person’s or its representatives’ possession; and

•	until the effective time or, if earlier, the termination of the transaction agreement, not directly or indirectly:

•

solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, an acquisition proposal (other than (x) solely in response to an unsolicited inquiry, to refer the inquiring person to these no-shop restrictions on the Company and to limit its conversation or other communication exclusively to such referral or (y) to seek to clarify and understand the terms and conditions of any acquisition proposal (or amended proposal) solely to determine if such proposal constitutes or would reasonably be expected to lead to a superior proposal); or

•

approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to an acquisition proposal, other than an acceptable confidentiality agreement.

In addition, except in the event that the Board has determined in good faith after consultation with outside legal counsel that failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board under applicable law, the Company and its subsidiaries will not release any third party from or waive, amend or modify any provision of, or grant permission under any standstill provision in any agreement to which the Company or any of its subsidiaries is a party, and the Company will, and will cause its subsidiaries to, enforce such standstill provisions of any such agreements.

Litigation

The Company will promptly notify and give BorgWarner the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to the transactions contemplated by this transaction agreement, including the transaction. The Company agrees that it will not settle or offer to settle any litigation commenced prior to or after the date of the transaction agreement against the Company or its directors, executive officers or similar persons by any shareholder of the Company relating to the transaction agreement, the transaction or any other transaction contemplated hereby without the prior written consent of BorgWarner (which consent shall not be unreasonably withheld, conditioned or delayed).

Financing Cooperation

BorgWarner’s obligation to complete the transaction is not contingent on BorgWarner’s ability to obtain financing.

Until the earlier of the effective time and the termination of the transaction agreement, the Company shall use its reasonable best efforts, and shall cause its subsidiaries to use their respective reasonable best efforts, and shall use its reasonable best efforts to cause its and their representatives to use their respective reasonable best efforts, to provide all cooperation that is reasonably requested by BorgWarner in writing and that is customary in connection with BorgWarner obtaining third-party debt financing for the purpose of financing any amounts required to be paid, or issuing new debt in exchange for any of the Company’s outstanding 5.00% Senior Notes due 2025, referred to as “senior notes,” in connection with the consummation of the transactions contemplated by the transaction agreement (collectively, referred to as the “financing”, and the financial institutions participating in such financing are referred to as the “financing parties”), including using reasonable best efforts with respect to:

•

furnishing to BorgWarner (A) audited consolidated balance sheets and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the Company for each of the three most recently completed fiscal years of Company ended at least sixty (60) days prior to the closing date (and, if such financing is an offering of securities, the launch date of such offering) prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year, (B) unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations, comprehensive income and cash flows (in each case, subject to normal year-end adjustments and absence of certain footnotes, as permitted by the applicable rules of the SEC) for the Company for the fiscal quarter ended September 30, 2019 and each subsequent fiscal quarter ended on a date that is at least forty (40) days before the closing date (and, if such financing is an offering of securities, the launch date of such offering), and (C) other historical financial information regarding the Company and its subsidiaries reasonably necessary to permit BorgWarner to prepare pro forma financial statements customarily included in marketing and offering documents for an offering of securities of BorgWarner on a registration statement filed with the SEC;

•	furnishing to the financing parties customary authorization letters (subject to customary confidentiality provisions and disclaimers) authorizing the distribution of information;

•

using reasonable best efforts to cause the Company’s or any of its subsidiary’s independent accountants to provide customary assistance and cooperation reasonably requested by BorgWarner or the financing parties with any offering of securities, including (A) providing any necessary written consents to use their audit or other reports relating to financial statements of the Company and its subsidiaries and to be named as an “Expert” in any document related to any applicable financing that is registered under the Securities Act and (B) participating in customary accounting due diligence sessions and providing any customary “comfort” letters (including customary “negative assurance” comfort for any applicable Financing);

•	assisting BorgWarner in the preparation of customary offering and marketing documents (and any supplements thereto) in connection with any financing; and

•

(A) cooperating with any customary due diligence process as reasonably requested by BorgWarner, including participating in a reasonable number of due diligence sessions, and (B) and cooperating with the customary marketing efforts of BorgWarner, in each case, in connection with any financing.

Notwithstanding anything to the contrary above, neither the Company nor any subsidiary shall, (i) be required to incur any out-of-pocket fees, expenses or other liabilities prior to the effective time for which it has not been previously or is not promptly reimbursed or simultaneously indemnified in full or pay any fee prior to the effective time for which it has not been previously or is not promptly reimbursed in full; (ii) be required to cause any representative of the Company or any of its subsidiaries to take any action that could reasonably be expected to result in such representative incurring any personal liability; (iii) be required to provide any information that is prohibited or restricted from being provided by applicable law or any contract existing as of the date hereof or provide access to or disclose information that, in the reasonable good faith determination of the Company, would jeopardize or violate any attorney-client privilege or any confidentiality obligation binding on the Company or any of its subsidiaries; (iv) be required to, nor shall any of their representatives be required, to (A) adopt resolutions or consents to approve or authorize the execution of the agreements, documents and instruments pursuant to which the financing is obtained or (B) execute, deliver or enter into, or perform any agreement, document or instrument (other than customary authorization letters), including any credit or other agreements, guarantees, pledge or security documents or certificates in connection with the financing that would be effective prior to the effective time (other than customary authorization letters); (v) be required to (or be required to cause their representatives to) enter into or approve any other agreement or other documentation, or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the effective time, except as set forth in the transaction agreement; (vi) be required to (or be required to cause their representatives to) provide any indemnity prior to the effective time for which it has not received prior reimbursement in full or is not otherwise indemnified in full by or on behalf of BorgWarner; (vii) be required to (or be required to cause their representatives to) take any action that would reasonably be expected to conflict with, or result in a violation of, or result in a breach of or a default under, any charter or other organizational documents of the Company or any of its subsidiaries as in effect on the date hereof; (viii) be required to (or be required to cause their representatives to) take any action that would reasonably be expected to conflict with, violate, or result in breach of or default under the provisions of the Company’s existing credit agreement or senior notes indenture; (ix) be required to (or be required to cause their representatives to) take any actions that would, or would reasonably be expected to, cause any representation or warranty in the transaction agreement to be breached by Company or any of its subsidiaries or that would, or would reasonably be expected to, cause any condition to the closing of the transaction to be satisfied (in each case unless BorgWarner waives such breach or failure prior to the Company or any of its subsidiaries taking such action); (x) be required to (or be required to cause their representatives to) take any actions that would unreasonably interfere with the Company’s and its subsidiaries’ business or operations taken as a whole; (xi) be required to (or be required to cause their representatives to) prepare or furnish pro forma financial statements, projections or financial statements (provided that the Company shall use its reasonable best efforts to provide any historical financial information regarding the Company and its subsidiaries reasonably necessary to permit BorgWarner to prepare pro forma financial statements customarily included in marketing and offering documents for an offering of securities of BorgWarner on a registration statement filed with the SEC; (xii) be required to be an issuer or obligor with respect to the financing prior to the effective time; or (xiii) be required to (or be required to cause their representatives to) provide opinions of internal or external counsel.

The transaction agreement provides that BorgWarner will, promptly upon request by the Company, reimburse the Company for all reasonable and documented costs and expenses (including attorneys’ fees) incurred by the Company or any of its subsidiaries in connection with the financing cooperation contemplated by the above two paragraphs, and shall indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, expenses (including attorneys’ fees), interest, judgments and penalties suffered or incurred by them, in connection with such financing cooperation, in each case whether or not the transactions contemplated under the transaction agreement are consummated or the transaction agreement is terminated.

Company Shareholder Meetings

Under the transaction agreement, the Company has agreed to include in the Scheme Document a notice convening the extraordinary general meeting to be held immediately following the Court Meeting to consider and, if thought fit, approve the Company Shareholder Proposals and convene the Court Meeting and the extraordinary general meeting, subject to the approval of the Court, for the date that is at least 21 and no more than 30 clear days after the dispatch of the Scheme Document (not counting the day notice of the Court Meeting is deemed received and the day of the Court Meeting itself). The Company has also agreed to call, convene, hold and conduct the Court Meeting and the extraordinary general meeting in compliance with the transaction agreement, the Company’s articles of association and applicable laws and to permit up to four representatives of BorgWarner and/or its financial and legal advisers to attend and observe the Court Meeting and the extraordinary general meeting.

Expenses and Fees

In general and subject to the termination fee discussed below, each of BorgWarner and the Company will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the transaction agreement. However, each of BorgWarner and the Company shall pay one-half of all filing fees required under the HSR Act or other Antitrust Laws or Foreign Investment laws.

Irrevocable Undertakings

Following the execution of the transaction agreement, each of Michael J.P. Clarke, Senior Vice President and Chief Human Resources Officer of the Company, James D. Harrington, Senior Vice President and General Counsel of the Company and Vivid Sehgal, Chief Financial Officer of the Company, entered into and delivered to the Company and BorgWarner an irrevocable undertaking agreeing to (i) transfer legal title of two Company shares beneficially owned by such officer through Cede & Co. so that each such officer would become a shareholder of record and (ii) vote their transferred shares in favor of the Scheme Proposal and the Company Shareholder Proposals. On February 12, 2020, each of Messrs. Clarke, Harrington, and Sehgal have become shareholders of record with respect to their transferred shares. The rights and obligations of the signatories to the irrevocable undertakings are governed by the express terms of the irrevocable undertakings and not by this summary or any other information contained in this proxy statement. The complete text of the irrevocable undertakings are incorporated into this proxy statement by reference and are attached as Annex D to this proxy statement.

Employee Matters

For one year following the effective time (the “Continuation Period”), BorgWarner will provide each continuing Company employee with (i) a base salary or base wage rate and cash incentive compensation opportunity that in the aggregate, are no less favorable than the base salary or base wage rate and cash incentive compensation opportunity to the individual provided immediately prior to the effective time, (ii) equity-based or other long-term incentive opportunities that are no less favorable than those provided to similarly-situated employees of BorgWarner and its affiliates, (iii) employee benefits (other than equity-based, defined benefit, or retiree medical benefits) that taken as a whole, are substantially comparable in the aggregate to the employee benefits (other than equity-based, defined benefit, or retiree medical benefits) provided to either (a) such individuals immediately prior to the closing date or (b) similarly-situated employees of BorgWarner or one of its subsidiaries, at the sole discretion of BorgWarner.

During the Continuation Period, BorgWarner will provide each Company employee who experiences a severance-qualifying termination of employment with severance benefits no less favorable than those to which the applicable employee would have been eligible to receive to receive immediately prior to the effective time.

Following the effective time, participants in the Company’s Annual Incentive Plan for 2020 (the “2020 AIP”) who are expected to terminate employment at or following a transition period after closing will receive the participant’s annual incentive award (with any applicable performance goals deemed achieved at the greater of target or actual performance through closing) prorated through the date of termination. Participants in the 2020 AIP who continue employment with the Company, BorgWarner, or their respective affiliates through December 31, 2020 will receive payment of their full annual incentive awards on the ordinary course payment date under the 2020 AIP, but no later than March 15, 2021. Continuing employees who experience an “involuntary termination” prior to December 31, 2020, will be paid their annual incentive awards under the 2020 AIP on or within 15 days following the termination, pro-rated through the date of the involuntary termination. For this purpose, an “involuntary termination” means a termination of employment due to death, due to a Qualified Termination (as defined in the 2020 AIP) and, for employees who have other severance or equity compensation arrangements providing for payments or benefits upon a termination for good reason, a “good reason” termination.

BorgWarner will recognize and credit the Company employees’ length of employment with the Company or its subsidiaries for purposes of determining eligibility, vesting, accruals and entitlement to benefits under their benefit plans providing benefits to Company employees to the same extent and for similar purposes as such service was recognized under the Company benefit plans, except that length of employment will not be recognized for benefit accrual purposes under any BorgWarner defined benefit pension plan.

BorgWarner will use commercially reasonable efforts to waive any waiting periods, pre-existing condition limitations and evidence of insurability requirements under any BorgWarner welfare benefit plan that replaces a comparable Company benefit plan and to credit eligible expenses incurred by Company employees under the Company’s medical, dental, pharmaceutical and/or vision benefit plans during the portion of the applicable plan year prior to the date on which Company employees move into the corresponding BorgWarner plans (if applicable) toward deductibles, coinsurance and maximum out-of-pocket requirements under the corresponding BorgWarner plans for the same such plan year.

Unless BorgWarner provides notice to the Company at least five business days prior to the closing date that the Company’s U.S. Salaried Retirement Savings Program (the “Company 401(k) Plan”) should not be terminated, the Company 401(k) Plan will be terminated effective as of the day prior to the closing date, each employee will be eligible to participate as promptly as practicable after closing and BorgWarner shall take such actions necessary to provide that each Company employee may rollover his or her full account balance (including cash, notes (in the case of loans), or a combination thereof) from the Company 401(k) Plan to a 401(k) plan sponsored by BorgWarner or its affiliates.

Prior to the effective time, BorgWarner and the Company will use reasonable best efforts to cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to employees of the Company or its subsidiaries, or any of their respective bargaining representatives, in accordance with applicable laws and works council and other bargaining agreements, if any.

Indemnification and Insurance

The transaction agreement requires BorgWarner to maintain, to the fullest extent permitted under applicable law, in effect, for six years after the effective date, the rights of the Company’s and its subsidiaries’ current and former directors, officers and employees to exculpation, indemnification, and advancement of expenses under the Company’s and its subsidiaries’ articles of association or similar organizational documents in effect as of the date of the transaction agreement or in any indemnification agreements of the Company or its subsidiaries with any of their respective current or former directors, officers or employees in effect as of the date of the transaction agreement.

The transaction agreement also provides that, to the fullest extent permitted under applicable law, upon completion of the transaction, BorgWarner will indemnify and hold harmless, and provide advancement of expenses to, all past and present managers, officers, directors and employees of the Company or any of its subsidiaries, and each person who served as a manager, director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company and its subsidiaries (the “indemnified party”), against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by applicable law; provided, however, that the indemnified party to whom expenses are advanced provides an undertaking consistent with applicable law and the Company’s articles of association to repay such amounts if it is ultimately determined, in a final, non-appealable order, that such person is not entitled to indemnification) judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative relating to any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the effective time (including applicable acts or omissions).

The transaction agreement provides that BorgWarner will maintain in effect, for a period of six years after the effective time, the coverage provided by policies of directors’ and officers’ liability insurance and fiduciary liability insurance of the Company and on terms (including with respect to coverage, conditions, retentions, limits and amounts) not less favorable than those of the Company’s directors’ and officers’ liability insurance and fiduciary liability insurance policies, with respect to acts or omissions occurring or alleged to have occurred at or prior to the effective time that were committed or alleged to have been committed by an indemnified party in their capacity as such.

Either party (at BorgWarner’s election) will, prior to the effective time, purchase a prepaid “tail policy” with respect to acts or omissions occurring or alleged to have occurred at or prior to the effective time that were committed or alleged to have been committed by an indemnified party. In no event shall the cost of such policy, if purchased by the Company, exceed 200% of the annual premium payable by the Company prior to the date of the transaction agreement in respect of its most recently bound directors’ and officers’ liability insurance and fiduciary liability insurance policies. If a tail policy is purchased, BorgWarner will have no further obligations to maintain the insurance policies for current directors and officers as described above so long as such tail policy remains in full force and effect during the six-year period following the effective time.

Conditions to Complete the Transaction

Each party’s obligation to consummate the transaction is conditioned upon the satisfaction (or waiver by such party) at or prior to the effective time of each of the following:

•

(i) the approval of the Scheme Proposal at the Court Meeting (or at any adjournment or postponement of such meeting) by (a) a majority in number of the Company shareholders of record as of the Voting Record Time that are present and voting (in person or by proxy) and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person or by proxy) and (ii) the approval of the Scheme and Articles Amendment Proposal at the extraordinary general meeting (or at any adjournment or postponement of such meeting) by at least two-thirds (2/3) of the votes cast by the Company shareholders present and voting (in person or by proxy) (collectively, the “Company shareholder approval”);

•

the scheme of arrangement shall have been sanctioned by the Court with or without modification (but subject to any non de minimis modification being acceptable to both the Company and BorgWarner acting reasonably and in good faith) and a copy of the Court order shall have been delivered to the Registrar of Companies in Jersey;

•	the approval for listing by the NYSE, subject to official notice of issuance, of BorgWarner shares issuable to Company shareholders in connection with the transaction;

•

no order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or governmental entity shall have been entered and shall continue to be in effect and no law shall have been adopted or be effective, in each case that prohibits, prevents, restrains or renders illegal the completion of the transaction; provided, that with respect to any such order, injunction, decree or other legal restraint that relates to Antitrust Laws or Foreign Investment Laws, such order, injunction, decree or other legal restraint will have been entered or adopted by a jurisdiction where the consent of or filing with a governmental entity of such jurisdiction is required in order to satisfy the HSR condition or the other governmental consents condition (the “legal restraint condition”);

•	the termination or expiration of all applicable waiting periods under the HSR Act (the “HSR condition”);

•

all consents of certain specified governmental entities shall have been obtained and any applicable waiting periods with respect thereto shall have expired or been terminated, as the case may be (the “other governmental consents condition”);

•

the accuracy of the representations and warranties of the other party in the transaction agreement, subject to applicable materiality qualifiers, as of the closing date of the transaction (or an earlier date if such representation or warranty expressly speaks as of such earlier date), and the compliance with material covenants by the other party in all material respects required by the transaction agreement at or prior to the closing of the transaction (the “representations and covenants condition”); and

•

the delivery by the other party of a certificate, dated as of the closing date and signed by such party’s chief executive officer or another senior officer, certifying that the representations and covenants condition of such party have been satisfied.

BorgWarner’s obligation to consummate the transaction is also conditioned upon the satisfaction (or waiver by BorgWarner) at or prior to the effective time of each of the following (collectively, the “financial conditions”):

•	the Company’s leverage ratio not exceeding (x) 6.5 to 1.0 if the closing occurs on or before September 30, 2020, and (y) 7.5 to 1.0 if the closing occurs on or after October 1, 2020;

•	as of 11:59 p.m. (New York time) on the date immediately prior to closing, the Company’s outstanding revolver borrowings not exceeding $225 million;

•	as of 11:59 p.m. (New York time) on the date immediately prior to closing, the Company’s outstanding revolver borrowings, net of cash balances, not exceeding $115 million; and

•	the delivery by the Company of a certificate, dated as of the closing date and signed by its chief executive officer or another senior officer, certifying compliance with the preceding three bullets.

The parties cannot provide assurance as to when or if all of the conditions to the transaction can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement, the parties have no reason to believe that any of these conditions will not be satisfied.

Termination of the Transaction Agreement

The transaction agreement may be terminated and the transaction abandoned at any time prior to the effective time (notwithstanding that the Company shareholder approval may have been obtained prior to such termination) by written notice of the terminating party to the other party:

•	by the mutual written consent of BorgWarner and the Company;

•	by either BorgWarner of the Company, if:

•

the transaction shall not have been consummated on or prior to October 28, 2020 (the “End Date”); provided, however, that if (i) all conditions have been satisfied or are capable of being satisfied at such time other than the legal restraint condition, HSR condition or the other governmental consents condition (provided that the financial conditions shall be excluded for purpose of determining whether all conditions have been satisfied or are capable of being satisfied), or (ii) all conditions to closing have been satisfied or are capable of being satisfied at such time but the Company has not sought the sanction of the scheme of arrangement by the Court or has not duly delivered a Court order to the Registrar of Companies in Jersey to make the scheme of arrangement effective, then in the case of clause (i), the End Date may be extended by either BorgWarner or the Company and in the case of clause (ii), the End Date may be extended by BorgWarner, in each case, on no more than two successive occasions of three months each (not to exceed April 28, 2021), provided that the right to terminate will not be available to a party if the failure of the closing of the transaction to occur by such date is due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the transaction agreement;

•

a governmental entity or court of competent jurisdiction has issued an order permanently restraining, enjoining or otherwise prohibiting the consummation of the transaction and such order has become final and non-appealable; provided, that the right to terminate will not be available to a party if such order was due to a material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the transaction agreement;

•

the Court Meeting and extraordinary general meeting (including, in each case, any adjournments or postponements thereof) have been completed and the Company shareholder approval has not been obtained and the Company and BorgWarner have not agreed to implement the transaction by way of an offer or a merger within 15 business days of the relevant meeting; provided, however, that the right to terminate is not available to such party if such failure to obtain the Company shareholder approval was due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in the transaction agreement;

•

the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the transaction agreement, if such breach or failure to perform would result in the failure of the representations and covenants condition to be satisfied and, by its nature, such breach or failure cannot be cured or is not cured prior to the earlier of (i) 30 days following written notice to such other party and (ii) the End Date; provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would result in the representations and covenants condition (as applicable to such terminating party) not to be satisfied; or

•

the Court declines or refuses to sanction the scheme of arrangement, unless (i) either the Company or BorgWarner appeals the Court’s decision within any applicable time limits, in which case such termination right shall not be available until a final, non-appealable judgment is given declining the scheme of arrangement or (ii) both parties agree in writing to implement the transaction by way of an offer or a merger;

•

by BorgWarner, (i) in the event of a Company adverse recommendation change prior to receiving the Company shareholder approval or (ii) upon any willful and material breach by the Company of its non-solicitation obligations under the transaction agreement; or

•

by the Company, if prior to receiving the Company shareholder approval, (i) the Company has received a superior proposal, (ii) the Board has authorized the Company to enter into a definitive agreement to consummate the transactions contemplated by such superior proposal and (iii) concurrently with such termination, the Company pays the Termination Fee.

If the transaction agreement is validly terminated, there will be no liability on the part of BorgWarner or the Company, except that (1) both BorgWarner and the Company will remain liable for any willful and material breach of any covenant or agreement or willful and material breach of any representation or warranty in the transaction agreement occurring prior to termination or as provided for in the confidentiality agreement between BorgWarner and the Company and (2) the Company may be required to pay the Termination Fee.

Termination Fee

The Company must pay BorgWarner the Termination Fee ($53.5 million) if:

•	a Recommendation Change or Willful Breach Termination occurs;

•

(i) (A) a Shareholder Vote Termination occurs, (B) BorgWarner effects a Breach Termination or (C) an End Date Termination occurs, (ii) following January 28, 2020 and (A) prior to the Court Meeting, in the case of a Shareholder Vote Termination or (B) prior to an End Date Termination or Breach Termination effected by BorgWarner, an acquisition proposal involving more than 50% of the Company’s consolidated assets or securities has been made public, and (iii) within 12 months after such termination, the Company has entered into a definitive agreement with respect to any acquisition proposal involving more than 50% of the Company’s consolidated assets or securities, or has consummated any acquisition proposal involving more than 50% of the Company’s consolidated assets or securities; or

•	a Superior Proposal Termination occurs.

Amendment, Waiver, Extension and Specific Performance of the Transaction Agreement

Subject to applicable law, the parties may amend or waive any provision of the transaction agreement by written agreement. However, if after obtaining the Company shareholder approval there is a legal requirement pursuant to applicable law or in accordance with the rules and regulations of the NYSE for further approval by the BorgWarner stockholders or the Company shareholders of an amendment, then there may not be, without further approval of those shareholders any such amendment of the transaction agreement. Each of BorgWarner and the Company are entitled to an injunction or injunctions to prevent breaches of the transaction agreement and to enforce specifically the terms and provisions of the transaction agreement. This right is in addition to any other remedy to which such party is entitled at law or in equity.

Governing Law

The transaction agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware (including with respect to any claim for damages pursuant to the transaction agreement, which calculation of damages will be determined in all respects in accordance with laws of the State of Delaware) without regard to the conflicts of law principles thereof; provided, that, the provisions respecting the implementation, effect and consequence of the scheme of arrangement shall be interpreted, construed and governed by and in accordance with the laws of the Bailiwick of Jersey without regard to the conflicts or choice of law principles thereof with respect to such matters.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On January 28, 2020, BorgWarner and Delphi Technologies entered into the original transaction agreement providing for the acquisition of Delphi Technologies by BorgWarner, which was subsequently amended on May 6, 2020.

On March 30, 2020, Delphi Technologies drew the full $500 million available under its revolving credit facility in response to the impact of the COVID-19 pandemic on the Company’s business, which resulted in a dispute between the two companies. On May 6, 2020, BorgWarner and Delphi Technologies entered into the amendment to resolve the dispute which, among other things, resulted in a reduced exchange ratio and added new closing conditions.

Pursuant to the transaction agreement (as amended by the amendment), subject to the satisfaction or waiver of the closing conditions set forth in the transaction agreement, BorgWarner would acquire Delphi Technologies, and upon the closing of the transaction, the Delphi Technologies shareholders would receive, subject to any required withholding taxes, 0.4307 of a BorgWarner share in exchange for each Company share, and cash, without interest and subject to any required withholding taxes, in lieu of any fractional share interest of a BorgWarner share.

The following unaudited pro forma combined financial statements give effect to the transaction and include adjustments for the following:

•

certain reclassifications to conform the historical financial statement accounting policies and presentation of Delphi Technologies to that of the historical financial statement presentation of BorgWarner;

•

application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”), which we refer to as ASC 805, “Business Combinations,” to reflect estimated transaction consideration of approximately $1.1 billion based on the closing price of BorgWarner shares on May 21, 2020 in exchange for 100% of all outstanding Delphi Technologies ordinary shares;

•

the proceeds and uses of the new and amended financing arrangements expected to be entered into and incurred in connection with the transaction, which includes $0.7 billion in repayment of Delphi Technologies debt (including accrued interest);

•	the $0.5 billion in repayment of the revolving credit facility; and

•	expected transaction costs in connection with the transaction.

The following unaudited pro forma combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X and have been derived from and should be read in conjunction with (i) the historical unaudited condensed consolidated financial statements included in BorgWarner’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and the historical audited consolidated financial statements of BorgWarner and the related notes included in BorgWarner’s Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) the historical unaudited consolidated financial statements included in Delphi Technologies’ Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and the historical audited consolidated financial statements of Delphi Technologies and the related notes included in Delphi Technologies’ Annual Report on Form 10-K for the year ended December 31, 2019, all of which are incorporated by reference herein.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 combine the historical consolidated statements of operations of BorgWarner and Delphi Technologies, giving effect to the transaction as if it had been completed on January 1, 2019. The accompanying unaudited pro forma combined balance sheet as of March 31, 2020 combines the historical consolidated balance sheets of BorgWarner and Delphi Technologies, giving effect to the transaction as if it had been completed on March 31, 2020.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing effect on the combined results of BorgWarner and Delphi Technologies. The unaudited pro forma combined financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or any other synergies that may result from the transaction.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what BorgWarner’s actual results of operations or financial position would have been had the transaction been completed on the dates indicated, nor are they necessarily indicative of BorgWarner’s future results of operations or financial position for any future period following the transaction.

As of the date of this proxy statement, BorgWarner has completed a preliminary purchase price allocation to provide a preliminary estimate of the fair market values associated with certain of Delphi Technologies’ assets and liabilities to be acquired (discussed in the notes below). Other than the items specifically noted below, Delphi Technologies’ assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Based on the information available at the time of this proxy statement, BorgWarner believes that these carrying values approximate fair values. A final determination of the fair value of Delphi Technologies’ assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on Delphi Technologies’ actual assets and liabilities as of the actual closing date and, therefore, cannot be made prior to the completion of the transaction. In addition, the value of the total transaction consideration will be determined based on the closing price of BorgWarner shares on the closing date and the number of issued and outstanding Delphi Technologies ordinary shares immediately prior to the closing. The debt that is anticipated to be incurred to finance the transaction is included in the unaudited pro forma combined financial statements reflecting the terms and rates BorgWarner expects to achieve based on current market rates. The actual financing and related terms will be subject to market conditions at the time of the completion of the transaction. Actual adjustments may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial statements. BorgWarner estimated the fair value of Delphi Technologies’ assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Delphi Technologies’ SEC filings and other publicly available information. Until the transaction is completed, both companies are limited in their ability to share certain information.

Upon completion of the transaction, a final determination of the fair value of Delphi Technologies’ assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact BorgWarner’s statement of operations following the transaction. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Financial Statements

BorgWarner Inc.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2020

	Historical		Pro Forma Adjustments	Note	Pro Forma Combined
	BorgWarner Inc.	(Note 3) Delphi Technologies PLC (after reclassifications)
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$901	$605	$(670)	5a	$836
Receivables, net	1,735	876	—		2,611
Inventories, net	847	450	112	5b	1,409
Prepayments and other current assets	258	67	(1)	5c	324

Total current assets	3,741	1,998	(559)		5,180
Property, plant and equipment, net	2,839	1,478	158	5d	4,475
Investments and other long-term receivables	315	94	—		409
Goodwill	1,818	6	378	4	2,202
Other intangible assets, net	383	48	412	5e	843
Other non-current assets	406	440	(75)	5f	771

Total assets	$9,502	$4,064	$314		$13,880

LIABILITIES AND EQUITY
Notes payable and other short-term debt	$286	$49	$(250)	5i	$85
Accounts payable and accrued expenses	1,793	1,126	19	5g	2,938
Income taxes payable	45	21	(7)	5h	59

Total current liabilities	2,124	1,196	(238)		3,082
Long-term debt	1,664	1,935	(317)	5i	3,282
Other non-current liabilities:
Retirement-related	302	372	—		674
Other	548	195	45	5j	788

Total other non-current liabilities	850	567	45		1,462
Common stock	3	1	(1)	5k	3
Capital in excess of par value	1,109	411	703	5k	2,223
Retained earnings	6,036	224	(281)	5k	5,979
Accumulated other comprehensive loss	(801)	(403)	403	5k	(801)
Common stock held in treasury, at cost	(1,623)	—	—		(1,623)

Total BorgWarner Inc. stockholders’ equity	4,724	233	824		5,781

Noncontrolling interest	140	133	—		273

Total equity	4,864	366	824		6,054

Total liabilities and equity	$9,502	$4,064	$314		$13,880

BorgWarner Inc.

Unaudited Pro Forma Combined Statement of Operations

Three Months Ended March 31, 2020

	Historical		Pro Forma Adjustments	Note	Pro Forma Combined
(in millions, except for per share data)	BorgWarner Inc.	(Note 3) Delphi Technologies PLC (after reclassifications)
Net sales	$2,279	$945	$—	6a	$3,224
Cost of sales	1,832	724	8	6b	2,564

Gross profit	447	221	(8)		660
Selling, general and administrative expenses	213	187	5	6c	405
Other expense, net	45	55	(33)	6d	67

Operating income (loss)	189	(21)	20		188
Equity in affiliates’ earnings, net of tax	(5)	—	—		(5)
Interest income	(2)	(1)	—		(3)
Interest expense	12	16	(5)	6e	23
Other postretirement income	(2)	(2)	—		(4)

Earnings (loss) before income taxes and noncontrolling interest	186	(34)	25		177
Provision for income taxes	49	20	(1)	6f	68

Net earnings (loss)	137	(54)	26		109
Net earnings attributable to the noncontrolling interest, net of tax	8	3	—		11

Net earnings (loss) attributable to BorgWarner Inc.	$129	$(57)	$26		$98

Earnings per share
Earnings per share—basic	0.63				0.40
Earnings per share—diluted	0.63				0.40
Weighted average shares outstanding:
Basic	205.70			6g	242.86
Diluted	206.20			6g	243.71

BorgWarner Inc.

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2019

	Historical		Pro Forma Adjustments	Note	Pro Forma Combined
(in millions, except for per share data)	BorgWarner Inc.	(Note 3) Delphi Technologies PLC (after reclassifications)
Net sales	$10,168	$4,361	$(4)	6a	$14,525
Cost of sales	8,067	3,313	23	6b	11,403

Gross profit	2,101	1,048	(27)		3,122
Selling, general and administrative expenses	873	828	15	6c	1,716
Other (income) expense, net	(75)	74	(3)	6d	(4)

Operating income	1,303	146	(39)		1,410
Equity in affiliates’ earnings, net of tax	(32)	(4)	—		(36)
Interest income	(12)	(8)	—		(20)
Interest expense	55	68	(15)	6e	108
Other postretirement expense	27	—	—		27

Earnings before income taxes and noncontrolling interest	1,265	90	(24)		1,331
Provision for income taxes	468	57	(6)	6f	519

Net earnings	797	33	(18)		812
Net earnings attributable to the noncontrolling interest, net of tax	51	16	—		67

Net earnings attributable to BorgWarner Inc.	$746	$17	$(18)		$745

Earnings per share
Earnings per share—basic	3.63				3.07
Earnings per share—diluted	3.61				3.05
Weighted average shares outstanding:
Basic	205.70			6g	242.86
Diluted	206.80			6g	244.26

Notes to the Pro Forma Financial Information

Note 1—Description of the Transaction

On January 28, 2020, BorgWarner and Delphi Technologies entered into the original transaction agreement providing for the acquisition of Delphi Technologies by BorgWarner, which was subsequently amended on May 6, 2020. Subject to the satisfaction or waiver of the closing conditions set forth in the transaction agreement, BorgWarner will acquire Delphi Technologies, and upon the closing of the transaction, Delphi Technologies’ shareholders will be entitled to receive 0.4307 of a share of BorgWarner common stock for each Company share.

The transaction is expected to close in the second half of 2020, subject to approval by Delphi Technologies’ shareholders, the satisfaction of customary closing conditions, including the receipt of certain regulatory approvals and the satisfaction of additional closing conditions required by the amendment entered into on May 6, 2020. Following the closing of the transaction, the combined company will be led by Frédéric Lissalde, BorgWarner’s President and CEO, and Kevin Nowlan, BorgWarner’s CFO, and will operate as BorgWarner. The combined company will be headquartered in Auburn Hills, Michigan. It is estimated that, immediately following the closing of the transaction, current BorgWarner stockholders are expected to own approximately 85% of the combined company, while current Delphi Technologies’ shareholders are expected to own approximately 15%.

In connection with the transaction, BorgWarner anticipates paying down Delphi Technologies’ existing term loan and the BorgWarner 2020 senior notes, and issuing notes in the amount of 750 million Euro. Delphi Technologies’ outstanding 2025 senior notes are expected to be assumed by BorgWarner and Delphi Technologies’ revolving credit facility is expected to be repaid. Additionally, BorgWarner anticipates unwinding Delphi Technologies’ outstanding interest rate and cross-currency swaps and executing a new cross-currency swap.

In April 2020, BorgWarner entered into a credit agreement relating to a $750 million 364-day delayed-draw term loan, and, as of the date of this proxy statement, no amount has been drawn on this facility. BorgWarner does not expect to utilize the loan for financing the transaction; the facility is intended to be utilized only in the event capital markets are inaccessible or undesirable at the time of transaction close. As BorgWarner does not expect to utilize this term loan, it is not reflected in the unaudited pro-forma combined financial information.

Note 2—Basis of Pro Forma Presentation

The accompanying unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X and has been derived from the audited and unaudited financial statements of BorgWarner and Delphi Technologies. The financial information has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results of operations of BorgWarner.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting, in accordance with ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”).

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP, expands disclosures about fair value measurements, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold. Additionally, the fair value may not reflect management’s intended use for those assets. Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The accompanying unaudited pro forma combined balance sheet gives effect to the acquisition of Delphi Technologies as if the acquisition occurred on March 31, 2020. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Delphi Technologies are based on the estimated fair value of Delphi Technologies’ assets and liabilities as of March 31, 2020. The pro forma combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 give effect to the Delphi Technologies acquisition as if it occurred on January 1, 2019.

The date of the transaction agreement is January 28, 2020, as amended on May 6, 2020. For purposes of presenting the pro forma combined financial information, the value of consideration transferred is based on, among other things, the closing price per share of BorgWarner common stock on May 21, 2020 of $29.90. The value of the consideration ultimately transferred will be based on the closing price per share of BorgWarner common stock on the last trading day prior to the closing date of the acquisition. The value of total actual consideration, therefore, will fluctuate until the closing of the acquisition. An increase (decrease) of 20% in BorgWarner’s share price would increase (decrease) the value of the total consideration by approximately $224 million.

The unaudited pro forma combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information has not been adjusted to give effect to certain expected financial benefits of the transaction, such as cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. Also, the unaudited pro forma combined financial information does not reflect possible adjustments related to integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company.

Certain amounts from the historical financial statements of Delphi Technologies were reclassified to conform the presentation to that of BorgWarner (see Note 3).

Note 3—Accounting Policies and Reclassification of Delphi Technologies’ Historical Financial Information

The accounting policies of BorgWarner may vary materially from those of Delphi Technologies. During preparation of the unaudited pro forma combined financial information, BorgWarner management has performed a preliminary analysis to identify where material differences in accounting policies may occur. Following the completion of the transaction, BorgWarner management will conduct a final review of Delphi Technologies’ accounting policies in order to determine if further differences in accounting policies require adjustment or reclassification of Delphi Technologies’ results of operations or reclassification of assets or liabilities to conform to BorgWarner’s accounting policies and classifications. As a result of this review, BorgWarner management may identify differences that, when adjusted or reclassified, could have a material impact on this unaudited pro forma combined financial information.

Based on the information available at the time of this proxy statement, certain reclassifications have been made to Delphi Technologies’ historical financial statements to conform to BorgWarner’s policies and presentation, as follows:

Reclassifications included in the Unaudited Pro Forma Combined Balance Sheet

Delphi Technologies PLC Presentation March 31, 2020 (in millions)	Amount	Presentation Reclassifications		Amount	BorgWarner Inc. Presentation March 31, 2020 (in millions)

ASSETS					ASSETS
Cash and cash equivalents	$611	$(6)	a	$605	Cash and cash equivalents
Accounts receivable, net	777	99	a,b	876	Receivables, net
Inventories, net	450	—		450	Inventories, net
	—	67	c	67	Prepayments and other current assets
Other current assets	160	(160)	a,b,c	—

Total current assets	1,998	—		1,998	Total current assets
Property, net	1,478	—		1,478	Property, plant and equipment, net
	—	94	d,e	94	Investments and other long-term receivables
Investment in affiliates	41	(41)	d	—
Goodwill	6	—		6	Goodwill
Intangible assets, net	48	—		48	Other intangible assets, net
Deferred income taxes	260	(260)	f	—
Other long-term assets	233	207	e,f	440	Other non-current assets

Total assets	$4,064	$—		$4,064	Total assets

Delphi Technologies PLC Presentation March 31, 2020 (in millions)	Amount	Presentation Reclassifications		Amount	BorgWarner Inc. Presentation March 31, 2020 (in millions)

LIABILITIES AND SHAREHOLDERS’ EQUITY					LIABILITIES AND EQUITY
Short-term debt	$49	$—		$49	Notes payable and other short-term debt
Accounts payable	672	454	g	1,126	Accounts payable and accrued expenses
Accrued liabilities	475	(475)	g,h	—
	—	21	h	21	Income taxes payable

Total current liabilities	1,196	—		1,196	Total current liabilities
Long-term debt	1,935	—		1,935	Long-term debt
Other non-current liabilities:					Other non-current liabilities:
Pension and other postretirement benefit obligations	372	—		372	Retirement-related liabilities
Other long-term liabilities	195	—		195	Other

Total other non-current liabilities	567	—		567	Total other non-current liabilities
Shareholders’ equity:
Ordinary shares	1	—		1	Common stock
Additional paid-in-capital	411	—		411	Capital in excess of par value
Retained earnings	224	—		224	Retained earnings
Accumulated other comprehensive loss	(403)	—		(403)	Accumulated other comprehensive loss
Common stock held in treasury	—	—		—	Common stock held in treasury, at cost

Total shareholders’ equity	233	—		233	Total stockholders’ equity

Noncontrolling interest	133	—		133	Noncontrolling interest

	366	—		366	Total equity

Total liabilities and equity	$4,064	$—		$4,064	Total liabilities and equity

Presentation reclassification notes:

(a)

Cash and cash equivalents—reclassification of Chinese bank notes in the amount of $6 million from Cash and cash equivalents to Receivables, net and $7 million from Other current assets to Receivables, net. Many of Delphi Technologies’ customers in China execute payments through the use of bank notes, which represent tenderable instruments that can be held until maturity and redeemed from the issuing bank or can be discounted to other banks or otherwise endorsed to external entities. Delphi Technologies’ current accounting policy is to classify Chinese bank notes with an original maturity of 90 days or less as Cash and cash equivalents and notes with an original maturity of greater than 90 days as Other current assets. BorgWarner’s accounting policy is that all Chinese bank notes are classified as Receivables, net.

(b)	Other currents assets—reclassification of non-trade receivables in the amount of $86 million from Other current assets to Receivables, net.

(c)	Other current assets—reclassification of the remaining balance in Other current assets in the amount of $67 million to Prepayments and other current assets.

(d)	Investment in affiliates—reclassification of Investment in affiliates in the amount of $41 million to Investments and other long-term receivables.

(e)

Other long-term assets—reclassification of long-term receivables in the amount of $27 million and other investments of $26 million from Other long-term assets to Investments and other long-term receivables.

(f)	Deferred income taxes—reclassification of Deferred income taxes in the amount of $260 million to Other non-current assets.

(g)	Accrued liabilities—reclassification of Accrued liabilities, excluding income taxes payable (referenced in h), in the amount of $454 million to Accounts payable and accrued expenses.

(h)	Accrued liabilities—reclassification of income taxes payable in the amount of $21 million from Accrued liabilities to Income taxes payable.

Reclassifications included in the Unaudited Pro Forma Combined Statement of Operations

Delphi Technologies PLC Presentation March 31, 2020 (in millions)	Amount	Presentation Reclassifications		Amount	BorgWarner Inc. Presentation March 31, 2020 (in millions)
Net sales	$945	$—		$945	Net sales
Cost of sales	824	(100)	a, b	724	Cost of sales

	121	100		221	Gross profit
Selling, general and administrative expenses	95	92	a, b, c, f, h	187	Selling, general and administrative expenses
Amortization	3	(3)	c	—
	—	55	d, h	55	Other expense, net
Restructuring	43	(43)	d	—

Operating income	(20)	(1)		(21)	Operating income
	—	(1)	e	(1)	Interest income
Other income, net	(2)	2	e, f, g	—
Interest expense	16	—		16	Interest expense
	—	(2)	g	(2)	Other postretirement income

	(34)	—		(34)	Earnings before income taxes and noncontrolling interest
Income tax expense	20	—		20	Provision for income taxes

Net income	(54)	—		(54)	Net earnings
Net income attributable to noncontrolling interest	3	—		3	Net earnings attributable to the noncontrolling interest, net of tax

Net income attributable to Delphi Technologies PLC	$(57)	$—		$(57)	Net earnings attributable to BorgWarner Inc.

Presentation reclassification notes:

(a)	Cost of sales—reclassification of research and development costs in the amount of $98 million from Cost of sales to Selling, general and administrative expenses.

(b)	Cost of sales—reclassification of share-based compensation in the amount of $2 million from Cost of sales to Selling, general and administrative expenses.

(c)	Amortization—reclassification of Amortization in the amount of $3 million to Selling, general, and administrative expenses.

(d)	Restructuring—reclassification of Restructuring in the amount of $43 million to Other expense, net.

(e)	Other income, net—reclassification of interest income in the amount of $1 million from Other income, net to Interest income.

(f)	Other income, net—reclassification of losses from foreign currency transactions in the amount of $1 million from Other income, net to Selling, general, and administrative expenses.

(g)	Other income, net—reclassification of other miscellaneous income in the amount of $2 million from Other income, net to Other postretirement income.

(h)	Selling, general and administrative—reclassification of transaction costs in the amount of $12 million from Selling, general and administrative expenses to Other expense, net.

Delphi Technologies PLC Presentation December 31, 2019 (in millions)	Amount	Presentation Reclassifications		Amount	BorgWarner Inc. Presentation December 31, 2019 (in millions)
Net sales	$4,361	$—		$4,361	Net sales
Cost of sales	3,728	(415)	a, b	3,313	Cost of sales

	633	415		1,048	Gross profit
Selling, general and administrative expenses	398	430	a, b, c, f	828	Selling, general and administrative expenses
Amortization	14	(14)	c	—
	—	74	d, g	74	Other (income) expense, net
Restructuring	80	(80)	d	—

Operating income	141	5		146	Operating income
Equity income, net of tax	(4)	—		(4)	Equity in affiliates’ earnings, net of tax
	—	(8)	e	(8)	Interest income
Other income, net	(13)	13	e, f, g	—
Interest expense	68	—		68	Interest expense
	—	—		—	Other postretirement expense

	90	—		90	Earnings before income taxes and noncontrolling interest
Income tax expense	57	—		57	Provision for income taxes

Net income	33	—		33	Net earnings
Net income attributable to noncontrolling interest	16	—		16	Net earnings attributable to the noncontrolling interest, net of tax

Net income attributable to Delphi Technologies PLC	$17	$—		$17	Net earnings attributable to BorgWarner Inc.

Presentation reclassification notes:

(a)	Cost of sales—reclassification of research and development costs in the amount of $408 million from Cost of sales to Selling, general and administrative expenses.

(b)	Cost of sales—reclassification of share-based compensation in the amount of $7 million from Cost of sales to Selling, general and administrative expenses.

(c)	Amortization—reclassification of Amortization in the amount of $14 million to Selling, general, and administrative expenses.

(d)	Restructuring—reclassification of Restructuring in the amount of $80 million to Other (income) expense, net.

(e)	Other income, net—reclassification of interest income in the amount of $8 million from Other income, net to Interest income.

(f)	Other income, net—reclassification of losses from foreign currency transactions in the amount of $1 million from Other income, net to Selling, general, and administrative expenses.

(g)	Other income, net—reclassification of other miscellaneous income in the amount of $6 million from Other income, net to Other (income) expense, net.

Note 4—Preliminary Purchase Price Allocation

For purposes of the pro forma financial statements, a preliminary purchase price allocation was prepared to estimate the fair value of debt assumed, leases, intangible assets and step-ups to fair value related to inventory and property, plant and equipment. See respective notes below for further discussion. The other net assets acquired were carried at net book value to approximate fair value. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Delphi Technologies’ tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different from the estimated values assumed in the unaudited pro forma combined financial information.

Preliminary purchase price allocation

(in millions, except for per share data)	As of March 31, 2020
Book value of net assets acquired	$366
Adjusted for:
Noncontrolling interest	(133)
Estimated future transaction costs(2)	(40)

Adjusted book value of net assets acquired	$193
Adjustments to:
Inventories (Note 5b)	$112
Property, plant and equipment (Note 5d)	158
Other intangible assets (Note 5e)	412
Goodwill	378
Debt (Note 5i)	(46)
Leases	4
Deferred tax liabilities (Note 5j)	(34)
Deferred tax assets (Note 5f)	(60)

Total consideration	$1,117

Delphi Technologies outstanding shares as of March 31, 2020	86,281,713
Exchange ratio	0.4307
BorgWarner shares issued for purchase of Delphi Technologies	37,161,534
BorgWarner share price at May 21, 2020 market close	$29.90

Fair value of equity portion of the consideration	$1,111
Share-based compensation(1)	3

Total stock consideration	$1,114
Cash consideration(1)	3

Total consideration	$1,117

(1)

As defined in the transaction agreement, Delphi Technologies’ restricted stock units (“RSU”) awards outstanding are expected to either be (i) converted to BorgWarner RSUs for all continuing employees or (ii) settled in cash for certain executives. These adjustments reflect the portion of the fair value of the RSUs attributable to pre-combination services.

(2)	Reflects anticipated costs incurred by Delphi Technologies associated with the transaction.

Note 5—Unaudited Pro Forma Combined Balance Sheet Adjustments

The following represents an explanation of the various adjustments to the unaudited pro forma combined balance sheet as of March 31, 2020.

(a)	Cash and cash equivalents -

(in millions)	As of March 31, 2020
Net change in Cash and cash equivalents due to financing activities (Note 5i)	$(589)
Cash paid for transaction expenses(1)	(56)
Cash paid for termination of derivative contracts (Note 5c)	(1)
Share-based compensation(2)	(16)
Cash paid for executive severance(3)	(8)

Total pro forma adjustment to Cash and cash equivalents	$(670)

(1)	Reflects the estimated remaining transaction costs that are expected to be paid in cash upon consummation of the business combination.
(2)	Reflects the expected cash paid at transaction close related to RSUs that are expected to be settled in cash upon consummation of the business transaction.
(3)	Reflects the expected cash paid at transaction close related to change-in-control provisions associated with the Executive Severance Plan.

(b)

Inventories, net—Reflects the preliminary estimated inventory step-up to fair value, which was primarily based on the value derived under the comparable sales method. BorgWarner has not adjusted Cost of sales within the pro forma statement of operations to reflect this preliminary estimated step-up in fair value of inventory, as this is not expected to have a continuing impact on the combined company’s financial statements subsequent to the acquisition.

	As of March 31, 2020
(in millions)	Historical Carrying Amount	Fair Value Adjustment	Estimated Fair Value
Inventories, net	$450	$—	$450
Fair value step-up	—	112	112

Total Inventories, net	$450	$112	$562

(c)

Prepayments and other current assets—Reflects the unwinding of Delphi Technologies’ cash flow and non-designated foreign currency hedge contracts executed under International Swaps and Derivatives Association (“ISDA”) trading agreements and backed by Delphi Technologies’ credit agreement. BorgWarner’s acquisition of Delphi Technologies would constitute a change-in-control that triggers an “Event of Default” under this credit agreement and ultimately triggers a “Termination Event” under the related ISDA agreements. As a result, these foreign currency hedge contracts are expected to be terminated on the date of acquisition at fair market value. Similarly, refer to Note 5i for this change-in-control impact on Delphi Technologies’ outstanding cross-currency and interest rate swaps.

(d)

Property, plant and equipment, net—Reflects the preliminary estimated step-up to fair value recorded for property, plant and equipment. For purposes of the unaudited pro forma financial information, the carrying value of all real property has been assumed to approximate their fair value given the preliminary nature of the estimate and limited available information. The adjustment reflected below is an estimate based upon cost and market approaches for personal property without consideration of functional or economic obsolescence given the preliminary nature of the estimate. The final valuation of property, plant and equipment may be materially different than the estimated (or assumed) values reflected in the table below.

	As of March 31, 2020
(in millions)	Estimated Life(1)	Historical Carrying Amount	Fair Value Adjustment	Estimated Fair Value
Property, plant and equipment, net		$1,478	$—	$1,478
Fair value step-up	8 years	—	158	158

Total Property, plant and equipment, net		$1,478	$158	$1,636

(1)	Represents the preliminary estimated remaining life of assets to be acquired.

(e)

Other intangible assets, net—Reflects the preliminary estimated fair value of intangible assets, as well as the estimated remaining useful lives of the various categories of intangible assets expected to be recognized as a result of the transaction. This fair value and the estimated remaining useful lives below are preliminary and may be materially different than the final valuation of intangible assets.

	As of March 31, 2020
(in millions)	Estimated Life (1)	Historical Carrying Amount	Fair Value Adjustment	Estimated Fair Value
Trade names	N/A	$24	$106	$130
Developed technology	10 years	13	177	190
Customer relationships	15 years	11	129	140

Total Other intangible assets, net		$48	$412	$460

(1)	Represents the preliminary estimated remaining life of assets to be acquired.

(f)	Other non-current assets—

(in millions)	As of March 31, 2020
Net change in Other non-current assets due to financing activities (Note 5i)	$(32)
Fair value adjustment relating to leases(1)	17
Deferred tax assets(2)	(60)

Total pro forma adjustment to Other non-current assets	$(75)

(1)

Fair value lease adjustment – reflects an adjustment associated with the re-measurement of the lease liabilities and right-of-use assets utilizing BorgWarner’s incremental borrowing rates at the acquisition date, as required under ASC 805. The pro forma adjustment impacts lease liabilities (Note 5j and Note 5g) and reduces goodwill (Note 4). The adjustment is primarily driven by the difference in BorgWarner’s incremental borrowing rates compared to Delphi Technologies’ incremental borrowing rates.

(2)

Reflects the adjustment to deferred income taxes resulting from the pro forma adjustments. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the pro forma adjustments attributable to the assets and liabilities to be acquired. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. The deferred tax assets on the unaudited pro forma combined balance sheet have not been assessed for the need of a valuation allowance. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(g)	Accounts payable and accrued expenses—

(in millions)	As of March 31, 2020
Net change in Accounts payable and accrued expenses due to financing activities (Note 5i)	$2
Estimated remaining transaction expenses(1)	17
Lease liability fair value adjustment (Note 5f)	2
Termination of derivative contracts (Note 5c)	(2)

Total pro forma adjustment to Accounts payable and accrued expenses	$19

(1)	Reflects adjustment to record the non-recurring estimated remaining costs associated with the transaction.

(h)

Income tax payable—Reflects the tax benefit associated with BorgWarner’s estimated transaction costs reflected in the pro forma balance sheet as a reduction of income tax payable. These costs are not reflected in the pro forma statement of operations as they are non-recurring in nature and will not have a continuing impact on the combined entity subsequent to transaction close.

(i)

Notes payable and other short-term debt / Long-term debt—Reflects the expected refinancing of debt and related derivative contracts associated with the transaction, as well as the repayment of the Delphi Technologies’ revolving credit facility. BorgWarner’s expected refinancing actions include: paying down Delphi Technologies’ existing term loan, prepaying BorgWarner’s 2020 $250 million bonds, assuming Delphi Technologies’ outstanding 2025 senior notes at fair value with the impact amortized over the remaining life of the loan (see Note 6e), and issuing notes in the amount of 750 million Euro.

In addition, and as noted above, Delphi Technologies drew $500 million on its revolving credit facility on March 30, 2020. As of March 31, 2020, the full $500 million balance is included within Delphi Technologies’ cash and cash equivalents balance, indicating Delphi Technologies has not yet utilized the proceeds. For the purposes of the pro forma combined financial statements, the cash is anticipated to be used to repay the entire amount of the revolving credit facility prior to, or at, the closing of the transaction.

In anticipation of issuing notes in the amount of 750 million Euro, BorgWarner executed a swaption contract to hedge the interest rate. Additionally, as discussed in Note 5c, a change-in-control provision outlined in Delphi Technologies’ credit agreement triggers its outstanding interest rate and cross-currency rate swaps to be terminated on the date of acquisition. Subsequent to these derivative terminations, BorgWarner anticipates executing a new cross-currency swap as a replacement. The impacts of this debt refinancing are displayed in the table below.

The reduction to beginning retained earnings of $10 million includes the fully amortized swaption premium used to hedge the interest rate on the anticipated notes in the amount of 750 million Euro, the write-off of unamortized fees, debt issuance costs, and terminated swaps on the outstanding debt anticipated to be paid down as part of the transaction close, the unamortized debt issuance cost of Delphi Technologies’ credit facility, and early settlement extinguishment costs on the BorgWarner 2020 $250 million bonds.

Balance Sheet	As of March 31, 2020
(in millions)
Long-term debt:
Issuance of BorgWarner €750 million notes	$820
Repayment of Delphi Technologies term loan	(682)
Obligor exchange fee on assumed Delphi Technologies 2025 notes	(1)
Repayment of Delphi Technologies revolving credit facility (Note 5i)	(500)

PPA Adjustment:
Fair value adjustment on assumed Delphi Technologies 2025 notes (Note 4)	46

Net change in Long-term debt	$(317)

Notes payable and other short-term debt:
Repayment of BorgWarner $250 million bonds	$(250)

Net change in Notes payable and other short-term debt	$(250)

Accounts payable and accrued expenses:
Settlement of accrued interest payable related to repayment of Delphi Technologies term loan	$(1)
Settlement of accrued interest receivable related to unwinding swap derivative contracts	3

Net change in Accounts payable and accrued expenses (Note 5g)	$2

Other non-current assets:
Unwind Delphi Technologies interest rate swaps	$22
Unwind Delphi Technologies cross-currency swaps	(51)
Extinguishment of Delphi Technologies credit facility unamortized debt issuance costs	(3)

Net change in Other non-current assets (Note 5f)	$(32)

Cash and cash equivalents:
Repayment of Delphi Technologies term loan	$(686)
Repayment of BorgWarner $250 million bonds	(250)
Repayment of Delphi Technologies revolving credit facility (Note 5i)	(500)
Early settlement extinguishment costs on BorgWarner $250 million bonds	(2)
Issuance of BorgWarner €750 million notes	820
Settlement of accrued interest payable related to repayment of Delphi Technologies term loan	(1)
Settlement of accrued interest receivable related to unwinding swap derivative contracts	3
Unwind Delphi Technologies interest rate swaps	(22)
Unwind Delphi Technologies cross-currency swaps	51
Swaption premium on issuance of BorgWarner €750 million notes	(1)
Obligor exchange fee on assumed Delphi Technologies 2025 notes	(1)

Net change in Cash and cash equivalents (Note 5a)	$(589)

Beginning retained earnings:
Swaption premium on issuance of BorgWarner €750 million notes	$(1)
Unamortized debt issuance cost on Delphi Technologies term loan	(4)
Unamortized debt issuance cost on Delphi Technologies credit facility	(3)
Early settlement extinguishment costs on BorgWarner $250 million bonds	(2)

Net change in beginning retained earnings (Note 5k)	$(10)

(j)	Other non-current liabilities—

(in millions)	As of March 31, 2020
Fair value adjustment relating to leases (Note 5f)	$11
Deferred tax liabilities (Note 5f)	34

Total pro forma adjustment to Other non-current liabilities	$45

(k)	Stockholders’ equity—

(in millions)	As of March 31, 2020
Common stock	$—
Capital in excess of par value	1,114
Elimination of historical Delphi Technologies ordinary shares	(1)
Elimination of historical Delphi Technologies capital in excess of par value	(411)

Premium on common stock and capital in excess of par value	702
Elimination of historical Delphi Technologies retained earnings	(224)
Debt settlement related adjustments	(10)
Share-based compensation	(13)
Executive severance	(8)
BorgWarner estimated transaction expenses	(33)
Income taxes	7

Retained earnings	(281)
Elimination of historical Delphi Technologies accumulated other comprehensive loss	403

Total adjustments to stockholders’ equity	$824

Note 6—Unaudited Pro Forma Combined Statements of Operations Adjustments

(a)

Sales—Reflects the adjustment to remove BorgWarner’s and Delphi Technologies’ trading activity during the respective periods, as upon consummation of the business transaction, they will be a combined company and intercompany sales would eliminate in consolidation.

(b)	Cost of sales—

(in millions)	Three Months Ended March 31, 2020	Year Ended December 31, 2019
Pre-existing relationships between BorgWarner and Delphi Technologies (Note 6a)	$—	$(3)
Termination of derivative contracts (Note 5c)	3	7
Estimated depreciation for acquired property, plant and equipment (Note 5d)	5	19

Total pro forma adjustment to Cost of sales	$8	$23

(c)	Selling, general and administrative expenses—

(in millions)	Three Months Ended March 31, 2020	Year Ended December 31, 2019
Share-based compensation(1)	$—	$(3)
Termination of derivative contracts (Note 5c)	1	3
Estimated amortization for acquired definite-lived intangible assets (Note 5e)	7	28
Estimated depreciation for acquired property, plant and equipment (Note 5d)	—	1
Historical Delphi Technologies definite-lived intangible amortization expense	(3)	(14)

Total pro forma adjustment to Selling, general and administrative expenses	$5	$15

(1)	Reflects a pro forma related expense associated with the difference between the estimated replacement award and the historical expense.

(d)	Other (income) expense, net—Reflects the adjustment to remove transaction related costs recognized during the respective periods as they are directly attributable and non-recurring costs.

(e)

Interest expense—Represents the income statement impact of the debt refinancing and the related derivative contracts discussed in Note 5i. In anticipation of issuing notes in the amount of 750 million Euro, BorgWarner executed a swaption contract to hedge the interest rate. For purposes of the pro forma financial statements, an interest rate of 3.01% was used. The impact of a 1/8% (12.5 basis points) change in interest rate would result in a change of approximately $0.25 million and $1 million in interest expense for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively. The effects of the debt refinancing are outlined in the table below.

(in millions)	Three Months Ended March 31, 2020	Year Ended December 31, 2019
Historical Delphi Technologies term loan interest expense	$(7)	$(30)
Historical BorgWarner $250 million bonds interest expense, amortized debt issuance cost and discount, and related amortization of fixed-to-floating swap	(3)	(10)
BorgWarner €750 million notes interest expense	6	25
BorgWarner €750 million notes amortization of discount and debt issuance cost	—	1
BorgWarner interest income on cross-currency swap	(1)	(5)
Historical interest income on Delphi Technologies cross-currency swaps	4	15
Historical interest income on Delphi Technologies interest rate swaps	(1)	(1)
Historical interest expense and amortization of Delphi Technologies credit facility debt issuance cost and fees	(1)	(2)
Amortization of fair value adjustment on Delphi Technologies 2025 notes	(2)	(8)

Total pro forma adjustment to Interest expense	$(5)	$(15)

(f)

Provision for income taxes—Statutory tax rates were applied, as appropriate, to each pro forma statement of operations adjustment based on the jurisdiction in which the adjustment was expected to occur. A blended statutory rate of 20% was used for depreciation and amortization adjustments where jurisdictional detail was not available. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.

(g)	Basic and diluted weighted average shares outstanding—

(in millions)	Three Months Ended March 31, 2020	Year Ended December 31, 2019
BorgWarner weighted average shares outstanding	205.70	205.70
BorgWarner shares issued to Delphi Technologies shareholders	37.16	37.16

Total pro forma weighted average shares outstanding—basic	242.86	242.86
Dilutive impact of BorgWarner’s pre-transaction stock-based compensation	0.50	1.10
Dilutive impact of outstanding awards issued to Delphi Technologies employees	0.35	0.30

Adjusted weighted average shares outstanding—diluted	243.71	244.26

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than five percent (5%) of Company shares, based on filings made under Section 13 of the Exchange Act as of May 21, 2020 and based on 86,349,731 Company shares outstanding as of such date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Investec Asset Entities(1) Woolgate Exchange 25 Basinghall Street London EC2V 5HA United Kingdom	11,394,229	13.2%

Invesco Ltd.(2) 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	9,776,756	11.3%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	7,889,640	9.1%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	5,688,550	6.6%

(1)

Represents Company shares beneficially owned by Investec Asset Management Limited and Investec Management (PTY) Limited and/or certain other non-reporting entities. Investec Asset Management Limited and Investec Asset Management (PTY) Limited, in its capacity as discretionary investment adviser to its various clients, may be deemed to be the beneficial owner of 11,394,229 shares owned by such clients or for such clients’ benefit, Investec Asset Management Limited and Investec Asset Management (PTY) Limited, in its capacity as discretionary investment adviser, have the shared power to dispose, direct the disposition of, and vote the shares. No shares are held by Investec Asset Management Limited and Investec Asset Management (PTY) Limited for its own account. This information is based on a Schedule 13G filed with the SEC on November 18, 2019.

(2)

Represents Company shares beneficially owned by Invesco Ltd. and/or certain other non-reporting entities, of which Invesco Ltd. has sole voting and dispositive power. This information is based on a Schedule 13G/A filed with the SEC on April 9, 2020.

(3)

Represents Company shares beneficially owned by The Vanguard Group and/or certain other non-reporting entities, of which The Vanguard Group has sole power to vote or direct to vote 28,757 Company shares, shared power to vote or direct to vote 14,466 Company shares, sole power to dispose of or to direct the disposition of 7,858,126 Company shares and shared power to dispose or to direct the disposition of 31,514 Company shares. This information is based on a Schedule 13G/A filed with the SEC on February 12, 2020.

(4)

Represents Company shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities, of which BlackRock, Inc. has sole power to vote or direct to vote 5,611,399 Company shares and sole power to dispose or direct the disposition of 5,688,550 Company shares. This information is based on a Schedule 13G/A filed with the SEC on February 5, 2020.

Share Ownership of Directors and Executive Officers

The following table sets forth, as of May 21, 2020, based on 86,349,731 Company shares outstanding as of that date, the beneficial ownership of Company shares (including rights to acquire shares within 60 days of May 21, 2020) by (i) each Company director, (ii) each Company named executive officer and (iii) all current directors and named executive officers as a group. No shares have been pledged as security by any of the Company directors or executive officers named below. No individual director, named executive officer or directors and named executive officers as a group beneficially owned more than one percent (1%) of Company shares.

The business address of each of the Company’s directors and named executive officers is 1 Angel Court, 10th Floor, London, EC2R 7HJ, United Kingdom.

Name	Ordinary Shares(1) (#)		Percent of Class (%)
Directors (excludes executive officer directors)
Timothy M. Manganello(2)	56,002		*
Robin J. Adams	20,377		*
Joseph S. Cantie	37,406		*
Nelda J. Connors	14,347		*
Gary L. Cowger	25,298		*
David S. Haffner	13,544		*
Helmut Leube	17,353		*
Hari N. Nair	28,203		*
MaryAnn Wright	13,374		*
Named Executive Officers
Richard F. Dauch	218,369	(3)	*
Vivid Sehgal	14,120		*
James D. Harrington	17,381		*
Michael J.P. Clarke	13,733		*
Kevin Quinlan	7,028		*
All directors and executive officers as a group (14 individuals)	496,535		*

(*)	Less than 1%
(1)

Includes those unvested RSUs and accrued dividend equivalents which represent a right to receive the Company shares received pursuant to the Delphi Technologies Long-Term Incentive Plan, which are issuable within 60 days of the Beneficial Holder Record Time. For additional details, see “The Transaction—Interests of Certain Persons in the Transaction” on page 87.

(2)	Includes 5,333 Company shares owned by the Timothy M. Manganello Living Trust.
(3)	Includes 201,215 ordinary shares that may be acquired upon exercise of currently exercisable stock options.

COMPANY SHAREHOLDER VOTE ON SPECIFIED COMPENSATORY ARRANGEMENTS

Advisory Vote on Golden Parachute Compensation

As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the golden parachute compensation that may become payable to its named executive officers in connection with the completion of the transaction, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section captioned “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87.

Vote Required and Recommendation of the Board

The affirmative vote of a majority of the Company shares, present and voting (in person via live webcast or by proxy) at the extraordinary general meeting and entitled to vote on the subject matter (provided a quorum is present) is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

The non-binding advisory vote on the golden parachute compensation is a vote separate and apart from the vote required to approve the transaction. Accordingly, if you are a Company shareholder, you may vote to approve the transaction by voting to approve the Scheme Proposal and the Scheme and Articles Amendment Proposal, and vote not to approve the golden parachute compensation resolution, and vice versa. If the transaction is completed, the transaction-related compensation will be paid to the Company’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if the Company’s shareholders fail to approve the Compensation Proposal.

The Company believes that the information regarding golden parachute compensation that may become payable to its named executive officers in connection with the completion of the transaction is reasonable and demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of the Company’s shareholders.

The Board unanimously recommends that you vote “FOR” the following resolution:

“That the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the footnotes to that table contained in the section captioned ‘Interests of Certain Persons in the Transaction’ beginning on page 87 of this proxy statement, is hereby approved.”

DESCRIPTION OF BORGWARNER CAPITAL STOCK

The following description of the material terms of BorgWarner capital stock is a summary only and is qualified in its entirety by reference to the relevant provisions of Delaware law, BorgWarner’s restated certificate of incorporation and its amended and restated by-laws.

General

BorgWarner is authorized to issue up to 420 million shares of capital stock, including 390 million shares of common stock, par value $0.01 per share (“voting common stock”, or as referred to in this proxy statement, “BorgWarner shares”), 25 million shares of non-voting common stock, par value $0.01 per share (“non-voting common stock” and together with the voting common stock, the “Junior Stock”), and five million shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. BorgWarner’s board of directors may establish the rights and preferences of the preferred stock from time to time. As of May 21, 2020, approximately 207,269,870 shares of voting common stock were issued and outstanding, no shares of non-voting common stock were issued and outstanding and no shares of preferred stock were issued or outstanding. BorgWarner’s common stock is listed on the NYSE under the symbol “BWA.”

Common Stock

Each holder of voting common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. The holders of non-voting common stock are not entitled to any voting rights, except as provided by applicable law and in relation to the amendment, repeal or modification of any provision in the BorgWarner restated certificate of incorporation that adversely affects the powers, preferences or special rights of holders of non-voting common stock.

Subject to any preferential rights of any outstanding preferred stock, holders of Junior Stock, treated as a single class, are entitled to receive ratably the dividends, if any, as may be declared from time to time by BorgWarner’s board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of BorgWarner, holders of Junior Stock, treated as a single class, would be entitled to a ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of Junior Stock have no preemptive rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Junior Stock. The rights, preferences and privileges of the holders of Junior Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that BorgWarner may designate and issue in the future.

Each holder of non-voting common stock is entitled to convert its shares of non-voting common stock into Voting Common Stock if such holder reasonably believes that a Conversion Event (defined below) will be consummated and such holder provides to BorgWarner a written request, which states such reasonable belief. According to the BorgWarner restated certificate of incorporation, the events giving rise to a “Conversion Event” are: (a) a public offering or public sale of securities of BorgWarner, (b) any sale of securities of BorgWarner to a person or group of persons if, after such sales, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of BorgWarner’s directors, (c) any sale of securities of BorgWarner to a person or group of persons if, after such sale, such person or group of persons in the aggregate would own or control securities of BorgWarner, excluding any non-voting common stock being converted and disposed of in connection with such event, which possess in the aggregate the ordinary voting power to elect a majority of BorgWarner’s directors, (d) any sale of BorgWarner securities to a person or group of persons if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of BorgWarner, and (e) a merger, consolidation or similar transaction involving BorgWarner if, after such transaction, a person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors.

Preferred Stock

Under the terms of BorgWarner’s restated certificate of incorporation, its board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”) and by its restated certificate of incorporation, to issue up to five million shares of preferred stock in one or more series without further action by the holders of its common stock. BorgWarner’s board of directors has the discretion, subject to limitations prescribed by the DGCL and by BorgWarner’s restated certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and BorgWarner’s Restated Certificate of Incorporation and By-Laws

Provisions of the DGCL and BorgWarner’s restated certificate of incorporation and by-laws could make it more difficult to acquire BorgWarner by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that its board of directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with BorgWarner’s board of directors.

Delaware Anti-Takeover Statute. BorgWarner is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or is an affiliate or associate of a corporation and within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by BorgWarner’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by BorgWarner’s stockholders.

Board Structure. BorgWarner’s restated certificate of incorporation provides that its board of directors be divided into three classes and that all directors shall be elected annually. As provided by BorgWarner’s restated certificate of incorporation, since the 2015 annual meeting of BorgWarner stockholders, all BorgWarner directors have been elected annually. BorgWarner’s amended and restated bylaws provide that at any meeting of stockholders for the election of directors at which a quorum is present, a nominee for director will be elected to the BorgWarner board of directors if the votes cast “for” the nominee exceed the votes cast “against” the nominee, except that directors will be elected by a plurality of votes case at any meeting of stockholders at which (a) the secretary of BorgWarner received notice that a stockholder has nominated a director and (b) such nomination has not been withdrawn by the tenth day before the date that BorgWarner first mails its notice of such meeting to stockholders. If directors are to be elected by a plurality of the votes cast, stockholders will not be permitted to vote “against” a nominee. The Corporate Governance Committee of the BorgWarner board of directors has established procedures under which any director who is not elected will tender his or her resignation, and the committee will make a recommendation to the BorgWarner board of directors on whether to accept or reject the resignation, or whether other action should be taken. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of BorgWarner.

Removal of Directors. BorgWarner’s amended and restated by-laws provide that its stockholders may remove any director or the entire board of directors, with or without cause. Removal requires the affirmative vote of the holders of a majority of the voting power of the common stock entitled to vote at the election of directors, voting together as a single class at a stockholder meeting called expressly for this purpose.

Size of Board and Vacancies. BorgWarner’s amended and restated by-laws provide that the number of directors on its board of directors will be fixed exclusively by its board of directors. Any vacancies created in its board of directors resulting from any increase in the authorized number of directors or death, resignation, retirement, disqualification, removal from office or other cause will be filled by the affirmative vote a majority of the remaining BorgWarner’s directors. Any director appointed to fill a vacancy on BorgWarner’s board of directors will be appointed for a term expiring at the next annual meeting of stockholders and until such director’s successor has been duly elected and qualified.

Special Stockholder Meetings. BorgWarner’s restated certificate of incorporation provides that special meetings of stockholders may be called by a resolution approved by the majority of the board of directors or by any person or committee expressly authorized by the board of directors to do so or by the secretary of BorgWarner upon the written request of the holders of record of at least 20% of the voting power of all outstanding shares of common stock, subject to procedures described in the bylaws. Stockholders may not call special stockholder meetings.

Requirements for Advance Notification of Stockholder Nominations and Proposals. BorgWarner’s amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its board of directors or a committee of its board of directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. BorgWarner’s restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that BorgWarner’s board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of BorgWarner through a transaction, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. BorgWarner’s board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Limitations on Liability, Indemnification of Officers and Directors, and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and BorgWarner’s restated certificate of incorporation includes such a provision. BorgWarner’s restated certificate of incorporation and amended and restated by-laws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of BorgWarner, or for serving at BorgWarner’s request as a director or officer or another position at another corporation or enterprise, as the case may be. BorgWarner’s restated certificate of incorporation and amended and restated by-laws also provide that BorgWarner must indemnify and advance expenses to its directors and officers, subject to an undertaking from the indemnified party as may be required under the DGCL. BorgWarner’s by-laws expressly authorize BorgWarner to carry directors’ and officers’ insurance to protect BorgWarner and any current and former director, officers, employee or agent against liability.

The limitation of liability and indemnification provisions that are in BorgWarner’s restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against BorgWarner’s directors and officers, even though such an action, if successful, might otherwise benefit BorgWarner and its stockholders. However, these provisions will not limit or eliminate BorgWarner’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

Authorized but Unissued Shares

BorgWarner’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. BorgWarner may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of BorgWarner by means of a proxy contest, tender offer, merger or otherwise.

COMPARISON OF THE RIGHTS OF BORGWARNER STOCKHOLDERS AND

DELPHI TECHNOLOGIES SHAREHOLDERS

The following is a summary comparison of some of the material differences between the rights of BorgWarner stockholders under Delaware law, BorgWarner’s restated certificate of incorporation and its amended and restated by-laws and the rights of Delphi Technologies shareholders under Jersey law and Delphi Technologies’ articles of association. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or NYSE listing requirements.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of BorgWarner’s restated certificate of incorporation and by-laws and Delphi Technologies’ articles of association. You are urged to read BorgWarner’s restated certificate of incorporation and by-laws and Delphi Technologies’ articles of association, each of which have been filed by BorgWarner and Delphi Technologies, respectively, with the SEC. You are also urged to carefully read the relevant provisions of the DGCL and the Companies Law for a more complete understanding of the differences between being a BorgWarner stockholder and a Delphi Technologies shareholder.

	BorgWarner	Delphi Technologies
Authorized and Outstanding Capital Stock

Under BorgWarner’s restated certificate of incorporation, the authorized capital stock of BorgWarner consists of 420,000,000 shares, which 390,000,000 shares have been designated voting common stock, 25,000,000 shares of which have been designated non-voting common stock, and 5,000,000 shares of which have been designated preferred stock, each having par value $0.01 per share.

As of May 21, 2020, approximately 207,269,870 shares of voting common stock were issued and outstanding, no shares of non-voting common stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

Under Delaware law, the number of authorized shares of common stock or preferred stock may be increased or decreased (but not below the number of issued and outstanding shares of common stock or preferred stock, as applicable) through an amendment of BorgWarner’s restated certificate of incorporation. Stockholder approval is required to amend BorgWarner’s restated certificate of incorporation.

The authorized share capital of Delphi Technologies is $12,500,000 divided into 1,200,000,000 ordinary shares with a nominal value of $0.01 each and 50,000,000 preferred shares with a nominal value of $0.01 each.

As of May 21, 2020, approximately 86,349,731 ordinary shares were issued and outstanding and no shares of preferred shares were issued and outstanding.

By Special Resolution, the authorized share capital may be altered as stated in Delphi Technologies’ articles of association in any manner permitted by Jersey law. “Special Resolution” means a resolution of Delphi Technologies passed as a special resolution in accordance with Jersey law.

Any new shares created on an increase or other alteration of share capital will be issued upon such terms and conditions as Delphi Technologies may by Ordinary Resolution determine. “Ordinary Resolution” means a resolution of Delphi Technologies in a general meeting adopted by a majority of the votes cast at that meeting.

Voting Rights	BorgWarner’s restated certificate of incorporation provides that, except as otherwise provided in its certificate of incorporation or by applicable law, each	At any general meeting and any separate class meeting of the Company shareholders at which a vote is taken by poll, every Company shareholder who is

	BorgWarner	Delphi Technologies

holder of voting common stock will be entitled to one vote per share of common stock held.

The holders of non-voting common stock do not have any voting rights except as provided by applicable law and except that the holders of the non-voting common stock will be entitled to vote as a separate class on any amendment to their voting rights and on any amendment, repeal or modification of any provision of the certificate of incorporation that adversely affects the powers, preferences or special rights of holders of non-voting common stock.

present (in person or by proxy) will have one vote for every Company share of which he is the holder.

At any general meeting and any separate class meeting of the Company shareholders at which a vote is taken by show of hands, every Company shareholder who is present (in person or by proxy) shall have one vote.

Number and Term of Directors

BorgWarner’s by-laws provide that, subject to the rights of the preferred stock holders or any other series or class of stock as set forth in the certificate of incorporation to elect directors under specified circumstances, the number of directors will consist of not more than 17 nor less than three, and such number will be fixed from time to time by a resolution adopted by a majority of the total number of directors that BorgWarner would have if there were no vacancies on the BorgWarner board.

Other than those directors who may be elected by the preferred stock holders or any other series or class of stock as set forth in BorgWarner’s restated certificate of incorporation, the directors will be divided into three classes, as nearly equal in number as possible.

BorgWarner’s restated certificate of incorporation provides that, the directors will be elected annually for terms of one year. At each annual meeting, all directors will be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors will have been elected and qualified. Any director elected as a result of an increase in the number of directors or a vacancy will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred until

The directors will determine the maximum and minimum number of directors and unless and until otherwise so determined, and subject to the provisions of Jersey law, the minimum number of directors will be two.

At each annual general meeting, all of the directors will retire and Delphi Technologies will by ordinary resolution elect or re-elect those persons proposed for election or re-election as directors to fill the vacancies.

Subject to resignation, disqualification and removal, any director who is appointed as a result of an increase in the number of directors or a vacancy will hold office until the next annual general meeting whereupon he will be eligible for re-election in accordance with Delphi Technologies’ articles of association.

	BorgWarner	Delphi Technologies
such director’s successor will have been elected and qualified.

Election of Directors

Under BorgWarner’s bylaws, a nominee for director will be elected to the BorgWarner board if the votes cast “for” such nominee’s election exceed the votes cast “against” the nominee. However, directors will be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary of BorgWarner receives a notice that a stockholder has nominated a person for election to the BorgWarner board in compliance with the advance notice requirements for stockholder nominees for director set forth in the by-laws and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth day before the date BorgWarner first mails its notice of meeting for such meeting to stockholders. If directors are to be elected by a plurality of the votes cast, stockholders will not be permitted to vote “against” a nominee.

Under BorgWarner’s restated certificate of incorporation, subject to the rights of the preferred stock holders or any other series or class of stock as set forth in the certificate of incorporation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the BorgWarner board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the BorgWarner board.

Where the number of persons validly proposed for election or re-election as a director is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors and an absolute majority of the votes cast will not be a pre-requisite to the election of such directors.

A Delphi Technologies shareholder or shareholders holding at least one-tenth (10%) of the total voting rights of the shareholders who have rights to vote at general meetings can nominate a director for election at the annual general meeting, subject to certain notice requirements set forth in Delphi Technologies’ articles of association; provided that the chairman of the annual general meeting may waive the notice requirement and submit to the meeting the name of any person duly qualified and willing to act as a director.

Subject to certain provisions of Delphi Technologies’ articles of association, only the directors will have power at any time and from time to time to appoint any person to be a director as an addition to the existing directors and vacancies on the Board resulting from death, disability, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office.

Removal of Directors	Subject to the rights of the preferred stockholders or any other series or class of stock as set forth in BorgWarner’s restated certificate of incorporation to elect directors under specified circumstances, any director may be removed from office at any time, with or without cause, and only by the	A director may be removed from office by Ordinary Resolution of as a result of: (a) the director’s conviction (with a nolo contendere plea deemed to be a conviction) of a serious felony involving: (1) moral turpitude or (2) a violation of United States federal or state securities laws, but specifically excluding any

	BorgWarner	Delphi Technologies
	affirmative vote of the holders of a majority of the voting power of the then outstanding voting common stock, voting together as a single class.	conviction based entirely on vicarious liability; or (b) the director’s commission of any material act of dishonesty (such as embezzlement) resulting or intended to result in material personal gain or enrichment of such director at the expense of Delphi Technologies or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony. A director may also be removed from office by notice signed by not less than three-fourths (75%) of the other directors stating that such director should cease to be a director.

Calling of Meeting of Directors

BorgWarner’s by-laws provide that a regular meeting of the BorgWarner board will be held as soon as practicable after each annual meeting of stockholders, without other notice, at such location as is convenient and established by the BorgWarner board. The BorgWarner board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Special meetings of the BorgWarner board will be called at the request of the Chairman of the BorgWarner board, the President or any three members of the BorgWarner board. The person or persons authorized to call special meetings of the BorgWarner board may fix the place and time of the meetings.

The directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit.

A director may at any time and the Secretary of Delphi Technologies at the request of a director will summon a meeting of the directors by giving to each director and alternate director not less than 24 hours’ notice of the meeting provided that any meeting may be convened at shorter notice and in such manner as each director or his alternate director will approve and provided further that unless otherwise resolved by the directors, notices of directors’ meetings need not be in writing.

Quorum of Directors’ Meetings	BorgWarner’s by-laws provide that a majority of the directors will constitute a quorum for the transaction of business. If at any meeting of the BorgWarner board there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which will be so adjourned.	The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number will be such number that represents a majority of the directors then in office. An alternate director will be counted in a quorum but so that not less than two individuals will constitute the quorum.

Appointment of Officers	According to the by-laws, the officers of BorgWarner will be a Chief Executive Officer, a Chairman of the BorgWarner board, a President, a Treasurer, and a Secretary, all of whom will be elected by	The directors may from time to time appoint one or more of their number to the office of managing director or to any other executive office under Delphi Technologies on such terms and for such

	BorgWarner	Delphi Technologies

the BorgWarner board and who will hold office until their successors are elected and qualified. In addition, the BorgWarner board may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors.

More than two offices may be held by the same person.

The BorgWarner board may appoint such other officers and agents as it may deem advisable, who will hold their offices for such terms and will exercise such powers and perform such duties as will be determined from time to time by the BorgWarner board.

periods as they may determine.

The directors may entrust to and confer upon a director holding any executive office any of the powers exercisable by the directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

The Secretary will be appointed by the directors.

The directors may appoint officers of the Company as they see fit.

Removal of Officers	According to BorgWarner’s by-laws, any officer of BorgWarner may be removed at any time, with or without cause, by the BorgWarner board.

The appointment of any director to any executive office will be subject to termination if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and Delphi Technologies.

The Secretary and other officers may be removed by the directors.

Duties of Directors	Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of loyalty requires that directors act in good faith and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging a decision of a board of directors for breach of fiduciary duty bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule applies to protect the directors and their decisions. The

Under Jersey law, a director of a Jersey company must, in exercising his or her director’s powers and discharging his or her director’s duties:

(a) act honestly and in good faith with a view to the best interests of the company; and

(b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The business of Delphi Technologies will be managed by the directors who may pay all expenses incurred in promoting and registering Delphi Technologies and may exercise all such powers of Delphi Technologies as are not by Jersey law or Delphi Technologies’ articles of association required to be exercised by Delphi Technologies in a general meeting. The directors’ powers will be

	BorgWarner	Delphi Technologies

business judgment rule presumes that directors are acting independently, in good faith and with due care in making a business decision. If the business judgment rule is rebutted, the burden shifts to the directors to prove that the decision was entirely fair to the corporation, including both fair process and fair price.

In certain circumstances, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Under Delaware law, a member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Under BorgWarner’s bylaws, the business and affairs of BorgWarner are managed by or under the direction of the BorgWarner board. In addition to the powers and authorities by these expressly conferred upon them, the BorgWarner board may exercise all such powers of BorgWarner and do all such lawful acts and things as are not required to be exercised or done by the stockholders under applicable law, BorgWarner’s restated certificate of incorporation or BorgWarner’s by-laws.

subject to the provisions of Delphi Technologies’ articles of association, Jersey law and to such regulations (being not inconsistent with the aforesaid regulations or provisions) as may be prescribed by Delphi Technologies in a general meeting, pursuant to a Special Resolution.

The directors may by power of attorney, mandate or otherwise appoint any person to be the agent of Delphi Technologies for such purposes and on such conditions as they determine including authority for the agent to delegate all or any of his powers.

Conflicts of Interest of Directors	Under Delaware law, a contract or transaction involving the corporation in which a director or officer has an interest	Under Delphi Technologies’ articles of association and Jersey law, a director who has, directly or indirectly, a material

BorgWarner	Delphi Technologies
will not be void or voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by the disinterested stockholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void or voidable. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

interest in a transaction entered into or proposed to be entered into by Delphi Technologies or by a subsidiary of Delphi Technologies which, to a material extent, conflicts or may conflict with the interests of Delphi Technologies and of which such director is aware, must disclose to Delphi Technologies the nature and extent of his interest.

The disclosure will be made at the first meeting of the directors at which the transaction is considered after the director concerned becomes aware of the circumstances giving rise to his duty to make it or, if for any reason he fails to do so at such meeting, as soon as practical after the meeting, by notice in writing delivered to the Secretary. Where the disclosure is made to the Secretary of Delphi Technologies, the Secretary of Delphi Technologies will inform the directors that it has been made and will in any event table the notice of the disclosure at the next meeting after it is made.

A disclosure to Delphi Technologies by a director, in accordance with the above requirements, that such director is to be regarded as interested in a transaction with a specified person is sufficient disclosure of such director’s interest in any such transaction entered into after the disclosure is made. Any disclosure made at a meeting of the directors will be recorded in the minutes of the meeting.

Subject to Jersey law (including in respect of director duties (see “Duties of Directors” above)), a director may hold any other office or place of profit under Delphi Technologies (other than the office of auditor) in conjunction with his office of director for such period and on such terms as to tenure of office, remuneration and otherwise as the directors may determine.

Subject to Jersey law (including in respect of director duties (see “Duties of Directors” above)), and provided that such director has disclosed to Delphi

	BorgWarner	Delphi Technologies
Technologies the nature and extent of any of his material interests in accordance with the above requirements, a director notwithstanding his office: (i) may be a party to or otherwise interested in any transaction or arrangement with Delphi Technologies or in which Delphi Technologies is otherwise interested; (ii) may be a director or other officer of or employed by or a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by Delphi Technologies or in which Delphi Technologies is otherwise interested; (iii) will not by reason of his office be accountable to Delphi Technologies for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement will be liable to be avoided on the ground of any such interest or benefit; and (iv) may act by himself or his firm in a professional capacity for Delphi Technologies and he or his firm will be entitled to remuneration for professional services as if he were not a director. Notwithstanding his interest, a director may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, provided such director has made the disclosure in accordance with the above requirements, he may vote in respect of any such contract or arrangement except those concerning his own terms of appointment.

Indemnification of Officers and Directors	Delaware law permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that the person is or was an officer, director, employee or agent of the corporation for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best	Under Article 77(1) of the Companies Law, subject to certain exceptions (specified below), any provision, whether contained in the articles of, or in a contract with, a Jersey company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person

BorgWarner	Delphi Technologies

interests of the corporation, and with respect to any criminal action that such person had no reasonable cause to believe was unlawful.

BorgWarner’s restated certificate of incorporation and by-laws further provide that, to the fullest extent permitted by Delaware law from time to time in effect, BorgWarner will indemnify (i) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of BorgWarner, or is or was serving at the request of BorgWarner as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (“Affiliated Indemnitee”), and (ii) any person who is the lawful spouse of an Affiliated Indemnitee at the time such action, suit or proceeding is threatened or commenced against such Affiliated Indemnitee, who was or is a party or is threatened to be made a party to any such action, suit or proceeding solely by reason of the fact that he or she is the spouse of an Affiliated Indemnitee and who is represented by the same counsel as the Affiliated Indemnitee in such action, suit or proceeding, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such Affiliate Indemnitee acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of BorgWarner, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

Under Article 77(2) of the Companies Law the above prohibition does not apply to a provision for exempting a person from or indemnifying the person against—

(a) any liabilities incurred in defending any proceedings (whether civil or criminal)—(i) in which judgment is given in the person’s favour or the person is acquitted, (ii) which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

(b) any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

(c) any liability incurred in connection with an application made under Article 212 of the Companies Law in which relief is granted to the person by the court; or

(d) any liability against which the company normally maintains insurance for persons other than directors.

Under Delphi Technologies’ articles of association, in so far as Jersey law allows, every present or former Delphi Technologies director, officer or employee will be indemnified out of Delphi Technologies’ assets against any loss or liability incurred by him by reason of being or having been such a director,

	BorgWarner	Delphi Technologies

not, of itself, create a presumption that the person did not act in good faith an in a manner he or she reasonably believed to be in or not opposed to the best interests of BorgWarner, and, with respect to any criminal action or proceeding, had unreasonable cause to believe that this conduct was unlawful. Subject to an exception, BorgWarner will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the BorgWarner board.

BorgWarner may, to the extent authorized from time to time by the BorgWarner board, grant rights to indemnification, and rights to be paid by BorgWarner the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent or class of employees or agents of BorgWarner with respect to the indemnification and advancement of expenses of current or former directors and officers of BorgWarner.

BorgWarner may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of BorgWarner or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not BorgWarner would have the power to indemnify such person against such expense, liability or loss under Delaware law. To the extent that BorgWarner maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted, will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage there under for any such director, officer, employee or agent.

officer or employee. The directors may, without sanction by Delphi Technologies, in a general meeting, authorize Delphi Technologies to purchase or maintain for any Delphi Technologies director, officer or employee or former director, officer or employee any such insurance as is permitted by Jersey law in respect of any liability which would otherwise attach to such director, officer or employee or former director, officer or employee.

Limitation on Director Liability	Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the	For more information, see “Indemnification of Officers and Directors” above discussing the restrictions contained in Article 77 of the

	BorgWarner	Delphi Technologies

corporation and its stockholders for monetary damages for certain breaches of fiduciary duty as a director.

However, a corporation may not limit or eliminate the personal liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit.

Under BorgWarner’s restated certificate of incorporation, a director of BorgWarner will not be personally liable to BorgWarner or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to BorgWarner or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Companies Law regarding exempting a director of a Jersey company from liability.

Subject to Jersey law, provided that the directors act bona fide, they will not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

Consideration for Shares

Under Delaware law, shares of stock with par value may be issued for such consideration, having a value not less than the par value, as determined from time to time by the board of directors, or by the stockholders if the certificate of incorporation so provides.

The par value of BorgWarner’s stock is $0.01 per share. BorgWarner’s restated certificate of incorporation contains no requirements for consideration to be received for shares.

The nominal value of Delphi Technologies’ ordinary shares is $0.01 each.

Subject to the provisions of Delphi Technologies’ articles of association, the unissued shares in the capital of Delphi Technologies are at the disposal of the directors of Delphi Technologies who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think fit.

Consolidation and Division; Subdivision	Under Delaware law, the outstanding shares of stock of a corporation may be combined into a smaller number of shares or split into a greater number of shares through an amendment to its certificate of incorporation. BorgWarner stockholder approval is required to amend BorgWarner’s restated certificate of incorporation.	Delphi Technologies may issue fractions of shares in accordance with and subject to the provisions of Jersey law (including, for example, with respect to the consolidation of fractions acquired) provided that: (i) a fraction of a share will be taken into account in determining the entitlement of a shareholder as regards dividends or on a winding up,

	BorgWarner	Delphi Technologies

BorgWarner’s restated certificate of incorporation provides that if, in any manner, BorgWarner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of any of the voting common stock or the non-voting common stock, the outstanding shares of the other classes (or series) of common stock will be proportionately subdivided or combined, as the case may be, and effective provision will be made for the protection of all conversion rights.

and (ii) a fraction of a share will not entitle a shareholder to a vote in respect thereof.

Reduction of Capital Account	Under Delaware law, BorgWarner, by resolution of the BorgWarner board, may reduce its capital (i) by reducing or eliminating the capital associated with shares of capital stock that have been retired, (ii) by applying to an otherwise authorized purchase or redemption of outstanding shares some or all of the capital represented by shares purchased, redeemed, or any capital that has not been allocated to any particular class of its capital stock, (iii) by applying to an otherwise authorized conversion or exchange of outstanding shares some or all of the capital represented by the shares being converted or exchanged, or some or all of any capital that has not been allocated to any particular class of its capital stock or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange or (iv) by transferring to surplus capital the capital associated with certain shares of its stock. No reduction of capital may be made unless the assets of BorgWarner remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.

Subject to applicable provisions under Jersey law, Delphi Technologies may by Special Resolution reduce its share capital and its share premium account in any way.

Under Jersey law, a reduction of capital of a Jersey company must either: (i) be supported by a statement of the directors authorizing the reduction regarding the solvency of the company (in the form prescribed in the Law); or (ii) be confirmed by the court.

Distributions, Dividends, Repurchases and Redemptions

Distributions / Dividends

Under Delaware law and BorgWarner’s by-laws, the BorgWarner board may, when they deem expedient, declare and pay dividends to the BorgWarner stockholders out of surplus or, if there is

Under Jersey law, a Jersey company may make a distribution only if the directors who are to authorize the distribution make a statement regarding the solvency of the company (in the form prescribed by Jersey law).

BorgWarner	Delphi Technologies

no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year, or both. If the capital of the corporation is diminished (i) by depreciation in the value of its property and/or (ii) by losses or otherwise, in each case to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes of stock having a preference as to the distribution of assets upon liquidation, the BorgWarner board may not declare or pay out of such net profits any dividends upon any shares of any classes of its stock until the deficiency in the amount of capital represented having a preference on the distribution of assets may have been repaired. The BorgWarner by-laws provide that, before declaring any dividend, the BorgWarner board may set apart, out of any funds of BorgWarner available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors will deem conducive to the interests of BorgWarner.

Under Delaware law, dividends upon shares of preferred stock having a preference as to dividends, to the extent of such preference, will be paid ahead of dividends on the remaining class or classes or series of stock. Under Delaware law, dividends may be paid in cash, in shares of BorgWarner capital stock or in other property.

Under BorgWarner’s restated certificate of incorporation, when dividends or other distributions are declared, other than dividends declared with respect to preferred stock, whether payable in cash, in property or in shares of stock of BorgWarner, other than in shares of common stock or non-voting common stock, the holders of common stock and the holders of non-voting common stock will be entitled, to the exclusion of the holders of preferred stock, to share equally in such dividends or other distributions. No dividends or other distributions will be declared or paid in

Subject to Jersey law (for example, the requirement for directors to make a solvency statement as referred to above) and Delphi Technologies’ articles of association, each Company share will confer on the holder thereof the right to receive such profits of Delphi Technologies available for distribution as the directors may declare or the shareholders may resolve by Ordinary Resolution after any payment to the shareholders holding shares of any other class other than Company shares of any amount then payable in accordance with the relevant Statement of Rights or other terms of issue of that class. No dividend will exceed the amount recommended by the directors. A “Statement of Rights” is a memorandum approved by the directors setting out the specific rights and obligations attaching to the preferred shares of such class which are in addition to those rights and obligations contained in and determined in accordance with Delphi Technologies’ articles of association. The word “dividend” has the meaning ascribed to the word “distribution” in Article 114 of the Companies Law.

Subject to any particular rights or limitations as to dividends attached to any shares as may be specified in Delphi Technologies’ articles of association or in any Statement of Rights or upon which such shares may be issued, all dividends will be declared apportioned and paid pro rata according to the amounts paid up on the shares on which the dividend is paid (otherwise than in advance of calls) provided that if any share is issued on terms providing that it will rank for dividend as if paid up (in whole or in part) or as from a particular date (either past or future) such share will rank for dividend accordingly. For purposes of entitlement to dividends, monies paid in advance of a call or installment will not be treated as paid until the date when the monies would have been due had they not been paid in advance.

Subject to Jersey law and any Statement of Rights, the directors may, if they think fit from time to time, pay to the

BorgWarner	Delphi Technologies
shares of common stock or non-voting common stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably according to the number of shares of common stock held by them, (x) in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, common stock to holders of that class of stock and (y) in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, non-voting common stock to holders of that class of stock.

shareholders such interim dividends as they may determine.

A general meeting declaring a dividend may, upon the recommendation of the directors, direct that payment of such dividend will be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company and the directors will give effect to such resolution.

The directors may deduct from any dividend or other monies payable to any shareholder on or in respect of a share all sums of money (if any) presently payable by such shareholder to Delphi Technologies on account of calls or otherwise in relation to the shares of Delphi Technologies.

Repurchases / Redemptions

Under Delaware law, BorgWarner may redeem or repurchase its own shares, except that generally it may not redeem or repurchase its shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. Shares that have been repurchased but have not been retired may be reissued by BorgWarner.

Under Jersey law, the limited shares of a Jersey company may only be redeemed or purchased if they are fully paid.

Under Jersey law, a Jersey company must have at least one share in issue which is non-redeemable.

Under Jersey law, the limited shares of a Jersey company are not capable of being redeemed or purchased unless all of the directors who authorize the redemption or purchase make a statement regarding the solvency of the company (in the form prescribed by Jersey law).

Under Jersey law, a Jersey company may only purchase its non-redeemable shares if it is sanctioned by a special resolution of the company. In addition, if the shares are to be purchased otherwise than on a stock exchange, they may only be purchased in pursuance of a contract approved in advance by a resolution of the company.

Subject to other provisions of Delphi Technologies’ articles of association, the Company shares are not redeemable. Subject to Jersey law, Delphi Technologies may from time to time (i) issue or (ii) convert any existing non-redeemable shares (whether issued or not) into, shares which are to be redeemed or are liable to be redeemed at

BorgWarner	Delphi Technologies

Delphi Technologies’ option or at the shareholder’s option and on such terms and in such manner as may be determined by Special Resolution.

Subject to Jersey law, Delphi Technologies may purchase its own shares of any class (including redeemable shares) and in relation thereto, neither Delphi Technologies nor the directors will be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

Subject to Jersey law, where Delphi Technologies wishes to purchase its own shares, the directors will have the authority to instead elect to convert any or all of those shares into redeemable shares that will be redeemed by Delphi Technologies upon such terms and conditions as the directors may decide at the relevant time. The rights conferred upon the Company shareholders will be deemed not to be varied by the conversion and redemption of Company shares in accordance with Delphi Technologies’ articles of association or any purchase or redemption by Delphi Technologies of its own shares.

The directors may convert, and Delphi Technologies may redeem, any relevant shares in accordance with Delphi Technologies’ articles of association as they in their absolute discretion decide and there will be no obligation on the directors or Delphi Technologies to offer to convert and redeem any other shares held by any other shareholders and no shareholder will have any rights to require their shares to be considered for conversion and redemption.

BorgWarner Stock Held by Subsidiaries of BorgWarner	Shares of Delphi Technologies Held by Delphi Technologies or Subsidiaries of Delphi Technologies

Shares of BorgWarner capital stock held in treasury or owned by a majority-owned subsidiary of BorgWarner are neither entitled to vote nor counted as outstanding for quorum purposes unless	Under Jersey law, shares of Delphi Technologies held in treasury are neither entitled to vote nor counted as outstanding for quorum purposes. Subject to limited exceptions, under Jersey law, a

	BorgWarner	Delphi Technologies
	the shares are held in a fiduciary capacity.	body corporate (which includes any company incorporated in Jersey or in any other jurisdiction) cannot be a member of a Jersey company which is its holding company.

Conversion of Shares

Under BorgWarner’s restated certificate of incorporation, upon the occurrence of certain events, each holder of shares of non-voting common stock will be entitled to convert into the same number of shares of voting common stock, any or all of such holder’s shares of non-voting common stock being (or expected to be) distributed, disposed of, or sold by such holder in connection with such event. The events giving rise to this conversion right are (a) a public offering or public sale of securities of BorgWarner, (b) any sale of securities of BorgWarner to a person or group of persons if, after such sales, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of BorgWarner’s directors, (c) any sale of securities of BorgWarner to a person or group of persons if, after such sale, such person or group of persons in the aggregate would own or control securities of BorgWarner, excluding any non-voting common stock being converted and disposed of in connection with such event, which possess in the aggregate the ordinary voting power to elect a majority of BorgWarner’s directors, (d) any sale of BorgWarner securities to a person or group of persons if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of BorgWarner, and (e) a merger, consolidation or similar transaction involving BorgWarner if, after such transaction, a person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors.

Under BorgWarner’s restated certificate of incorporation, certain stockholders, which are subject to the provisions of Regulation Y of the Board of Governors of the Federal

See “Repurchases / Redemptions” above.

	BorgWarner	Delphi Technologies
Reserve System or otherwise affiliated with or transferees of such stockholders, are entitled to convert at any time and from time to time, any or all of the shares of voting common stock held by such stockholders into the same number of shares of non-voting common stock.

Annual Meetings of Stockholders

Under Delaware law, unless directors are elected by written consent as specified therein, corporations are required to hold an annual meeting of stockholders for purposes of electing of directors and conducting such other business that properly comes before the meeting. If a corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting, upon the application of any stockholder or director, the Delaware Court of Chancery may order a corporation to hold an annual meeting.

Under BorgWarner’s by-laws, annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, will be held at such place, either within or outside the State of Delaware, and at such time and date as the BorgWarner board, by resolution, will determine and as set forth in the notice of the meeting.

At each annual meeting, the stockholders entitled to vote will elect a BorgWarner board and they may transact such other corporate business as will be stated in the notice of the meeting.

Under Jersey law, in the case of a Jersey company which is a public company, not more than 18 months may elapse between the date of one annual general meeting and the date of the next.

Unless all of the shareholders agree in writing to dispense with the holding of annual general meetings and any such agreement remains valid in accordance with Jersey law, Delphi Technologies will, in each calendar year, hold a general meeting as its annual general meeting at such time and place as may be determined by the directors.

The business of an annual general meeting will be to receive and consider Delphi Technologies’ accounts and the reports of the directors and auditors (if any), to elect directors and auditors (if proposed) and fix the auditor’s renumeration, to sanction a dividend (if applicable) and to transact any other business of which notice has been given by the directors. At each annual general meeting, all of the directors will retire and Delphi Technologies will by Ordinary Resolution elect or re-elect those persons proposed in the notice of the annual general meeting for election or re-election as directors to fill the vacancies.

Except as otherwise provided in Delphi Technologies’ articles of association or in a Statement of Rights, the provisions of Delphi Technologies’ articles of association or Jersey law relating to general meetings apply to every class meeting.

Calling Special Meetings of Stockholders	Under Delaware law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or by-laws.	The directors may, whenever they think fit, and. upon a requisition of the shareholders made in accordance with Jersey law the directors will, convene an extraordinary general meeting. At any extraordinary general meeting called

BorgWarner	Delphi Technologies

Under BorgWarner’s restated certificate of incorporation and by-laws, (i) a special meeting of the stockholders of BorgWarner may be called by the BorgWarner board pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the BorgWarner board pursuant to a resolution approved by a majority of the total number of directors and, (ii) subject to BorgWarner’s by-laws, a special meeting of the stockholders will be called by the BorgWarner board upon written request, in proper form, by one or more stockholders of record, in the aggregate, of at least twenty percent of the voting power of all outstanding shares of common stock entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified by BorgWarner’s bylaws.

Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or outside the State of Delaware, as will be stated in the notice of the meeting.

A special meeting request will only be valid if it is signed and dated by each stockholder of record submitting the request and by each of the beneficial owners, if any, on whose behalf the request is being made, delivered to the Secretary of BorgWarner, and accompanied by a written notice. The notice must set forth information as to the business proposed to be conducted, the stockholder proposing such business, any nominations proposed to be presented and the stockholder proposing such nominations. Furthermore, the request must include (i) documentary evidence of the requisite percentage of shares as of the date on which the request is delivered and evidence that such shares have been held continuously for one year, (ii) an acknowledgement of each requesting stockholder that any decrease in the number of certain shares held by such stockholder after the request is delivered will be pursuant to a requisition, unless such meeting is called by the directors, no business other than that stated in the requisition as the objects of the meeting will be transacted.

	BorgWarner	Delphi Technologies

deemed a revocation of such request with respect to such shares and (iii) a commitment by each requesting stockholder to continue to satisfy the requisite percentage through the date of the requested special meeting and to promptly notify BorgWarner of any decrease of such certain shares occurring between the date of delivery of the request and the date of the requested special meeting.

Any stockholder requested special meeting may be held at such date, time and place, if any, within or outside the State of Delaware as may be designated by the BorgWarner board; provided, however, that the meeting will not be more than 90 days after a special meeting request satisfying the requirements set forth in BorgWarner’s by-laws is received by the Secretary of BorgWarner.

BorgWarner’s bylaws also provide that, notwithstanding the above provisions, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to these matters.

Record Date

Under Delaware law, in order that the corporation may determine the stockholders entitled to receive notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date will not be more than 60 nor less than 10 days before the date of such meeting.

Under BorgWarner’s by-laws, in order to determine the stockholders entitled to notice a stockholder meeting or adjournment, consent to corporate action in writing, payment of dividends or exercise of other rights or actions of stockholders, the BorgWarner board may fix, in advance, a record date, which will not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If

The directors may fix a date as the record date for the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof or in order to make a determination of shareholders for any other proper purpose including, without limitation, for any dividend, distribution, allotment or issue. A record date for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

If no record date is fixed for the determination of shareholders entitled to receive notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is sent will be the record date for such determination of

	BorgWarner	Delphi Technologies
	no record date is fixed, the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose will be at the close of business on the day on which the BorgWarner board adopts the resolution relating thereto. A determination of stockholders of record entitled to receive notice of or to vote at a meeting of stockholders will apply to any adjournment or postponement of the meeting; provided, however, that the BorgWarner board may fix a new record date for the adjourned or postponed meeting.	shareholders. When a determination of shareholders entitled to vote at any meeting has been made in the manner provided for above, such determination will apply to any adjournment thereof.

Advance Notice of Stockholder Proposals and Nominations

BorgWarner’s by-laws establish advance notice procedures for stockholder nominations for the election of directors and other business to be properly brought at an annual or special meeting of stockholders. For nominations of persons for election to BorgWarner’s board or proposals of other business to be properly requested by an BorgWarner stockholder to be made at an annual meeting, a BorgWarner stockholder must (i) be a stockholder of record entitled to vote at the time of giving of notice the Secretary and (ii) comply with the procedures set forth in the bylaws as to such nomination or other business. The immediately preceding sentence is the exclusive means for a BorgWarner stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act) before an annual meeting of BorgWarner stockholders.

To be timely, a stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of BorgWarner not earlier than the close of business on the 120th day prior to nor later than the close of business on the 90th day prior to the first

An extraordinary general meeting may be convened by the directors whenever they think fit and upon a requisition of shareholders made in accordance with Jersey law.

Under Jersey law, members of a Jersey company holding not less than one-tenth of the total voting rights of the members of the company may requisition a meeting of the company.

No more than 150 and at least 50 clear days’ notice expiring on the anniversary of the preceding annual general meeting of Delphi Technologies will be given to Delphi Technologies of the intention of any shareholder or shareholders holding at least one-tenth of the total voting rights of the shareholders who have the right to vote at general meetings to propose any person for election to the office of director at the annual general meeting in that year. Provided always that the chairman of such meeting may waive the said notice and submit to the meeting the name of any person duly qualified and willing to act and provided that, in the event that the date of any such meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, such notice must be

BorgWarner	Delphi Technologies

anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Nominations of persons for election to BorgWarner’s board may be made at a special meeting of stockholders at which directors are to be elected, pursuant to the notice of meeting. Under BorgWarner’s by-laws, only such business will be conducted at a special meeting of stockholders as will have been brought before the meeting pursuant to BorgWarner’s notice of meeting. Nominations of persons for election to BorgWarner’s board may be made at such special meeting of stockholders (a) by or at the direction of the BorgWarner board or (b) by any stockholder of BorgWarner who is entitled to vote at the meeting, who complies with the procedures set forth in BorgWarner’s by-laws and who is a stockholder of record at the time such notice is delivered to the Secretary.

To be timely, such stockholder’s notice for a special meeting must be delivered to the Secretary of BorgWarner at the principal executive offices of BorgWarner not earlier than the close of business on the 120th day prior to such received by Delphi Technologies no earlier than one 120 days prior to any meeting and no later than the later of 70 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was first made by Delphi Technologies. In no event will the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of notice as described herein.

Notice to Delphi Technologies for this purpose will set forth each person whom the shareholder or shareholders propose to nominate for election or re-election as a director and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the notice will set forth (i) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than Delphi Technologies, including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of Delphi Technologies and (ii) additional information as to the shareholder giving the notice and (where applicable) the beneficial owner of any shares, on whose behalf the proposal is made and in respect of which the relevant shareholder holds legal title to such shares, including name and address, the number of shares held of record or beneficially owned, a description of any agreement, arrangement or understanding between such shareholder and beneficial owner and any other person in connection with the proposal, a description of any

	BorgWarner	Delphi Technologies
special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the BorgWarner board to be elected at such meeting. In no event will any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

agreement, arrangement or understanding entered into by such shareholder or beneficial owner with respect to Delphi Technologies’ securities, a representation that the shareholder is the holder of record of shares entitled to vote at such meeting and intends to appear at the meeting, a representation as to whether such shareholder or beneficial owner intends to deliver or solicit certain proxies, other information that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies in support of such nominee or proposal under the Exchange Act and such other information as Delphi Technologies may reasonably require in relation to the proposed item of business.

A shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein provided that the Exchange Act or such rules and regulations are not intended to and will not limit any requirements applicable to nominations pursuant to Delphi Technologies’ articles of association as specified herein, and compliance with Delphi Technologies’ articles of association for will be the exclusive means for a shareholder to make nominations.

Notice of Meeting	Under BorgWarner’s by-laws, written notice, stating the place, date and time of the meeting, and the nature of the business to be considered, will be given to each stockholder entitled to vote thereat at his address as it appears on BorgWarner’s records, not less than 10 nor more than 60 days before the date of the meeting, except as otherwise provided in the by-laws or required by law. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware. No

Under Delphi Technologies’ articles of association, at least 14 clear days’ notice will be given of every annual general meeting and of every extraordinary general meeting, including without limitation, every general meeting called for the passing of a Special Resolution.

However, a meeting will, notwithstanding that it is called by shorter notice than 14 clear days, be deemed to have been duly called if it is so agreed: (i) in the case of an annual general meeting, by all the shareholders entitled to attend and vote thereat; and (ii) in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting being a majority

	BorgWarner	Delphi Technologies
business other than that stated in the notice will be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. Any previously scheduled annual meeting of the stockholders may be postponed, and any previously scheduled special meeting of the stockholders may be postponed or cancelled by resolution of the BorgWarner board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

together holding not less than 95% in nominal value of the shares giving that right.

Every notice will specify the place the day and the time of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, will specify the meeting as such.

Subject to Delphi Technologies’ articles of association and to any restrictions imposed on any shares, notice of every general meeting will be given to all the shareholders, to all persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder, to the Auditors (if any) and to every director who has notified the Secretary of Delphi Technologies in writing of his desire to receive notice of general meetings.

In every notice calling a meeting, there will appear with reasonable prominence a statement that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a shareholder.

The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any person entitled to receive notice will not invalidate the proceedings at that meeting.

Proxy Access	BorgWarner’s by-laws provide proxy access for the election of directors, but no proxy will be voted after three years from its date unless such proxy provides for a longer period.	Delphi Technologies’ articles of association provide proxy access for the election of directors.

Quorum of Shareholders	Under BorgWarner’s by-laws, except as otherwise required by law, the certificate of incorporation or the by-laws, the presence (in person or by proxy) of BorgWarner stockholders holding a majority of the stock of BorgWarner entitled to vote constitutes a quorum at all meetings of the stockholders. In case a quorum is not present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present (in person or by proxy), has the power to adjourn the meeting from time to time, without notice other than announcement at the	No business will be transacted at any general meeting except the adjournment of the meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Such quorum will consist of one or more shareholders present who hold or represent shares conferring not less than a majority of the total voting rights of all the shareholders entitled to vote at the general meeting provided that, where Delphi Technologies has more than one shareholder, if only one shareholder is present at a meeting in order for the

	BorgWarner	Delphi Technologies
	meeting, until the requisite amount of stock entitled to vote is present.	meeting to be quorate, the chairman of the meeting must be a person other than the shareholder present, and provided that, if at any time all of the issued shares in Delphi Technologies are held by one shareholder, such quorum will consist of that shareholder present.

Super-Majority Voting	BorgWarner’s restated certificate of incorporation and bylaws do not contain provisions requiring a super-majority vote of stockholders.

Any Special Resolution must be passed by a majority of two-thirds (2/3) of the votes cast.

A meeting will, notwithstanding that it is called by shorter notice than 14 clear days, be deemed to have been duly called if it is so agreed: (i) in the case of an annual general meeting, by all the shareholders entitled to attend and vote thereat; and (ii) in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting being a majority together holding not less than 95% in nominal value of the shares giving that right.

Stockholder Approval of Transaction or Consolidation	Under Delaware law, subject to certain exceptions, the board of directors of each corporation which desires to merge or consolidate will adopt a resolution approving an agreement of transaction or consolidation and declaring its advisability and submit the agreement to the stockholders of each constituent corporation at an annual or special meeting for the purpose of acting on the agreement. The vote of the holders of a majority of the outstanding stock of the corporation entitled to vote on the matter will be required for the adoption of the agreement of transaction or consolidation.	Under Jersey law, a sale or disposition of all or substantially all the assets of a Jersey company must be approved by the Board.

Stockholder Suits	Delaware law permits stockholders to bring a derivative action on behalf of the corporation against directors and/or officers of the corporation for damages caused to the corporation as a result of a breach of fiduciary duty by such directors and/or officers if certain requirements are satisfied. The stockholder must have been a stockholder at the time the alleged breach of fiduciary duty occurred. In addition, the stockholder must first make a demand upon BorgWarner’s board to bring the litigation on behalf of the corporation or demonstrate the requirement to make a demand is

Under Article 141 of the Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at least the shareholder making the application.

There may also be customary law personal actions available to shareholders. Under Article 143 of the Companies Law (which sets out the types

	BorgWarner	Delphi Technologies
	excused. A stockholder also may commence a class action suit directly on behalf of himself or herself and other similarly situated stockholders against the corporation, its directors and/or officers seeking to recover damages incurred by the stockholder individually as a result of breaches of fiduciary duty by directors and/or officers where the requirements for maintaining a class action have been met.	of relief a court may grant in relation to an action brought under Article 141 of the Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders.

Inspection of Books and Records	Under Delaware law, a stockholder of a Delaware corporation, upon written demand under oath stating the purpose thereof, has the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a proper purpose (i.e., a purpose reasonably related to the person’s interest as a stockholder).	Under Jersey law, the register of shareholders and books containing the minutes of general meetings or of meetings of any class of shareholders of a Jersey company must during business hours be open to the inspection of a shareholder of the company without charge. The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge.

Rights of Dissenting Stockholders

Under Section 262 of the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware, referred to as appraisal rights, in connection with certain statutory transactions or consolidations if the stockholder has neither voted in favor of nor consented in writing to the transaction or consolidation and has complied with the other requirements of Section 262 of the DGCL.

However, unless a corporation’s certificate of incorporation otherwise provides (which BorgWarner’s restated certificate of incorporation does not), Delaware law does not provide for appraisal rights in certain transactions if: (1) the shares of the corporation are (a) listed on a national securities exchange or (b) held of record by more than 2,000 stockholders; or (2) the corporation is the surviving corporation and no vote of its stockholders is required

There are no appraisal rights under Jersey law.

	BorgWarner	Delphi Technologies
for the transaction. Notwithstanding the foregoing, Delaware law provides that appraisal rights will be available to the stockholders of a corporation if the stockholders are required by the terms of an agreement of transaction or consolidation to accept for such stock anything except: (i) shares of stock of the corporation surviving or resulting from such transaction or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) at the effective date of the transaction or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. Delaware law does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide (which BorgWarner’s restated certificate of incorporation does not).

Anti-takeover Measures	Under Delaware law, certain anti-takeover provisions apply to BorgWarner as a publicly-traded company that may have the effect of making it more difficult for a third party to acquire BorgWarner. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder (which is defined to include any person that is the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation) for a period of three years following the time that such stockholder became an interested stockholder, unless, among other exceptions, prior to such time the board of directors of the corporation approved either the relevant business combination or the transaction

Delphi Technologies’ articles of association provide that, without prejudice to any special rights conferred on the holders of any shares or class of shares (which special rights will not be varied or abrogated except with such consent or sanction as is hereinafter provided), any share or class of shares in Delphi Technologies’ capital may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as the directors may from time to time determine.

In addition, under Delphi Technologies’ articles of association, certain provisions may make it difficult for a third party to acquire Delphi Technologies, or for a

	BorgWarner	Delphi Technologies

that resulted in such stockholder becoming an interested stockholder.

In addition, under BorgWarner’s restated certificate of incorporation and by-laws, certain provisions may make it difficult for a third party to acquire BorgWarner, or for a change in the composition of BorgWarner’s board or management to occur, including the authorization of “blank check” preferred stock, the terms of which may be established and shares of which may be issued by the BorgWarner board without stockholder approval; the establishment of advance notice requirements for nominations for election to BorgWarner’s board or for proposing matters that can be acted upon at BorgWarner stockholders’ meetings and the fact that only the BorgWarner board is authorized to fill vacancies on the BorgWarner board.

change in the composition of Board or management to occur, including the authorization of “blank check” preferred shares, where, subject to the provisions of Delphi Technologies’ articles of association, the rights and obligations attaching to any preferred share will be determined at the time of issue by the directors in their absolute discretion; the fact that only the Board is authorized to fill vacancies on the Board; and the prohibition of shareholder action by written consent.

Under Jersey law, an action taken by the directors of Delphi Technologies (including the allotment of new shares) with the purpose of thwarting a takeover bid could be challenged on the basis that it constitutes a use of a power by the directors for an improper purpose, or constitutes some other breach of director duties (for more information, see “Duties of Directors” above).

Amendments of Governing Documents

Under Delaware law, a corporation’s certificate of incorporation may generally be amended only if the board of directors adopts a resolution approving the amendment and declaring its advisability and the holders of a majority of the outstanding stock entitled to vote adopt the amendment. If the proposed amendment would increase or decrease the aggregate number of authorized shares of a class of stock, increase or decrease the par value of the shares of such class or change the powers, preferences or special rights of the shares so as to affect them adversely, the holders of a majority of the outstanding shares of such class will be entitled to vote as a class upon the proposed amendment.

BorgWarner’s restated certificate of incorporation provides that the affirmative vote of the holders of a majority of the voting power of the then outstanding voting common stock, voting together as a single class, will be required to amend, adopt or repeal certain articles relating to the BorgWarner board and meetings of stockholders.

Under Jersey law, the memorandum of association and articles of association of a Jersey company may only be amended by special resolution of the company.

	BorgWarner	Delphi Technologies

BorgWarner’s restated certificate of incorporation and by-laws provide that the BorgWarner board is expressly authorized to make, amend or repeal the by-laws by a resolution adopted by the affirmative vote of not less than a majority of the total number of directors. BorgWarner’s restated certificate of incorporation and by-laws also provide that BorgWarner stockholders may make, repeal, alter, amend or rescind the by-laws by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting common stock, voting together as a single class.

Rights Upon Liquidation

Under Delaware law, a corporation may be dissolved by either (i) the adoption of a board resolution by a majority of the whole board and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or (ii) if all of the stockholders of the corporation consent in writing.

Upon dissolution, after satisfaction of the claims or obligations of the corporation in accordance with the requirements of Delaware law, the assets of BorgWarner available for distribution would be distributed to stockholders in accordance with their respective preferences, if any, including any rights a holder of shares of preferred stock may have to preferred distributions upon dissolution or liquidation of the corporation.

BorgWarner’s restated certificate of incorporation provides that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of BorgWarner, after payment will have been made to the preferred stockholders of the full amount to which they will be entitled, the holders of common stock will be entitled, to the exclusion of the preferred stockholders, to share, ratably according to the number of shares of common stock held by them, in all remaining assets of BorgWarner available for distribution to its stockholders.

Subject to any particular rights or limitations attached to any shares as may be specified in Delphi Technologies’ articles of association or in any Statement of Rights or upon which such shares may be issued if Delphi Technologies is wound up, the assets available for distribution among the shareholders will be applied first in repaying to the shareholders the amount paid up on their shares respectively and, if such assets will be more than sufficient to repay to the shareholders the whole amount paid up on their shares, the balance will be distributed among the shareholders in proportion to the amount which at the time of the commencement of the winding up had been actually paid up on their said shares respectively.

If Delphi Technologies is wound up, Delphi Technologies may, with the sanction of a Special Resolution and any other sanction required by Jersey law, divide the whole or any part of its assets among the shareholders in specie and the liquidator, or where there is no liquidator, the directors, may for that purpose value any assets and determine how the division will be carried out as between the shareholders or different classes of shareholders and with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as the liquidator or the directors (as the case may be) with the like sanction determine but no shareholder will be compelled to accept any assets upon which there is a liability.

	BorgWarner	Delphi Technologies

Forum and Venue	BorgWarner’s restated certificate of incorporation and bylaws do not contain provisions specifying the forum or venue in the event of litigation.	Unless Delphi Technologies consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Delphi Technologies, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Delphi Technologies to Delphi Technologies or Company shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or Delphi Technologies’ articles of association (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine will be the courts of the Island of Jersey in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

FUTURE SHAREHOLDER MEETINGS

The Company held its 2019 annual general meeting of shareholders on April 25, 2019. In light of the extraordinary general meeting being held in connection with the scheme, the Company will hold an annual general meeting of shareholders in the year 2020 only if the transaction is not completed by October 25, 2020.

The Company will lay its 2019 audited financial statements before the extraordinary general meeting being held in connection with the scheme in order to comply with its obligations to lay its accounts before a general meeting within seven months of its fiscal year end as required pursuant to the Companies Law.

HOUSEHOLDING OF PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Innisfree M&A Incorporated, the proxy solicitation agent for the Company, at its address identified below. Innisfree will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Innisfree M&A Incorporated by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by telephone. Shareholders may call toll-free at (877) 456-3463; banks and brokers may call collect at (212) 750-5833.

WHERE YOU CAN FIND MORE INFORMATION

Each of the Company and BorgWarner files annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available electronically to the public at the SEC’s website at https://www.sec.gov. You may also access such SEC filings and other information regarding the Company and BorgWarner through the websites maintained by the Company and BorgWarner at https://www.delphi.com/ and https://www.borgwarner.com/home, respectively. Any other information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

Because each of the Company’s and BorgWarner’s shares are listed on the NYSE, the Company’s and BorgWarner’s reports, proxy statements and other information can also be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.

You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and neither the mailing nor posting of this proxy statement to Company shareholders shall create any implication to the contrary. Neither the Company nor BorgWarner has authorized anyone to provide you with any additional information. The information contained in this proxy statement and the documents incorporated by reference are accurate only as of their respective dates.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means incorporated documents are considered part of this proxy statement and we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is an important part of this proxy statement. The information that we file later with the SEC automatically will update and supersede information contained in this proxy statement and in earlier filings with the SEC. In all cases, you should rely on the later information over different information included in this proxy statement. This proxy statement also contains summaries of certain provisions contained in certain BorgWarner or Company documents described in this proxy statement, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.

The Company and BorgWarner incorporate by reference the documents listed below, which they have filed with the SEC:

Company

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, and amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on April 29, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 7, 2020; and

•

Current Reports on Form 8-K of the Company (only to the extent “filed” and not “furnished”), filed with the SEC on January 28, 2020, January 29, 2020, February 13, 2020, March 31, 2020, and May 6, 2020.

BorgWarner

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 6, 2020; and

•

Current Reports on Form 8-K of BorgWarner (only to the extent “filed” and not “furnished”), filed with the SEC on January 28, 2020, January 29, 2020, February 13, 2020, March 5, 2020, March 16, 2020, March 24, 2020, March 31, 2020, April 1, 2020, April 16, 2020, April 30, 2020, May 4, 2020, and May 6, 2020.

All additional documents that each of the Company and BorgWarner may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the Company special meetings shall also be deemed to be incorporated by reference. However, some documents or information, such as that called for by Item 2.02 and Item 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents or information is incorporated by reference into this proxy statement. Additionally, to the extent this proxy statement, or the documents or information incorporated by reference into this proxy statement, contains references to the internet websites of each of the Company and BorgWarner, the information on those websites does not constitute a part of, and is not incorporated by reference into, this proxy statement.

The Company has supplied all information contained in or incorporated by reference into this proxy statement related to the Company and BorgWarner has supplied all information contained in or incorporated by reference into this proxy statement related to BorgWarner, as well as all pro forma financial information.

If you are a Company shareholder, you can obtain any of the documents incorporated by reference through the Company or the SEC. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement. Documents incorporated by reference will not be provided to you unless requested. You may obtain documents incorporated by reference in this proxy statement free of charge by requesting them in writing, by telephone or by visiting the investor relations website as follows:

Delphi Technologies PLC

Attention: Assistant Corporate Secretary

3000 University Drive

Auburn Hills, Michigan 48326

Investor Relations Website: ir.delphi.com

Phone: 011-44-020-305-74300

In addition, the Company’s and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the Company’s and BorgWarner’s websites at www.delphi.com and www.borgwarner.com/home, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

In order to ensure timely delivery of the documents, Company shareholders must make their requests no later than five business days prior to the date of the special meetings (June 25, 2020).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. You should not rely on information that purports to be made by or on behalf of the Company or BorgWarner other than the information contained in or incorporated by reference herein. Neither the Company nor BorgWarner has authorized anyone to provide you with information on behalf of the Company or BorgWarner, respectively, that is different from what is contained in this proxy statement.

This proxy statement is dated as of the date listed on the cover page. You should not assume that the information in it is accurate as of any date other than that date, and neither its mailing to shareholders nor the issuance of BorgWarner shares in the transaction will create any implication to the contrary.

PART 2—EXPLANATORY STATEMENT

The following section of this proxy statement explains, among other things, the effect of the Scheme of Arrangement (as defined below) and, together with the further information contained elsewhere in this proxy statement, constitutes the explanatory statement in respect of the Scheme of Arrangement as required by Article 126 of the Companies (Jersey) Law 1991. Accordingly, in addition to the information contained in the following section of this proxy statement, your attention is drawn to the further information contained elsewhere in this proxy statement and you are advised to read this proxy statement in full.

1.	INTRODUCTION

As previously announced, on January 28, 2020, BorgWarner Inc., which is referred to as “BorgWarner,” entered into a transaction agreement, which was subsequently amended on May 6, 2020 (as amended, the “transaction agreement”) with Delphi Technologies PLC, which is referred to as “Delphi Technologies” or the “Company,” pursuant to which BorgWarner will acquire Delphi Technologies in a stock transaction which is referred to as the “acquisition.”

Capitalized terms used but not defined in this “Part 2—Explanatory Statement” or in the preceding portion of this proxy statement have the meanings ascribed to such terms in “Part 3—The Scheme of Arrangement.”

Your attention is drawn to the section of this proxy statement captioned “The Transaction—Recommendation of the Board and Reasons for the Transaction” beginning on page 67 which sets forth certain reasons (not intended to be exhaustive and may not include all of the factors considered by the Board) why the Board (excluding Messrs. Manganello and Adams due to their respective ownership of BorgWarner shares), who have been so advised by Goldman Sachs as to the financial terms of the transaction, (i) unanimously approved and declared advisable the transaction agreement, the transactions contemplated by the transaction agreement, and the scheme (including the execution, delivery and performance of the transaction agreement and the consummation of such transactions and the scheme), (ii) declared that it was in the best interests of the Company’s shareholders that the Company enter into the transaction agreement and consummate such transactions and the scheme on the terms and subject to the conditions set forth in the transaction agreement, and (iii) recommend that the Company’s shareholders vote in favor of the acquisition to be made by way of the Scheme of Arrangement at the Court Meeting and in favor of the resolutions at the extraordinary general meeting. In considering the recommendation of the Board, you should be aware that directors and executive officers of Delphi Technologies have interests in the acquisition that are in addition to, or different from, any interests they might have as shareholders. For additional details, see “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87 of this proxy statement.

2.	THE TRANSACTION

The transaction is to be implemented by means of a Court-sanctioned scheme of arrangement between Delphi Technologies and the Scheme Shareholders, under Part 18A of the Companies (Jersey) Law 1991 (the “scheme of arrangement” or the “scheme”). Implementation of the scheme of arrangement requires approval of the scheme of arrangement by the Scheme Shareholders at the Court Meeting and the passing of the proposed resolutions at the extraordinary general meeting being held in connection with the Scheme (the “extraordinary general meeting”). The Scheme of Arrangement also requires the sanction of the Court. The Scheme of Arrangement is set out in full in Part 3 of this proxy statement titled “The Scheme of Arrangement.”

The purpose of the Scheme of Arrangement is to provide for BorgWarner or its subsidiary to acquire the entire issued and to be issued ordinary share capital of Delphi Technologies. This is to be achieved by BorgWarner or its designated subsidiary acquiring the Scheme Shares held by the Scheme Shareholders as of the Scheme Record Time, in consideration for which BorgWarner will issue, subject to any required withholding of taxes, 0.4307 of a share of BorgWarner common stock, $0.01 par value per share (“BorgWarner share”) to the Scheme Shareholders in exchange for each Scheme Share transferred. No fractional shares of BorgWarner shares shall be issued to holders of Scheme Shares in connection with the Scheme and no certificates for any such fractional shares shall be issued. All fractional shares to which a holder of Scheme Shares would be entitled shall be aggregated, and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each holder of Scheme Shares who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest and subject to any required withholding of taxes, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a BorgWarner share to which such holder would otherwise have been entitled and (ii) the Closing Volume-Weighted Average Price.

Before the Court’s sanction can be sought for the Scheme of Arrangement, the Scheme of Arrangement requires approval by the Scheme Shareholders at the Court Meeting. The Scheme must be approved by (a) a majority in number of the Scheme Shareholders as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) and (b) at least 75% of the votes cast by the Company shareholders present and voting (in person via live webcast or by proxy) at the Court Meeting. Approval of the Scheme is required for consummation of the transaction. For purposes of ensuring that there is more than one Scheme Shareholder of record, certain Company shareholders have effected transfers of some of their Company shares such that such shareholders directly hold a number of Company ordinary shares. See “The Transaction Agreement—Irrevocable Undertakings” beginning on page 122 for additional information. The Scheme will also require, among other things, approval by the Company’s shareholders as of the Voting Record Time of the special resolution being proposed at the extraordinary general meeting.

The Scheme and the acquisition are subject to a number of conditions which are summarized in the section captioned “The Transaction Agreement—Conditions to Complete the Transaction” beginning on page 124.

Provided the conditions are satisfied or, to the extent applicable, waived, the scheme will become effective upon delivery to the Registrar of Companies of a copy of the Court Order of the Court sanctioning the scheme. Upon the scheme becoming effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the extraordinary general meeting. It is expected that the scheme will become effective and that the acquisition will be completed in the second half of 2020.

3.	CONDITIONS

See “The Transaction Agreement—Conditions to Complete the Transaction” beginning on page 124 for information regarding conditions to complete the transaction.

4.	COURT MEETING AND EXTRAORDINARY GENERAL MEETING

Date, Time, Place and Purpose of the Court Meeting

The Court Meeting is scheduled to be held via live webcast on June 25, 2020 at 9:00 a.m. (Eastern time), for Scheme Shareholders on the register of members as of the Voting Record Time to consider and, if thought fit, approve the Scheme of Arrangement. As of May 21, 2020, there were 86,349,731 Company shares outstanding and entitled to vote at each of the Court Meeting and the extraordinary general meeting.

At the Court Meeting, voting will be by poll and each Scheme Shareholder present (in person via live webcast or by proxy) will be entitled to one vote for each Scheme Share held as of the Voting Record Time. The Scheme must be approved by (a) a majority in number of those Scheme Shareholders as of the Voting Record Time that are present and voting (in person via live webcast or by proxy) and (b) at least 75% of the votes cast by such Scheme Shareholders.

It is important that, for the Court Meeting in particular, as many votes as possible are cast, so that the Court may be satisfied that there is a fair and reasonable representation of opinion of the Scheme Shareholders. You are therefore strongly urged to sign and return your proxy for the Court Meeting as soon as possible. The completion and return of the forms of proxy will not prevent you as a Scheme Shareholder from attending, voting and speaking at either the Court Meeting or the extraordinary general meeting, or any adjournment or postponement thereof, in person via live webcast if you are entitled to do so.

Notice of the Court Meeting is set out at the front of this proxy statement. Entitlement to vote at the meeting will be determined by reference to the register of members as of the Voting Record Time. For additional details, see “The Special Meetings of Company Shareholders—Voting Your Company Shares” and “The Special Meetings of Company Shareholders—Voting Company Shares Held in Street Name” beginning on pages 47 and 48, respectively.

Date, Time, Place and Purpose of the Extraordinary General Meeting

The extraordinary general meeting is scheduled to be held via live webcast on June 25, 2020 at 9:15 a.m. (Eastern time), or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting, for Company shareholders on the register of members as of the Voting Record Time to lay the 2019 audited financial statements before the meeting and consider and, if thought fit, approve the resolutions as fully set out in the notice of the extraordinary general meeting set out in the section titled “Notice of Extraordinary General Meeting of Delphi Technologies PLC” (the “Resolutions”).

At the extraordinary general meeting, voting on the Resolutions will be by poll and each Company shareholder present (in person via live webcast or by proxy) will be entitled to one vote for each Company share held as of the Voting Record Time. The approval required for Resolution #1 to be passed is at least two-thirds (2/3) of the votes validly cast in favor of such Resolution (in person via live webcast or by proxy). The approval required for Resolution #2 to be passed (which is advisory only and is not binding) is at least a majority of the votes validly cast in favor of such resolution (in person via live webcast or by proxy).

Notice of the extraordinary general meeting is set out at the front of this proxy statement. Entitlement to notice of and/or to vote at the meeting will be determined by reference to the Company’s register of members as of the Voting Record Time. For additional details, see “The Special Meetings of Company Shareholders—Voting Your Company Shares” and “The Special Meetings of Company Shareholders—Voting Company Shares Held in Street Name” beginning on pages 47 and 48, respectively.

Amendment to the Company’s Articles of Association

It is proposed, pursuant to Resolution #1, that the articles of association of Delphi Technologies be amended to ensure that any Company shares issued under any share schemes or otherwise after the Voting Record Time in respect of the Court Meeting and on or prior to the Scheme Record Time will be subject to the Scheme of Arrangement. It is also proposed to amend the articles of association of Delphi Technologies so that any Company shares issued to any person other than BorgWarner or its nominees after the Scheme Record Time will be automatically acquired by BorgWarner or its nominee on the same terms of the transaction (other than terms as to timings and formalities). These provisions will avoid any person (other than BorgWarner or its nominees) being left with Company shares after the Scheme of Arrangement becomes effective.

Entitlement to Vote at the Court Meeting and Extraordinary General Meeting; Quorum

Each shareholder who is entered in the Company’s register of members as of the Voting Record Time will be entitled to attend via live webcast and vote on all resolutions to be put to the Court Meeting and the extraordinary general meeting. If either meeting is adjourned or postponed, only those shareholders on the register of members five business days before the adjourned or postponed meeting will be entitled to attend and vote. Only beneficial owners of Company shares as of the Beneficial Holder Record Time will have the right to direct their broker, bank, trust or other nominee how to vote such Company shares. Shareholders of record do not need to register to attend the special meetings via live webcast, which can be accessed by visiting www.meetingcenter.io/243532838 and following the instructions on the website. Shareholders will need the password DLPH2020 and the 15-digit control number located in the shaded bar on the form of proxy to submit questions and vote at the special meetings. Shareholders should follow the instructions on the website for the live webcast and allow ample time for the check-in procedures. Shareholders must bear any costs associated with internet access, such as usage charges from internet access providers and telephone or similar companies.

If your Company shares are held in “street name” by your broker, bank, trust or other nominee, only that holder can vote your Company shares and the vote cannot be cast unless you provide instructions to your broker, bank, trust or other nominee or you obtain a legal proxy from the registered holder of your shares. You should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct such person to vote your Company shares.

If you are a “street name” holder of Company shares in the Company, as a matter of Jersey law your name will not be entered in the Company’s register of members. Accordingly, if you wish to vote directly (i.e., in your own name) (in person via live webcast or by proxy) at the Court meeting and/or the extraordinary general meeting, you must instruct your relevant broker bank, trust or other nominee to arrange for the transfer of the legal title to such Company shares to you prior to the Voting Record Time and at the same time you should also request forms of proxy for use at the Court Meeting and the extraordinary general meeting whether or not you plan to attend those meetings. To register to attend the extraordinary general meeting via live webcast and vote during the meeting, beneficial holders must submit such request, along with proof of the legal proxy and the beneficial holder’s name and email address, to Computershare. Requests for registration should be directed to: Computershare, attention: Delphi Technologies Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Beneficial holders may also forward an email from their broker, bank, trust or other nominee of their legal proxy, or attach an image of their legal proxy, to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. (Eastern time) on June 18, 2020 in order to ensure timely registration. You will receive a confirmation of your registration by email after Computershare receives the above requested information.

The presence at the Court Meeting of two or more Scheme Shareholders on the register of members present (in person via live webcast or by proxy) is necessary to constitute a quorum.

The presence at the extraordinary general meeting of a member or members present (in person via live webcast or by proxy), who represent(s) at least the majority of the voting rights of all the member or members entitled to attend and vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present at the extraordinary general meeting.

Proxies

Holders of Company shares will receive two mailings. One mailing will include a form of proxy that corresponds to the Court Meeting and a second mailing will include a form of proxy that corresponds to the extraordinary general meeting. If you hold Company shares in your name as a shareholder of record, you should complete and return both forms of proxy accompanying this document to ensure that your vote is counted at both of the meetings, or at any adjournment or postponement of the meetings, regardless of whether you plan to attend the meetings. You may also authorize a proxy to vote your shares by telephone or over the internet as instructed on the applicable form of proxy.

If you hold your shares in “street name” through a broker, bank, trust or other nominee, you must direct your broker, bank, trust or other nominee how to vote in accordance with the instructions you have received from your broker, bank, trust or other nominee or obtain a legal proxy in your name from the registered holder of your shares.

If you are a shareholder of record of Company shares, you can revoke your proxy or voting instructions or change your vote after you have delivered your proxy or voting instructions in any of the following ways:

•	sign and return by mail a valid form of proxy for the applicable special meeting with a later date so that it is received by noon (Eastern time) on June 23, 2020;

•

before the applicable special meeting, provide written notice that you have revoked your proxy for the applicable special meeting to the Company’s Assistant Corporate Secretary, as applicable, so that it is received by noon (Eastern time) on June 23, 2020 at the following address:

Delphi Technologies PLC

3000 University Drive

Auburn Hills, Michigan 48326

Attention: Assistant Corporate Secretary;

•	submit revised voting instructions by telephone or over the internet by following the instructions set forth on the applicable form of proxy; or

•

attend the applicable special meeting via live webcast and vote during the meeting by visiting www.meetingcenter.io/243532838, with the password DLPH2020 and the 15-digit control number located in the shaded bar on the applicable form of proxy. Simply attending the applicable special meeting, however, will not revoke your proxy or change your voting instructions; you must vote by poll at the applicable special meeting to change your vote.

All Company shares represented by valid proxies that Delphi Technologies received through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the forms of proxy.

If you fail to make a specification on your form of proxy as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Scheme and “FOR” the Resolutions.

The Board is not currently aware of any business to be acted upon at the meetings other than the matters described in this proxy statement. If, however, other matters are properly brought before the meetings, the persons appointed as proxies will have discretion to vote or act on those matters as in their judgment is in the best interest of Delphi Technologies and its shareholders.

Solicitation of Proxies

Delphi Technologies will bear its own costs and expenses incurred in connection with the filing, printing and mailing of this proxy statement to shareholders and the retention of any information agent or other service provider in connection with the transaction. Delphi Technologies has engaged Innisfree M&A Incorporated as proxy solicitor to assist in the solicitation of proxies. Delphi Technologies has agreed to pay Innisfree M&A Incorporated a fee of $40,000 plus payment of certain fees and expenses for its services to solicit proxies. In addition, Delphi Technologies may, at its sole discretion, pay a success fee in the amount of 50% of all fees paid. In addition to this mailing, proxies may be solicited by directors (other than Messrs. Manganello and Adams who have recused themselves), officers or employees of Delphi Technologies or its affiliates in person or by telephone or electronic transmission. In addition, Delphi Technologies will reimburse Innisfree M&A Incorporated for its reasonable expenses.

5.	SANCTION OF THE SCHEME OF ARRANGEMENT BY THE COURT

Under the Companies (Jersey) Law 1991, the Scheme of Arrangement also requires the sanction of the Court. The hearing by the Court to sanction the Scheme of Arrangement is currently expected to be held on a date expected to be in the second half of 2020, subject to the prior satisfaction or waiver of the other conditions set out in the section of this proxy statement titled “The Transaction Agreement—Conditions to Complete the Transaction” beginning on page 124. Company Shareholders are entitled to attend and be heard at the Court Hearing, either in person or by video link or through a Jersey advocate, to support or oppose the Scheme. The address of the Court is Royal Court House, Royal Square, St Helier, Jersey JE1 1JG and its telephone number is +44 1534 441 300. The Company will disclose the date of the Court Hearing by public announcement and SEC filing after it has been scheduled and not less than 14 days before the Court Hearing.

Following sanction of the Scheme of Arrangement by the Court, the Scheme of Arrangement will become effective in accordance with its terms upon a copy of the Court order being delivered to the Registrar of Companies.

Upon the Scheme of Arrangement becoming effective, it will be binding on all Scheme Shareholders holding Scheme Shares at the Scheme Record Time (including Cede & Co. who holds Scheme Shares as a nominee and so, in effect, beneficial owners of shares), irrespective of whether or not they attended or voted in favor of, or against, the Scheme of Arrangement at the Court Meeting or in favor of, or against, or abstained from voting on the Resolutions at the extraordinary general meeting.

If the Scheme of Arrangement does not become effective by October 28, 2020 (or such later date permitted by the terms of the transaction agreement, as may be agreed in writing by Delphi Technologies and BorgWarner and as the Court may approve (if such approval is required)), the Scheme of Arrangement will not become effective.

6.	BOARD OF DIRECTORS, MANAGEMENT AND EMPLOYEES

6.1	General

Upon the scheme becoming effective, all of the Company’s directors intend to resign from the Board and one or more persons affiliated with BorgWarner will be appointed to the Board.

6.2	Indemnification and Insurance

Information in relation to existing and future indemnification and insurance arrangements to the Company’s current directors and executive officers is set out in paragraph 8 below.

6.3	Employment and Benefits Matters

For one year following the Effective Time (the “Continuation Period”), BorgWarner will provide each continuing Delphi Technologies employee with (i) a base salary or base wage rate and cash incentive compensation opportunity that in the aggregate, are no less favorable than the base salary or base wage rate and cash incentive compensation opportunity to the individual provided immediately prior to the effective time, (ii) equity-based or other long-term incentive opportunities that are no less favorable than those provided to similarly-situated employees of BorgWarner and its affiliates, (iii) employee benefits (other than equity-based, defined benefit, or retiree medical benefits) that taken as a whole, are substantially comparable in the aggregate to the employee benefits (other than equity-based, defined benefit, or retiree medical benefits) provided to either (a) such individuals immediately prior to the Closing Date or (b) similarly-situated employees of BorgWarner or one of its subsidiaries, at the sole discretion of BorgWarner.

During the Continuation Period, BorgWarner will provide each Delphi Technologies employee who experiences a severance-qualifying termination of employment with severance benefits no less favorable than those to which the applicable employee would have been eligible to receive to receive immediately prior to the Effective Time.

Following the Effective Time, participants in the 2020 AIP whose employment is expected to terminate on, or after completion of a transition period following, the closing will receive payment of a portion of the participant’s annual incentive award with any applicable performance goals deemed achieved at the greater of target or actual performance, measured through the closing, and prorated through the date of termination. Participants in the 2020 AIP who continue employment with Delphi Technologies, BorgWarner, or their respective affiliates after the closing and remain employed through December 31, 2020 will receive payment of their full annual incentive awards on the ordinary course payment date under the 2020 AIP, but no later than March 15, 2021. Continuing employees who experience an “involuntary termination” prior to December 31, 2020, will be paid their annual incentive awards under the 2020 AIP on or within 15 days following the termination, pro-rated through the date of the involuntary termination. For this purpose, an “involuntary termination” means a termination of employment due to death, due to a Qualified Termination (as defined in the 2020 AIP) and, for employees who have other severance or equity compensation arrangements providing for payments or benefits upon a termination for good reason, a “good reason” termination.

7.	EQUITY AWARD HOLDERS

This section describes the treatment of options and share awards in connection with the Scheme.

Each Existing RSU Award (other than Scheduled RSUs) will automatically be converted on the same terms and conditions (including applicable vesting conditions) into an award of restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing RSU Award multiplied by the exchange ratio.

Each Existing PSU Award (other than Scheduled PSUs) will automatically be converted on the same terms and conditions (other than performance-based vesting conditions) into an award of time-vesting restricted share units of BorgWarner covering a number of BorgWarner shares equal to the number of Company shares subject to the Existing PSU Award (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time) multiplied by the exchange ratio.

Each Scheduled RSU, Scheduled PSU, and Existing DU Award will be cancelled and converted into the right to receive, for each Company share subject to the Scheduled RSU, Scheduled PSU (determined assuming all performance vesting conditions are achieved at the greater of target and actual performance measured through the effective time), or Existing DU Award, a cash amount, payable no later than five business days following the Effective Time, equal to the Cash Value.

Each Existing Option will automatically be cancelled and converted into the right to receive a cash amount, payable no later than five business days following the Effective Time, equal to the product of (a) the excess, if any, of the Cash Value over the exercise price per Company share of such Existing Option multiplied by (b) the total number of Company shares subject to such Existing Option. Notwithstanding the foregoing, any payments relating to an Existing RSU Award, Existing PSU Award or Existing DU Award will be delayed to the extent required by Section 409A of the Code.

8.	DIRECTORS & EXECUTIVE OFFICERS AND THE EFFECT OF THE SCHEME ON THEIR INTERESTS

In considering the recommendation of the Board, shareholders should be aware that directors and executive officers of Delphi Technologies have interests in the acquisition that are in addition to, or different from, any interests they might have as shareholders. These interests are described in more detail above in the section titled “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87.

8.1	Interests of the Directors and Officers of the Company in the Transaction and the effect of the Scheme on their interests

In considering the recommendation of the Board with respect to the Scheme of Arrangement, you should be aware that some of the Company’s directors and executive officers have interests in the proposed transaction that are in addition to, or different from, any interests of the Company’s shareholders generally. These interests are described in more detail above in the section titled “The Transaction—Interests of Certain Persons in the Transaction.” The Board was aware of these interests and considered them in reaching its decision to make such recommendations and to approve the transaction. Details of the directors’ interests in Company shares are set out in the section titled “Security Ownership of Management and Certain Beneficial Owners” beginning on page 146. With regard to the Scheme, the directors will receive the same consideration as other Scheme Shareholders in relation to the Scheme Shares in which they are interested.

8.2	Indemnification and Insurance

The Company’s Articles of Association require the Company, among other things and to the extent permitted by law, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the transaction agreement, certain directors and officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the transaction. Such indemnification and insurance coverage is further described in the section entitled “The Transaction Agreement—Indemnification and Insurance” beginning on page 123.

8.3	Quantification of Payments and Benefits to the Company’s Named Executive Officers

The section entitled “The Transaction—Interests of Certain Persons in the Transaction” beginning on page 87 sets forth the amount of payments and benefits that each of the Company’s named executive officers may receive in connection with the acquisition.

9.	TAXATION

The section entitled “Material Tax Consequences of the Proposed Transaction” beginning on page 100 sets forth the material tax consequences of the proposed transaction.

10.	TRANSFER, SETTLEMENT, LISTING AND DEALINGS

On the Effective Date, BorgWarner (or its nominee(s)) shall acquire all legal and beneficial title to all of the Scheme Shares, fully paid-up, free from all liens, equities, charges, encumbrances and other interests together with all rights at the Effective Date or thereafter attached thereto including without limitation the rights to receive and retain all dividends and other distributions (if any) announced, declared, made or paid in respect of the Scheme Shares.

For such purposes, the Scheme Shares shall be transferred to BorgWarner (or its nominee(s)) and such transfer shall be effected by means of a form of transfer or other instrument or instruction of transfer. Any person may be appointed by BorgWarner as attorney and/or agent and/or otherwise and shall be authorized as such attorney and/or agent and/or otherwise on behalf of the relevant holder of Scheme Shares to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer (whether as a deed or otherwise) of such Scheme Shares in favour of BorgWarner (or its nominee(s)) and every form, instrument or instruction of transfer so executed shall be as effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred.

Following the consummation of the Scheme, all Company shares will be delisted from the NYSE and deregistered under the Exchange Act. The last day of dealings in the Company’s shares on the NYSE is currently expected to be on or about the Effective Date. No transfers of shares in the Company (other than transfers to BorgWarner and/or its nominee(s)) will be registered after the Scheme Record Time. At the effective time, any share certificates in respect of the Company’s shares will cease to be valid and should, if so requested by the Company or its agents, be sent to the Company for cancellation.

BorgWarner will appoint the Exchange Agent to effect the technical implementation of the settlement of the scheme consideration to Scheme Shareholders.

Consideration

Subject to the scheme becoming effective, settlement of the consideration to which any Scheme Shareholder is entitled under the acquisition will be effected in the following manner:

(a)        BorgWarner will issue and deliver, or cause to be delivered, subject to any required withholding of taxes, 0.4307 of a BorgWarner share for each Scheme Share held to the persons entitled thereto; and

(b)         no fractional shares of BorgWarner shares shall be issued to holders of Scheme Shares in connection with the Scheme and no certificates for any such fractional shares shall be issued. All fractional shares to which a single Scheme Shareholder would be entitled shall be aggregated, and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each holder of Scheme Shares who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest and subject to any required withholding of taxes, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a BorgWarner share to which such holder would otherwise have been entitled and (ii) the Closing Volume-Weighted Average Price.

Settlement

Settlement of the scheme consideration shall be effected by the Exchange Agent who will perform all necessary steps in order to complete settlement and payment of the consideration under the Scheme. Upon proper surrender to the Exchange Agent of the share certificates or book-entry shares, together with a properly completed and validly executed letter of transmittal, the holder of such share certificates will be entitled to receive in exchange the scheme consideration, to be delivered within ten business days following the later to occur of (x) the effective time or (y) the Exchange Agent’s receipt of such certificate or book-entry share. Alternatively, BorgWarner may appoint a person to sign and deliver a letter of transmittal or other instruction of transfer on behalf of the Scheme Shareholders to the Exchange Agent in accordance with the terms of the scheme.

All deliveries of notices, certificates, statements of entitlement and/or cheques required to be made under the scheme shall be made by or on behalf of the Exchange Agent as provided for or in connection with the transaction agreement, to the address appearing in the register of members of Delphi Technologies at the Scheme Record Time or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time.

All cash payments shall be in Dollars and shall be made payable to the Scheme Shareholder concerned, or in the case of joint holders, to that joint holder whose name stands first in the register of members of Delphi Technologies in respect of such joint holding at the Scheme Record Time by cheque or as the Exchange Agent shall otherwise determine and the encashment of any such cheque shall be a complete discharge to the Buyer for the moneys represented thereby.

None of Delphi Technologies, the Buyer or their respective agents or nominees shall be responsible for any loss or delay in the transmission of the statements of entitlement or cheques sent to Scheme Shareholders which shall be posted at the risk of the Scheme Shareholder concerned.

Certain Effects of the Scheme

At the completion of the acquisition, which is expected in the second half of 2020, Delphi Technologies will become a wholly owned subsidiary of BorgWarner. BorgWarner shares issued to former Scheme Shareholders will rank equally in all respects with the existing BorgWarner shares and will be entitled to receive any dividends or other distributions declared or paid by BorgWarner in respect of BorgWarner shares with a record date on or after the date of their issue. Accordingly, former Scheme Shareholders will have an opportunity to vote and share in the future earnings, dividends or growth, if any, of BorgWarner.

11.	OVERSEAS SHAREHOLDERS

This explanatory statement has been prepared for purposes of complying with the laws of Jersey and the United States and the rules of the Securities and Exchange Commission, respectively (to the extent applicable), and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside Jersey and the United States.

As regards overseas shareholders of Delphi Technologies based outside of Jersey and the United States (“Overseas Shareholders”), the acquisition may be affected by the laws of the relevant jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of Overseas Shareholders to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

Overseas Shareholders are encouraged to consult their local tax and legal advisors.

12.	ACTION TO BE TAKEN

See “The Special Meetings of Company Shareholders” beginning on page 44 for a summary of the actions to be taken.

13.	FURTHER INFORMATION

The terms of the scheme are set out in full in Part 3 (The Scheme of Arrangement) of this proxy statement. Your attention is drawn to the conditions and further terms of the acquisition set out in the remaining parts of this document, all of which form part of this explanatory statement.

PART 3—THE SCHEME OF ARRANGEMENT

IN THE ROYAL COURT OF JERSEY	File No. 2020/060
SAMEDI DIVISION

IN THE MATTER OF DELPHI TECHNOLOGIES PLC

-AND-

IN THE MATTER OF THE COMPANIES (JERSEY) LAW 1991

SCHEME OF ARRANGEMENT

(under Article 125 of the Companies (Jersey) Law 1991)

between

DELPHI TECHNOLOGIES PLC

and

THE HOLDERS OF THE SCHEME SHARES

(as defined below)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions have the following meanings:

“Acquisition”	the proposed acquisition of the issued ordinary share capital of the Company by the Buyer (or its nominee), to be effected by this Scheme;

“Business Day”	any day (excluding any Saturday or Sunday or public or bank holiday) on which banks are generally open for normal banking business in New York and Jersey;

“Buyer”	BorgWarner Inc., a Delaware corporation;

“Buyer Common Stock”	the shares of Buyer common stock with a $0.01 par value per share;

“Closing Volume-Weighted Average Price”	means the volume-weighted average price, rounded to four decimal points, of shares of Buyer Common Stock on the NYSE (as reported on Bloomberg L.P. under the function “VWAP”) for the period of the ten (10) consecutive trading days ending on the second full trading day prior to the Effective Time;

“Companies Law”	the Companies (Jersey) Law 1991, as amended;

“Company”	Delphi Technologies PLC, a public limited company incorporated in Jersey with registered number 123729;

“Company Shareholders”	holders of issued Company Shares from time to time (excluding any treasury shares);

“Company Shares”	ordinary shares of $0.01 each in the capital of the Company;

“Court”	the Royal Court of Jersey;

“Court Hearing”	the hearing by the Court of the application to sanction this Scheme under Article 125 of the Companies Law;

“Court Meeting”	the meeting of Scheme Shareholders as at the Voting Record Time (including any adjournment or postponement thereof), convened with the permission of the Court under Article 125 of the Companies Law to consider and, if thought fit, to approve (with or without modification) this Scheme or any adjournment or postponement thereof;

“Court Order”	the Act of the Court sanctioning this Scheme under Article 125 of the Companies Law;

“Effective Date”	the date on which this Scheme becomes effective;

“Exchange Agent”	has the meaning set out in Clause 3(a) of this Scheme;

“Exchange Ratio”	has the meaning set out in Clause 2(a) of this Scheme;

“Excluded Shares”	any Company Shares held directly or indirectly by the Buyer or any of its affiliates;

“holder”	registered holder and includes any person entitled by transmission;

“Latest Practicable Date”	5.00 p.m. (Jersey time) on 21 May 2020, being the latest practicable date before publication of the Scheme Document;

“New Buyer Shares”	the new shares of Buyer Common Stock which are to be issued pursuant to the Scheme;

“NYSE”	the New York Stock Exchange;

“Registrar of Companies”	the Registrar of Companies in Jersey;

“Scheme”	this scheme of arrangement in its present form or with or subject to any modification, addition or condition which the Company and the Buyer agree and which is approved or imposed by the Court;

“Scheme Document”	the scheme circular or other similar document containing the terms of the Scheme and the appropriate explanatory statement in compliance with Article 126(2) of the Companies Law (including a proxy statement) sent to the Company Shareholders, published by, the Company in connection with this Scheme;

“Scheme Record Time”	6.00 p.m. (Jersey time) on the date of the Court Hearing, or such later time as the Company and the Buyer may agree with the consent of the Court (if required);

“Scheme Shareholder”	a holder of Scheme Shares appearing on the register of members of the Company at the Scheme Record Time;

“Scheme Shares”	the Company Shares:

(i) in issue at the date of the Scheme Document (excluding any treasury shares);

(ii) (if any) issued after the date of the Scheme Document but before the Voting Record Time; and

(iii)  (if any) issued at or after the Voting Record Time and before the Scheme Record Time on terms that the original or any subsequent holders shall be, or shall have agreed in writing by such time to be, bound by this Scheme, in each case remaining in issue at the Scheme Record Time, but not including any Excluded Shares;

“Transaction Agreement”	the transaction agreement dated 28 January 2020 and amended on 6 May 2020, setting out, inter alia, the proposed terms of the Scheme entered into by the Company and the Buyer (as such agreement may be amended from time to time); and

“Voting Record Time”	6:00 p.m. (Jersey time) on 18 June 2020, or at 6.00 p.m. (Jersey time) on the date which is five Business Days prior to any adjournment or postponement of the Court Meeting (as the case may be).

All references to clauses or paragraphs are to clauses or paragraphs of this Scheme.

All references to “Dollars” and “$” are to the lawful currency of the United States of America.

All references to any statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

A reference to “includes” shall mean “includes without limitation”, and references to “including” and any other similar term shall be interpreted accordingly.

(B)	As at the Latest Practicable Date, the issued ordinary share capital of the Company consisted of 86,349,731 ordinary shares of par value $0.01 each.

(C)

As at the Latest Practicable Date, the issued ordinary share capital of the Buyer consisted of 246,387,057 shares of common stock of par value $0.01 each, 39,117,187 of which were shares held in treasury.

(D)	As at the date of the Scheme none of the Buyer, any member of its group and any of their associates own any Company Shares.

(E)

The Buyer has agreed to appear by its Advocate at the Court Hearing and to submit to be bound by and undertake to the Court to be bound by this Scheme and to execute and do, or procure to be executed and done, all such documents, acts or things as may be necessary or desirable to be executed or done by them or on their behalf for the purpose of giving effect to this Scheme.

THE SCHEME

1.	TRANSFER OF SCHEME SHARES

On the Effective Date, the Buyer (or its nominee(s)) shall

(a)

acquire all legal and beneficial title to all of the Scheme Shares, fully paid-up, free from all liens, equities, charges, encumbrances and other interests together with all rights at the Effective Date or thereafter attached thereto including without limitation the rights to receive and retain all dividends and other distributions (if any) announced, declared, made or paid in respect of the Scheme Shares.

(b)

For such purposes, the Scheme Shares shall be transferred to the Buyer (or its nominee(s)) and such transfer shall be effected by means of a form of transfer or other instrument or instruction of transfer. Any person may be appointed by the Buyer as attorney and/or agent and/or otherwise and shall be authorised as such attorney and/or agent and/or otherwise on behalf of the relevant holder of Scheme Shares to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer (whether as a deed or otherwise) of such Scheme Shares in favour of the Buyer (or its nominee(s)) and every form, instrument or instruction of transfer so executed shall be as effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred.

(c)

Until the register of members of the Company is updated to reflect the transfer of the Scheme Shares pursuant to this clause 1, each Scheme Shareholder irrevocably appoints the Buyer and/or its nominee(s) and/or each of their agents and directors as its attorney and/or agent and/or otherwise to exercise or to direct the exercise on its behalf (in place of and to the exclusion of the relevant Scheme Shareholder) of any voting rights attached to its Scheme Shares and any or all rights and privileges attaching to its Scheme Shares (including the right to requisition the convening of a general meeting of the Company or any class of its shareholders), to sign on behalf of such Scheme Shareholders such documents, and do such things, as may in the opinion of the Buyer and/or its nominee(s) and/or each of their respective agents and directors (in each case, acting reasonably) be necessary or desirable in connection with the exercise of any voting rights and any or all rights and privileges attaching to such Scheme Shares, to sign any consent to short notice of a general or separate class meeting and to execute a form of proxy in respect of its Scheme Shares appointing any person nominated by the Buyer to attend general and separate class meetings of the Company and authorises the Company to send to the Buyer any notice, circular, warrant or other document or communication which may be required to be sent to it as a member of the Company, such that from the Effective Date, no Scheme Shareholder shall be entitled to exercise any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares. The authorities granted pursuant to clause 1(b) and this clause 1(c) shall be treated for all purposes as having been granted by deed.

(d)	The Company shall register or procure the registration of, any transfer(s) of Scheme Shares effected in accordance with clauses 1(a) and 1(b) of this Scheme.

2.	CONSIDERATION FOR THE TRANSFER OF SCHEME SHARES

(a)

In consideration of the transfer of each Scheme Share to the Buyer and/or its nominee(s), the Buyer shall, subject to the remaining provisions of this Scheme issue 0.4307 New Buyer Shares (as may be adjusted pursuant to clause 2(c)) for each Scheme Share (the “Exchange Ratio”), subject to any required withholding of taxes.

(b)

The New Buyer Shares to be issued and delivered pursuant to this clause 2 shall be fully paid, shall rank equally in all respects with the Buyer Common Stock in issue on the Effective Date and shall be entitled to dividends and other distributions (if any) declared or paid by the Buyer by reference to a record date on or after the Effective Date but not otherwise. The New Buyer Shares shall be issued free from all liens, equities, charges, encumbrances and other interests whatsoever.

(c)

If, between 28 January 2020 and the Effective Date, the outstanding Company Shares or shares of Buyer Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, share split, reverse share split, combination or exchange of shares, or a stock dividend shall be declared with a record date within such period, or any similar event shall have occurred, then the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change.

(d)

No fractional shares of New Buyer Shares shall be issued to holders of Scheme Shares in connection with the Scheme and no certificates for any such fractional shares shall be issued. All fractional shares to which a single Scheme Shareholder would be entitled shall be aggregated, and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each holder of Scheme Shares who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest and subject to any required tax withholding, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of New Buyer Shares to which such holder would otherwise have been entitled but for this paragraph (d) and (ii) an amount equal to the Closing Volume-Weighted Average Price. It is acknowledged that payment of the net proceeds from the sale of the fractional shares of New Buyer Shares was not separately bargained-for consideration but merely represents mechanical rounding off for purposes of avoiding the expense and inconvenience to Buyer that would otherwise be caused by the issuance of fractional shares of New Buyer Shares.

3.	SETTLEMENT

(a)

Settlement shall be effected by way of the appointment by the Buyer of an exchange agent under the terms of an exchange agent agreement with the Buyer in a form reasonably acceptable to the Company and as provided under the terms of the Transaction Agreement (the “Exchange Agent”) where the Exchange Agent will perform all necessary steps in order to complete settlement and payment of the consideration under the Scheme as set out in clause 2.

(b)

All deliveries of notices, certificates, statements of entitlement and/or cheques required to be made under this Scheme shall be made by or on behalf of the Exchange Agent as provided for or in connection with the Transaction Agreement, to the address appearing in the register of members of the Company at the Scheme Record Time or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time.

(c)

All cash payments shall be in Dollars and shall be made payable to the Scheme Shareholder concerned, or in the case of joint holders, to that joint holder whose name stands first in the register of members of the Company in respect of such joint holding at the Scheme Record Time by cheque or as the Exchange Agent shall otherwise determine and the encashment of any such cheque shall be a complete discharge to the Buyer for the moneys represented thereby.

(d)

None of the Company, the Buyer or their respective agents or nominees shall be responsible for any loss or delay in the transmission of the statements of entitlement or cheques sent to Scheme Shareholders in accordance with this paragraph 3, which shall be posted at the risk of the Scheme Shareholder concerned.

4.	CERTIFICATES IN RESPECT OF SCHEME SHARES

With effect from and including the Effective Date:

(a)

all certificates representing Scheme Shares shall cease to be valid as documents of title to the shares represented thereby and every holder thereof shall be bound at the request of the Company to deliver up such certificates(s) to the Company or to destroy the same; and

(b)	appropriate entries will be made in the register of members of the Company to reflect the transfer of the Scheme Shares.

5.	MANDATES

All mandates relating to the payment of dividends on any Scheme Shares and other instructions (including communications preferences) given to the Company by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

6.	EFFECTIVE TIME

(a)	This Scheme shall become effective as soon as the Court Order shall have been delivered to the Registrar of Companies in Jersey for registration.

(b)	Unless this Scheme has become effective on or before 28 April 2021 or such later date, if any, as the Company and the Buyer may agree and the Court may allow, this Scheme shall never become effective.

7.	MODIFICATION

The Company and the Buyer may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose.

8.	GOVERNING LAW

This Scheme is governed by Jersey law and is subject to the exclusive jurisdiction of the Jersey courts.

26 May 2020

ANNEX A

EXECUTION VERSION

TRANSACTION AGREEMENT

BY AND BETWEEN

BORGWARNER INC.

(A DELAWARE CORPORATION)

AND

DELPHI TECHNOLOGIES PLC

(A PUBLIC LIMITED COMPANY INCORPORATED UNDER THE LAWS OF THE BAILIWICK OF JERSEY),

JANUARY 28, 2020

i

ii

iii

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (this “Agreement”), dated as of January 28, 2020, is by and between BorgWarner Inc., a Delaware corporation (“Buyer”), and Delphi Technologies PLC, a public limited company incorporated under the Laws of the Bailiwick of Jersey (“Company” and, together with Buyer, the “Parties”).

WITNESSETH:

WHEREAS, the Parties intend that the Company Ordinary Shares be acquired by Buyer on the terms and subject to the conditions set out in this Agreement (the “Transaction”), pursuant to the Scheme of Arrangement, the Offer or the Merger (as the case may be);

WHEREAS, the Board of Directors of Company has (i) unanimously determined that the Transaction and the Scheme of Arrangement are in the best interests of Company and the Company Shareholders, and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction and the Scheme of Arrangement, and (iii) resolved to recommend the approval of the Scheme of Arrangement at the Scheme Meeting and the passing of the Company Shareholder Resolutions by the Company Shareholders;

WHEREAS, the Board of Directors of Buyer has (i) unanimously determined that the Transaction is in the best interests of Buyer and the Buyer Shareholders, and declared it advisable to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Transaction and the Scheme of Arrangement; and

WHEREAS, Company and Buyer desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Company and Buyer agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1 The Transaction. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Laws of the Bailiwick of Jersey, the Companies Law, and the terms of the Scheme of Arrangement: (i) all the Company Ordinary Shares then outstanding shall be transferred from the Company Shareholders to Buyer (or a Subsidiary of Buyer designated by Buyer prior to the filing of the Scheme of Arrangement with the Court); and (ii) Buyer shall issue New Buyer Shares and cause New Buyer Shares to be delivered to the Company Shareholders. The Company Ordinary Shares will be acquired with full title guarantee, free from all Liens (other than those arising under generally applicable securities Laws) and together with all rights at the Effective Time or thereafter attached thereto, including the right to receive and retain all dividends and other distributions (if any).

Section 1.2 Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York, 10017 on a date to be agreed upon by Buyer and Company that is no later than the fifth business day following the date on which the satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) occurs, or at such other place, date and time as Company and Buyer may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.” The Closing shall be deemed to have occurred as of 12:01 a.m. New York time on the Closing Date.

Section 1.3 Effective Time. On the Closing Date, the Scheme of Arrangement shall become effective at such time as an act of the Royal Court of Jersey (the “Court”) sanctioning the Scheme of Arrangement (such order, the “Court Order”) has been delivered to the Registrar of Companies in Jersey (such date and time is hereinafter referred to as the “Effective Time”).

ARTICLE II

TRANSFER OF COMPANY ORDINARY SHARES; ISSUANCE OF NEW BUYER SHARES

Section 2.1 Transfer of Company Ordinary Shares. At the Effective Time, all Company Ordinary Shares then outstanding shall be transferred from the Company Shareholders in accordance with the provisions of the Scheme of Arrangement, Section 1.1, this Section 2.1 and Section 2.2, and the Company Shareholders shall cease to have any rights with respect to the Company Ordinary Shares, except their rights under the Scheme of Arrangement, including the right to receive the Consideration. At the Effective Time, or as promptly as reasonably practicable thereafter, Company’s Register of Members will be updated in accordance with the provisions of the Scheme of Arrangement to reflect the transfer of the Company Ordinary Shares under the Scheme of Arrangement.

Section 2.2 Consideration; Issuance of New Buyer Shares.

(a) Consideration. Subject to and in consideration for the transfer of the Company Ordinary Shares pursuant to Section 2.1, on the Closing Date, Buyer shall, under the Scheme of Arrangement and subject to the terms and conditions thereof and subject to Section 2.2(b), Section 2.3 and Section 2.7, for each Company Ordinary Share subject to the Scheme of Arrangement, issue 0.4534 (as may be adjusted pursuant to Section 2.2(b), the “Exchange Ratio”) of New Buyer Shares (the “Share Consideration”, and together with the Fractional Share Consideration, the “Consideration”) duly authorized, validly issued, and credited as fully paid, non-assessable and free from all Liens, in each case, to the relevant Company Shareholders.

(b) Share Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Company Ordinary Shares or shares of Buyer Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, share split, reverse share split, combination or exchange of shares, or a stock dividend shall be declared with a record date within such period, or any similar event shall have occurred, then the Exchange Ratio shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.2(b) shall be construed to permit Company or Buyer to take any action with respect to its securities that is prohibited by Section 5.1 or the other terms of this Agreement.

(c) Exchange Procedures.

(i) Prior to the Closing, Buyer shall (A) select a nationally recognized bank or trust company reasonably acceptable to Company to act as exchange agent for the payment of the Consideration (“Exchange Agent”) and (B) enter into an exchange agent agreement, in form and substance reasonably acceptable to Company, with such Exchange Agent. On the Closing Date, Buyer shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of Company Shareholders, (1) certificates or, at Buyer’s option, evidence of shares in book-entry form, representing the aggregate Share Consideration and (2) cash in an amount equal to the aggregate Fractional Share Consideration. All shares and cash deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Exchange Fund”.

(ii) As promptly as reasonably practicable after the Effective Time, and in any event within three business days after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Ordinary Shares (the “Certificates”) or non-certificated Company Ordinary Shares represented by book-entry (the “Book-Entry Shares”) that is entitled to receive the Consideration pursuant to Section 2.2(a) (i) a letter of transmittal, which shall specify, in the case of certificated Company Ordinary Shares, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Buyer and Exchange Agent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the Consideration. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Company or Buyer, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Consideration pursuant to the provisions of this Article II for each Company Ordinary Share formerly represented by such Certificate or Book-Entry Share, to be delivered within ten business days following the later to occur of (x) the Effective Time or (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition precedent to payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Buyer that such Tax either has been paid or is not required to be paid. Payment of the Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Consideration as contemplated by this Article II, without interest thereon. Any portion of the Exchange Fund which has not been transferred to the holders of Company Ordinary Shares within twelve months of the Effective Time shall be delivered to Buyer or its designee(s) promptly upon request by Buyer, it being understood that no such delivery shall affect any legal right that a Company Shareholder may have to receive the Consideration. None of Buyer, Company or the Exchange Agent or any of their respective affiliates or agents shall be liable to any person in respect of any Consideration (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(d) The Parties’ obligations in relation to the issuance of the New Buyer Shares will be as set out more specifically in the Scheme of Arrangement.

(e) At the Effective Time, the stock transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of Company Ordinary Shares on the records of Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Ordinary Shares formerly represented thereby except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Buyer for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(f) In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof (such affidavit to be in a form reasonably satisfactory to Buyer and the Exchange Agent), the Consideration payable in respect thereof pursuant to Section 2.2(a) hereof, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.7; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as Buyer may direct as indemnity against any claim that may be made against Buyer and its Subsidiaries or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.3 Company Long Term Incentive Awards.

(a) Company Restricted Stock Units. Except with respect to the Existing RSU Awards set forth on Section 2.3(a) of the Company Disclosure Schedule, which schedule may be updated by Buyer prior to the Closing to list additional Existing RSU Awards (the “Scheduled RSU Awards”), each Existing RSU Award, whether vested or unvested, shall, as of immediately prior to the Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and converted on the same terms and conditions (including applicable vesting conditions) applicable to such Existing RSU Award under the applicable Company Stock Plan and Award Agreement in effect immediately prior to the Closing into an award of restricted stock units of Buyer covering a number of shares of Buyer Common Stock, rounded up or down to the nearest whole share, determined by multiplying the number of Company Ordinary Shares subject to such Existing RSU Award immediately prior to Closing by the Exchange Ratio (such restricted stock unit of Buyer, a “Converted RSU Award”); provided, that, each such Converted RSU Award shall immediately become fully vested upon any “Qualifying Termination” as defined in the Award Agreements of the holder thereof. Each Scheduled RSU Award, whether vested or unvested, shall, as of immediately prior to the Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, for each restricted stock unit subject to such Scheduled RSU Award, an amount of cash equal to the Cash Value.

(b) Company Performance-Based Restricted Stock Units. Except with respect to the Existing PSU Awards set forth on Section 2.3(b) of the Company Disclosure Schedule, which schedule may be updated by Buyer prior to the Closing to list additional Existing PSU Awards (the “Scheduled PSU Awards”), each Existing PSU Award, whether vested or unvested, shall, as of immediately prior to the Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and converted into an award of restricted stock units of Buyer covering a number of shares of Buyer Common Stock, rounded up or down to the nearest whole share, determined by multiplying (i) the number of Company Ordinary Shares subject to such Existing PSU Award immediately prior to the Closing, with performance deemed to have been achieved (for the sole purpose of determining the number of Company Ordinary Shares subject to such Existing PSU Award) at the greater of (A) the value of the performance units subject to such Existing PSU Award based on the level of attainment of the applicable performance goal as of the Effective Time, as determined by the compensation committee of the Company Board of Directors in its reasonable judgment (such value with respect to an Existing PSU Award, the “Achieved PSU Number”)), and (B) the target number of Ordinary Shares subject to such Existing PSU Award, by (ii) the Exchange Ratio (such restricted stock unit of Buyer, a “Converted PSU Award”). Each Converted PSU Award shall (i) be subject to the same time-based vesting conditions that applied to the Existing PSU Award immediately prior to Closing and shall not be subject to any performance-based vesting conditions and (ii) in all other respects be subject to substantially the same terms and conditions applicable to the Existing PSU Award under the applicable Company Stock Plan and Award Agreement governing such Existing PSU Award as in effect immediately prior to Closing; provided, that, each such Converted PSU Award shall immediately become fully vested upon any “Qualifying Termination” of employment as defined in the Award Agreements of the holder thereof. Each Scheduled PSU Award, whether vested or unvested, shall, as of immediately prior to the Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, for each restricted stock unit subject to such Scheduled PSU Award (which, for this purpose, shall be a number equal to the greater of the Achieved PSU Number and the target number of Ordinary Shares subject to the Scheduled PSU Award) an amount of cash equal to the Cash Value.

(c) Company Share Options. Each Existing Option, whether vested or unvested, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof be cancelled and of no further force or effect as of the Effective Time and automatically converted into the right to receive an amount of cash equal to the product of (i) the excess, if any, of the Cash Value over the exercise price per Company Ordinary Share of such Existing Option multiplied by (ii) the total number of Company Ordinary Shares subject to such Existing Option. For the avoidance of doubt, where the exercise price per Company Ordinary Share of any Existing Option equals or exceeds the Cash Value, such Existing Option shall be cancelled without any payment therefore.

(d) Company Director Units. Each Existing DU Award shall, in accordance with the terms and conditions applicable to such Existing DU Award under the applicable Company Stock Plan and Award Agreement in effect immediately prior to Closing, (i) vest as of the Effective Time and (ii) automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, for each restricted stock unit subject to such Existing DU Award, an amount of cash equal to the Cash Value.

(e) Company and Buyer shall each take, or procure the taking of, all action necessary, as applicable, to provide for the treatment of the Existing RSU Awards, Existing PSU Awards, Existing Options and Existing DU Awards (collectively, the “Company Equity Awards”) as set forth in the foregoing provisions of this Section 2.3, including the adoption by the Company Stock Plan Committee of resolutions determining that each Converted RSU Award and Converted PSU Award satisfies the conditions set forth in the applicable Award Agreement of a “Replacement Award” (as defined in the applicable Award Agreement).

(f) Buyer shall, or shall cause Company to, pay all amounts payable pursuant to this Section 2.3 as promptly as reasonably practicable (but in any event no later than 5 Business Days) after the Effective Time; provided that, to the extent any such amounts relate to an Existing RSU Award, Existing PSU Award or Existing DU Award that is nonqualified deferred compensation subject to Section 409A of the Code, the Buyer shall, or shall cause Company to, pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Existing RSU Award, Existing PSU Award, or Existing DU Award that will not trigger a tax or penalty under Section 409A of the Code.

(g) As of the Effective Time, Buyer shall assume all of the Company Stock Plans, including (i) all of the obligations of Company with respect to the Company Equity Awards and (ii) with respect to any amount of shares (as adjusted pursuant to the Exchange Ratio) that remain (or may again become) available for future issuance thereunder (“Remaining Stock Plan Shares”), subject to any limitations under applicable Law or any applicable securities exchange listing requirements. In addition, as promptly as reasonably practicable following the Closing Date (but in no event more than five (5) business days following the Closing Date), Buyer shall file with the SEC one or more appropriate registration statements with respect to all shares of Buyer Common Stock that may be issued in connection with the Converted RSU Awards, Converted PSU Awards and Remaining Stock Plan Shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Converted RSU Awards, Converted PSU Awards and Remaining Stock Plan Shares remain outstanding.

Section 2.4 Withholding Rights. Buyer, Company, any of their respective affiliates, and any other person shall be entitled to deduct and withhold from any consideration or other amount otherwise payable pursuant to this Agreement or the Scheme of Arrangement such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any other applicable state, local or national Tax Law applicable in any jurisdiction; provided, that Buyer, Company, or any of their respective affiliates, if applicable, will provide reasonable advance notice of any such withholding or deduction and shall work with the other Party in good faith to reduce or eliminate such deduction or withholding. To the extent that amounts are so withheld and duly and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Section 2.5 Company and Buyer Actions Prior to and at Closing.

(a) On or prior to the Closing Date, Company shall procure that a meeting of the Board of Directors of Company (or a duly authorized committee thereof) is held at which resolutions are passed (conditional upon the delivery of the Court Order to the Registrar of Companies in Jersey and effective as of the Effective Time) approving:

(i) the transfer to Buyer of the Company Ordinary Shares provided to be transferred under the Scheme of Arrangement and the registration as a member of such person(s) in accordance with the Scheme of Arrangement in respect of such Company Ordinary Shares;

(ii) the removal or resignation of the directors of Company; and

(iii) the appointment of such persons as Buyer shall determine (acting reasonably) as the directors of Company.

(b) On or prior to the Closing Date, Buyer shall procure that a meeting of the Board of Directors of Buyer (or a duly authorized committee thereof) is held at which resolutions are passed, conditional upon the delivery of the Court Order to the Registrar of Companies in Jersey (and effective as of the Effective Time), approving (i) the issuance, in accordance with and subject to the terms and conditions of Section 2.2 and the Scheme of Arrangement, to holders of the Company Ordinary Shares of the number of New Buyer Shares provided for in the Scheme of Arrangement, and (ii) the payment of the Fractional Share Consideration.

(c) On the Closing Date, Company shall:

(i) deliver the Court Order to the Registrar of Companies in Jersey with a copy to Buyer;

(ii) deliver to Buyer a certified copy of the resolutions referred to in Section 2.5(a);

(iii) deliver to Buyer a letter of resignation (or evidence of removal) from each director who resigns (or is removed) in accordance with Section 2.5(a)(ii); and

(iv) deliver to Buyer all Certificates received by Company in respect of the Company Ordinary Shares (if any) transferred to Buyer in accordance with the Scheme of Arrangement; provided that to the extent any such Certificates are received after the Closing Date, delivery to Buyer shall be made as promptly as reasonably practicable thereafter.

(d) On the Closing Date, Buyer shall deliver to Company a certified copy of the resolutions referred to in Section 2.5(b).

Section 2.6 Further Assurances. If at any time before or after the Effective Time, Buyer or Company reasonably believes that any further instruments, deeds, documents, conveyances, assignments or assurances (including any consents, notices or permits) are reasonably necessary or desirable to consummate the Transaction or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Buyer and Company and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transaction and to carry out the intent and purposes of this Agreement.

Section 2.7 No Fractional Shares.

(a) No fractional shares of New Buyer Shares shall be issued to holders of Company Ordinary Shares in connection with the Scheme of Arrangement and no certificates for any such fractional shares shall be issued.

(b) All fractional shares to which a single record holder of Company Ordinary Shares would be entitled shall be aggregated, and calculations shall be rounded to three decimal places. In lieu of any such fractional shares, each holder of Company Ordinary Shares who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest and subject to any required Tax withholding, as provided for in Section 2.4, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of New Buyer Shares to which such holder would otherwise have been entitled but for this Section 2.7 and (ii) an amount equal to the Closing Volume-Weighted Average Price (the “Fractional Share Consideration”). The Parties acknowledge that payment of the net proceeds from the sale of the fractional shares of New Buyer Shares was not separately bargained-for consideration but merely represents mechanical rounding off for purposes of avoiding the expense and inconvenience to Buyer that would otherwise be caused by the issuance of fractional shares of New Buyer Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed (a) in the Company SEC Documents filed or furnished prior to the date hereof but on or after January 1, 2018 (without giving effect to any amendment to any such Company SEC Document filed on or after the date hereof and excluding (i) any disclosures set forth in any such Company SEC Document in any risk factor section, (ii) any disclosure in any section relating to forward-looking statements and (iii) any other statements that are predictive or forward-looking in nature other than historical facts included therein), or (b) in the disclosure schedule delivered by Company to Buyer immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), Company represents and warrants to Buyer as follows:

Section 3.1 Qualification, Organization, Subsidiaries, Capitalization.

(a) Company is a public limited company duly incorporated and validly existing under the Laws of the Bailiwick of Jersey and has the requisite corporate power and authority to enter into and perform this Agreement. Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have a Company Material Adverse Effect. Each of Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization and has the requisite capacity, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing as a foreign entity (where such concept is recognized under applicable Law) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Company has made available to Buyer, prior to the date hereof, true and complete copies of Company’s articles of association (the “Company Articles of Association”). Company is not in violation, in any material respect, of the Company Articles of Association. None of Company’s “significant subsidiaries” as of the date hereof, as such term is defined in Regulation S-X promulgated by the U.S.

Securities and Exchange Commission (“SEC”), as identified in Section 3.1(b) of the Company Disclosure Schedule (the “Company Material Subsidiaries”), is in violation, in any material respect, of any of its articles of association, certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents, in each case as amended to and in effect as of the date hereof (collectively and, together with the Company Articles of Association, the “Company Organizational Documents”).

(c) As of the close of business on January 24, 2020, (i) 86,071,640 Company Ordinary Shares were issued and outstanding, and (ii) up to 7,000,140 Company Ordinary Shares were available for issuance under the Company Long-Term Incentive Plan, of which amount (A) no Company Ordinary Shares may be issued upon the exercise of Existing Options, (B) 678,923 Company Ordinary Shares were subject to Existing RSU Awards, (C) 879,249 Company Ordinary Shares were subject to Existing PSU Awards (assuming target performance of any applicable performance vesting conditions) and (D) 70,924 Company Ordinary Shares were subject to Existing DU Awards. In addition, as of the close of business on January 24, 2020, 1,006,077 Company Ordinary Shares may be issued upon the exercise of Existing Options awarded pursuant to Company Stock Plans. All outstanding Company Ordinary Shares are, and all such Company Ordinary Shares that may be issued prior to the Effective Time, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 3.1(c), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities, Rights Plans, Rights or other similar rights, agreements or commitments to which Company or any of its Subsidiaries is a party (A) obligating (or, in connection with a Rights Plan, empowering the Board of Directors of) Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any equity interests of Company or any Subsidiary of Company or securities convertible into or exchangeable for such equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such equity interests, or (4) make any payment to any person the value of which is derived from or calculated based on the value of any equity security issued by Company or any of its Subsidiaries or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by Company or its Subsidiaries. With respect to each grant of Company Equity Awards, each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act, the Securities Act and all other applicable Laws, including the rules of the NYSE.

(d) Section 3.1(d) of the Company Disclosure Schedule sets forth all outstanding indebtedness for borrowed money (including guarantees, but for the avoidance of doubt, excluding finance leases, real property leases, and other similar obligations) of Company and any of its Subsidiaries and the aggregate principal amount thereof as of January 24, 2020 (excluding any indebtedness for borrowed money with respect to Company’s customer receivables programs and factoring arrangements in the ordinary course of business). Neither Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Company Shareholders on any matter.

(e) There are no voting trusts or other agreements to which Company or any of its Subsidiaries is a party with respect to the voting or registration of the equity interests of Company or any of its Subsidiaries.

(f) No Subsidiary of Company owns any equity interests of Company, and Company or a Subsidiary of Company owns, directly or indirectly, all of the issued and outstanding equity interests of each Subsidiary of Company, free and clear of any preemptive rights and any Liens other than Company Permitted Liens, and all of such equity interests are duly authorized, validly issued, fully paid and nonassessable (where such concept is applicable and recognized under applicable Law) and free of preemptive rights. Except for equity interests in Company’s Subsidiaries, neither Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Except for any obligations pursuant to this Agreement, neither Company nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Neither Company nor any of its Subsidiaries has any obligation, other than pursuant to the Company Stock Plans, to repurchase, redeem or otherwise acquire any equity interests of Company or any such Subsidiary.

(g) The Company Material Subsidiaries identified in Section 3.1(b) of the Company Disclosure Schedule include each “significant subsidiary,” as such term is defined in Regulation S-X promulgated by the SEC, of Company as of the date hereof.

Section 3.2 Company Authority Relative to this Agreement; No Violation.

(a) Company has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by Company in connection with the transactions contemplated hereby (together with this Agreement, the “Company Transaction Documents”) and, subject to Section 3.2(b), upon receipt of the Company Shareholder Approval and the Court Order, will have the requisite corporate power and authority to consummate the transactions contemplated hereby and thereby, including the Transaction. The execution, delivery and performance of this Agreement and the other Company Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Company and, except for the Company Shareholder Approval and the filing of the required documents and other actions in connection with the Scheme of Arrangement with, and subject to receipt of the required sanctioning of the Scheme of Arrangement by, the Court, no other corporate action on the part of Company or vote of the Company Shareholders is necessary to authorize the execution and delivery by Company of this Agreement and the other Company Transaction Documents and the consummation of the Transaction. The Board of Directors of Company has duly and validly adopted resolutions (i) approving and declaring advisable this Agreement, including the Transaction, the Scheme of Arrangement and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of the Company Shareholders that Company enter into this Agreement and consummate the Transaction, the Scheme of Arrangement and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein, and (iii) directing that an application be made to the Court pursuant to the Scheme of Arrangement. The Board of Directors of Company has further resolved that it will, subject to Section 5.3, recommend that the Company Shareholders vote in favor of all the resolutions comprising the Company Shareholder Approval at duly held meetings of such shareholders for such purposes (such recommendation referred to herein as the “Company Board Recommendation”). None of the aforementioned resolutions, as of the date hereof, have been rescinded, modified or withdrawn in any way. Each of the Company Transaction Documents has been duly and validly executed and delivered by Company and, assuming each such Company Transaction Document has been duly authorized, executed and delivered by each other counterparty thereto, each of the Company Transaction Documents constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, administration, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(b) Other than in connection with or in compliance with (i) the Companies Law, (ii) the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the “Exchange Act”), (iii) the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder (the “Securities Act”), (iv) the rules and regulations of the New York Stock Exchange (“NYSE”), (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the “HSR Act”), and the antitrust, competition, foreign investment or similar Laws outside of the United States set forth in Section 3.2(b) of the Company Disclosure Schedule and (vi) the approvals set forth in Section 3.2(b) of the Company Disclosure Schedule (collectively, the “Company Approvals”), and, subject to the accuracy of the representations and warranties of Buyer in Section 4.2(b), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, or notice to, any United States, state of the United States or non-United States governmental or regulatory agency, commission, court, body, entity or authority, other market administrator, international treaty or standards organization, or national, regional or state organization (each, a “Governmental Entity”) is necessary, under applicable Law, for the execution, delivery and performance of this Agreement or the consummation by Company of the transactions contemplated hereby, except for such authorizations, consents, Orders, licenses, permits, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution, delivery and performance by Company of this Agreement do not, and (assuming the Company Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, suspension, limitation or impairment of any right of Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a material benefit under any Company Material Contract binding upon Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) (other than Company Permitted Liens and any Liens created in connection with any action taken by Buyer or its affiliates), in each case, upon any of the properties or assets of Company or any of its Subsidiaries or any contract to which Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.3 Reports and Financial Statements.

(a) Company and each of its Subsidiaries has timely filed with or furnished to the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it since January 1, 2018 (all such documents and reports filed or furnished by Company or any of its Subsidiaries, the “Company SEC Documents”) and Company has filed prior to the date hereof all material returns, particulars, resolutions and documents required to be filed or to be delivered on behalf of Company with the Registrar of Companies in Jersey. As of their respective dates of filing or, in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, their respective dates of effectiveness, or, if amended prior to the date hereof, as of the date of the last amended filing, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Company SEC Documents as of a later date (but before the date hereof) will be deemed to modify information as of an earlier date.

(b) The consolidated financial statements (including all related notes and schedules thereto) of Company included in the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and any other adjustments described therein), (ii) were prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) are in accordance, in all material respects with, the books and records of Company and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act, the Securities Act and the Companies Law.

(c) There are no outstanding or unresolved comments from, or unresolved issues raised by, the staff of the SEC relating to the Company SEC Documents. Company has heretofore made available to Buyer true, correct and complete copies of all written correspondence between Company and the SEC occurring since January 1, 2019. None of the Company SEC Documents is, to the knowledge of Company, the subject of ongoing SEC review, and no enforcement action has been initiated against Company relating to disclosures contained in or omitted from any Company SEC Document.

(d) Neither Company nor any of its Subsidiaries is a party to, nor does it have any binding commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company or any of its Subsidiaries in Company’s financial statements or other Company SEC Documents.

Section 3.4 Internal Controls and Procedures. Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Company’s management has completed an assessment of the effectiveness of Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2018, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Company has disclosed to Company’s auditors and the audit committee of the Board of Directors of Company (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably expected to adversely affect in any material respect Company’s ability to record, process, summarize and report financial information and (ii) any fraud that is reasonably expected to adversely affect in any material respect Company’s financial reporting that involves management or other employees who have a significant role in Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Buyer prior to the date hereof.

Section 3.5 No Undisclosed Liabilities. There are no liabilities or obligations of Company or any of its Subsidiaries, whether known or unknown and whether accrued, absolute, determined or contingent, except for (i) liabilities or obligations disclosed or reserved against in the most recent balance sheet included in the Company Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement (the “Latest Balance Sheet”), (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement or the transactions contemplated hereby, (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet, (iv) liabilities or obligations that have been discharged or paid in full, (v) liabilities arising under the executory portion of any Contract to which Company or any of its Subsidiaries is a party (other than liabilities arising in connection with a breach of any such Contract) or (vi) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6 Compliance with Law; Permits.

(a) Company and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable international, federal, state, local or foreign law, statute, ordinance, rule, regulation, convention, treaty, judgment, Order, injunction, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except in each case where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2018, neither Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law (or above policy), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, concessions, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, financial assurance instruments, qualifications and registrations and Orders of all applicable Governmental Entities, and all rights under any Company Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have or to have filed such Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company and each of its Subsidiaries is in compliance with the terms and requirements of all material Company Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7 Absence of Certain Changes or Events.

(a) From December 31, 2018 through the date of this Agreement, except in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, the businesses of Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except when such conduct outside the ordinary course of business has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since December 31, 2018, there has not been any event, change, effect, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Environmental Laws and Regulations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) there are, to the knowledge of Company, no investigations, actions, suits, proceedings (whether administrative or judicial) pending or threatened in writing against Company or any of its Subsidiaries or any person or entity whose liability Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or other liability under any Environmental Law, (ii) Company and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2018 have been, in compliance with all Environmental Laws (which compliance includes the possession by Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by Company or any of its Subsidiaries, or, to Company’s knowledge, as a result of any operations or activities of Company or any of its Subsidiaries or their contractors or third-party operators, that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation or liability of any kind to Company or its Subsidiaries, (iv) none of Company and its Subsidiaries is subject to any Order, or any indemnity obligation with respect to the liability of any other person, that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning any Releases of Hazardous Materials and (v) none of Company and its Subsidiaries has received any unresolved claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged noncompliance by Company or its Subsidiaries with or liability of Company or its Subsidiaries under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by Company or its Subsidiaries by contract or by operation of law).

Section 3.9 Investigations; Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no known investigation or review pending (or, to Company’s knowledge, threatened) by any Governmental Entity with respect to Company or any of its Subsidiaries, (ii) there are no claims, actions, suits, known investigations, arbitrations or administrative or other proceedings, or any subpoenas, civil investigative demands or other requests for information, relating to potential violations of Law pending (or, to Company’s knowledge, threatened) against or affecting Company or any of its Subsidiaries, or any of their respective properties and (iii) there are no Orders, injunctions, judgments or decrees of, or before, any Governmental Entity pending (or, to Company’s knowledge, threatened to be imposed) against Company or any of its Subsidiaries that imposes any ongoing obligation or restriction on Company or any of its Subsidiaries.

Section 3.10 Investment Company. None of Company or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

Section 3.11 Intellectual Property.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of all of the registered and applied for patents, trademarks, copyrights and domain names owned by Company or any of its Subsidiaries (collectively, the “Company Registered IP”). All items of material Company Registered IP are subsisting, unexpired (other than natural expirations at the end of a statutory term), and to Company’s knowledge, valid and enforceable.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either Company or a Subsidiary of Company exclusively own all worldwide (v) trademarks, trade names, service marks, service names, logos, assumed names, corporate and d/b/a names, domain names and other indicia of origin (together with their associated goodwill), (w) copyrights, (x) patents, (y) trade secrets and other intellectual property rights, and (z) all registrations, applications, renewals, continuations, divisionals, reissues, re-examinations and foreign counterparts (as applicable) of any of the foregoing (collectively, the “Company Intellectual Property”) that it owns or purports to own, free and clear of Liens other than Company Permitted Liens, and no third party has ownership rights or license rights to improvements made by Company in the Company Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to Company’s knowledge, threatened claims by any person alleging infringement, misappropriation or other violation by Company or any of its Subsidiaries of any intellectual property rights of any person, (ii) the conduct of the business of Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not since January 1, 2018, infringed, misappropriated or otherwise violated, any intellectual property rights of any person, (iii) neither Company nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Company’s or any its Subsidiaries’ rights to or in connection with Company Intellectual Property and (iv) to Company’s knowledge, no person is infringing, misappropriating or otherwise violating, and has not since January 1, 2018, infringed, misappropriated or otherwise violated, any Company Intellectual Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company and its Subsidiaries have (i) implemented commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the Company IT Assets (and all data stored therein or processed thereby); (ii) implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices and (iii) complied with their own policies with respect to privacy and data security. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect there have been no violations, breaches, unauthorized use, access to or outages of the Company IT Assets (or any data stored therein or processed thereby).

Section 3.12 Properties.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company and its Subsidiaries have good and defensible title to all real property owned by Company or any of its Subsidiaries and good and valid leasehold interest to all real property which is leased, subleased, licensed or otherwise occupied by Company or any of its Subsidiaries (such leased, subleased, licensed, or otherwise occupied real property, the “Company Leased Real Property”), in each case free and clear of all Liens (other than Company Permitted Liens).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company and its Subsidiaries have good and defensible title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of Company and its Subsidiaries, in each case free and clear of all Liens (other than Company Permitted Liens).

Section 3.13 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are true, complete and accurate.

(ii) Company and each of its Subsidiaries have adequately accrued and reserved for Taxes not yet due or owing in accordance with GAAP.

(iii) Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them or that Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, shareholder or third party (in each case, whether or not shown on any Tax Return), except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established, in accordance with GAAP, on the most recent financial statements of Company and its Subsidiaries.

(iv) No Tax Return of Company or any of its Subsidiaries is the subject of an audit, examination investigation or other proceeding; there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of Company or any of its Subsidiaries; and no assessment of Tax has been proposed in writing against Company or any of its Subsidiaries or any of its assets or properties that has not been fully settled or resolved.

(v) No power of attorney has been granted with respect to any Tax of Company or any of its Subsidiaries which will be in force after Closing.

(vi) Neither Company nor any of its Subsidiaries is the beneficiary of any waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return, the assessment or collection thereof by any relevant Tax authority or the payment of any Tax by Company or any of its Subsidiaries, which waiver or extension is currently in effect.

(vii) Neither Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than Taxes of Company or its Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. tax Law), (B) as a transferee or successor or (C) by Contract (other than customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(viii) Neither Company nor any of its Subsidiaries has any liability pursuant to any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among such party and any of its wholly owned Subsidiaries and other than as customary Tax indemnifications contained in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(ix) Neither Company nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local or non-U.S. tax Law, and neither Company nor any of its Subsidiaries is subject to any private ruling issued by any Governmental Entity in respect of Taxes.

(x) There are no Liens for Taxes on any asset of Company or its Subsidiaries, except for Company Permitted Liens.

(xi) No written claim has been received by Company or any of its Subsidiaries from a Governmental Entity in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

(xii) Neither Company nor any of its Subsidiaries has been a party to a transaction that is a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax Law.

(xiii) Within the past two years, neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or a similar provision of state, local or non-U.S. tax Law).

(xiv) Neither Company nor any of its Subsidiaries have taken or omitted to take any actions that could reasonably be expected to adversely affect the tax free status of the spin-off transaction that occurred on the Spin-Off Date.

Section 3.14 Employment and Labor Matters.

(a) Neither Company nor any of its Subsidiaries is a party to or bound by any Collective Bargaining Agreement with respect to employees or workers of Company or any of its Subsidiaries (each, a “Company Employee”), other than those nationwide, industry wide or similar Collective Bargaining Agreements that Company or any of its Subsidiaries may be deemed to be a party to or bound by as a result of doing business in a particular jurisdiction.

(b) No notice to or approval from or any consultation with any trade union, works council, staff association, employee organizing entity or other body representing Company Employees is required in connection with Company entering into this Agreement or completing the Transaction and no Collective Bargaining Agreement to which Company is a party requires any particular process to be followed in connection with Company entering into this Agreement or completing the Transaction. Company has delivered to Buyer a complete and accurate list of all labor organizations recognized by Company in any way for bargaining, information or consultation purposes and/or which represent any Company Employee with respect to their employment with Company or any of its Subsidiaries.

(c) There are no outstanding applications for recognition or information and consultation rights with respect to Company Employees. To Company’s knowledge, there are no activities or proceedings of any labor or trade union, staff association or other body to organize any Company Employee. No Collective Bargaining Agreement is being negotiated by Company or, to Company’s knowledge, any of its Subsidiaries with respect to any Company Employees.

(d) Since December 31, 2018, there has been no actual, or to Company’s knowledge, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing or other labor disputes against Company or any of its Subsidiaries involving Company Employees that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and its Subsidiaries are, and have been since December 31, 2018, in compliance with all Laws regarding employment and employment practices, the engagement of workers (including but not limited to in respect of immigration and right to work, safety and health and equal opportunity), terms and conditions of employment/engagement and wages, benefits and hours (including classification of employees) and other Laws in respect of any reduction in force, including notice, information and consultation requirements, and (ii) since December 31, 2018, Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, prevailing wages, commissions, bonuses, fees, holidays and other compensation that has come due and payable to current and former Company Employees and independent contractors under applicable Law, contract, or policy.

(f) Since December 31, 2018, Company and its Subsidiaries each has promptly, thoroughly and impartially investigated all allegations of workplace discrimination and sexual harassment allegations against any of their employees with a title of Vice President or higher or directors which has been reported to Company or its Subsidiaries, and neither Company nor its Subsidiaries reasonably expects to incur any material liability with respect to any such allegation.

(g) Since December 31, 2018, neither Company nor any Subsidiaries have established (i) any redundancy plans or other collective plans and there are no such undertakings that would continue with respect to Company or any of its Subsidiaries after the consummation of the Transaction in this respect, or (ii) any unilateral employer undertakings and collective agreements relating to any obligation of continued employment.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no material outstanding assessments, penalties, fines, Liens, charges, surcharges, or other related amounts due or owing by Company pursuant to any workplace safety and insurance/workers’ compensation Laws, (ii) Company has not been reassessed in any material respect under such Laws since December 31, 2018, and (iii) Company has not received any claims under such Laws.

Section 3.15 Employee Benefit Plans.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means any (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or (iii) plan, program, agreement, policy or arrangement providing for compensation, employment, benefits, retirement benefits, profit-sharing, deferred compensation, stock option, phantom stock, stock appreciation, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, long service award, vacation, bonus, commissions, incentive, medical, retiree medical, vision, dental or other health benefits, life insurance or death benefits, disability benefits, any other employee benefit, fringe benefit or post-employment or retirement benefit, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case (x) sponsored, maintained or administered by Company or any Subsidiary, (y) to which Company or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors or their dependents or (z) with respect to which Company or any of its Subsidiaries has or could reasonably be expected to have any obligation or liability, contingent or otherwise. With respect to each Company Benefit Plan set forth on Section 3.15(a) of the Company Disclosure Schedule, Company has made available to Buyer complete and correct copies of the following, to the extent applicable: (i) all documents constituting the Company Benefit Plan, including the plan document and all amendments or, if any Company Benefit Plan is not in writing, a written description of the material terms of such Company Benefit Plan; (ii) each trust, insurance, annuity, guarantee or other funding contract related thereto; (iii) the most recent actuarial valuation report; (iv) the most recent summary plan description, including any summary of material modifications required under ERISA with respect to such Company Benefit Plan; (v) the most recent financial statements; (vi) the most recent IRS determination or opinion letter, if any, issued by the IRS with respect to any such Company Benefit Plan that is intended to qualify under Section 401(a) of the Code; (vii) the most recent annual reports for such Company Benefit Plan or any trust holding assets thereof, that are required to be filed with any Governmental Entity under applicable Law, including all reports on Form 5500 that are required under ERISA or the Code (and all schedules, financial statements and audit reports attached thereto); (viii) all group insurance contracts, any stop-loss, excess or similar insurance policy pertaining to the Company Benefit Plan; and (ix) for retirement benefit plans, details of the number of participants and employer and employee contribution rates; provided, however, that to the extent any such materials have not been made available to Buyer as of the date hereof, Company shall, provide copies of such materials as promptly as reasonably practicable and in no event later than four weeks after the date hereof. Notwithstanding the foregoing, (i) with respect to each Company Benefit Plan set forth on Section 3.15(a) of the Company Disclosure Schedule maintained primarily for the benefit of employees in the United States that is an “employee benefit plan” (as such term is defined under Section 3(3) of ERISA), the Delphi Diesel Systems Pension Scheme and the Delphi Lockheed Automotive Limited Pension Plan, Company has made available to Buyer complete and correct copies of the following, to the extent applicable: (x) all documents constituting the Company Benefit Plan, including the plan document and all amendments or, if any Company Benefit Plan is not in writing, a written description of the material terms of such Company Benefit Plan and (y) the most recent IRS determination or opinion letter, if any, issued by the IRS with respect to any such Company Benefit Plan that is intended to qualify under Section 401(a) of the Code and (ii) Company has made available to Buyer complete and correct copies of all material documents relating to the transfer of all of the assets and liabilities from Delco Electronics Overseas Corporation Pension Plan, The Delphi Diesel Systems Pension Scheme and the Delphi Lockheed Automotive Limited Pension Plan to The Delphi Technologies Pension Scheme (the “UK Pensions Transfer”), including the merger deed dated December 4, 2019 (as amended), the contribution agreement dated December 4, 2019 and applicable actuarial certificates.

(b) Company has made available to Buyer a complete and correct list of Company Equity Awards outstanding as of the close of business on January 24, 2020, which includes, with respect to each such Company Equity Award, as applicable, the: (i) grant date; (ii) type of award; (iii) exercise price; (iv) number of Company Ordinary Shares underlying such award and (v) expiration date. The exercise price of each Company Ordinary Share that was granted subject to an Existing Option that was granted with an exercise price that was not less than the fair market value of a Company Ordinary Share on the date of grant.

(c) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Plan”) has received a determination or opinion letter from the U.S. Internal Revenue Service to the effect that such plan is so qualified, and nothing has occurred that would be reasonably expected to materially adversely affect the qualification of any such Company Benefit Plan.

(d) No Company Benefit Plan is (i) a benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code (a “U.S. Defined Benefit Plan”) or (ii) a defined benefit pension plan that is governed by local Law that is substantially similar to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code. Neither Company nor any of its Subsidiaries has since the Spin-Off Date (i) incurred any actual or contingent liability with respect to any U.S. Defined Benefit Plan, or (ii) has any obligation or liability, whether actual or contingent, with respect to any such plan that was sponsored, maintained or contributed to at any time since the Spin-Off Date to the date of this Agreement by any entity that was during such period an ERISA Affiliate of Company or any of its Subsidiaries.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Benefit Plan, (i) no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, and no accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code has occurred, and (ii) all contributions and premiums required to have been made under the terms of any such Company Benefit Plan have been timely made.

(f) None of Company or any of its Subsidiaries maintains, contributes to or is obligated to contribute to any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control that is subject to Title IV of ERISA (a “Multiple Employer Plan”), and none of Company or any of its Subsidiaries has since the Spin-Off Date incurred any undischarged liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such plan. Neither Company nor any of its Subsidiaries has since the Spin-Off Date (i) incurred any actual or contingent liability with respect to any Multiemployer Plan, or (ii) has any obligation or liability, whether actual or contingent, with respect to any such plan that was sponsored, maintained or contributed to at any time since the Spin-Off Date to the date of this Agreement by any entity that was during such period an ERISA Affiliate of Company or any of its Subsidiaries.

(g) Neither Company nor any of its Subsidiaries (nor, where applicable, any of their respective employees, directors or associates) have been issued with a restoration order, a contribution notice or financial support direction (or a warning notice, improvement notice or any other fine, penalty or notice of exercise or proposed or threatened exercise of any of its powers) by the UK Pensions Regulator in relation to any Company Benefit Plan or other occupational pension arrangement subject to the UK Pensions Act 2004 and, to Company’s knowledge, no facts or circumstances exist under which would reasonably be expected to give rise to any such notice, direction, fine or penalty. No person with which Company or any of its Subsidiaries is connected or associated with, participates (or, in the last six years, has participated) or has any material liability as an employer (or former employer) in a UK occupational pension scheme other than (i) the Company Benefit Plans set forth on Section 3.15(a) of the Company Disclosure Schedule, or (ii) a money purchase scheme (as defined in Section 181 of the UK Pension Schemes Act 1993). For the purposes of this paragraph, “connected” and “associate” are to be interpreted in accordance with Sections 249 and 435, respectively, of the UK Insolvency Act 1986.

(h) There is no material Action (including any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the PBGC, the U.S. Internal Revenue Service or any other Governmental Entity or by any plan participant or beneficiary pending, or to Company’s knowledge, threatened, relating to the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans (other than routine claims for benefits) nor to Company’s knowledge are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions.

(i) Except as set forth on Section 3.15(i) of the Company Disclosure Schedule, no Company Benefit Plan provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current directors or employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or any applicable Law except as would not result in material liability to Company and its Subsidiaries, taken as a whole. Neither Company nor any of its Subsidiaries sponsors, maintains or contributes to any “multiple employer welfare arrangement” within the meaning of Section 3(4) of ERISA.

(j) Company is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Sections 409A, 457A, or 4999 of the Code or equivalent local Law.

(k) The consummation of the Transaction and the transactions contemplated by this Agreement will not, either alone or in combination with another event (i) entitle any current or former employee, director, consultant or officer of Company or any of its Subsidiaries to severance pay, unemployment compensation or other compensatory payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such employee, director, consultant or officer, (iii) except as provided in Section 2.3, result in an obligation to fund or in an increase in any contributions payable to, or an acceleration of the timing of payment of any contributions to, or result in an increase in liabilities in or create or accelerate any obligation to or in relation to, any Company Benefit Plan, or (iv) result in the termination of, or allow any other party to terminate, any Company Benefit Plan.

(l) The consummation of this Transaction and the transactions contemplated by this Agreement will not, either alone or in combination with another event, result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) of Company that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(m) Each Company Benefit Plan has, and Company and its Subsidiaries have, in relation to the Company Benefit Plans, at all times complied with all applicable Laws, regulations and requirements applicable to the Company Benefit Plans and the trusts, powers and provisions of the Company Benefit Plan documentation, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company and its Subsidiaries have at all times complied with their obligations in relation to automatic enrolment arising under the UK Pensions Act 2008, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company and its Subsidiaries have, and to Company’s knowledge each applicable Company Benefit Plan has, at all times complied with all applicable Laws, regulations and requirements in connection with the UK Pensions Transfer, the trusts, powers and provisions of the applicable Company Benefit Plan documentation so far as relevant to the UK Pensions Transfer and the provisions of the documentation implementing the UK Pensions Transfer, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To Company’s knowledge, the UK Pensions Transfer will complete on January 31, 2020.

(n) No person has ever become employed in the United Kingdom or any EU member state by Company or any of its Subsidiaries as a result of a transfer under the Transfer of Undertakings (Protection of Employment) Regulations 2006 (or its predecessor regulation) where such person was, prior to the transfer, a member of a UK occupational pension scheme or any EU member state occupational pension scheme that provided any benefits other than on old age, invalidity or death, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(o) Section 3.15(o) of the Company Disclosure Schedules sets forth a correct and complete list of each material Non-U.S. Company Benefit Plan. “Non-U.S. Company Benefit Plans” shall mean each Company Benefit Plan that is (i) provided primarily for the benefit of one or more current or former employees, directors, consultants or independent contractors (or their dependents) whose services are (or were at the time the individual was providing active services) primarily provided outside of the United States or (ii) maintained subject to the Laws of any jurisdiction outside of the United States. With respect to the Non-U.S. Company Benefit Plans set forth on Section 3.15(o) of the Company Disclosure Schedules: (A) such Non-U.S. Company Benefit Plan has obtained from the Governmental Entity having jurisdiction with respect to such Non-U.S. Company Benefit Plan any required determinations that such Non-U.S. Company Benefit Plan is in compliance with the applicable Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Non-U.S. Company Benefit Plan; (B) if such Non-U.S. Company Benefit Plan is intended to qualify for special tax treatment, such Non-U.S. Company Benefit Plan meets all requirements for such treatment in all material respects; (C) if such Non-U.S. Company Benefit Plan is required under applicable Laws to maintain a separate fund of assets, full and timely (inclusive of any valid extension) payment has been made of all amounts required of Company and its Subsidiaries under the terms of such Non-U.S. Company Benefit Plan and applicable Law in all material respects; and (D) if such Non-U.S. Company Benefit Plan is required to be book-reserved, such Non-U.S. Company Benefit Plan is book reserved, as appropriate, to the extent so required by applicable Laws and GAAP in all material respects.

Section 3.16 Insurance. Company and its Subsidiaries maintain insurance in such amounts and against such risks substantially as Company believes to be customary for the business conducted by Company and its Subsidiaries as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all insurance policies maintained by or on behalf of Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect and are valid and enforceable, and all premiums due on such policies have been paid by Company or its Subsidiaries, as applicable, and (ii) Company and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of Company or any of its Subsidiaries as of the date of this Agreement, and neither Company nor any of its Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

Section 3.17 Opinion of Financial Advisor. The Board of Directors of Company has received the opinion letter of Goldman Sachs International, dated as of the date of this Agreement, that, as of such date and subject to certain assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio is fair from a financial point of view to the holders (other than Buyer and its affiliates) of Company Ordinary Shares. Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letter to Buyer solely for informational purposes.

Section 3.18 Material Contracts.

(a) Except for this Agreement, the Company Benefit Plans, agreements filed as exhibits to the Company SEC Documents or as set forth on the applicable subsection of Section 3.18(a) of the Company Disclosure Schedule, as of the date hereof, neither Company nor any of its Subsidiaries is a party to or bound by:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any Contract that (A) imposes any restriction on the right or ability of Company or any of its Subsidiaries to compete with any other person or in any geographic area or acquire or dispose of the securities of another person, or (B) contains an exclusivity or other clause that restricts the operations of the business of Company and its Subsidiaries in a material manner;

(iii) any mortgage, credit agreement, note, debenture, indenture, security agreement, pledge, or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of Company or any of its Subsidiaries in an amount in excess of $5,000,000, except any transaction among Company and its wholly owned Subsidiaries or among Company’s wholly owned Subsidiaries;

(iv) any executory Contract that provides for the acquisition or disposition of assets, rights or properties with a value in excess of $5,000,000, except any transaction among Company and its wholly owned Subsidiaries or among Company’s wholly owned Subsidiaries;

(v) any material joint venture, partnership or limited liability company agreement or other similar material Contract relating to the formation, creation, operation, management or control of any material joint venture, partnership or limited liability company, other than any such Contract solely between Company and its Subsidiaries or among Company’s Subsidiaries;

(vi) any Contract expressly limiting or restricting the ability of Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

(vii) any Contract that obligates Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person other than (A) any loan or capital contribution to, or investment in, (x) Company or one of its Subsidiaries or (y) any person (other than an officer, director or employee of Company or any of its Subsidiaries unrelated to business travel and other business-related expenses in the ordinary course of business) that is less than $500,000 (with respect to capital contributions and investments) or $100,000 (with respect to loans) to such person, (B) extensions of credit to customers in the ordinary course of business and consistent with customary trade terms, or (C) advancement obligations under any indemnification agreement entered into by Company or any of its Subsidiaries;

(viii) any Contract pursuant to which Company or any of its Subsidiaries made aggregate payments of more than $20,000,000 during the 12-month period ended December 31, 2019, except (x) for any such Contract that may be cancelled by Company or any of its Subsidiaries upon notice of 90 days or less or (y) for leases, subleases, licenses and occupancy agreements that relate to the Company Leased Real Property;

(ix) any Contract pursuant to which Company or any of its Subsidiaries generated annual revenues of more than $40,000,000 during the 12-month period ended December 31, 2019;

(x) any Contract that includes any affiliate of Company as a counterparty or third party beneficiary and that would be required to be disclosed under Item 404 of Regulation S-K of the SEC;

(xi) any Contract that contains “earn out” or other contingent payment obligations, that are reasonably expected to result in payments after the date hereof by Company or any of its Subsidiaries in excess of $2,500,000;

(xii) any lease, sublease, license or occupancy agreement with respect to a Company Leased Real Property under which Company or any of its Subsidiaries is a lessee or sublessee and for which the annual base rental payments during the 12-month period ended December 31, 2019 exceeded $1,750,000, or by the terms of such lease or sublease, are reasonably expected to exceed $1,750,000 during the next 12 months; and

(xiii) any Contract relating to material Company Intellectual Property or a material Company IT Asset, excluding (A) non-exclusive licenses to commercially available software with annual expenditures of less than $1,000,000 or (B) non-exclusive rights granted to customers and others in the ordinary course of business.

All Contracts of the types referred to in clauses (i) through (xiii) above are referred to herein as “Company Material Contracts.” As used herein, “Contract” shall mean any agreement, contract, purchase order, award letter, license, obligation, promise, understanding or undertaking (whether written or oral) that is legally binding.

(b) Company has delivered or made available to Buyer true and complete copies of all Company Material Contracts.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither Company nor any Subsidiary of Company is in breach of or default under the terms of any Company Material Contract, (ii) to Company’s knowledge, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and (iii) each Company Material Contract is a valid and binding obligation of Company or the Subsidiary of Company that is party thereto and, to Company’s knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions.

Section 3.19 Key Customer Programs and Businesses.

(a) Section 3.19 of the Company Disclosure Schedule lists (A) the top 15 awarded customer programs by booked revenue as of December 31, 2019 for the power electronics business of Company and its Subsidiaries, each of which is documented pursuant to a written Contract in effect as of the date of this Agreement, and (B) the top 20 awarded customer programs by booked revenue as of December 31, 2019 for the gas direct injection business of Company and its Subsidiaries, each of which is documented pursuant to a written Contract in effect as of the date of this Agreement (collectively, the “Key Company Customer Programs”, and the applicable customers for such Key Company Customer Programs, the “Key Company Customers”). Since December 31, 2018, no Key Company Customer (x) has terminated, suspended, cancelled or materially and adversely modified or, to Company’s knowledge, threatened in writing to terminate, suspend, cancel or materially and adversely modify, its business relationship with Company and/or any of its Subsidiaries in connection with, or the terms of, a Key Company Customer Program, (y) has provided written notice to Company and/or any of its Subsidiaries of a material breach by Company or any of its Subsidiaries of any Contract related to a Key Customer Program, or (z) provided written notice to Company and/or any of its Subsidiaries that it intends to terminate, suspend, cancel or materially and adversely modify its business relationship with Company and/or its Subsidiaries in connection with, or the terms of, a Key Company Customer Program. As of the date of this Agreement, there are no unresolved material claims or disputes pending between Company and/or any of its Subsidiaries, on the one hand, and any Key Company Customer, on the other hand, with respect to any Key Company Customer Program or any Contract related thereto.

(b) All of the Company Registered IP related to the power electronics and gas direct injection businesses of Company and its Subsidiaries are subsisting, unexpired and, to Company’s knowledge, valid and enforceable.

Section 3.20 Finders or Brokers. Except for Goldman Sachs International, neither Company nor any of Company’s Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to or may receive any fee or any commission in connection with or upon consummation of the Transaction. Company has heretofore made available to Buyer a true and complete copy of Company’s engagement letter with Goldman Sachs International.

Section 3.21 Anti-Bribery. Since the Spin-Off Date, neither (a) Company, nor any of its Subsidiaries, nor any director, officer, or (b) to the knowledge of Company, employee of Company or any of its Subsidiaries, any Representative while acting for or on behalf of any of the foregoing, has directly or to the knowledge of Company, indirectly (i) made, accepted, promised, or authorized the giving of any unlawful payment to/from any foreign or domestic government officials or employees or to/from any foreign or domestic political parties or campaigns, or to/from any private third parties, in violation of any provisions of any applicable anti-bribery Laws, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder (collectively, the “FCPA”) or the UK Bribery Act 2010 (the “Bribery Act”), or (ii) taken any action or engaged in any conduct, activity or practice for or on behalf of Company or any of its Subsidiaries that would otherwise constitute a violation of or an offence under any applicable anti-bribery Laws, including the FCPA and the Bribery Act, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Since the Spin-Off Date, Company maintains policies and procedures that are reasonably designed to ensure compliance with anti-bribery Laws. Neither Company nor any of its Subsidiaries, nor any director, officer or, to the knowledge of Company, employee of Company or any Subsidiary of Company, are, or since the Spin-Off Date have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions or governmental investigations, inquiries or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Company or any Subsidiary of Company relating to alleged violations of applicable anti-bribery Laws, including the FCPA and the Bribery Act.

Section 3.22 Export Controls and Sanctions.

(a) Neither (i) Company, any of its Subsidiaries, nor any employee, officer, or director of Company, nor to Company’s knowledge, any of its Subsidiaries nor any Representative of any of the foregoing, (A) is currently or has been since the Spin-Off Date the target of Trade Sanctions (including by being designated on the list of Specially Designated Nationals and Blocked Persons or on any other sanctions list maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury or direct or indirect ownership or control by one or more designated parties), or is or has been since the Spin-Off Date operating, organized or resident in a country or territory that itself is the target of Trade Sanctions (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and Venezuela) in violation of Trade Sanctions; or (B) has, directly or, to the knowledge of Company, indirectly, participated since the Spin-Off Date in any prohibited or unlawful transaction or dealing involving a person or entity that is the target of Trade Sanctions, or with any person or entity operating, organized, or resident in a country or territory that is the target of Trade Sanctions.

(b) Since the Spin-Off Date, each of Company and Company’s Subsidiaries (i) has conducted its business in compliance with all applicable Trade Sanctions and Export Control Laws in all material respects; and (ii) have obtained, and are in compliance in all material respects with, all required export and import licenses, license exceptions and other consents, notices, approvals, orders, permits, authorizations, declarations, classifications and filings with any Governmental Entity required for the import, export and re-export of products, software and technology Company maintains and enforces policies and procedures that are reasonably designed to ensure compliance with applicable Trade Sanctions and Export Control Laws.

Section 3.23 Derivatives. Section 3.23 of the Company Disclosure Schedule contains a complete and correct schedule of all material Derivative Transactions entered into by Company or any of its Subsidiaries or for the account of any of their respective customers as of the date hereof.

Section 3.24 Takeover Statutes. There are no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state or other anti-takeover Laws and regulations applicable to Company, the Company Ordinary Shares, the Transaction or any other transactions contemplated by this Agreement.

Section 3.25 Information Supplied. The information supplied or to be supplied by Company for inclusion in the Proxy Statement (including, for the avoidance of any doubt, the Scheme Document) will not, at the time the Proxy Statement is first mailed to the Company Shareholders and at the time of the Scheme Meeting and the Company GM to be held in connection with the Transaction, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer in writing expressly for inclusion therein. Company shall use its reasonable best efforts to cause the Proxy Statement (excluding any portion thereof based on information supplied by Buyer in writing expressly for inclusion therein, with respect to which no representation or warranty is made by Company) to comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and any applicable provisions of the Companies Law, and the Scheme of Arrangement to comply in all material respects with the provisions of the Companies Law.

Section 3.26 No Additional Representations.

(a) Company acknowledges that Buyer does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate delivered by Buyer to Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that

Buyer makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Company, any of its affiliates or any of their respective officers, directors, employees or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Buyer and its Subsidiaries or (ii) the future business and operations of Buyer and its Subsidiaries, and Company has not relied on such information or any other representations or warranties not set forth in Article IV.

(b) Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, estimates, projections and prospects of Buyer and its Subsidiaries and acknowledges that Company has been provided access for such purposes. Except for the representations and warranties expressly set forth in Article IV or in any certificate delivered to Company by Buyer in accordance with the terms hereof, in entering into this Agreement, Company has relied solely upon its independent investigation and analysis of Buyer and Buyer’s Subsidiaries, and Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Buyer, its Subsidiaries, or any of their respective affiliates, shareholders, controlling persons or Representatives that are not expressly set forth in Article IV or in any certificate delivered to Company by Buyer, whether or not such representations, warranties or statements were made in writing or orally. Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Buyer to Company (i) Buyer does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Company is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by Buyer to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty may not be relied upon by Company as having been authorized by Buyer and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Company, any of its affiliates or any of their respective officers, directors, employees or Representatives are not and shall not be deemed to be or include representations or warranties of Buyer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed (a) in the Buyer SEC Documents filed or furnished prior to the date hereof but on or after January 1, 2018 (without giving effect to any amendment to any such Buyer SEC Document filed on or after the date hereof and excluding (i) any disclosures set forth in any such Buyer SEC Document in any risk factor section, (ii) any disclosure in any section relating to forward-looking statements and (iii) any other statements that are predictive or forward-looking in nature other than historical facts included therein), or (b) in the disclosure schedule delivered by Buyer to Company immediately prior to the execution of this Agreement (the “Buyer Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), Buyer represents and warrants to Company as follows:

Section 4.1 Qualification, Organization, Subsidiaries, Capitalization.

(a) Buyer is a corporation duly organized and validly existing under the Laws of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement. Buyer has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have a Buyer Material Adverse Effect. Each of Buyer’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization and has the requisite capacity, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Each of Buyer and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing as a foreign entity (where such concept is recognized under applicable Law) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) Buyer has made available to Company, prior to the date hereof, true and complete copies of the certificate of incorporation and bylaws of Buyer (the “Buyer Governing Documents”). Buyer is not in violation, in any material respect, of the Buyer Governing Documents. None of Buyer’s “significant subsidiaries” as of the date hereof, as such term is defined in Regulation S-X promulgated by the SEC, as identified in Section 4.1(g) of the Buyer Disclosure Schedule (the “Buyer Material Subsidiaries”), is in violation, in any material respect, of any of its articles of association, certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents, in each case as amended to and in effect as of the date hereof (collectively and, together with the Buyer Governing Documents, the “Buyer Organizational Documents”).

(c) As of the close of business on January 24, 2020, (i) 206,409,586 shares of Buyer Common Stock were issued and outstanding, (ii) 39,977,471 shares of Buyer Common Stock were held in treasury, (iii) 1,056,358 non-vested shares of Buyer Common Stock were outstanding and subject to potential forfeiture under the Buyer Stock Plans, and (iv) up to 5,984,977 shares of Buyer Common Stock were available for future issuance under the Buyer Stock Plans, of which amount (A) no shares of Buyer Common Stock were subject to outstanding option awards under the Buyer Stock Plans, (B) 480,268 shares of Buyer Common Stock were subject to outstanding performance unit awards under the Buyer Stock Plans and 603,661 shares of Buyer Common Stock were subject to outstanding restricted stock unit awards under the Buyer Stock Plans. All outstanding shares of Buyer Common Stock are, and all such shares of Buyer Common Stock that may be issued prior to the Effective Time and the New Buyer Shares, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(c) (and other than the shares of Buyer Common Stock issuable pursuant to the terms of awards issued under the Buyer Stock Plans (collectively, “Buyer Equity Awards”)), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Buyer or any of its Subsidiaries is a party (A) obligating Buyer or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any equity interests of Buyer or any Subsidiary of Buyer or securities convertible into or exchangeable for such equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such equity interests, or (4) make any payment to any person the value of which is derived from or calculated based on the value of any equity security issued by Buyer or any of its Subsidiaries or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by Buyer or its Subsidiaries. With respect to each grant of Buyer Equity Awards, each such grant was made in accordance with the terms of the applicable Buyer Stock Plan, the Exchange Act, the Securities Act and all other applicable Laws, including the rules of the NYSE.

(d) Neither Buyer nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Buyer Shareholders on any matter.

(e) There are no voting trusts or other agreements to which Buyer or any of its Subsidiaries is a party with respect to the voting or registration of the equity interests of Buyer or any of its Subsidiaries.

(f) No Subsidiary of Buyer owns any equity interests of Buyer, and Buyer or a Subsidiary of Buyer owns, directly or indirectly, all of the issued and outstanding equity interests of each Subsidiary of Buyer, free and clear of any preemptive rights and any Liens other than Buyer Permitted Liens, and all of such equity interests are duly authorized, validly issued, fully paid and nonassessable (where such concept is applicable and recognized under applicable Law) and free of preemptive rights. Except for equity interests in Buyer’s Subsidiaries, neither Buyer nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Except for any obligations pursuant to this Agreement, neither Buyer nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Neither Buyer nor any of its Subsidiaries has any obligation, other than pursuant to the Buyer Stock Plans, to repurchase, redeem or otherwise acquire any equity interests of Buyer or any such Subsidiary.

(g) The Buyer Material Subsidiaries identified in Section 4.1(g) of the Buyer Disclosure Schedule include each “significant subsidiary,” as such term is defined in Regulation S-X promulgated by the SEC, of Buyer as of the date hereof.

Section 4.2 Authority Relative to this Agreement; No Violation.

(a) Buyer has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by Buyer in connection with the transactions contemplated hereby (together with this Agreement, the “Buyer Transaction Documents”) and, subject to Section 4.2(b), to consummate the transactions contemplated hereby and thereby, including the Transaction. The execution, delivery and performance of this Agreement and the other Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Buyer and no other company action on the part of Buyer is necessary to authorize the execution and delivery by Buyer of this Agreement and the other Buyer Transaction Documents and the consummation of the Transaction. The Board of Directors of Buyer has duly and validly adopted resolutions (i) approving and declaring advisable this Agreement and the other Buyer Transaction Documents, including the Transaction, the Scheme of Arrangement and the other transactions contemplated hereby and thereby, and (ii) declaring that it is in the best interests of the Buyer Shareholders that Buyer enter into this Agreement and the other Buyer Transaction Documents and consummate the Transaction, the Scheme of Arrangement and the other transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein. None of the aforementioned resolutions, as of the date hereof, have been rescinded, modified or withdrawn in any way. Each of the Buyer Transaction Documents has been duly and validly executed and delivered by Buyer and, assuming each such Buyer Transaction Document has been duly authorized, executed and delivered by each other counterparty thereto, each of the Buyer Transaction Documents constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, administration, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (B) the Enforceability Exceptions.

(b) Other than in connection with or in compliance with (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NYSE, (iv) the HSR Act and any antitrust, competition, foreign investment or similar Laws outside of the United States set forth in Section 3.2(b) of the Company Disclosure Schedule and (v) the approvals set forth in Section 4.2(b) of the Buyer Disclosure Schedule (collectively, the “Buyer Approvals”), and, subject to the accuracy of the representations and warranties of Company in Section 3.2(b), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, or notice to, any Governmental Entity is necessary, under applicable Law, for the execution, delivery and performance of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except for such authorizations, consents, Orders, licenses, permits, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(c) The execution, delivery and performance by Buyer of this Agreement do not, and (assuming the Buyer Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, suspension, limitation or impairment of any right of Buyer or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Buyer or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien (other than Buyer Permitted Liens and any Liens created in connection with any action taken by Company or its affiliates), in each case, upon any of the properties or assets of Buyer or any of its Subsidiaries or any contract to which Buyer or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) conflict with or result in any violation of any provision of the Buyer Organizational Documents or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.3 Reports and Financial Statements.

(a) Buyer and each of its Subsidiaries has timely filed with or furnished to the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by it since January 1, 2018 (all such documents and reports filed or furnished by Buyer or any of its Subsidiaries, the “Buyer SEC Documents”). As of their respective dates of filing or, in the case of Buyer SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, their respective dates of effectiveness, or, if amended prior to the date hereof, as of the date of the last amended filing, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Buyer SEC Documents as of a later date (but before the date hereof) will be deemed to modify information as of an earlier date.

(b) The consolidated financial statements (including all related notes and schedules thereto) of Buyer included in the Buyer SEC Documents, (i) fairly present in all material respects the consolidated financial position of Buyer and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and any other adjustments described therein), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) are in accordance, in all material respects with, the books and records of Buyer and its consolidated Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

(c) There are no outstanding or unresolved comments from, or unresolved issues raised by, the staff of the SEC relating to the Buyer SEC Documents. None of the Buyer SEC Documents is, to the knowledge of Buyer, the subject of ongoing SEC review, and no enforcement action has been initiated against Buyer relating to disclosures contained in or omitted from any Buyer SEC Document.

(d) Neither Buyer nor any of its Subsidiaries is a party to, nor does it have any binding commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among Buyer or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer or any of its Subsidiaries in Buyer’s financial statements or other Buyer SEC Documents.

Section 4.4 Internal Controls and Procedures. Buyer has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Buyer’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Buyer in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Buyer’s management has completed an assessment of the effectiveness of Buyer’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2018, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof management of Buyer has disclosed to Buyer’s auditors and the audit committee of the Board of Directors of Buyer (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably expected to adversely affect in any material respect Buyer’s ability to record, process, summarize and report financial information and (ii) any fraud that is reasonably expected to adversely affect in any material respect Buyer’s financial reporting that involves management or other employees who have a significant role in Buyer’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Company prior to the date hereof.

Section 4.5 No Undisclosed Liabilities. There are no liabilities or obligations of Buyer or any of its Subsidiaries, whether known or unknown and whether accrued, absolute, determined or contingent, except for (i) liabilities or obligations disclosed or reserved against for in the most recent balance sheets included in the Buyer Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement (the “Buyer Latest Balance Sheet”), (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement or the transactions contemplated hereby, (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Buyer Latest Balance Sheet, (iv) liabilities or obligations that have been discharged or paid in full, (v) liabilities arising under the executory portion of any Contract to which Buyer or any of its Subsidiaries is a party (other than liabilities arising in connection with a breach of any such Contract) or (vi) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.6 Compliance with Law; Permits.

(a) Buyer and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable Law, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Since January 1, 2018, neither Buyer nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) Buyer and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, concessions, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, financial assurance instruments, qualifications and registrations and Orders of all applicable Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Buyer and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Buyer Permits” and, together with the Company Permits, the “Permits”), except where the failure to have or to have filed such Buyer Permits would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. All Buyer Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer and each of its Subsidiaries is in compliance with the terms and requirements of all material Buyer Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.7 Absence of Certain Changes or Events.

(a) From December 31, 2018 through the date of this Agreement, except in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, the businesses of Buyer and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except when such conduct outside the ordinary course of business has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) Since December 31, 2018, there has not been any event, change, effect, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.8 Environmental Laws and Regulations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect (i) there are, to the knowledge of Buyer, no investigations, actions, suits, proceedings (whether administrative or judicial) pending or threatened in writing against Buyer or any of its Subsidiaries or any person or entity whose liability Buyer or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or other liability under any Environmental Law, (ii) Buyer and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2018 have been, in compliance with all Environmental Laws (which compliance includes the possession by Buyer and each of its Subsidiaries of all Buyer Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by Buyer or any of its Subsidiaries, or, to Buyer’s knowledge, as a result of any operations or activities of Buyer or any of its Subsidiaries or their contractors or third-party operators, that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation or liability of any kind to Buyer or its Subsidiaries, (iv) none of Buyer and its Subsidiaries is subject to any Order, or any indemnity obligation with respect to the liability of any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning any Releases of Hazardous Materials and (v) none of Buyer and its Subsidiaries has received any unresolved claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged noncompliance by Buyer or its Subsidiaries with or liability of Buyer or its Subsidiaries under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by Buyer or its Subsidiaries by contract or by operation of law).

Section 4.9 Investigations; Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) there is no investigation or review pending (or, to Buyer’s knowledge, threatened) by any Governmental Entity with respect to Buyer or any of its Subsidiaries, (ii) there are no claims, actions, suits, investigations, arbitrations or administrative or other proceedings, or any subpoenas, civil investigative demands or other requests for information, relating to potential violations of Law pending (or, to Buyer’s knowledge, threatened) against or affecting Buyer or any of its Subsidiaries, or any of their respective properties and (iii) there are no Orders, injunctions, judgments or decrees of, or before, any Governmental Entity pending (or, to Buyer’s knowledge, threatened to be imposed) against Buyer or any of its Subsidiaries that imposes any ongoing obligation or restriction on Buyer or any of its Subsidiaries.

Section 4.10 Investment Company. None of Buyer or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

Section 4.11 Intellectual Property.

(a) Section 4.11(a) of the Buyer Disclosure Schedule sets forth a correct and complete list of all of the registered and applied for patents, trademarks, copyrights and domain names owned by the Buyer or any of its Subsidiaries (collectively, the “Buyer Registered IP”). All items of material Buyer Registered IP are subsisting, unexpired (other than natural expirations at the end of a statutory term), and to Buyer’s knowledge, valid and enforceable.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, either Buyer or a Subsidiary of Buyer exclusively own all worldwide (v) trademarks, trade names, service marks, service names, logos, assumed names, corporate and d/b/a names, domain names, and other indicia of origin (together with their associated goodwill), (w) copyrights, (x) patents, (y) trade secrets and other intellectual property rights, and (z) all registrations, applications, renewals, continuations, divisionals, reissues, re-examinations and foreign counterparts (as applicable) of any of the foregoing (collectively, the “Buyer Intellectual Property”) that it owns or purports to own, free and clear of Liens other than Buyer Permitted Liens, and no third party has ownership rights or license rights to improvements made by Buyer in the Buyer Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) there are no pending or, to Buyer’s knowledge, threatened claims by any person alleging infringement, misappropriation or other violation by Buyer or any of its Subsidiaries of any intellectual property rights of any person, (ii) the conduct of the business of Buyer and its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not since January 1, 2018, infringed, misappropriated or otherwise violated, any intellectual property rights of any person, (iii) neither Buyer nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of Buyer’s or any its Subsidiaries’ rights to or in connection with Buyer Intellectual Property and (iv) to Buyer’s knowledge, no person is infringing, misappropriating or otherwise violating, and has not since January 1, 2018, infringed, misappropriated or otherwise violated, any Buyer Intellectual Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its Subsidiaries have implemented (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the Buyer IT Assets (and all data stored therein or processed thereby); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices; and (iii) complied with their own policies with respect to privacy and data security. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect there have been no violations, breaches, unauthorized use, access to or outages of the Buyer IT Assets (or any data stored therein or processed thereby).

Section 4.12 Properties.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its Subsidiaries have good and defensible title to all real property owned by Buyer or any of its Subsidiaries and good and valid leasehold interest to all real property which is leased, subleased, licensed or otherwise occupied by Buyer or any of its Subsidiaries, in each case free and clear of all Liens (other than Buyer Permitted Liens).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its Subsidiaries have good and defensible title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of Buyer and its Subsidiaries, in each case free and clear of all Liens (other than Buyer Permitted Liens).

Section 4.13 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect:

(i) Buyer and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are true, complete and accurate.

(ii) Buyer and each of its Subsidiaries have adequately accrued and reserved for Taxes not yet due or owing in accordance with GAAP.

(iii) Buyer and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them or that Buyer or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, shareholder or third party (in each case, whether or not shown on any Tax Return), except with respect to matters contested in good faith through appropriate proceedings and for which adequate reserves have been established, in accordance with GAAP, on the most recent financial statements of Buyer and its Subsidiaries.

(iv) No Tax Return of Buyer or any of its Subsidiaries is the subject of an audit, examination investigation or other proceeding; there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of Buyer or any of its Subsidiaries; and no assessment of Tax has been proposed in writing against Buyer or any of its Subsidiaries or any of its assets or properties that has not been fully settled or resolved.

(v) Neither Buyer nor any of its Subsidiaries is the beneficiary of any waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return, the assessment or collection thereof by any relevant Tax authority or the payment of any Tax by Buyer or any of its Subsidiaries, which waiver or extension is currently in effect.

(vi) Neither Buyer nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local or non-U.S. tax Law, and neither Buyer nor any of its Subsidiaries is subject to any private ruling issued by any Governmental Entity in respect of Taxes.

(vii) There are no Liens for Taxes on any asset of Buyer or its Subsidiaries, except for Buyer Permitted Liens.

(viii) No written claim has been received by Buyer or any of its Subsidiaries from a Governmental Entity in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

(ix) Neither Buyer nor any of its Subsidiaries has been a party to a transaction that is a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax Law.

(x) Within the past two years, neither Buyer nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or a similar provision of state, local or non-U.S. tax Law).

Section 4.14 Employment and Labor Matters.

(a) Neither Buyer nor any of its Subsidiaries is a party to or bound by any Collective Bargaining Agreement with respect to employees or workers of Buyer or any of its Subsidiaries (each, an “Buyer Employee”), other than those nationwide, industry wide or similar Collective Bargaining Agreements that Buyer or any of its Subsidiaries may be deemed to be a party to or bound by as a result of doing business in a particular jurisdiction.

(b) No notice to or approval from or any consultation with any trade union, works council, staff association, employee organizing entity or other body representing Buyer Employees is required in connection with Buyer entering into this Agreement or completing the Transaction and no Collective Bargaining Agreement to which Buyer is a party requires any particular process to be followed in connection with Buyer entering into this Agreement or completing the Transaction. Buyer has delivered to Company a complete and accurate list of all labor organizations recognized by Buyer in any way for bargaining, information or consultation purposes and/or which represent any Buyer Employee with respect to their employment with Buyer or any of its Subsidiaries.

(c) There are no outstanding applications for recognition or information and consultation rights with respect to Buyer Employees. To Buyer’s knowledge, there are no activities or proceedings of any labor or trade union, staff association or other body to organize any Buyer Employee. No Collective Bargaining Agreement is being negotiated by Buyer or, to Buyer’s knowledge, any of its Subsidiaries with respect to any Buyer Employees.

(d) Since December 31, 2018, there has been no actual, or to Buyer’s knowledge, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing or other labor disputes against Buyer or any of its Subsidiaries involving Buyer Employees that would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(e) Except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) Buyer and its Subsidiaries are, and have been since December 31, 2018, in compliance with all Laws regarding employment and employment practices, the engagement of workers (including but not limited to in respect of immigration and right to work, safety and health and equal opportunity), terms and conditions of employment/engagement and wages, benefits and hours (including classification of employees) and other Laws in respect of any reduction in force, including notice, information and consultation requirements and (ii) since December 31, 2018, Buyer and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, prevailing wages, commissions, bonuses, fees, holidays and other compensation that has come due and payable to current and former Buyer Employees and independent contractors under applicable Law, contract, or policy.

(f) Since December 31, 2018, Buyer and its Subsidiaries each has promptly, thoroughly and impartially investigated all allegations of workplace discrimination and sexual harassment allegations against any of their employees with a title of Vice President or higher or directors which has been reported to Buyer or its Subsidiaries, and neither Buyer nor its Subsidiaries reasonably expects to incur any material liability with respect to any such allegation.

(g) Since December 31, 2018, neither Buyer nor any Subsidiaries have established (i) any redundancy plans or other collective plans and there are no such undertakings that would continue with respect to Buyer or any of its Subsidiaries after the consummation of the Transaction in this respect, or (ii) any unilateral employer undertakings and collective agreements relating to any obligation of continued employment.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) there are no material outstanding assessments, penalties, fines, Liens, charges, surcharges, or other related amounts due or owing by Buyer pursuant to any workplace safety and insurance/workers’ compensation Laws, (ii) Buyer has not been reassessed in any material respect under such Laws since December 31, 2018, and (iii) Buyer has not received any claims under such Laws.

Section 4.15 Employee Benefit Plans.

(a) Section 4.15(a) of the Buyer Disclosure Schedule sets forth a correct and complete list of each material Buyer Benefit Plan. For purposes of this Agreement, “Buyer Benefit Plan” means any (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or (iii) plan, program, agreement, policy or arrangement providing for compensation, employment, benefits, retirement benefits, profit-sharing, deferred compensation, stock option, phantom stock, stock appreciation, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, long service award, vacation, bonus, commissions, incentive, medical, retiree medical, vision, dental or other health benefits, life insurance or death benefits, disability benefits, any other employee benefit, fringe benefit or post-employment or retirement benefit, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case (x) sponsored, maintained or administered by Buyer or any Subsidiary, (y) to which Buyer or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors or (z) with respect to which Buyer or any of its Subsidiaries has or could reasonably be expected to have any obligation or liability, contingent or otherwise. With respect to each Buyer Benefit Plan set forth on Section 4.15(a) of the Buyer Disclosure Schedule, Buyer has made available to Company the following, to the extent applicable: (i) all documents constituting the Buyer Benefit Plan, including the plan document and all amendments or, if any Buyer Benefit Plan is not in writing, a written description of the material terms of such Buyer Benefit Plan; (ii) each trust, insurance, annuity or other funding contract related thereto; (iii) the most recent actuarial valuation report; (iv) the most recent summary plan description, including any summary of material modifications required under ERISA with respect to such Buyer Benefit Plan; (v) the most recent financial statements; (vi) the most recent IRS determination or opinion letter, if any, issued by the IRS with respect to any such Buyer Benefit Plan that is intended to qualify under Section 401(a) of the Code; (vii) the most recent annual reports for such Buyer Benefit Plan or any trust holding assets thereof, that are required to be filed with any Governmental Entity under applicable Law, including all reports on Form 5500 that are required under ERISA or the Code (and all schedules, financial statements and audit reports attached thereto); and (viii) all group insurance contracts, any stop-loss, excess or similar insurance policy pertaining to the Buyer Benefit Plan; provided, however, that to the extent any such materials have not been made available to Company as of the date hereof, Buyer shall provide copies of such materials as promptly as reasonably practicable and in no event later than four weeks after the date hereof.

(b) Each Buyer Benefit Plan that is intended to be a Qualified Plan has received a determination or opinion letter from the U.S. Internal Revenue Service to the effect that such plan is so qualified, and nothing has occurred that would be reasonably expected to materially adversely affect the qualification of any such Buyer Benefit Plan.

(c) Except as set forth on Section 4.15(c) of the Buyer Disclosure Schedule, no Buyer Benefit Plan is (i) a U.S. Defined Benefit Plan, or (ii) a defined benefit pension plan that is governed by local Law that is substantially similar to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code. Neither Buyer nor any of its Subsidiaries has since the Spin-Off Date (i) incurred any actual or contingent liability with respect to any U.S. Defined Benefit Plan or (ii) has any obligation or liability, whether actual or contingent, with respect to any such plan that was sponsored, maintained or contributed to at any time since the Spin-Off Date by any entity that was during such period an ERISA Affiliate of Buyer or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, with respect to each Buyer Benefit Plan, (i) no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, and no accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code, has occurred, and (ii) all contributions required to have been made under the terms of any such Buyer Benefit Plan have been timely made.

(e) None of Buyer or any of its Subsidiaries maintains, contributes to or is obligated to contribute to a Multiemployer Plan or a Multiple Employer Plan, and none of Buyer or any of its Subsidiaries has since the Spin-Off Date incurred any undischarged liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such plan. Neither Buyer nor any of its Subsidiaries has, since the Spin-Off Date, (i) incurred any actual or contingent liability with respect to any Multiemployer Plan or (ii) has any obligation or liability, whether actual or contingent, with respect to any such plan that was sponsored, maintained or contributed to at any time since the Spin-Off Date through the date of this Agreement by any entity that was during such period an ERISA Affiliate of Buyer or any of its Subsidiaries.

(f) Neither Buyer nor any of its Subsidiaries (nor, where applicable, any of their respective employees, directors or associates) have been issued with a restoration order, a contribution notice or financial support direction (or a warning notice, improvement notice or any other fine, penalty or notice of exercise or proposed or threatened exercise of any of its powers) by the UK Pensions Regulator in relation to any Buyer Benefit Plan or other occupational pension arrangement subject to the UK Pensions Act 2004 and, to Buyer’s knowledge, no facts or circumstances exist under which would reasonably be expected to give rise to any such notice, direction, fine or penalty. No person with which Buyer or any of its Subsidiaries is connected or associated with, participates (or, in the last six years, has participated) or has any material liability as an employer (or former employer) in a UK occupational pension scheme other than (i) the Buyer Benefit Plans set forth on Section 4.15(a) of the Buyer Disclosure Schedule, or (ii) a money purchase scheme (as defined in Section 181 of the UK Pension Schemes Act 1993). For the purposes of this paragraph, “connected” and “associate” are to be interpreted in accordance with Sections 249 and 435, respectively, of the UK Insolvency Act 1986.

(g) There is no material Action (including any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the PBGC, the U.S. Internal Revenue Service or any other Governmental Entity or by any plan participant or beneficiary pending, or to Buyer’s knowledge, threatened, relating to the Buyer Benefit Plans, any fiduciaries thereof with respect to their duties to the Buyer Benefit Plans or the assets of any of the trusts under any of the Buyer Benefit Plans (other than routine claims for benefits) nor to Buyer’s knowledge are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions.

(h) Except as set forth on Section 4.15(h) of the Buyer Disclosure Schedule, no Buyer Benefit Plan provides for any post-employment or post-retirement medical or life insurance benefits for retired, former or current directors or employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or any comparable U.S. state Law except as would not result in material liability to Buyer and its Subsidiaries, taken as a whole. Neither Buyer nor any of its Subsidiaries sponsors, maintains or contributes to any “multiple employer welfare arrangement” within the meaning of Section 3(4) of ERISA.

(i) Each Buyer Benefit Plan has, and Buyer and its Subsidiaries have, in relation to the Buyer Benefit Plans, at all times complied with all applicable Laws, regulations and requirements applicable to the Buyer Benefit Plans and the trusts, powers and provisions of the Buyer Benefit Plan documentation, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer and its Subsidiaries have at all times complied with their obligations in relation to automatic enrolment arising under the UK Pensions Act 2008, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(j) No person has ever become employed in the United Kingdom or any EU member state by Buyer or any of its Subsidiaries as a result of a transfer under the Transfer of Undertakings (Protection of Employment) Regulations 2006 (or its predecessor regulation) where such person was, prior to the transfer, a member of a UK occupational pension scheme or any EU member state occupational pension scheme that provided any benefits other than on old age, invalidity or death, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(k) Section 4.15(k) of the Buyer Disclosure Schedules sets forth a correct and complete list of each material Non-U.S. Buyer Benefit Plan. “Non-U.S. Buyer Benefit Plan” shall mean each Buyer Benefit Plan that is (i) provided primarily for the benefit of one or more current or former employees, directors, consultants or independent contractors (or their dependents) whose services are (or were at the time the individual was providing active services) primarily provided outside of the United States or (ii) maintained subject to the Laws of any jurisdiction outside of the United States. With respect to the Non-U.S. Buyer Benefit Plans set forth on Section 4.15(k) of the Buyer Disclosure Schedules: (i) such Non-U.S. Buyer Benefit Plan has obtained from the Governmental Entity having jurisdiction with respect to such Non-U.S. Buyer Benefit Plan any required determinations that such Non-U.S. Buyer Benefit Plan is in material compliance with the applicable Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Non-U.S. Buyer Benefit Plan; (ii) if such Non-U.S. Buyer Benefit Plan is intended to qualify for special tax treatment, such Non-U.S. Buyer Benefit Plan meets all requirements for such treatment in all material respects; (iii) if such Non-U.S. Buyer Benefit Plan is required under applicable Laws to maintain a separate fund of assets, full and timely (inclusive of any valid extension) payment has been made of all material amounts required of Buyer and its Subsidiaries under the terms of such Non-U.S. Buyer Benefit Plan and applicable Law in all material respects; and (iv) if such Non-U.S. Buyer Benefit Plan is required to be book-reserved, such Non-U.S. Buyer Benefit Plan is book reserved, as appropriate, to the extent so required by applicable Laws and GAAP in all material respects.

Section 4.16 Insurance. Buyer and its Subsidiaries maintain insurance in such amounts and against such risks substantially as Buyer believes to be customary for the business conducted by Buyer and its Subsidiaries as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) all insurance policies maintained by or on behalf of Buyer or any of its Subsidiaries as of the date of this Agreement are in full force and effect and are valid and enforceable, and all premiums due on such policies have been paid by Buyer or its Subsidiaries, as applicable, and (ii) Buyer and its Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of Buyer or any of its Subsidiaries as of the date of this Agreement, and neither Buyer nor any of its Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

Section 4.17 Intentionally Omitted.

Section 4.18 Material Contracts.

(a) Except for this Agreement, the Buyer Benefit Plans, agreements filed as exhibits to the Buyer SEC Documents or as set forth on the applicable subsection of Section 4.18(a) of the Buyer Disclosure Schedule, as of the date hereof, neither Buyer nor any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC). All such “material contracts” are referred to herein as “Buyer Material Contracts.”

(b) Buyer has delivered or made available to Company true and complete copies of all Buyer Material Contracts.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) neither Buyer nor any Subsidiary of Buyer is in breach of or default under the terms of any Buyer Material Contract, (ii) to Buyer’s knowledge, no other party to any Buyer Material Contract is in breach of or default under the terms of any Buyer Material Contract and (iii) each Buyer Material Contract is a valid and binding obligation of Buyer or the Subsidiary of Buyer that is party thereto and, to Buyer’s knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions.

Section 4.19 Finders or Brokers. Except for Rockefeller Financial LLC, neither Buyer nor any of Buyer’s Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to or may receive any fee or any commission in connection with or upon consummation of the Transaction, other than any investment banker, broker or finder whose fees will be paid by Buyer. Buyer has heretofore made available to Company a true and complete copy of Buyer’s engagement letter with Rockefeller Financial LLC.

Section 4.20 Anti-Bribery. Within the past two years, neither (a) Buyer, any of its Subsidiaries, nor any director, officer, or employee of Buyer or (b) to the knowledge of Buyer any of its Subsidiaries nor any Representative while acting for or on behalf of any of the foregoing, has directly or to the knowledge of Buyer, indirectly (i) made, accepted, promised, or authorized the giving of any unlawful payment to/from any foreign or domestic government officials or employees or to/from any foreign or domestic political parties or campaigns, or to/from any private third parties in violation of any provisions of any applicable anti-bribery Laws, including without limitation the FCPA or the Bribery Act, or (ii) taken any action or engaged in any conduct, activity or practice for or on behalf of Buyer or any of its Subsidiaries that would otherwise constitute a violation of or an offence under any applicable anti-bribery Laws, including the FCPA and the Bribery Act, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Buyer maintains policies and procedures that are reasonably designed to ensure compliance with anti-bribery Laws. Neither Buyer nor any of its Subsidiaries, nor any director, officer or, to the knowledge of Buyer, employee of Buyer or any Subsidiary of Buyer, are, or in the past two years have been, subject to any actual, pending, or, threatened civil, criminal, or administrative actions or governmental investigations, inquiries or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Buyer or any Subsidiary of Buyer relating to alleged violations of applicable anti-bribery Laws, including the FCPA and the Bribery Act.

Section 4.21 Export Controls and Sanctions.

(a) Neither (i) Buyer, any of its Subsidiaries, or any employee, officer, or director of Buyer, nor to Buyer’s knowledge, any of its Subsidiaries nor any Representative of any of the foregoing, (A) is currently or has been within the past two years the target of Trade Sanctions (including by being designated on the list of Specially Designated Nationals and Blocked Persons or on any other sanctions list maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury or direct or indirect ownership or control by one or more designated parties), or is or has been within the past two years operating, organized or resident in a country or territory that itself is the target of Trade Sanctions (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and Venezuela) in violation of Trade Sanction; or (B) has, directly or, to the knowledge of Buyer, indirectly, participated in the past two years in any prohibited or unlawful transaction or dealing involving a person or entity that is the target of Trade Sanctions, or with any person or entity operating, organized, or resident in a country or territory that is the target of Trade Sanctions.

(b) In the past two years, each of Buyer and Buyer’s Subsidiaries (i) has conducted its business in compliance with all applicable Trade Sanctions and Export Control Laws in all material respects; and (ii) have obtained, and are in compliance in all material respects with, all required export and import licenses, license exceptions and other consents, notices, approvals, orders, permits, authorizations, declarations, classifications and filings with any Governmental Entity required for the import, export and re-export of products, software and technology Buyer maintains and enforces policies and procedures that are reasonably designed to ensure, compliance with applicable Trade Sanctions and Export Control Laws.

Section 4.22 Derivatives. Section 4.22 of the Buyer Disclosure Schedule contains a complete and correct schedule of all material Derivative Transactions entered into by Buyer or any of its Subsidiaries or for the account of any of their respective customers as of the date hereof.

Section 4.23 Takeover Statutes. There are no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state or other anti-takeover Laws and regulations applicable to Buyer, the Buyer Common Stock, the Transaction or any other transactions contemplated by this Agreement.

Section 4.24 Information Supplied. The information supplied or to be supplied by Buyer in writing for inclusion in the Proxy Statement (including, for the avoidance of any doubt, the Scheme Document) will not, at the time the Proxy Statement is first mailed to the Company Shareholders and at the time of any meeting of Buyer Shareholders to be held in connection with the issuance of the New Buyer Shares, the Scheme Meeting and the Company GM to be held in connection with the Transaction, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Company in writing expressly for inclusion therein.

Section 4.25 Sufficiency of Funds. Buyer has, and on the Closing Date will have sufficient cash, available lines of credit or other sources of immediately available and cleared funds to (a) make all cash payments contemplated to be made by Buyer under this Agreement in connection with the Transaction, including the Fractional Share Consideration, (b) repay, prepay or discharge the principal of and interest on, and all other indebtedness and other amounts outstanding pursuant to, the Company Credit Agreement, if applicable and (c) pay all fees and expenses required to be paid by Buyer and Company in connection with the Transaction. Notwithstanding anything set forth in this Agreement to the contrary, Buyer agrees and affirms that it is not a condition to the Closing or to any of its obligations under this Agreement (including its obligations to consummate the transactions contemplated hereby) that Buyer obtain any financing for, or related to, any of the transactions contemplated by this Agreement.

Section 4.26 No Additional Representations.

(a) Buyer acknowledges that Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by Company to Buyer in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Company makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Buyer, any of its affiliates or any of their respective officers, directors, employees or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Company and its Subsidiaries or (ii) the future business and operations of Company and its Subsidiaries, and Buyer has not relied on such information or any other representations or warranties not set forth in Article III.

(b) Buyer has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, estimates, projections and prospects of Company and its Subsidiaries and acknowledges that Buyer has been provided access for such purposes. Except for the representations and warranties expressly set forth in Article III or in any certificate delivered to Buyer by Company in accordance with the terms hereof, in entering into this Agreement, Buyer has relied solely upon its independent investigation and analysis of Company and Company’s Subsidiaries, and Buyer acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Company, its Subsidiaries, or any of their respective affiliates, shareholders, controlling persons or Representatives that are not expressly set forth in Article III or in any certificate delivered to Buyer by Company, whether or not such representations, warranties or statements were made in writing or orally. Buyer acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by Company to Buyer (i) Company does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Buyer is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty may not be relied upon by Buyer as having been authorized by Company and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Buyer, any of its affiliates or any of their respective officers, directors, employees or Representatives are not and shall not be deemed to be or include representations or warranties of Company.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business.

(a) From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be required by the regulations or requirements of any stock exchange or regulatory organization applicable to Company and its Subsidiaries and Buyer and its Subsidiaries, as applicable, (iii) with the prior written consent of Company or Buyer with respect to the business of Buyer and its Subsidiaries and Company and its Subsidiaries, respectively (such consent not to be unreasonably withheld, conditioned or delayed), (iv) as may be expressly contemplated or required by this Agreement, (v) in the case of Company, as contemplated by the Restructuring Plan or (vi) as set forth in Section 5.1(b) of the Company Disclosure Schedule or Section 5.1(c) of the Buyer Disclosure Schedule, as applicable, each of Company and Buyer covenants and agrees that the business of Company and its Subsidiaries and of Buyer and its Subsidiaries, respectively, shall be conducted in the ordinary course of business consistent with past practice, and Company and its Subsidiaries and Buyer and its Subsidiaries shall use, and Company and Buyer shall cause their respective Subsidiaries to use, commercially reasonable efforts to (A) preserve intact their respective present lines of business and business organization, (B) maintain their respective rights, franchises and Permits, and (C) preserve their respective relationships and goodwill with customers and suppliers and keep available the services of its current officers and Key Employees.

(b) Company agrees with Buyer, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law, (ii) as may be required by the regulations or requirements of any stock exchange or regulatory organization applicable to Company and its Subsidiaries, (iii) with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), (iv) as may be expressly contemplated or required by this Agreement (including with respect to the Scheme of Arrangement), (v) as set forth in the Restructuring Plan or (vi) as set forth in Section 5.1(b) of the Company Disclosure Schedule, Company:

(i) shall not amend or modify its articles of association, and shall not permit any of its Subsidiaries to adopt any amendments or modifications to its articles of association, certificate of incorporation or bylaws or similar applicable organizational documents, other than, in the case of wholly owned Subsidiaries, in connection with internal restructurings among such Subsidiaries;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for (A) any such transaction by a wholly owned Subsidiary which remains a wholly owned Subsidiary after consummation of such transaction, (B) issuances of Company Ordinary Shares under the Company Stock Plans, to the extent permitted by subsection (viii) below or in respect of the exercise, vesting or settlement of any Company Equity Awards, outstanding on the date of this Agreement or granted in accordance with the terms of this

Agreement, or (C) the vesting of Company Ordinary Shares or for withholding of Taxes with respect to any Company Equity Awards to the extent provided by the terms of the award agreements;

(iii) shall not, and shall not permit any of its Subsidiaries that is not directly or indirectly wholly owned to, authorize, make, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of Company or its Subsidiaries), except (A) dividends or distributions by any Subsidiaries only to Company or to any wholly owned Subsidiary of Company in the ordinary course of business consistent with past practice and (B) dividends or distributions by any non-wholly owned Subsidiary or joint venture that are consistent with past practice or required under such entity’s organizational documents in effect on the date of this Agreement;

(iv) shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Transaction and other than any liquidations, dissolutions, mergers, consolidations, restructurings or reorganizations solely among Company and its Subsidiaries or among Company’s Subsidiaries;

(v) shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person with a value in excess of $1,000,000 in the aggregate, except (A) as made in connection with any transaction among (x) Company and its wholly owned Subsidiaries or (y) Company’s wholly owned Subsidiaries, (B) any officer, director or employee of Company or any of its Subsidiaries related to business travel and other business-related expenses in the ordinary course of business, (C) extensions of credit to customers in the ordinary course of business and consistent with customary trade terms, or (D) advancement obligations under any indemnification agreement entered into by Company or any of its Subsidiaries; provided, however, that Company shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make loans, advances or capital contributions to, or investments in, any other person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transaction;

(vi) shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, abandon, transfer, exchange or swap, or otherwise dispose of or encumber (including pursuant to a sale-leaseback arrangement) any properties, rights or non-cash assets with a value in excess of $5,000,000 (provided, however, that the reference to “$5,000,000” in this clause (vi) shall be deemed to be a reference to “$3,000,000” for any sale-leaseback transaction), except (A) sales, transfers and dispositions of obsolete, surplus or worthless assets, (B) sales of inventory in the ordinary course of business, (C) non-exclusive licenses in the ordinary course of business or (D) sales, leases, transfers or other dispositions made in connection with any transaction among Company and its wholly owned Subsidiaries or among Company’s wholly owned Subsidiaries;

(vii) shall not, and shall not permit any of its Subsidiaries to, authorize any capital expenditures, except for capital expenditures (A) made during fiscal year 2020, which in the aggregate do not exceed 110% of the pro-rated aggregate (based on the period elapsed since January 1, 2020) amount specified in Company’s 2020 budget made available to Buyer prior to the execution of this Agreement (“2020 Budget”), (B) made during fiscal year 2021, which in each fiscal quarter of fiscal year 2021, do not exceed 27.5% of the aggregate amount of the 2020 Budget or (C) made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages, operational incidents or otherwise;

(viii) except as required by applicable Law, by the terms of any Collective Bargaining Agreement or under the terms of any Benefit Plan set forth on Section 3.15(a) of the Company Disclosure Schedules, shall not, and shall not permit any of its Subsidiaries to, (A) except as expressly required pursuant to the terms of any legally binding Benefit Plan maintained for the benefit of an employee working outside of the United States that, as of the date of this Agreement, was not available to the

Company to be set forth on Section 3.15(a) of the Company Disclosure Schedules (a “Non-U.S. Benefit Arrangement”), enter into, establish, adopt, materially amend or modify, or terminate any Collective Bargaining Agreement or material Benefit Plan, (B) except to the extent required pursuant to a Non-U.S. Benefit Arrangement, increase the compensation or severance entitlements of any of the current or former directors or officers of Company, or executives who are eligible to receive annual equity awards under Company’s Long-Term Incentive Plan (“Company Executives”), (C) except to the extent required pursuant to a Non-U.S. Benefit Arrangement, pay or award, or commit to pay or award, any bonuses or incentive compensation to any director of Company or Company Executive, (D) except to the extent required pursuant to a Non-U.S. Benefit Arrangement, enter into any new or modify any existing bonus or transaction bonus, employment, severance, termination, retention or change in control agreement with any current or former directors of Company or Company Executives, (E) except to the extent required pursuant to a Non-U.S. Benefit Arrangement, accelerate the time of payment or vesting of any rights or benefits under any material Benefit Plan, including those set forth on Section 3.15(a) of the Company Disclosure Schedule, (F) fund any rabbi trust or similar arrangement with respect to any material Benefit Plan, including those set forth on Section 3.15(a) of the Company Disclosure Schedule, (G) materially amend any awards under the Company Stock Plans (which amendments, even if made in the ordinary course of business shall not contain any terms or conditions providing for automatic vesting or acceleration in connection with the consummation of the transactions contemplated by this Agreement), (H) make any grants under the Company Stock Plans other than ordinary course annual grants as part of the annual grant process in February 2020, (I) change the manner in which contributions to Benefit Plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, (J) hire or terminate the employment or services of (other than for cause) any Company Executive or individual who would be a Company Executive if hired, or (K) waive any post-employment restrictive covenant with any of the current or former directors, executive officers of Company or Company Executives, except in connection with the replacement thereof in a manner consistent with this Agreement;

(ix) shall not, and shall not permit any of its Subsidiaries to, materially (A) change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or other applicable accounting standards, SEC rule or policy or applicable Law, or (B) fail to comply with its policies with respect to privacy or data security, except as required by applicable Law;

(x) shall not, and shall not permit any of its Subsidiaries to, establish any Rights Plan or grant any Rights or to issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock or other equity ownership interest in Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or equity ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, equity ownership interest or convertible or exchangeable securities, other than (A) issuances of Company Ordinary Shares under the Company Stock Plans, to the extent not prohibited by subsection (viii) above or in respect of the exercise, vesting or settlement of any Company Equity Awards outstanding on the date of this Agreement or granted in accordance with the terms of this Agreement, (B) the vesting of Company Ordinary Shares or for withholding of Taxes with respect to any Company Equity Awards to the extent provided by the terms of such awards, or (C) for transactions among Company and its wholly owned Subsidiaries or among Company’s wholly owned Subsidiaries;

(xi) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for (A) transactions among Company and its Subsidiaries or among Company’s wholly owned Subsidiaries or (B) repurchases of Company Ordinary Shares for withholding of Taxes or payment of the exercise price with respect to any Company Equity Awards to the extent provided by the terms of such awards;

(xii) shall not, and shall not permit any of its Subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money, except for (A) borrowings under the Company Credit Agreement that do not exceed a balance of $5,000,000 in the aggregate, (B) indebtedness among Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, and (C) any guarantees by Company of indebtedness of Subsidiaries or guarantees by any of its Subsidiaries of indebtedness of Company or any other Subsidiary of Company, which indebtedness is incurred or assumed in compliance with this Section 5.1(b);

(xiii) shall not, and shall not permit any of its Subsidiaries to, (A) other than in the ordinary course of business consistent with past practice or with respect to any Company Material Contract set forth on Section 3.18(a)(vii) of the Company Disclosure Schedule, modify or amend in any material respect, terminate or waive any material rights under any Company Material Contract, (B) other than in the ordinary course of business consistent with past practice, modify or amend in any material respect, or terminate or waive any material rights under, any material Permit, or (C) other than in the ordinary course of business consistent with past practice, enter into any new contract which would be a Company Material Contract or which would reasonably be expected to, after the Effective Time, restrict or limit in any material respect Buyer or any of its affiliates from engaging in any business or competing in any geographic location with any person;

(xiv) shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (A) that do not result in payments by Company or its Subsidiaries of more than $500,000 individually or $2,000,000 in the aggregate or (B) that are set forth on Section 5.1(b)(xiv)(B) of the Company Disclosure Schedule and, in all cases, do not obligate it or any of its Subsidiaries to take any material action (other than make a payment) or impose any material restrictions on its business or the business of any of its Subsidiaries;

(xv) shall not, and shall not permit any of its Subsidiaries to, make, change or revoke any material Tax election; take any actions that would adversely impact the tax-free nature of Company’s spin-off transaction that occurred on the Spin-Off Date, except as would not be material; take any actions that would compromise the material income tax incentives currently received by Company or its Subsidiaries; change any accounting period or method with respect to Taxes; file any materially amended material Tax Return; settle or compromise any material Tax proceeding; change its country of Tax residence; or surrender any claim for a material refund of Taxes;

(xvi) except as otherwise permitted by this Agreement (including any financing permitted by this Section 5.1(b)) or for transactions between Company and its Subsidiaries or among Company’s Subsidiaries, shall not and shall not permit any of its Subsidiaries to, prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of Company or its Subsidiaries, other than (1) at stated maturity or (2) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness;

(xvii) shall not change its payment policies with suppliers in order to delay or postpone making payments beyond their due date, other than in the ordinary course of business consistent with past practices; and

(xviii) shall not, and shall not permit any of its Subsidiaries to, agree, authorize, or consent in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to sub-clauses (i) through (xvii) of this clause (b).

(c) Buyer agrees with Company, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Buyer and its Subsidiaries, (ii) with the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as may be expressly contemplated or required by this Agreement (including with respect to the Scheme of Arrangement) or (iv) as set forth in Section 5.1(c) of the Buyer Disclosure Schedule, Buyer:

(i) shall not amend or modify its certificate of incorporation or bylaws, and shall not permit any of its Subsidiaries to adopt any amendments or modifications to its articles of association, certificate of incorporation or bylaws or similar applicable organizational documents, other than, (i) in the case of wholly owned Subsidiaries, in connection with internal restructurings among such Subsidiaries or (ii) in the case of Subsidiaries, where such amendment or modification would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Transaction;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary which remains a wholly owned Subsidiary after consummation of such transaction;

(iii) shall not, and shall not permit any of its Subsidiaries that is not directly or indirectly wholly owned to, authorize, make, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of Buyer or its Subsidiaries), except (A) dividends or distributions by any Subsidiaries only to Buyer or to any wholly owned Subsidiary of Buyer in the ordinary course of business consistent with past practice, (B) dividends or distributions by any non-wholly owned Subsidiary or joint venture that are consistent with past practice or required under such entity’s organizational documents in effect on the date of this Agreement and (C) regular quarterly cash dividends in respect of shares of Buyer Common Stock in an amount not to exceed $0.17 per share paid in the ordinary course (with record and payment dates consistent with the record and payment dates applicable to the applicable quarterly cash dividend in the year prior to the date hereof);

(iv) shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Transaction and other than any liquidations, dissolutions, mergers, consolidations, restructurings or reorganizations solely among Buyer and its Subsidiaries or among Buyer’s Subsidiaries;

(v) shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make loans, advances or capital contributions to, or investments in, any other person, that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transaction; and

(vi) shall not, and shall not permit any of its Subsidiaries to, agree, authorize or consent, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to sub-clauses (i) through (v) of this Section 5.1(c).

(d) Prior to the Closing, (i) Company shall cooperate in good faith with Buyer to identify the patents on Section 5.1(d) of the Company Disclosure Schedule (the “Material Patents”), and (ii) once identified, confirm that Company or one of its Subsidiaries is the sole owner of record with the relevant agency or registrar of such Material Patents or, if such confirmation cannot be obtained, use best efforts to procure that Company or one of its Subsidiaries is recorded as the sole owner of record of a material portion of the Material Patents (taking into account the Material Patents for which confirmation has already been obtained) with the relevant agency or registrar prior to the Closing.

Section 5.2 Access.

(a) For purposes of furthering the transactions contemplated hereby, Company shall afford, and shall cause its Subsidiaries to afford, Buyer and its Representatives reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, and upon reasonable advance request provided in writing to Company, to its and its Subsidiaries’ personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional accounting, financing, operating, environmental and other data and information regarding Company and its Subsidiaries as Buyer may reasonably request. Notwithstanding the foregoing, Company and its Subsidiaries shall not be required to afford such access if it would unreasonably disrupt the operations of Company or any of its Subsidiaries, would cause a material violation of any agreement to which Company or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to Company or any of its Subsidiaries, would constitute a violation of any applicable Law, or would constitute any invasive, subsurface or any other testing, sampling or analysis at any property or facility (commonly known as a Phase II).

(b) The Parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the confidentiality and non-disclosure agreement, dated as of August 20, 2019, between Company and Buyer (as may be amended from time to time, the “Confidentiality Agreement”), the term of which is hereby extended until the earlier to occur of (x) the Effective Time and (y) the first anniversary following the Termination Date.

Section 5.3 No Solicitation.

(a) Except as expressly permitted by this Section 5.3, Company shall, shall cause each of its controlled affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause its and their respective agents, financial advisors, investment bankers, attorneys, accountants and other representatives (a person’s officers, directors, employees, agents, financial advisors, investment bankers, attorneys, accountants and other representatives being collectively its “Representatives”) to: (i) immediately cease any solicitation, knowing encouragement, discussion or negotiation with any person that is ongoing with respect to or would reasonably be expected to lead to an Acquisition Proposal, and promptly (and, in any event, within five business days of the date of this Agreement) (x) other than with respect to Buyer and its Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Acquisition Proposal and (y) instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any person that has executed a confidentiality or non-disclosure agreement within the 12-month period prior to the date of this Agreement in connection with any actual or potential Acquisition Proposal to return or destroy all such non-public information or documents or material incorporating non-public information in the possession of such person or its Representatives and (ii) until the Effective Time or, if earlier, the Termination Date, not, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (2) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal (in each case, other than (x) solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 5.3 and to limit its conversation or other communication exclusively to such referral or (y) to seek to clarify and understand the terms and conditions of any Acquisition Proposal (or amended proposal) solely to determine if such proposal constitutes or would reasonably be expected to lead to a Superior Proposal), or (3) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement. Except in the event that the Company Board of Directors has determined in good faith after consultation with Company’s outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Company Board of Directors under applicable Law, Company and its Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under any standstill provision in any agreement to which Company or any of its Subsidiaries is a party. Company shall, and shall cause its Subsidiaries to, enforce any such standstill provisions.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time from and after the date of this Agreement and prior to obtaining the Company Shareholder Approval, Company or any of its Subsidiaries, or any of its or their Representatives, directly or indirectly receives a bona fide, unsolicited written Acquisition Proposal from any person that did not result from a material breach of Section 5.3(a), and if the Board of Directors of Company determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then Company and any of its Subsidiaries, and any of its or their Representatives, may, directly or indirectly, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Company and its Subsidiaries, and afford access to the business, properties, assets, employees, officers, contracts, books and records of Company and its Subsidiaries, to the person who has made such Acquisition Proposal and its Representatives and potential sources of financing; provided that Company shall substantially concurrently with the delivery to such person provide to Buyer any non-public information concerning Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Buyer, and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal and its Representatives and potential sources of financing regarding such Acquisition Proposal.

(c) Company shall promptly notify Buyer, in writing, after receipt by Company or any of its Subsidiaries, or any of its or their Representatives, of any Acquisition Proposal, including of the identity of the person making the Acquisition Proposal and the material terms and conditions thereof, and shall promptly provide unredacted copies to Buyer of any written proposals, indications of interest, and/or draft agreements relating to such Acquisition Proposal. Company shall keep Buyer reasonably informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Acquisition Proposal (including by promptly providing to Buyer unredacted copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Acquisition Proposal). Company agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits Company from engaging in discussions with Buyer or providing any information to Buyer in accordance with this Section 5.3.

(d) Except as expressly permitted by this Section 5.3(d) or Section 5.3(e), or where required in order to implement the Transaction by way of an Offer made in accordance with Section 5.16, neither the Board of Directors of Company nor any committee thereof shall (i) withhold, withdraw or modify in a manner adverse to Buyer the Company Board Recommendation or fail to make the Company Board Recommendation in accordance with Section 5.4(l) (or, in the period prior to publication of the Scheme Document, publicly change, withdraw or modify its intention and expectation that it will give such recommendation), (ii) following the date that an Acquisition Proposal (or any material change thereto) has been made public, fail to reiterate the Company Board Recommendation (or, in the period prior to publication of the Scheme Document, fail to publicly reiterate its intention and expectation that it will give the Company Board Recommendation) within 10 business days after a written request by Buyer; provided, that Buyer may make such request no more than once after an Acquisition Proposal (or, in the event of one or more material changes thereto, after any such material change) has been made public, (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to Company Shareholders an Acquisition Proposal, or (iv) fail to publicly recommend against a publicly announced Acquisition Proposal (it being understood that a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act is permitted and does not constitute an Adverse Recommendation Change, and it being further understood that the Board of Directors of Company may refrain from taking a position with respect to such Acquisition Proposal until the close of business as of the tenth business day after the commencement of such Acquisition Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an Adverse Recommendation Change) (any action described in this Section 5.3(d) being referred to as a “Adverse Recommendation Change”). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Shareholder Approval is obtained:

(i) the Board of Directors of Company may make an Adverse Recommendation Change or authorize Company to terminate this Agreement to enter into a definitive agreement with respect to an Acquisition Proposal, in each case, if, after receiving a bona fide, unsolicited Acquisition Proposal that did not result from a material breach of Section 5.3(a), the Board of Directors of Company has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) in light of such Acquisition Proposal, the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors of Company under applicable Law; provided, however, that, prior to making such Adverse Recommendation Change or effecting such termination, (1) Company has given Buyer at least four business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal) and has contemporaneously provided to Buyer a copy of the Superior Proposal, a copy of any proposed transaction agreements with the person making such Superior Proposal and a copy of any financing commitments relating thereto that have been provided to Company (or, if not provided in writing to Company, a written summary of the material terms thereof to the extent known by Company), (2) Company has negotiated, and has caused its Representatives to negotiate, in good faith with Buyer during such notice period, to the extent Buyer wishes to negotiate, to enable Buyer to propose revisions to the terms of this Agreement such that it would cause such Acquisition Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the Board of Directors of Company shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Buyer, and shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by Buyer were to be given effect, and (4) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, Company shall, in each case, have delivered to Buyer an additional notice consistent with that described in clause (1) above of this proviso and a new notice period under clause (1) of this proviso shall commence (except that the four business day notice period referred to in clause (1) above of this proviso shall instead be equal to two business days) during which time Company shall be required to comply with the requirements of this Section 5.3(d)(i) anew with respect to such additional notice, including clauses (1) through (4) above of this proviso; and provided further that Company has complied in all material respects with its obligations under this Section 5.3(d); and

(ii) the Board of Directors of Company may make an Adverse Recommendation Change in response to an Intervening Event if the Board of Directors of Company has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors of Company under applicable Law; provided, however, that, prior to making such Adverse Recommendation Change, (1) Company has given Buyer at least four business days’ prior written notice of its intention to take such action (which notice shall specify the basis for such Adverse Recommendation Change, including a description of the facts and circumstances relating to such Intervening Event), (2) Company has negotiated, and has caused its Representatives to negotiate, in good faith with Buyer during such notice period, to the extent Buyer wishes to negotiate, to enable Buyer to propose revisions to the terms of this Agreement such that it would obviate the need to make an Adverse Recommendation Change in response to such Intervening Event and (3) following the end of such notice period, the Board of Directors of Company shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Buyer, and shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure to make such

Adverse Recommendation Change would nevertheless be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors of Company under applicable Law.

(e) Nothing contained in this Section 5.3 shall prohibit Company or the Board of Directors of Company from (x) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any “stop, look and listen” communication or any other similar disclosure to the Company Shareholders pursuant to the Exchange Act or (y) making any disclosure to the Company Shareholders if, in the reasonable determination in good faith of the Board of Directors of Company, after consultation with outside legal counsel, the failure to make such disclosure would be reasonably likely to constitute a breach of their fiduciary duties under applicable Law or that such disclosure is otherwise required by applicable Law.

(f) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions as to confidentiality and non-use that are no less restrictive in any material respect to the third party executing such agreement than those applicable to Buyer that are contained in the Confidentiality Agreement; provided that (i) such confidentiality agreement shall not prohibit compliance by Company with any of the provisions of this Section 5.3 and (ii) Company offers to waive the standstill restrictions in the Confidentiality Agreement concurrently with executing any such confidentiality agreement that does not contain standstill restrictions.

(ii) “Acquisition Proposal” means (A) any proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving Company or any of its Subsidiaries with respect to assets that, taken together, constitute more than 20% of Company’s consolidated assets, (B) any proposal or offer (including tender or exchange offers) to acquire in any manner, directly or indirectly, in one or more transactions, more than 20% of the outstanding Company Ordinary Shares or securities of Company representing more than 20% of the voting power of Company or (C) any proposal or offer to acquire in any manner (including the acquisition of equity securities in any Subsidiary of Company), directly or indirectly, in one or more transactions, assets or businesses of Company or its Subsidiaries, including pursuant to a joint venture, representing more than 20% of the consolidated assets, revenues or net income of Company, in each case, other than the Transaction.

(iii) “Intervening Event” means a change, effect, event, development, condition or occurrence that materially affects Company and its Subsidiaries, taken as a whole, and that (i) was not known by, and was not reasonably foreseeable by, the Board of Directors of Company as of the date of this Agreement and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall any of the following events constitute an Intervening Event: (1) any change, in and of itself, in the trading price or trading volume of the Company Ordinary Shares or Buyer Common Stock, or any change in credit ratings or ratings outlook, in and of itself, for Buyer or Company or any of their respective Subsidiaries (but not including, in each case, the underlying causes), (2) the fact, in and of itself, that Buyer or Company exceeds or fails to meet or exceed analyst earnings projections, earnings guidance or internal financial forecasts (but not including, in each case, the underlying causes thereof); and (3) compliance with or performance under this Agreement or the transactions contemplated by this Agreement.

(iv) “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (A) that if consummated would result in (x) a third party acquiring, directly or indirectly, more than 50% of the outstanding Company Ordinary Shares or more than 50% of the assets of Company and its Subsidiaries, taken as a whole, or (y) the shareholders of Company immediately prior to such transaction ceasing to own, directly or indirectly, at least 50% of the equity interests in the acquiring, surviving or parent company resulting from such transaction, (B) that the Board of Directors of Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal and (C) that the Board of Directors of Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel (taking into account any changes to this Agreement proposed by Buyer in response to such Acquisition Proposal, and all financial, legal, regulatory and other aspects of such Acquisition Proposal, including all conditions contained therein and the person making such proposal, and this Agreement), is more favorable from a financial point of view to the Company Shareholders than the Transaction.

Section 5.4 Responsibilities of Company in Respect of the Scheme of Arrangement.

Company shall:

(a) take each of the actions listed in Section 5.4(a) of the Company Disclosure Schedule;

(b) prepare as promptly as reasonably practicable following the date hereof the shareholder document incorporating the Scheme of Arrangement (the “Scheme Document”), which may be included in the Proxy Statement, in accordance with applicable Laws, and all other documentation reasonably necessary to effect the Scheme of Arrangement and to convene the Company GM and Scheme Meeting;

(c) consult with Buyer as to the form and content of the Scheme Document and, solely to the extent the Scheme Document reflects (i) terms that are inconsistent with the terms of this Agreement (including any obligations of Buyer) or (ii) disclosures about Buyer (including communications or other actions by Buyer) leading to execution of this Agreement, seek the approval of Buyer (such approval not to be unreasonably withheld, conditioned or delayed) (provided, that the terms of the Scheme of Arrangement shall be in all material respects in the form set out in Annex II subject to any amendment that the Parties agree in accordance with Section 5.7(b)); provided further, that in no event shall Company’s obligations pursuant to this Section 5.4(c)(ii) prevent Company from complying with applicable Law;

(d) afford Buyer reasonably sufficient time to review the Scheme Document in order to provide comments and take into consideration in good faith all comments reasonably proposed by Buyer;

(e) not finalize or post the Scheme Document to the Company Shareholders without providing advance notice to Buyer;

(f) provide Buyer with drafts of the forms of proxy for use by the Company Shareholders at the Company GM and the Scheme Meeting (the “Forms of Proxy”), all the necessary evidence and pleadings in relation to the Scheme of Arrangement (the “Court Documentation”) and any supplemental circular or document required to be published or submitted to the Court in connection with the Scheme of Arrangement or any variation or amendment to the Scheme of Arrangement (a “Scheme Supplemental Document”), in each case prepared in accordance with applicable Laws and customary practice;

(g) afford Buyer reasonably sufficient time to review all such documents detailed in clause (e) above and take into consideration in good faith all comments reasonably proposed by Buyer;

(h) for the purpose of implementing the Scheme of Arrangement (but not for the purposes of representing Company before the Court), instruct a UK barrister (of senior counsel standing) and provide Buyer and its advisers with the opportunity to attend any meetings with such barrister to discuss matters pertaining to the Scheme of Arrangement and any issues arising in connection with it (except to the extent the barrister is to advise on matters relating to the fiduciary duties of the directors of Company or otherwise in circumstances where a conflict has arisen between the interests of Company and Buyer);

(i) as promptly as reasonably practicable, notify Buyer of any matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Scheme Document or the Court Documentation; provided that any failure to comply with this Section 5.4(i) shall not constitute a breach or failure to perform by Company with respect to the conditions set forth in Article VI, or give rise to any right of termination under Article VII;

(j) as promptly as reasonably practicable, make all necessary applications to the Court in connection with the implementation of the Scheme of Arrangement (including applying to the Court for leave to convene the Scheme Meeting and settling with the Court the Scheme Document, the Forms of Proxy and any Scheme Supplemental Document and taking such other steps as may be required or desirable in connection with such applications, in each case as promptly as reasonably practicable), and use its reasonable best efforts so as to ensure that the hearing of such proceedings occurs as promptly as practicable in order to facilitate the dispatch of the Scheme Document and any Scheme Supplemental Document and seek such directions of the Court as it considers necessary or desirable in connection with the Scheme Meeting;

(k) procure the publication of any advertisements required by applicable Law and dispatch of the Scheme Document, the Forms of Proxy and any Scheme Supplemental Document to Company Shareholders on the Register of Members of Company on the record date as agreed with the Court, as promptly as reasonably practicable after the approval of the Court to dispatch the documents being obtained, and thereafter shall publish and/or post such other documents and information (the form of which shall be agreed between the Parties) as the Court may approve or direct from time to time in connection with the implementation of the Scheme of Arrangement in accordance with applicable Law as promptly as reasonably practicable after the approval of the Court to publish or post such documents being obtained;

(l) unless the Board of Directors of Company has effected an Adverse Recommendation Change pursuant to and in accordance with Section 5.3, procure that the Scheme Document includes the Company Board Recommendation;

(m) include in the Scheme Document a notice convening the Company GM to be held immediately following the Scheme Meeting to consider and, if thought fit, approve the Company Shareholder Resolutions and convene the Scheme Meeting and the Company GM, subject to the approval of the Court, for the date that is at least 21 and no more than 30 clear days after the dispatch of the Scheme Document (not counting the day notice of the Scheme Meeting is deemed received and the day of the Scheme Meeting itself) (subject only to Section 5.5);

(n) call, convene, hold and conduct the Scheme Meeting and the Company GM in compliance with this Agreement, the Company Articles of Association and applicable Laws and permit up to four representatives of Buyer and/or its financial and legal advisers to attend and observe the Scheme Meeting and the Company GM;

(o) prior to the Scheme Meeting, keep Buyer informed on a regular basis in the two weeks prior to the Scheme Meeting of the number of valid proxy votes received in respect of resolutions to be proposed at the Scheme Meeting and/or the Company GM (with the number of valid proxy votes for and against being separately identified in respect of each resolution), and in any event provide such number as promptly as reasonably practicable following a request by Buyer or its Representatives, but not more than one time per day;

(p) except as required by applicable Law or the Court or pursuant to Section 5.7(a), not postpone or adjourn the Scheme Meeting and/or the Company GM; provided, however, that Company may, without the consent of Buyer and only in accordance with the Company Articles of Association and applicable Law, adjourn or postpone the Scheme Meeting and/or the Company GM (i) in the case of adjournment, if requested by the Company Shareholders (on a poll) to do so, provided that the adjournment resolution was not proposed or instigated by or on behalf of Company, (ii) to the extent reasonably necessary to ensure that any required supplement or amendment to the Scheme Document is provided to the Company Shareholders or to permit dissemination of information which is material to the Company Shareholders voting at the Scheme Meeting and/or the Company GM, but only for so long as the Board of Directors of Company has determined in good faith that such action is reasonably necessary or advisable to give the Company Shareholders sufficient time to evaluate any such disclosure or information so provided or disseminated, or (iii) if, as of the time for which the Scheme Meeting or the Company GM is scheduled (as set forth in the Scheme Document), there are insufficient Company Ordinary Shares or Company Shareholders represented

(either in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Scheme Meeting or the Company GM, but only until a meeting can be held at which there is a sufficient number of Company Ordinary Shares or Company Shareholders represented to constitute a quorum or (B) to obtain the Company Shareholder Approval, but only until a meeting can be held at which there is a sufficient number of votes of the Company Shareholders to obtain the Company Shareholder Approval;

(q) not withdraw the Scheme of Arrangement or allow it to lapse without the prior written consent of Buyer;

(r) following the Scheme Meeting and Company GM, assuming the Scheme of Arrangement and Company Shareholder Resolutions are duly passed (including by the requisite majorities required under Article 125(2) of the Companies Law in the case of the Scheme Meeting) and all other Conditions are satisfied or waived where applicable (with the exception of the condition set out in Section 6.1(b)), take all necessary steps on the part of Company to prepare and issue, serve and lodge all such court documents as are required to seek the sanction of the Court to the Scheme of Arrangement as promptly as reasonably practicable thereafter;

(s) give such undertakings as are required by the Court in connection with the Scheme of Arrangement as are reasonably and commercially necessary or desirable to implement the Scheme of Arrangement;

(t) as promptly as reasonably practicable after the Court Order is made, or is otherwise compatible with Section 1.2 and Section 1.3, deliver the Court Order to the Registrar of Companies in Jersey;

(u) promptly provide Buyer with a certified copy of the resolutions passed at the Scheme Meeting, the Company Shareholder Resolutions and of each order of the Court (including the Court Order) once obtained; and

(v) subject to the foregoing, take any other action reasonably necessary to make the Scheme of Arrangement effective as provided for or contemplated by this Agreement (it being acknowledged that this requirement shall not extend, in the event of an Adverse Recommendation Change, to obliging Company to convene or reconvene either the Scheme Meeting or the Company GM or conduct any proxy solicitation).

Section 5.5 Responsibilities of Buyer in Respect of the Scheme of Arrangement.

(a) Buyer shall:

(i) instruct a Jersey advocate to appear on its behalf at the Court hearing to request the convening of the Scheme Meeting and the Court hearing to sanction the Scheme of Arrangement and undertake to the Court to be bound by the terms of the Scheme of Arrangement (including the issuance of the New Buyer Shares pursuant thereto) insofar as it relates to Buyer, provided that this shall not oblige Buyer to waive any of the Conditions or treat them as satisfied;

(ii) subject to the terms of this Agreement, afford all such cooperation and assistance as may reasonably be requested of it by Company in respect of the preparation and verification of any document required for the implementation of the Scheme of Arrangement, including the provision to Company of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Company may reasonably request (including for the purposes of preparing the Scheme Document or any Scheme Supplemental Document) and to do so in a timely manner;

(iii) review and provide comments (if any) in a reasonably timely manner on all such documentation submitted to it; and

(iv) as promptly as reasonably practicable, notify Company of any matter of which it becomes aware which would reasonably be expected to materially delay or prevent filing of the Scheme Document or the Court Documentation; provided that any failure to comply with this Section 5.5(a)(iv) shall not constitute a breach or failure to perform by Buyer with respect to the conditions set forth in Article VI, or give rise to any right of termination under Article VII.

Section 5.6 Proxy Statement. Subject to Section 5.4, as promptly as reasonably practicable following the date of this Agreement, Company shall (with the assistance and cooperation of Buyer as reasonably requested by Company) take all action reasonably necessary to prepare, in accordance with applicable Law and the Company Organizational Documents, as applicable, proxy materials which shall constitute the Scheme Document and the proxy statement relating to the Scheme Meeting and the Company GM for the purpose of passing the Company Shareholder Resolutions (such proxy materials and proxy statement, as amended or supplemented from time to time, the “Proxy Statement”). Unless the Company Board of Directors shall have made an Adverse Recommendation Change, Company shall use its reasonable best efforts to solicit or cause to be solicited from its shareholders (including through a proxy solicitation firm), in accordance with applicable Law and the rules and regulations of the NYSE, proxies to secure the Company Shareholder Approval and take all other reasonable actions necessary or advisable to secure the Company Shareholder Approval. Buyer shall take any action required to be taken under any applicable state or provincial securities Laws in connection with the issuance of the New Buyer Shares in the Transaction. Buyer and Company shall furnish all information concerning Buyer and Company, respectively, as may be reasonably requested in connection with the Proxy Statement (or any supplement required thereto) and any such action as aforesaid. Other than in the case of an Adverse Recommendation Change pursuant to Section 5.3, no filing of, or amendment or supplement to, the Proxy Statement will be made by either Party without providing the other Party a reasonable opportunity to review and comment thereon (which comments shall be considered in good faith). Each Party will advise the other Party promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other Party with copies of any written communication from the SEC or any state securities commission with respect thereto. Each of Company and Buyer shall ensure that the information provided by it for inclusion in the Proxy Statement (and any supplement required thereto) at the time of mailing thereof and at the time of the Scheme Meeting and the Company GM will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Company will ensure that the Proxy Statement (and any supplement required thereto) at the time of mailing thereof and at the time of the Scheme Meeting and the Company GM will (with the assistance and cooperation of Buyer as reasonably requested by Company) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and any applicable provisions of the Companies Law.

Section 5.7 Mutual Provisions in Relation to the Scheme of Arrangement and the Meetings.

(a) Notwithstanding anything to the contrary in this Agreement, Buyer and Company shall cooperate to schedule and convene the Scheme Meeting and Company GM for the same date, it being understood and agreed that, if prior to any scheduled meeting date, the Board of Directors of Company determines that failure to make an Adverse Recommendation Change would be reasonably likely to constitute a breach of its fiduciary duties under applicable Law, such Board of Directors shall be permitted to adjourn or postpone the Scheme Meeting or the Company GM (including any postponements or adjournments thereof), as applicable, for up to ten business days. In connection with the Scheme Meeting, Company shall take the actions set forth on Section 5.7(a) of the Company Disclosure Schedule.

(b) If Buyer or Company acting reasonably considers that an amendment should be made to the provisions of the Scheme of Arrangement or the Scheme Document in order to implement the Transaction in as efficient a manner as practicable or otherwise either prior to or after consideration by the Court, it may notify the other Party and the Parties shall be obliged to consider and negotiate, acting reasonably and in good faith, such amendment (provided, that no Party shall be required to consider and negotiate in good faith any amendment that would materially and adversely affect it, its shareholders or the likelihood of consummation of the Transaction and each Party recognizes that any amendments may require the recommencement of the Court approval process and/or a new notice of the Scheme Meeting to be sent).

Section 5.8 Reasonable Best Efforts; Regulatory Approvals.

(a) Prior to the Closing, Company and Buyer shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transaction and enable the Closing to occur as promptly as practicable (and in any event prior to the End Date), including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transaction and the provision of information in connection therewith, (ii) the satisfaction of the conditions to consummating the Transaction, (iii) subject to Section 5.8(b), taking all actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act or other antitrust, competition, foreign investment or similar Laws outside of the United States) required to be obtained or made by Company, Buyer or any of their respective Subsidiaries or affiliates in connection with the Transaction or the taking of any action contemplated by this Agreement, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transaction and to fully carry out the purposes of this Agreement. Additionally, Company and Buyer shall use reasonable best efforts to fulfill all conditions precedent to the Transaction and shall not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity necessary to be obtained prior to Closing. In furtherance and not in limitation of the other covenants contained in this Section 5.8, to the extent that any third party notices, consents, approvals or waivers under, or the transfers of, any Contracts or Permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transaction (including Permits required pursuant to Environmental Laws), each of the Parties shall give or cause their respective Subsidiaries to give any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain such third party consents, approvals or waivers and to effect such transfers, and the Parties shall provide regular updates to each other regarding the status of such efforts.

(b) In furtherance and not in limitation of the other covenants contained in this Section 5.8 (but subject to the limitations set forth in this Section 5.8(b)), each of Buyer and Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use their reasonable best efforts, to take or cause to be taken any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve objections, if any, that any Relevant Authority may assert under the HSR Act and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or reduction of competition (collectively, “Antitrust Laws”) or that regulates foreign investment (“Foreign Investment Laws”) as set forth in Section 5.8(b) of the Company Disclosure Schedules, with respect to this Agreement, and to avoid or eliminate each and every impediment under any Antitrust Law or Foreign Investment Law that may be asserted by any Relevant Authority with respect to this Agreement and the transactions contemplated hereby, in each case, so as to enable the Closing to occur as promptly as practicable (and in any event prior to the End Date), which shall include each of the following actions to the extent required: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, license, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Buyer, Company or any of their respective Subsidiaries or any equity interest in any joint venture held by Buyer, Company or any of their respective Subsidiaries (ii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of Buyer, Company or any of their respective Subsidiaries, and (iii) otherwise taking or committing to take any action that would limit Buyer’s or Company’s (or their respective Subsidiaries’) freedom of action with respect to, or their respective ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Buyer, Company or any of their respective Subsidiaries or any equity interest in any joint venture held by Buyer, Company or any of their respective Subsidiaries, in each of clauses (i) through (iii), as may be required in order to obtain all approvals and consents required directly or indirectly under any Antitrust Law or Foreign Investment Laws, or to avoid the commencement of any action or proceeding to prohibit the Closing of the Transaction under any Antitrust Law or Foreign

Investment Laws, or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the Closing or that would reasonably be expected to delay the Closing beyond the End Date. Notwithstanding anything in this Section 5.8 or otherwise in this Agreement to the contrary, (A) Company shall not take any of the actions described in the foregoing sentence without the prior written approval of Buyer (for the avoidance of doubt, without limitation of Buyer’s obligations hereunder), and (B) neither Buyer nor Company shall be required to take, or agree to take, any actions under this Section 5.8 unless (x) such action or agreement would not reasonably be expected to, individually or in the aggregate, result in a Substantial Detriment and (y) the effectiveness of such agreement or action is conditioned upon the Closing. In addition, Buyer shall defend through litigation on the merits any claim, action, or proceeding asserted, whether judicial or administrative, by any Governmental Entity or any other person in order to avoid entry of, or to have vacated or terminated, any Order that would prevent the consummation of the Transaction prior to the End Date. For purposes of this Section 5.8(b), “Substantial Detriment” means a Company Material Adverse Effect treating for this purpose the effects of all actions required by this Section 5.8(b) wherever imposed (whether on Buyer, Company, and/or any of their respective Subsidiaries), as if they affected a company the size of, and having the financial and operating metrics of, Company. For the avoidance of doubt, “reasonable best efforts” for purposes of this Section 5.8(b) shall include the taking of the actions specified in clauses (i) through (iii) above, subject to the limitations in the second sentence of this Section 5.8(b).

(c) Except as prohibited by applicable Law, Company and Buyer shall each keep the other apprised of the status of matters relating to the completion of the Transaction and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity set forth in Section 5.8(b) of the Company Disclosure Schedules and undertaken pursuant to the provisions of this Section 5.8. In that regard, prior to the Closing, each Party shall promptly consult with one another with respect to, and, except as prohibited by applicable Law, promptly provide any necessary information with respect to (and, in the case of correspondence, provide the other Party (or its counsel) copies of), all filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transaction. Each Party shall promptly inform the other Party, and if in writing, furnish the other Party (or its counsel) with copies of (or, in the case of oral communications, advise the other Party (or its counsel) orally of), any communication from any Governmental Entity regarding the Transaction, and permit the other Party to review and discuss in advance, and consider in good faith the views and comments of the other Party in connection with, any proposed communication with any such Governmental Entity. If any Party or any Representative of such Party receives a request for additional information or documentary material, or other request for information, from any Governmental Entity with respect to the Transaction, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response to such request. Neither Party shall participate in any meeting or teleconference with any Governmental Entity where material issues are reasonably expected to be discussed in connection with this Agreement and the Transaction unless, so long as reasonably practicable and permitted by applicable Law, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. Each Party shall furnish the other Party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Transaction, and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that each Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive materials provided pursuant to this Section 5.8 as “outside counsel only,” and provided further that materials may be redacted (i) to remove references concerning the valuation of Company or Buyer and the Transaction or other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

(d) Company and Buyer shall use reasonable best efforts to (i) file, as promptly as practicable, but in any event no later than fifteen (15) business days after the date of this Agreement, all notifications required under the HSR Act; and (ii) make the other required foreign filings set forth on Section 5.8(d) of the Company Disclosure Schedules as promptly as practicable.

(e) Notwithstanding anything to the contrary contained herein, the Parties agree that they shall discuss the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing subject to this Section 5.8; provided, however, that, subject to Company’s consultation and participation rights described in Section 5.8(c), (i) Buyer shall devise such strategy for obtaining clearances required with respect to any Antitrust Laws or Foreign Investment Laws after considering in good faith all comments and advice of the Company, and (ii) Buyer shall take the lead in all meetings, negotiations, and communications with any Governmental Entity in connection with obtaining such clearances required under any Antitrust Laws or Foreign Investment Laws. For avoidance of doubt, if there are multiple alternative remedies which may result in obtaining regulatory clearance with respect to any of the filings set forth on Section 5.8(d) of the Company Disclosure Schedule in accordance with Buyer’s obligations pursuant to Section 5.8(b), then Buyer shall have sole discretion over which alternative(s) to initially propose.

Section 5.9 Takeover Statutes. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination” statute or regulation or other similar state or other anti-takeover Laws and regulations may become, or may purport to be, applicable to the Transaction or any other transactions contemplated hereby, each of Company and Buyer shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise take reasonable actions to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.10 Public Announcements. Company and Buyer shall use reasonable best efforts to develop a joint communications plan and each Party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each Party shall consult with the other before issuing any press release or public statement with respect to the Transaction and, subject to the requirements of applicable Law (in the reasonable determination in good faith of such Party, after consultation with outside legal counsel) or the rules of any securities exchange (in the reasonable determination in good faith of such Party, after consultation with outside legal counsel), shall not issue any such press release or public statement prior to such consultation. Notwithstanding the foregoing, Company will not be obligated to engage in such consultation with respect to communications that (i) are principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior press releases, public disclosures or public statements in compliance with the first sentence of this Section 5.10 or (ii) principally relate to an Adverse Recommendation Change. Company and Buyer agree to issue a mutually acceptable initial joint press release announcing this Agreement.

Section 5.11 Indemnification and Insurance.

(a) Buyer agrees that, to the fullest extent permitted under applicable Law, all rights to exculpation, indemnification and advancement of expenses existing as at the date of this Agreement in favor of the current or former managers, directors, officers or employees, as the case may be, of Company or its Subsidiaries as provided in their respective articles of association or other organizational documents or in any agreement or deed of indemnity shall survive the Transaction, in each case, for any actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and shall continue in full force and effect in accordance with their terms. For a period of six years from the Effective Time, to the fullest extent permitted under applicable Law, Buyer shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the articles of association or similar organizational documents of Company and its Subsidiaries in effect as at the date of this Agreement or in any indemnification agreements of Company or its Subsidiaries with any of their respective current or former directors, officers or employees in effect as at the date of this Agreement, and to the fullest extent permitted under applicable Law shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the organizational documents of Company or its Subsidiaries in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former managers, directors, officers or employees of Company or any of its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or final resolution of such claim.

(b) Buyer shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing to) each current and former manager, director, officer or employee of Company or any of its Subsidiaries and each person who served as a manager, director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”), in each case against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking consistent with applicable Law and the Company Organizational Documents to repay such amounts if it is ultimately determined, in a final, non-appealable Order, that such person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of Company). In the event of any such Action, Buyer shall cooperate with the Indemnified Party in the defense of any such Action.

(c) For a period of six years from the Effective Time, Buyer shall cause to be maintained in effect the coverage provided by policies of directors’ and officers’ liability insurance and fiduciary liability insurance of Company (“D&O Insurance”) with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in their capacities as such, and on terms (including with respect to coverage, conditions, retentions, limits and amounts) not less favorable than those of the D&O Insurance. Company or Buyer (as Buyer elects) shall, prior to the Effective Time, purchase a prepaid six year “tail” policy with respect to the D&O Insurance providing coverage on the terms set out in the preceding sentence (“Tail Policy”); provided, that in no event shall the cost of such policy, if purchased by Company, exceed 200% of the annual premium payable by Company prior to the date hereof in respect of Company’s most recently bound policies of directors’ and officers’ liability insurance and fiduciary liability insurance (“Cap Amount”); provided further that if the cost of the Tail Policy exceeds the Cap Amount and Buyer elects not to spend (or authorize Company to spend) more than the Cap Amount, then the Party purchasing such Tail Policy shall obtain the greatest coverage reasonably available for such policy for the Cap Amount. If such a “tail policy” is purchased, Buyer shall have no further obligations under this Section 5.11(c) so long as such Tail Policy remains in full force and effect during the six-year period following the Effective Time.

(d) Buyer shall, to the fullest extent permitted under applicable Law, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.11.

(e) The rights of each Indemnified Party under this Section 5.11 shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of association or other organizational documents of Company or its Subsidiaries or any other indemnification arrangement, the Companies Law or otherwise.

(f) The obligations of Buyer under this Section 5.11 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.11 applies without the consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 5.11 applies shall be third-party beneficiaries of this Section 5.11, and (ii) this Section 5.11 shall survive consummation of the Transaction and shall be enforceable by such Indemnified Parties and their respective successors and legal representatives against Buyer and its successors and assigns, provided, that if Buyer or any of its successors and assigns (A) undergoes an acquisition (or is acquired) by way of a merger, business combination, tender offer, restructuring, recapitalization or otherwise, and is not the continuing or surviving person in such transaction, or (B) transfers or conveys all or substantially all of its properties and assets to any person, then proper provisions will be made so that the successors and assigns of Buyer or any of its successors or assigns shall assume all of the obligations of Buyer set forth in this Section 5.11.

Section 5.12 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Company or Buyer, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of Company and Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.13 Section 16 Matters. Prior to the Effective Time, Company and Buyer shall take all such steps as may be required to cause any dispositions of Company Ordinary Shares (including derivative securities with respect to Company Ordinary Shares) or acquisitions of Buyer Common Stock (including derivative securities with respect to shares of Buyer Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company or will become subject to such reporting requirements with respect to Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Transaction Litigation. Company shall promptly notify and give Buyer the opportunity to participate in the defense or settlement of any shareholder litigation against Company and/or its directors or executive officers relating to the transactions contemplated by this Agreement, including the Transaction. Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against Company or its directors, executive officers or similar persons by any shareholder of Company relating to this Agreement, the Transaction or any other transaction contemplated hereby without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.15 Listing Matters.

(a) Buyer shall use its reasonable best efforts to cause the New Buyer Shares to be issued in the Transaction and such other shares of Buyer to be reserved for issuance in connection with the Transaction to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

(b) Each of Company and Buyer agrees to cooperate with the other Party in taking, or causing to be taken, all action necessary to delist the Company Ordinary Shares from the NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until the Effective Time.

Section 5.16 Scheme Implementation by Way of Offer.

(a) If, prior to a Scheme Meeting, a takeover offer (under Article 116 of the Companies Law) is made by any person not affiliated with Buyer or its affiliates, Buyer may (in its sole discretion) elect to implement the Transaction by way of a contractual takeover offer (the “Offer”), whether or not the Scheme Document has been published, provided that the Offer is made in accordance with the terms and conditions set forth in this Agreement (with any additions, deletions, modifications or amendments to such terms and conditions as may be necessary as a result of a switch from the Scheme of Arrangement to the Offer) and provided that Buyer shall comply with clauses (b) through (d) below. If the Parties agree to implement the Transaction by way of an Offer in accordance with this Section 5.16(a), Section 5.4 and 5.5 shall cease to have any effect, and the terms and conditions set out in this Agreement shall be deemed to be modified or amended in so far as is necessary as a result of the switch from the Scheme of Arrangement to the Offer.

(b) In the event that the Transaction is implemented by way of an Offer pursuant to and in accordance with clause (a) above, Buyer shall prepare the document to be dispatched to (amongst others) the Company Shareholders under which any Offer would be made (the “Offer Document”) and shall consult with Company in relation to the preparation thereof. Buyer agrees to submit, or procure the submission of, drafts and revised drafts of the Offer Document to Company for review and comment and, where necessary, to discuss any comments with Company for the purposes of preparing revised drafts. Buyer shall afford Company sufficient time to consider the drafts and revised drafts of the Offer Document and include in the Offer Document all comments reasonably proposed by Company.

(c) Company shall afford all such cooperation and assistance as may reasonably be requested of it by Buyer in respect of the preparation and verification of any document required for the implementation of the Offer, including the provision to Buyer of such information and confirmations relating to it, its Subsidiaries and any of its or their respective directors or employees as Buyer may reasonably request (including for the purposes of preparing the Offer Document and any amendments or supplements to either the Offer Document) and to do so in a timely manner; and shall review and provide comments (if any) in a reasonably timely manner on all such documentation submitted to it.

(d) If the Transaction is implemented by way of an Offer pursuant to and in accordance with clause (a) above and such Offer is to be registered under the Securities Act, Buyer shall prepare a registration statement on Form S-4 with respect to the New Buyer Shares (the “Registration Statement”) and Buyer’s and Company’s obligations in clauses (b) and (c) above shall equally apply to the process for preparation of such Registration Statement.

(e) If the Transaction is implemented by way of an Offer pursuant to and in accordance with clause (a) above:

(i) the acceptance condition to the Offer shall be set at 90% (or such lesser percentage as Company and Buyer may agree) of the Company Ordinary Shares to which the Offer relates;

(ii) Buyer shall ensure that, unless the Parties agree otherwise in writing, the only conditions of the Offer shall be those set out in Article VI (the “Conditions”) (with (i) the condition set forth in Section 6.1(b) replaced with the acceptance condition specified in Section 5.16(e)(i), and (ii) any other additions, deletions, modifications or amendments to such conditions as the Parties agree are reasonably necessary or desirable as a result of a switch from the Scheme of Arrangement to the Offer);

(iii) Buyer shall keep Company informed, on a regular basis and in any event as promptly as reasonably practicable following a request by Company or its Representatives, of the number of Company Shareholders that have validly returned their acceptance or withdrawal forms or incorrectly completed their acceptance or withdrawal forms and the identity of such shareholders;

(iv) except where the Board of Directors of Company has effected an Adverse Recommendation Change pursuant to and in accordance with Section 5.3, (A) the Board of Directors of Company shall duly and validly adopt a resolution declaring that the Board of Directors of Company has resolved that it will recommend that the Company Shareholders accept the Offer and such recommendation shall be deemed to be the Company Board Recommendation; (B) Company agrees that the Company Board Recommendation shall be included within the Offer Document; and (C) neither the Board of Directors of Company nor any committee thereof shall withhold, withdraw or modify in a manner adverse to Buyer the Company Board Recommendation; and

(v) any failure to provide the Company Board Recommendation in accordance with clause (iv) above shall be deemed to be an Adverse Recommendation Change.

Section 5.17 Transaction Implementation by Way of Merger.

(a) The Parties may, in the circumstances set out in Section 5.16(a), prior to any election by Buyer to implement the Transaction by way of an Offer under such terms, agree to implement the Transaction by way of a merger pursuant to Part 18B of the Companies Law (the “Merger”), rather than by way of a Scheme of Arrangement and whether or not the Scheme Document has been published. If the Parties agree to implement the Transaction by way of a Merger in accordance with this Section 5.17, the Parties shall enter into a merger agreement on substantially the same terms as this Agreement but modified or amended in so far as is necessary as a result of the switch from the Scheme of Arrangement to the Merger and otherwise to incorporate the information required by Article 127D of the Companies Law.

(b) For the purposes of the Merger, the merged company (as defined in Article 127A(1) of the Companies Law) shall be Company and the merging companies (as defined in Article 127A(1) of the Companies Law) shall be:

(i) Company; and

(ii) a Jersey company to be incorporated by Buyer as a wholly owned subsidiary of Buyer.

(c) If the Transaction is implemented by way of a Merger pursuant to and in accordance with clause (a) above, Buyer and Company shall prepare the Registration Statement in the same manner as described in Section 5.16(d).

Section 5.18 Securities Act Exemption. For so long as the Transaction is being implemented by way of the Scheme of Arrangement, the Parties shall use their reasonable best efforts to cause the New Buyer Shares issued to the Company Shareholders upon the Scheme of Arrangement becoming effective to be issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act and in reliance on exemptions from registration under state “blue sky” or securities Laws.

Section 5.19 Post-Closing Benefits Program.

(a) For one year following the Closing Date (the “Continuation Period”), Buyer shall, or shall cause its Affiliates to, provide the Company Employees who continue to be employees of Buyer or one of its Subsidiaries immediately following the Closing with (i) base salary or base wage rate and cash incentive compensation opportunity that in the aggregate, are no less favorable than the base salary or base wage rate and cash incentive compensation opportunity to the individual provided immediately prior to the Closing date, (ii) equity-based or other long-term incentive opportunities that are no less favorable than those provided to similarly-situated employees of Buyer and its Affiliates, and (iii) employee benefits (other than equity-based, defined benefit, or retiree medical benefits) that, taken as a whole, are substantially comparable, in the aggregate, to the employee benefits (other than equity-based, defined benefit, or retiree medical benefits) provided to either (i) such individuals immediately prior to the Closing Date or (ii) similarly-situated employees of Buyer or one of its Subsidiaries, at the sole discretion of Buyer (the “Post-Closing Benefits Program”). For the avoidance of doubt, to the extent the Post-Closing Benefits Program is insufficient to provide compensation, benefits, and terms and conditions of employment to any Company Employee who continues to be an employee of Buyer or one of its Subsidiaries immediately following the Closing in compliance with local Law or Collective Bargaining Agreement, the Post-Closing Benefits Program shall be modified with respect to such Company Employee in order to so comply.

(b) Buyer shall, or cause its Affiliates to, provide each Company Employee who continues to be an employee of Buyer or one of its Subsidiaries immediately following Closing and experiences a qualifying termination during the Continuation Period with severance payments and other benefits following such qualifying termination of employment no less favorable than those severance payments and other benefits that such individual was eligible to receive immediately prior to the Closing Date.

(c) With respect to any employee benefit plans established under the Post-Closing Benefits Program, Buyer shall recognize and credit all service of Company Employees and Buyer Employees with Company, Buyer or any of their respective Subsidiaries or predecessor entities, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant (other than benefit accruals under a defined benefit pension plan) to the extent such service is recognized for similar purposes under the corresponding Benefit Plan; provided, that for the avoidance of doubt, this sentence is not intended to allow Buyer to reduce any benefits that has been accrued prior to the Closing Date under a Company Benefit Plan that is a defined benefit pension plan. With respect to the plan year during which Buyer causes participation under welfare plans of Company Employees to change from coverage under a Company Benefit Plan to coverage under another plan sponsored by Buyer or its Subsidiaries, Buyer shall, (i) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements, and (ii) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred during such plan year prior to when such change occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such employee benefit plans established under the Post-Closing Benefits Program with respect to the plan year in which such change occurs as if such amounts had been paid in accordance with such employee benefit plans established under the Post-Closing Benefits Program.

(d) Effective as of the day prior to the Closing Date but contingent upon the Closing, Company shall cause to be approved board resolutions terminating Company’s U.S. Salaried Retirement Savings Program (the “Company 401(k) Plan”) unless Buyer provides written notice to Company no later than five (5) Business Days prior to the Closing Date that the Company 401(k) Plan shall not be terminated. Unless Buyer provides such written notice to Company, Company shall provide Buyer copies of such board resolutions prior to the Closing. Effective as of, or as promptly as administratively practicable following, the Closing, each Company Employee in the U.S. shall be eligible to participate in a tax-qualified defined contribution plan established or designated by Buyer (the “Buyer 401(k) Plan”), subject to the terms and conditions of the Buyer 401(k) Plan. As promptly as practicable after the Closing and to the extent not prohibited under applicable Law, Buyer shall take all action necessary to provide that each Company Employee in the U.S. may elect to rollover his or her full account balance (including cash, notes (in the case of loans), or a combination thereof) in the Company 401(k) Plan to the Buyer 401(k) Plan.

(e) As soon as practicable prior to the Closing, Company shall determine in good faith in the ordinary course of business consistent with past practice, whether and to what extent, after giving effect to expected performance through the date of the Closing, the performance metrics and goals applicable to the payment of awards under Company’s Annual Incentive Plan for 2020 (the “Company Bonus Plan”) have been met. Based on such determination Company shall determine, for each participant in the Company Bonus Plan, the amount of such participant’s bonus award for 2020, assuming such participant is employed for the full 2020 performance year, which amount shall not be less than such participant’s target bonus award for 2020 (the “2020 Bonus Award Amount”), and such 2020 Bonus Award Amounts shall be certified by the compensation committee of the Company Board of Directors. For each participant who is a holder of a Scheduled RSU Award or Scheduled PSU Award and is employed on the Closing Date (“Transitioning Employees”), such Transitioning Employee shall be paid his or her 2020 Bonus Award Amount, pro-rated through the Closing Date or, if later, pro-rated through the date after the Closing Date on which such Transitioning Employee is scheduled to terminate employment, in each case, in a single lump sum cash payment no later than thirty (30) days following the Closing Date. Notwithstanding the foregoing, if Buyer’s, Company’s or its applicable Subsidiary’s payment of the 2020 Bonus Award Amount in connection with the Closing is prohibited under applicable Law, Buyer and Company will agree to an alternative arrangement with respect to any such 2020 Bonus Award Amount acting in good faith. Each participant who is not a Transitioning Employee and who continues in employment through December 31, 2020 shall receive his or her full 2020 Bonus Award Amount in a single lump sum cash payment, on or as soon as reasonably practicable after December 31, 2020, but no later than March 15, 2021 and each participant who is not a Transitioning Employee who experiences an “involuntary termination” prior to December 31, 2020 shall be paid his or her 2020 Bonus Award Amount on or within fifteen (15) days following such termination, pro-rated through the date of such involuntary termination. For this purpose, an “involuntary termination” shall mean a termination of employment due to death, due to a Qualified Termination (as defined in the Company Bonus Plan) and, for employees who have other severance or equity compensation arrangements providing for payments or benefits upon a termination for good reason, a “good reason” termination (as defined therein).

(f) Without limiting the generality of foregoing, nothing in this Section 5.19 or Section 5.20, express or implied: (i) is intended to confer any rights, benefits or, remedies under this Agreement upon any person (including any Company Employee or Buyer Employee) to continued employment, service or any severance or other benefits from Company or Buyer or any of their respective affiliates; (ii) is intended to require any Party (or any affiliate thereof) to maintain any specific level of benefits for any Company Employees or Buyer Employees for any specific period of time; (iii) shall be construed as an amendment to any employee benefit plan or similar arrangement; or (iv) shall constitute a limitation on the Parties’ rights to amend, modify or terminate, either before or after the Closing, any employee benefit plan or similar arrangement.

Section 5.20 Change in Control Arrangements. As of the Effective Time, Buyer shall automatically assume each change in control agreement listed on Section 5.20 of the Company Disclosure Schedule (the “Assumed CiC Agreements”) and, following the Effective Time, shall perform each Assumed CiC Agreement in the manner and to the extent that Company would have been required to perform such agreement had no assumption taken place.

Section 5.21 Integration Planning. Without limiting Section 5.1, from and after the execution of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 7.1, except as may be required by Law (including Antitrust Laws), (a) upon the reasonable advance written request of Buyer to Company, Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Buyer and its Subsidiaries to facilitate the integration of the Parties, their respective Subsidiaries and their respective businesses following the Closing and (b) without limiting the generality of the foregoing clause (a), Company shall use commercially reasonable efforts to cause the Representatives of Company and its Subsidiaries to take reasonable actions and reasonably assist Buyer with respect to integration planning and customer communications and notices reasonably required to result in a successful transition and integration following the Closing. Notwithstanding the foregoing, Company and its Subsidiaries shall not be required to take such actions if: (A) it would unreasonably disrupt the operations of Company or any of its Subsidiaries, (B) it would cause a material violation of any agreement to which Company or any of its Subsidiaries is a party, or (C) Company believes in good faith, after consulting with outside counsel and taking into account whether privilege cannot be protected by Company or its Subsidiaries through exercise of its reasonable efforts (such as redaction of certain information), it would reasonably be expected to cause a risk of a loss of privilege to Company or any of its Subsidiaries or would constitute a violation of any applicable Law.

Section 5.22 Financing Cooperation.

(a) Until the earlier of the Effective Time and the Termination Date, Company shall use its reasonable best efforts, and shall cause its Subsidiaries to use their respective reasonable best efforts, and shall use its reasonable best efforts to cause its and their Representatives to use their respective reasonable best efforts, to provide all cooperation that is reasonably requested by Buyer in writing and that is customary in connection with Buyer obtaining third-party debt financing for the purpose of financing any amounts required to be paid, or issuing new debt in exchange for any of Company’s outstanding 5.00% Senior Notes due 2025 (the “Senior Notes”), in connection with the consummation of the transactions contemplated hereby (collectively, the “Financing”, and the financial institutions participating in such Financing, the “Financing Parties”), including using reasonable best efforts with respect to:

(i) furnishing to Buyer (A) audited consolidated balance sheets and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for Company for each of the three most recently completed fiscal years of Company ended at least sixty (60) days prior to the Closing Date (and, if such financing is an offering of securities, the launch date of such offering) prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year, (B) unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations, comprehensive income and cash flows (in each case, subject to normal year-end adjustments and absence of certain footnotes, as permitted by the applicable rules of the SEC) for Company for the fiscal quarter ended September 30, 2019 and each subsequent fiscal quarter ended on a date that is at least forty (40) days before the Closing Date (and, if such financing is an offering of securities, the launch date of such offering), and (C) other historical financial information regarding Company and its Subsidiaries reasonably necessary to permit Buyer to prepare pro forma financial statements customarily included in marketing and offering documents for an offering of securities of Buyer on a registration statement filed with the SEC;

(ii) furnishing to the Financing Parties customary authorization letters (subject to customary confidentiality provisions and disclaimers) authorizing the distribution of information;

(iii) using reasonable best efforts to cause Company’s or any of its Subsidiary’s independent accountants to provide customary assistance and cooperation reasonably requested by Buyer or the Financing Parties with any offering of securities, including (A) providing any necessary written consents to use their audit or other reports relating to financial statements of Company and its Subsidiaries and to be named as an “Expert” in any document related to any applicable Financing that is registered under the Securities Act and (B) participating in customary accounting due diligence sessions and providing any customary “comfort” letters (including customary “negative assurance” comfort for any applicable Financing);

(iv) assisting Buyer in the preparation of customary offering and marketing documents (and any supplements thereto) in connection with any Financing; and

(v) (A) cooperating with any customary due diligence process as reasonably requested by Buyer, including participating in a reasonable number of due diligence sessions, in each case at times and at locations reasonably acceptable to Company and upon reasonable notice, and (B) and cooperating with the customary marketing efforts of Buyer, in each case, in connection with any Financing.

(b) Notwithstanding anything to the contrary in this Section 5.22 and Section 5.23 neither Company nor any Subsidiary shall, pursuant to this Section 5.22 or Section 5.23:

(i) be required to incur any out-of-pocket fees, expenses or other liabilities prior to the Effective Time for which it has not been previously or is not promptly reimbursed or simultaneously indemnified in full or pay any fee prior to the Effective Time for which it has not been previously or is not promptly reimbursed in full;

(ii) be required to cause any Representative of Company or any of its Subsidiaries to take any action that could reasonably be expected to result in such Representative incurring any personal liability;

(iii) be required to provide any information that is prohibited or restricted from being provided by applicable Law or any Contract existing as of the date hereof or provide access to or disclose information that, in the reasonable good faith determination of Company, would jeopardize or violate any attorney-client privilege or any confidentiality obligation binding on Company or any of its Subsidiaries;

(iv) be required to, nor shall any of their Representatives be required, to (A) adopt resolutions or consents to approve or authorize the execution of the agreements, documents and instruments pursuant to which the Financing is obtained or (B) execute, deliver or enter into, or perform any agreement, document or instrument (other than customary authorization letters), including any credit or other agreements, guarantees, pledge or security documents or certificates in connection with the Financing that would be effective prior to the Effective Time (other than customary authorization letters);

(v) be required to (or be required to cause their Representatives to) enter into or approve any other agreement or other documentation, or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Effective Time (except as set forth in Section 5.23);

(vi) be required to (or be required to cause their Representatives to) provide any indemnity prior to the Effective Time for which it has not received prior reimbursement in full or is not otherwise indemnified in full by or on behalf of Buyer;

(vii) be required to (or be required to cause their Representatives to) take any action that would reasonably be expected to conflict with, or result in a violation of, or result in a breach of or a default under, any charter or other organizational documents of Company or any of its Subsidiaries as in effect on the date hereof;

(viii) be required to (or be required to cause their Representatives to) take any action that would reasonably be expected to conflict with, violate, or result in breach of or default under the provisions of the Credit Agreement, dated as of September 7, 2017, among Delphi Jersey Holdings plc (renamed Delphi Technologies PLC) (“DJH”), Delphi Powertrain Corporation (“DPC”), JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto (the “Company Credit Agreement”) or the Senior Notes Indenture, dated as of September 28, 2017, among DJH, the guarantors named therein, U.S. Bank National Association (“USB”) as trustee (the “Trustee”), and U.S. Bank National Association as registrar, paying agent and authenticating agent, as supplemented by the Supplemental Indenture, dated December 4, 2017, by and between DJH, the guaranteeing parties and USB relating to the Senior Notes (the “Senior Notes Indenture”);

(ix) be required to (or be required to cause their Representatives to) take any actions that would, or would reasonably be expected to, cause any representation or warranty in this Agreement to be breached by Company or any of its Subsidiaries or that would, or would reasonably be expected to, cause any condition set forth in Article VI to fail to be satisfied (in each case unless Buyer waives such breach or failure prior to Company or any of its Subsidiaries taking such action);

(x) be required to (or be required to cause their Representatives to) take any actions that would unreasonably interfere with Company’s and its Subsidiaries’ business or operations taken as a whole;

(xi) be required to (or be required to cause their Representatives to) prepare or furnish pro forma financial statements, projections or financial statements (provided that Company shall use its reasonable best efforts to provide any historical financial information regarding Company and its Subsidiaries reasonably necessary to permit Buyer to prepare pro forma financial statements customarily included in marketing and offering documents for an offering of securities of Buyer on a registration statement filed with the SEC as contemplated in Section 5.22(a)(i));

(xii) be required to be an issuer or obligor with respect to the Financing prior to the Effective Time.

(xiii) be required to (or be required to cause their Representatives to) provide opinions of internal or external counsel.

(c) Buyer shall, promptly upon request by Company, reimburse Company for all reasonable and documented costs and expenses (including attorneys’ fees) incurred by Company or any of its Subsidiaries in connection with the cooperation contemplated by this Section 5.22, and shall indemnify and hold harmless Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, expenses (including attorneys’ fees), interest, judgments and penalties suffered or incurred by them, in connection with this Section 5.22, in each case whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated.

Section 5.23 Treatment of Company Indebtedness.

(a) If requested by Buyer in writing, Company shall, and shall cause its Subsidiaries to, deliver all notices and other documents reasonably requested by Buyer that are required to cause and evidence the termination of all commitments outstanding under the Company Credit Agreement, the repayment in full of all obligations, if any, outstanding thereunder, the release of all Liens, if any, securing such obligations, and the release of all guarantees in connection therewith on the Closing Date as of the Effective Time (such notices, documents, termination, repayment and releases, the “Credit Facility Terminations”). In furtherance and not in limitation of the foregoing, Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to deliver to Buyer prior to the Closing Date an executed payoff letter with respect to the Company Credit Agreement (a “Payoff Letter”), which Payoff Letter shall include the payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of Company and its Subsidiaries securing such indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Payoff Letter on the Closing Date as of the Effective Time, be released and terminated. Notwithstanding anything herein to the contrary, in no event shall this Section 5.23 require Company or any of its Subsidiaries to cause the Credit Facility Terminations to be effective unless and until the Effective Time has occurred and Buyer has provided or caused to be provided to Company or its Subsidiaries funds (or Buyer has directed Company or any of its Subsidiaries to use funds on their balance sheet) to pay in full the then-outstanding principal amount, and accrued and unpaid interest and fees outstanding, under the Company Credit Agreement.

(b) If requested by the Buyer in writing, to the extent Buyer elects to prepay, redeem, terminate or otherwise discharge any of Company’s Senior Notes, at or after the Effective Time, including in connection with an exchange offer pursuant to which the consideration for the Senior Notes will include new securities to be issued by Buyer and/or one or more of Buyer’s Subsidiaries, Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to assist Buyer, at Buyer’s request and expense, in (x) facilitating and instructing the Trustee to cooperate with the discharge of the Senior Notes at the Closing, if applicable and (y) delivering or instructing the Trustee to deliver applicable redemption notices, provided that any such notices shall (i) comply with applicable Law and with the Senior Notes Indenture, (ii) to the extent any such documentation is delivered before the Closing, expressly provide that any refinancing of the Senior Notes shall be conditioned on the occurrence of the Closing, and (iii) otherwise be in form and substance reasonably satisfactory to each of Company and Buyer.

Section 5.24 Notice and Consultation Obligations. Each of Company and Buyer agrees to use reasonable best efforts to cooperate with the other Party to timely and fully satisfy any information or notice to or approval from or any consultation with the trade unions, works councils, staff associations, employee organizing entities or other bodies representing Company Employees or Buyer Employees that are required in connection with Company or Buyer entering into this Agreement or completing the Transaction.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

Section 6.1 Conditions to Each Party’s Obligation to Effect the Transaction. The respective obligations of each Party to effect the Transaction shall be subject to the fulfillment (or waiver by all Parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) The Company Shareholder Approval shall have been obtained.

(b) The Scheme of Arrangement shall have been sanctioned by the Court with or without modification (but subject to any non de minimis modification being acceptable to both Parties acting reasonably and in good faith) and a copy of the Court Order shall have been delivered to Registrar of Companies in Jersey.

(c) The New Buyer Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) No order, injunction, decree or other legal restraint by any court or other tribunal of competent jurisdiction or Governmental Entity shall have been entered and shall continue to be in effect and no Law shall have been adopted or be effective, in each case that prohibits, prevents, restrains or renders illegal the consummation of the Transaction; provided, that with respect to any such order, injunction, decree or other legal restraint that relates to Antitrust Laws or Foreign Investment Laws, such order, injunction, decree or other legal restraint shall have been entered or adopted by a jurisdiction where the consent of or filing with a Governmental Entity of such jurisdiction is required in order to satisfy the condition set forth in Section 6.1(f).

(e) All waiting periods applicable to the Transaction under the HSR Act, including any secondary acquisition notifications pursuant to 16 C.F.R. § 801.4, shall have expired or been terminated.

(f) All consents of the Governmental Entities set forth in Section 6.1(f) of the Buyer Disclosure Schedule shall have been obtained and any applicable waiting periods with respect thereto shall have expired or been terminated, as the case may be.

Section 6.2 Conditions to Obligation of Company to Effect the Transaction. The obligation of Company to effect the Transaction is further subject to the fulfillment (or waiver by Company) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Buyer set forth in (i) this Agreement (other than those specifically identified in clauses (ii)-(iv) below) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except where such failures to be so true and correct (without regard to “materiality,” Buyer Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, (ii) the first sentence of Section 4.1(c) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except for any de minimis inaccuracies, (iii) Section 4.7(b) shall be true and correct at and as of the Closing Date, as though made at and as of the Closing Date and (iv) the first sentence of Section 4.1(a), the first and second sentences of Section 4.1(b), Section 4.1(c) (other than the first sentence thereof), and Section 4.1(e) and Section 4.2(a) shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date).

(b) Buyer shall have in all material respects performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Buyer shall have delivered to Company a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligation of Buyer to Effect the Transaction. The obligation of Buyer to effect the Transaction is further subject to the fulfillment (or the waiver by Buyer) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Company set forth in (i) this Agreement (other than those specifically identified in clauses (ii)-(iv) below) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except where such failures to be so true and correct (without regard to “materiality,” Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the first sentence of Section 3.1(c) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date), except for any de minimis inaccuracies, (iii) Section 3.7(b) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, and (iv) the first sentence of Sections 3.1(a), the first and second sentences of Section 3.1(b), Section 3.1(c) (other than the first sentence thereof), and Section 3.1(e), and Section 3.2(a), shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such date).

(b) Company shall have in all material respects performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4 Frustration of Closing Conditions. Neither Company nor Buyer may rely, either as a basis for not consummating the Transaction or terminating this Agreement and abandoning the Transaction, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such Party’s Willful Breach of any provision of this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Transaction abandoned at any time prior to the Effective Time (notwithstanding that the Company Shareholder Approval may have been obtained prior to such termination) by written notice of the terminating Party (acting through such Party’s Board of Directors) to the other Party:

(a) by the mutual written consent of Company and Buyer;

(b) by either Company or Buyer, if the Transaction shall not have been consummated on or prior to October 28, 2020 (the “End Date”); provided, however, that:

(i) if all of the conditions to Closing, other than the conditions set forth in Section 6.1(d), Section 6.1(e) or Section 6.1(f), shall have been satisfied or shall be capable of being satisfied at such time, the End Date may be extended by either Party; or

(ii) if all of the conditions to Closing shall have been satisfied or shall be capable of being satisfied at such time, but Company has not sought the sanction of the Scheme of Arrangement by the

Court or has not delivered the Court Order to the Registrar of Companies in Jersey to make the Scheme of Arrangement effective, the End Date may be extended by Buyer;

in both cases, by written notice to the other Party, on no more than two successive occasions of three months each (not to exceed fifteen months after the date of this Agreement), and the expiration date of the last extension period shall thereafter be deemed to be the End Date; and provided further that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party if the failure of the Closing to occur by such date shall be due to the material breach by such Party of any representation, warranty, covenant or other agreement of such Party set forth in this Agreement;

(c) by either Company or Buyer, if a court or other Governmental Entity of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a Party if such Order was due to the material breach by such Party of any representation, warranty, covenant or other agreement of such Party set forth in this Agreement;

(d) by either Company or Buyer, if the Scheme Meeting and the Company GM (including, in each case, any postponements or adjournments thereof) shall have been completed and the Company Shareholder Approval shall not have been obtained and the Parties have not agreed to implement the Transaction by way of an Offer or a Merger in accordance with Section 5.16 or Section 5.17, respectively, within fifteen business days of the relevant meeting; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to a Party where the failure to obtain the Company Shareholder Approval was due to the material breach by such Party of any representation, warranty, covenant or other agreement of such Party set forth in this Agreement;

(e) by Company, if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured or is not cured prior to the earlier of (A) thirty days following written notice by Company and (B) the End Date (provided that Company is not then in breach of any representation, warranty, covenant or other agreement contained herein such that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall not be satisfied);

(f) by Buyer, if Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured or is not cured prior to the earlier of (A) thirty days following written notice by Buyer and (B) the End Date (provided that Buyer is not then in breach of any representation, warranty, covenant or other agreement contained herein such that the conditions set forth in Section 6.2(a) and Section 6.2(b) shall not be satisfied);

(g) by Buyer, (i) in the event of an Adverse Recommendation Change occurring prior to receipt of the Company Shareholder Approval or (ii) upon any Willful Breach by Company of its obligations under Section 5.3(a);

(h) by either Company or Buyer, if the Court declines or refuses to sanction the Scheme of Arrangement, unless (i) Company or Buyer appeals the decision of the Court within any applicable time limits, in which case such termination right pursuant to this Section 7.1(h) shall not be available until a final, non-appealable judgment is given declining the Scheme of Arrangement or (ii) both Parties agree in writing to implement the Transaction by way of an Offer in accordance with Section 5.16 or Merger in accordance with Section 5.17; or

(i) by Company, if at any time prior to receiving the Company Shareholder Approval, (i) Company has received a Superior Proposal, (ii) the Board of Directors of Company has authorized Company to enter into a definitive agreement to consummate the transactions contemplated by such Superior Proposal and

(iii) concurrently with such termination Company pays the Termination Fee due to Buyer in accordance with Section 7.3(c).

Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except that the provisions of Section 5.2(b), Section 5.22(c), this Section 7.2, Section 7.3 and Article VIII will each survive the termination of this Agreement), and there shall be no other liability on the part of Company or Buyer to the other (other than any payment obligation under Section 7.3), except that nothing in this Section 7.2 will relieve any Party from any liability arising out of, or resulting from, any Willful Breach of this Agreement occurring prior to such termination; provided, however, that upon payment by Company of the Termination Fee in full in accordance with Section 7.3, Company shall have no further liability of any kind pursuant to this Section 7.2. Notwithstanding anything to the contrary in the foregoing, each Party shall be entitled to all rights and remedies available to it, at law or in equity, as provided for in the Confidentiality Agreement or that certain Joint Defense, Common Interest and Confidentiality Agreement, dated as of December 30, 2019, entered into between the Parties (the “Joint Defense Agreement”).

Section 7.3 Termination Fee; Expenses.

(a) If this Agreement is validly terminated by Buyer pursuant to Section 7.1(g), Company shall pay to Buyer the Termination Fee, by wire transfer (to an account designated in writing by Buyer) in immediately available funds within three business days after the date of termination of this Agreement.

(b) If (i) this Agreement is validly terminated by (A) either Buyer or Company pursuant to Section 7.1(d), (B) Buyer pursuant to Section 7.1(f) or (C) either Buyer or Company pursuant to Section 7.1(b), (ii) at any time after the date of this Agreement and (A) prior to the Scheme Meeting, in the case of a termination pursuant to Section 7.1(d) or (B) prior to the termination of this Agreement, in the case of a termination pursuant to Sections 7.1(b) or (f), an Acquisition Proposal shall have been made publicly or shall have otherwise become publicly known, and (iii) within 12 months after such termination, Company shall have entered into a definitive agreement with respect to any Acquisition Proposal, or shall have consummated any Acquisition Proposal, then, in any such event, Company shall pay to Buyer the Termination Fee, such payment to be made within three business days from the earlier of the entry into a definitive agreement with respect to such Acquisition Proposal or the consummation of such Acquisition Proposal, by wire transfer of immediately available funds. For the purpose of this Section 7.3(b), all references in the definition of the term Acquisition Proposal to “20%” will be deemed to be references to “50%”.

(c) If this Agreement is validly terminated by Company or Buyer pursuant to Section 7.1(i), then Company shall, substantially concurrently with such termination pay, or cause to be paid, to Buyer the Termination Fee by wire transfer (to an account designated by Buyer) in immediately available funds.

(d) “Termination Fee” shall mean a cash amount equal to $53,500,000. Notwithstanding anything to the contrary in this Agreement, if the Termination Fee shall become due and payable in accordance with this Section 7.3, from and after such termination and acceptance of payment of the Termination Fee by Buyer pursuant to and in accordance with this Section 7.3, Company shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 7.3. Each of the Parties hereto agrees and acknowledges that the Termination Fee is not a penalty and that it will not be entitled to argue that the Termination Fee is unenforceable or should be reduced in any manner, but rather liquidated damages in a reasonable amount that will compensate, and are proportionate to the legitimate interests of, Buyer in the circumstances in which such Termination Fee is due and payable, in view of the efforts and resources of Buyer expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Buyer be entitled to more than one payment of the Termination Fee in connection with a termination of this Agreement pursuant to which the Termination Fee is payable.

(e) Each of Company and Buyer acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, Company and Buyer would not enter into this Agreement. Accordingly, if Company fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) Company shall reimburse Buyer for all out-of-pocket costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Actions commenced and (ii) Company shall pay to Buyer interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Transaction, except for: (a) the covenants and agreements of both Parties in Section 5.2(b) and this Article VIII; (b) the covenants and agreements of Buyer in Section 5.11(d); and (c) any other covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 8.2 Expenses. Without limitation of any payment obligations of Company pursuant to Section 7.3, whether or not the Transaction is consummated, all costs and expenses incurred in connection with the Transaction, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses; provided, however, that each of Company and Buyer shall pay and bear one-half of all filing fees required under the HSR Act or for other Antitrust Laws or Foreign Investment Laws.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.4 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware (including with respect to any claim for damages pursuant to this Agreement, which calculation of damages will be determined in all respects in accordance with Laws of the State of Delaware) without regard to the conflicts of law principles thereof; provided, that, the provisions respecting the implementation, effect and consequence of the Scheme of Arrangement shall be interpreted, construed and governed by and in accordance with the Laws of the Bailiwick of Jersey without regard to the conflicts or choice of law principles thereof with respect to such matters.

Section 8.5 Jurisdiction. The Parties hereby irrevocably submit to the exclusive personal and subject matter jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (in such order, the “Chosen Courts”) in respect of any action, suit or proceeding with respect to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement (including the transactions contemplated hereby or disputes relating hereto) (collectively, “Proceedings”), and hereby waive, and agree not to assert, as a defense in any such Proceeding that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in the Chosen Courts or that the

Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the Parties hereto irrevocably agree that all claims relating to such Proceeding shall be heard and determined in the Chosen Courts; provided, that, nothing herein shall prevent the implementation and enforcement of the Scheme of Arrangement before the Court and to the extent required by applicable law, the Court shall have exclusive jurisdiction with respect of such matters. The Parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such Parties and, to the extent permitted by Law, exclusive jurisdiction over the subject matter of such disputes and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by Law shall be valid, effective and sufficient service thereof. Each of the Parties agrees that it will not bring or support any Proceeding described in this Section 8.5 other than in the Chosen Courts as described above. The Parties further agree, to the extent permitted by Law and notwithstanding anything to the contrary herein, that final and non-appealable judgment against a Party in any Proceedings in the Chosen Courts as contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States or, where applicable, the Bailiwick of Jersey by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF BUYER OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when sent by email to the Party to be notified (upon confirmation of receipt); or (c) when delivered by a courier (with confirmation of delivery), in each case to the Party to be notified at the following address:

To Company: Delphi Technologies PLC One Angel Court, 10th Floor London, EC2R 7HJ, United Kingdom Attention: James D. Harrington Email: james.harrington@delphi.com with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Eric Schiele P.C. David M. Klein P.C. Facsimile: (212) 445-4900 Email: eric.schiele@kirkland.com dklein@kirkland.com

To Buyer:

BorgWarner Inc. 3850 Auburn Hills, MI 48326 Attention: Tonit M. Calaway Email: tcalaway@borgwarner.com with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Mario A. Ponce Kathryn K. Sudol Facsimile: 212-455-2502 Email: mponce@stblaw.com ksudol@stblaw.com or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any notice received by e-mail or otherwise at the addressee’s location on any business day after 5:00 p.m., addressee’s local time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next business day. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by a Party hereto without the prior written consent of the other Party. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.

Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the Joint Defense Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and, subject to Section 5.11, this Agreement is not intended to grant standing to any person other than the Parties hereto. In the event of any inconsistency or conflict between the provisions of this Agreement and the Scheme of Arrangement, the provisions of this Agreement shall prevail and govern.

Section 8.11 Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, on behalf of each of Company and Buyer (pursuant to authorized action by the Board of Directors of Company and Board of Directors of Buyer, respectively); provided, however, that after receipt of the Company Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the Company Shareholders or the Buyer Shareholders, as the case may be, the effectiveness of such amendment or waiver shall be subject to the approval of the Company Shareholders or the Buyer Shareholders, as the case may be. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 No Third-Party Beneficiaries.

(a) Each of Company and Buyer agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and (ii) except for the provisions of (x) Section 5.11 (the “D&O Third Party Rights Clauses”) and (y) Sections 2.2, 2.3, and 2.7 (the “Equityholder Third Party Rights Clauses”, together with the D&O Third Party Rights Clauses, the “Third Party Rights Clauses”), this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(b) From and after the Effective Time, the Third Party Rights Clauses confer a benefit on the Indemnified Parties pursuant to Section 5.11, holders of Company Ordinary Shares in respect of Sections 2.2 and 2.7, and holders of Company Equity Awards in respect of Section 2.3, in each case, who are not a Party (each for the purposes of this clause, “Third Party”) and, subject to the remaining provisions of this clause, are intended to be enforceable by the Third Party.

(c) The Parties do not intend that any term of this Agreement, apart from the Third Party Rights Clauses which are enforceable by the applicable Third Party, should be enforceable, by any person who is not a Party.

(d) Notwithstanding the provisions of clauses (a) and (b) above, save in respect of the Third Party Rights Clauses, this Agreement may be rescinded or varied in any way and at any time by the Parties without the consent of any Third Party.

Section 8.14 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or violated, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy at law. Accordingly, each Party agrees that, in addition to all other remedies to which it may be entitled, each of the Parties is entitled to a decree of specific performance to enforce the terms of this Agreement and shall further be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense, that there is an adequate remedy under applicable Law.

(ii) Each Party agrees and acknowledges that the rights to specific performance under Section 8.14(b)(i) are an integral part of the Transaction and without that right, neither Company nor Buyer would have entered into this Agreement.

Section 8.15 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a schedule or exhibit, such reference is to a schedule or exhibit to this Agreement, as applicable, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “herewith” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “or” shall be disjunctive but not exclusive. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars If this Agreement requires the Parties to “agree” or requires an “agreement” between the Parties, such “agreements” must be in writing, unless specifically indicated otherwise. A reference to “made available”, “provided to” or other similar constructs herein means that such information, document or material was made available by or on behalf of a Party for review by the other Party in the virtual data room hosted on behalf of such first Party in connection with the Transaction (and to which such other Party and its Representatives have received access and are able to view such information, document or material) or otherwise delivered (e-mail being sufficient) to such other Party or its outside legal counsel, in each case, prior to the execution of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 8.16 Definitions.

(a) General Definitions. References in this Agreement to “Subsidiaries” of any Party means any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (i) more than fifty percent (50%) of the voting power of the outstanding voting securities are directly or indirectly owned by such Party or (ii) such Party or any Subsidiary of such Party is a general partner. References in this Agreement (except as specifically otherwise defined) to “affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to “person” means an individual, a public limited company, a corporation, a partnership, a limited liability company, an association, a trust or any other legal entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, “knowledge” means (i) with respect to Company and its Subsidiaries, the actual knowledge of the individuals listed on Section 8.16(a) of the Company Disclosure Schedule and (ii) with respect to Buyer and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.16(a) of the Buyer Disclosure Schedule. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or other day on which the banks in New York or Jersey are authorized by Law or executive order to remain closed or, in the case of Jersey, are customarily closed for normal banking business.

(b) Certain Specified Definitions. As used in this Agreement:

(i) “Award Agreement” means any award agreement or other written agreement between Company and a Company Equity Award holder that governs the terms and conditions of a Company Equity Award held by such Company Equity Award holder.

(ii) “Benefit Plan” means a Buyer Benefit Plan or a Company Benefit Plan, as applicable.

(iii) “Buyer Common Stock” means the common stock of Buyer, $0.01 par value per share, which, for the avoidance of doubt, is Buyer’s voting class of common stock issuable under its certificate of incorporation.

(iv) “Buyer Financial Statements” means the consolidated financial statements (including all related notes and schedules thereto) of Buyer included in the Buyer SEC Documents.

(v) “Buyer IT Assets” means the computers, software, hardware, code, systems, networks, websites, databases, applications, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology assets, infrastructure and equipment of Buyer and its Subsidiaries.

(vi) “Buyer Material Adverse Effect” means an event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing that has had, or would reasonably be expected to have, a material adverse effect on (A) the ability of Buyer to consummate the Transaction and the other transactions contemplated by this Agreement or (B) the business, condition (financial or otherwise) or results of operations of Buyer and its Subsidiaries, taken as a whole, excluding for purposes of this clause (B), any event, change, effect, development or occurrence resulting from or arising out of: (1) any changes after the date of this Agreement in general economic, financial or capital market conditions (including prevailing interest rates and access to capital markets), (2) any changes after the date of this Agreement generally in the industries in which Buyer or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including, subject to the following proviso, the impact thereof on the relationships, contractual or otherwise, of Buyer or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding by shareholders or otherwise with respect to the Transaction or any of the other transactions contemplated by this Agreement) (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Section 4.2 or Sections 4.18(c)(i) or (iii) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any action taken at the written request of Company, (5) any changes after the date of this Agreement in applicable Law (or authoritative interpretations thereof), (6) any changes after the date of this Agreement in GAAP or other applicable accounting standards (or authoritative interpretations thereof), (7) earthquakes, any weather-related event, natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (8) governmental shutdown, (9) any changes after the date of this Agreement in regulatory, legislative or political conditions, (10) any changes after the date of this Agreement in the share price or trading volume of shares of Buyer Common Stock, or (11) any failure, in and of itself, by Buyer or its Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics (provided that the exceptions in clauses (10) and (11) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change or failure has resulted in, or contributed to, a Buyer Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (5), (6), (7), (8) and (9), to the extent disproportionately affecting Buyer and its Subsidiaries, taken as a whole, relative to other companies in the industries in which Buyer and its Subsidiaries operate.

(vii) “Buyer Permitted Lien” means (A) any Lien for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors’, mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among Buyer and its wholly owned Subsidiaries, (F) Liens securing interest rate protection agreements or currency rate protection agreements incurred in the ordinary course of business consistent with past practice and not for speculative purposes, (G) banker’s Liens and customary rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution, (H) easements, covenants, conditions, restrictions and other similar encumbrances on real property that arise in the ordinary course of business and that do not materially detract from the value of the affected real property and do not materially interfere with the present or intended use of such real property, or (I) other non-monetary Liens that do not, individually or in the aggregate, materially interfere with the present use, or materially detract from the value of, the property encumbered thereby.

(viii) “Buyer Shareholder” means a holder of Buyer Common Stock from time to time.

(ix) “Buyer Stock Plans” means, collectively, the BorgWarner Inc. 2018 Stock Incentive Plan and any other plans or arrangements of Buyer providing for the compensatory grant of awards of shares of Buyer Common Stock or awards denominated, in whole or in part, in shares of Buyer Common Stock or options, share appreciation rights or similar awards relating to shares of Buyer Common Stock, including any and all such plans of predecessor or acquired entities that have been assumed by Buyer.

(x) “Cash Value” means an amount equal to the product of (A) the Closing Volume-Weighted Average Price and (B) the Exchange Ratio.

(xi) “Closing Volume-Weighted Average Price” means the volume-weighted average price, rounded to four decimal points, of shares of Buyer Common Stock on the NYSE (as reported on Bloomberg L.P. under the function “VWAP”) for the period of the ten (10) consecutive trading days ending on the second full trading day prior to the Effective Time.

(xii) “Code” means the United States Internal Revenue Code of 1986.

(xiii) “Collective Bargaining Agreement” means any collective bargaining agreement, labor union contract, trade union agreement, or agreements, customs, practices or arrangements (whether legally binding or not) for collective bargaining or recognition with any trade union, works council, staff association or other representative body.

(xiv) “Companies Law” means the Companies (Jersey) Law 1991.

(xv) “Company Financial Statements” means the consolidated financial statements (including all related notes and schedules thereto) of Company included in the Company SEC Documents.

(xvi) “Company GM” means the general meeting of the Company Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme of Arrangement, expected to be convened as promptly as reasonably practicable after the Scheme Meeting shall have been concluded or adjourned or postponed (it being understood that if the Scheme Meeting is adjourned or postponed, the Company GM shall be correspondingly adjourned or postponed).

(xvii) “Company IT Assets” means the computers, software, hardware, code, systems, networks, websites, databases, applications, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of Company and its Subsidiaries.

(xviii) “Company Material Adverse Effect” means an event, state of facts, circumstance, change, effect, development, occurrence or combination of the foregoing that has had, or would reasonably be expected to have, a material adverse effect on (A) the ability of Company to consummate the Transaction and the other transactions contemplated by this Agreement or (B) the business, condition (financial or otherwise) or results of operations of Company and its Subsidiaries, taken as a whole, excluding for purposes of this clause (B), any event, change, effect, development or occurrence resulting from or arising out of: (1) any changes after the date of this Agreement in general economic, financial or capital market conditions (including prevailing interest rates and access to capital markets), (2) any changes after the date of this Agreement generally in the industries in which Company or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including, subject to the following proviso, the impact thereof on the relationships, contractual or otherwise, of Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding by shareholders or otherwise with respect to the Transaction or any of the other transactions contemplated by this Agreement) (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Section 3.2 or Sections 3.18(c)(i) or (iii) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any action taken at the written request of Buyer, (5) any changes after the date of this Agreement in applicable Law (or authoritative interpretations thereof), (6) any changes after the date of this Agreement in GAAP or other applicable accounting standards (or authoritative interpretations thereof), (7) earthquakes, any weather-related event, natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (8) governmental shutdown, (9) any changes after the date of this Agreement in regulatory, legislative or political conditions, (10) any changes after the date of this Agreement in the share price or trading volume of Company Ordinary Shares, or (11) any failure, in and of itself, by Company or its Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics (provided that the exceptions in clauses (10) and (11) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (5), (6), (7), (8) and (9), to the extent disproportionately affecting Company and its Subsidiaries, taken as a whole, relative to other companies in the industries in which Company and its Subsidiaries operate.

(xix) “Company Ordinary Shares” means the ordinary shares of Company, $0.01 par value per share.

(xx) “Company Permitted Liens” means (A) any Lien for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors’, mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among Company and its wholly owned Subsidiaries, (F) Liens securing interest rate protection agreements or currency rate protection agreements incurred in the ordinary course of business consistent with past practice and not for speculative purposes, (G) banker’s Liens and customary rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution, (H) easements, covenants, conditions, restrictions and other similar encumbrances on real property that arise in the ordinary course of business and that do not materially detract from the value of the affected real property and do not materially interfere with the present or intended use of such real property, or (I) other non-monetary Liens that do not, individually or in the aggregate, materially interfere with the present use, or materially detract from the value of, the property encumbered thereby.

(xxi) “Company Shareholder” means a holder of Company Ordinary Shares from time to time.

(xxii) “Company Shareholder Approval” means (i) the approval of the Scheme of Arrangement by a resolution of a majority in number of the Company Shareholders representing three-fourths (75%) or more of the voting rights of the Company Shareholders, in each case present and voting either in person or by proxy, at the Scheme Meeting (or at any adjournment or postponement of such meeting) and (ii) the Company Shareholder Resolutions being duly passed by the requisite majority of Company Shareholders at the Company GM (or at any adjournment or postponement of such meeting).

(xxiii) “Company Shareholder Resolutions” means the resolutions to alter the Company Articles of Association and such other matters as may be necessary to facilitate the implementation of the Transaction and/or the Scheme of Arrangement.

(xxiv) “Company Stock Plan Committee” means the applicable body with responsibility for administering the Company Stock Plans and Award Agreements effective immediately prior to the Effective Time, whether that be the Board of Directors of Company, the compensation committee or another subcommittee thereof, or another committee duly appointed to administer the Company Stock Plans and Award Agreements under the terms thereof.

(xxv) “Company Stock Plans” means, Delphi Technologies PLC Long-Term Incentive Plan, Nonqualified Stock Option Inducement Agreement, by and between the Company and Richard F. Dauch, effective as of January 7, 2019, and any other plans or arrangements of Company providing for the compensatory grant of awards of Company Ordinary Shares or awards denominated, in whole or in part, in Company Ordinary Shares or options, share appreciation rights or similar awards relating to Company Ordinary Shares, including any and all such plans of predecessor or acquired entities that have been assumed by Company.

(xxvi) “Derivative Transaction” means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.

(xxvii) “DTC” means The Depository Trust Company.

(xxviii) “Environmental Law” means any Law relating to the pollution, protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or Release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Materials, in each case as in effect as of or prior to the Closing Date.

(xxix) “ERISA” means the Employee Retirement Income Security Act of 1974.

(xxx) “ERISA Affiliate” means, with respect to any person: (i) any entity, whether or not incorporated, that is under common control with such person within the meaning of Section 4001(a)(14) of ERISA; (ii) any corporation that is a member of the same controlled group of corporations within the meaning of Section 414(b) of the Code as such person; (iii) any trade or business (whether or not incorporated) that is a member of the same group of trades or businesses under common control within the meaning of Section 414(c) of the Code as such person; and (iv) any member of the same affiliated service group within the meaning of Section 414(m) or (o) of the Code of which such person, any corporation described in clause (ii) above or any trade or business described in clause (iii) above is a member.

(xxxi) “Existing DU Award” means each award of restricted stock units (whether or not deferred) that has been granted to a non-employee member of Company’s Board of Directors under the Company Stock Plans that is outstanding immediately prior to the Effective Time.

(xxxii) “Existing Option” means each award of share options that has been granted under the Company Stock Plans that is outstanding and unexercised immediately prior to the Effective Time.

(xxxiii) “Existing PSU Award” means each award of performance-based restricted stock units that has been granted under the Company Stock Plans that is outstanding immediately prior to the Effective Time. For the avoidance of doubt, the term “Existing PSU Award” shall exclude each Existing DU Award.

(xxxiv) “Existing RSU Award” means each award of restricted stock units (other than performance-based restricted stock units) that has been granted under the Company Stock Plans that is outstanding immediately prior to the Effective Time. For the avoidance of doubt, the term “Existing RSU Award” shall exclude each Existing DU Award.

(xxxv) “Export Control Laws” means all Laws and regulations related to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions or any other provision or receipt of goods, technology, software or services, including (a) the United States International Traffic in Arms Regulations administered by the United States State Department’s Directorate of Defense Trade Controls; (b) the Export Administration Regulations administered by the United States Commerce Department (including the antiboycott regulations administered by the Office of Antiboycott Compliance); (c) United States customs regulations administered by the United States Customs and Border Protection; and (d) all other applicable import and export controls in the countries in which the Party conducts business.

(xxxvi) “good and defensible title” means such title that is free from reasonable doubt to the end that a prudent person with knowledge of all of the facts and their legal bearing would be willing to accept the same acting reasonably.

(xxxvii) “Hazardous Materials” means all substances, materials or wastes for which liability or standards of conduct may be imposed under any Environmental Law, including any substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive or hazardous substance, material or agent.

(xxxviii) “Key Employee” means, with respect to Buyer or Company, any executive officer of such Party or any employee of such Party that reports directly to the board of directors of such Party or to the Chief Executive Officer of such Party.

(xxxix) “New Buyer Shares” means the new shares of Buyer Common Stock to be issued and credited as fully paid to Company Shareholders pursuant to the Transaction.

(xl) “Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.

(xli) “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, or leaching of Hazardous Materials into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

(xlii) “Relevant Authority” means the United States Department of Justice, the U.S. Federal Trade Commission, and any United States, foreign or supranational, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority.

(xliii) “Restructuring Plan” means the current restructuring activities of Company related to the realignment of existing manufacturing capacity and closure of facilities and other exit or disposal activities as detailed in Section 8.16(b) of the Company Disclosure Schedule.

(xliv) “Rights” means rights granted in accordance with a Rights Plan.

(xlv) “Rights Plan” means a shareholder rights plan that could be put in place by Company using the relevant provisions of article 2 of the Company Articles of Association.

(xlvi) “Scheme Meeting” means such meeting(s) of the Company Shareholders as the Court may direct in relation to the Scheme of Arrangement.

(xlvii) “Scheme of Arrangement” means the proposed scheme of arrangement of Company under Part 18A of the Companies Law to effect the Transaction pursuant to this Agreement, in all material respects in the form set out in Annex II subject to any amendment thereof that the Parties agree in accordance with Section 5.7(b).

(xlviii) “Spin-Off Date” means December 4, 2017.

(xlix) “Tax” or “Taxes” means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

(l) “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes (and including any amendments with respect thereto).

(li) “Trade Sanctions” means economic or trade sanctions administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or similar Governmental Entities.

(lii) “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the U.S. Department of Treasury with respect to the Code.

(liii) “Willful Breach” means a breach that is a consequence of an act or omission undertaken by the breaching Party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement (and which results in a material breach); it being acknowledged and agreed, without limitation, that any failure by any party to consummate the Transaction and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement after the applicable conditions thereto have been satisfied or waived shall constitute a Willful Breach of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORGWARNER INC.

By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DELPHI TECHNOLOGIES PLC

By:	/s/ Richard Dauch
Name: Richard Dauch
Title: Chief Executive Officer

[Signature Page to Transaction Agreement]

ANNEX I

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	Section 5.3(f)(i)
Acquisition Proposal	Section 5.3(f)(ii)
Action	Section 5.11(b)
Adverse Recommendation Change	Section 5.3(d)
Affiliates	Section 8.16(a)
Agreement	Preamble
Antitrust Laws	Section 5.8(b)
Assumed CiC Agreements	Section 5.20
Award Agreement	Section 8.16(b)(i)
Benefit Plan	Section 8.16(b)(ii)
Bribery Act	Section 3.21
business day	Section 8.16(a)
Buyer	Preamble
Buyer Approvals	Section 4.2(b)
Buyer Benefit Plan	Section 4.15(a)
Buyer Common Stock	Section 8.16(b)(iii)
Buyer Designee	Section 1.1
Buyer Disclosure Schedule	Article IV
Buyer Employee	Section 4.14(a)
Buyer Equity Awards	Section 4.1(c)
Buyer Financial Statements	Section 8.16(b)(iv)
Buyer Governing Documents	Section 4.1(b)
Buyer Intellectual Property	Section 4.11(b)
Buyer IT Assets	Section 8.16(b)(v)
Buyer Material Adverse Effect	Section 8.16(b)(vi)
Buyer Material Contracts.	Section 4.18(a)
Buyer Material Subsidiaries	Section 4.1(b)
Buyer Organizational Documents	Section 4.1(b)
Buyer Permits	Section 4.6(b)
Buyer Permitted Lien	Section 8.16(b)(vii)
Buyer Registered IP	Section 4.11(a)
Buyer SEC Documents	Section 4.3(a)
Buyer Shareholder	Section 8.16(b)(viii)
Buyer Stock Plans	Section 8.16(b)(ix)
Buyer Transaction Documents	Section 4.2(a)
Cash Consideration	Section 2.2(a)
Cash Value	Section 8.16(b)(x)
Chosen Courts	Section 8.5
Closing	Section 1.2
Closing Date	Section 1.2
Closing Volume-Weighted Average Price	Section 8.16(b)(xi)
Code	Section 8.16(b)(xii)
Collective Bargaining Agreement	Section 8.16(b)(xiii)
Companies Law	Section 8.16(b)(xiv)
Company	Preamble
Company Approvals	Section 3.2(b)
Company Articles of Association	Section 3.1(b)
Company Benefit Plan	Section 3.15(a)

Annex I-1

Company Board Recommendation	Section 3.2(a)
Company Credit Agreement	Section 5.22(b)(viii)
Company Disclosure Schedule	Article III
Company Employee	Section 3.14(a)
Company Equity Awards	Section 2.3(e)
Company Executives	Section 5.1(b)(viii)
Company Financial Statements	(xv)Section 8.16(b)(xv)
Company GM	Section 8.16(b)(xvi)
Company Intellectual Property	Section 3.11(b)
Company IT Assets	Section 8.16(b)(xvii)
Company Leased Real Property	Section 3.12(a)
Company Material Adverse Effect	Section 8.16(b)(xviii)
Company Material Contracts	Section 3.18(a)(xiii)
Company Material Subsidiaries	Section 3.1(b)
Company Ordinary Shares	Section 8.16(b)(xix)
Company Organizational Documents	Section 3.1(b)
Company Permits	Section 3.6(b)
Company Permitted Liens	Section 8.16(b)(xx)
Company Registered IP	Section 3.11(a)
Company SEC Documents	Section 3.3(a)
Company Shareholder	Section 8.16(b)(xxi)
Company Shareholder Approval	Section 8.16(b)(xxii)
Company Shareholder Resolutions	Section 8.16(b)(xxiii)
Company Stock Plans	Section 8.16(b)(xxiv)
Company Transaction Documents	Section 3.2(a)
Conditions	Section 5.16(e)(ii)
Confidentiality Agreement	Section 5.2(b)
Consideration	Section 2.2(a)
Contract	Section 3.18(a)(xiii)
control	Section 8.16(a)
Court	Section 1.3
Court Documentation	Section 5.4(f)
Court Order	Section 1.3
Credit Facility Terminations	Section 5.23(a)
D&O Insurance	Section 5.11(c)
Derivative Transaction	Section 8.16(b)(xxvi)
DJH	Section 5.22(b)(viii)
DPC	Section 5.22(b)(viii)
DTC	Section 8.16(b)(xxvii)
Effective Time	Section 1.3
End Date	Section 7.1(b)
Enforceability Exceptions	Section 3.2(a)
Environmental Law	Section 8.16(b)(xxviii)
ERISA	Section 8.16(b)(xxix)
ERISA Affiliate	Section 8.16(b)(xxx)
Exchange Act	Section 3.2(b)
Exchange Agent	Section 2.2(c)(i)
Exchange Fund	Section 2.2(c)(i)
Exchange Ratio	Section 2.2(a)
Existing DU Award	Section 8.16(b)(xxxi)
Existing Option	Section 8.16(b)(xxxii)

Annex I-2

Existing PSU Award	Section 8.16(b)(xxxiii)
Existing RSU Award	Section 8.16(b)(xxxiv)
Export Control Laws	Section 8.16(b)(xxxv)
FCPA	Section 3.21
Financing	Section 5.22(a)
Financing Parties	Section 5.22(a)
Foreign Investment Laws	Section 5.8(b)
Forms of Proxy	Section 5.4(f)
Fractional Share Consideration	Section 2.7(b)
GAAP	Section 3.3(b)
good and defensible title	Section 8.16(b)(xxxvi)
Governmental Entity	Section 3.2(b)
Hazardous Materials	Section 8.16(b)(xxxvii)
HSR Act	Section 3.2(b)
Indemnified Party	Section 5.11(b)
Intervening Event	Section 5.3(f)(iii)
Joint Defense Agreement	Section 7.2
Key Company Customer Programs	Section 3.19(a)
Key Company Customers	Section 3.19(a)
Key Employee	Section 8.16(b)(xxxviii)
knowledge	Section 8.16(a)
Law or Laws	Section 3.6(a)
Lien	Section 3.2(c)
Merger	Section 5.17(a)
Multiemployer Plan	Section 3.15(f)
Multiple Employer Plan	Section 3.15(f)
New Buyer Shares	Section 8.16(b)(xxxix)
Non-U.S. Benefit Plans	Section 3.15(o)
NYSE	Section 3.2(b)
OFAC	Section 3.22(a)
Offer	Section 5.16(a)
Offer Document	Section 5.16(b)
Order	Section 8.16(b)(xl)
Parties	Preamble
Payoff Letter	Section 5.23(a)
Permits	Section 4.6(b)
person	Section 8.16(a)
Post-Closing Benefits Program	Section 5.19(a)
Proceedings	Section 8.5
Proxy Statement	Section 5.6
Qualified Plan	Section 3.15(b)
Registration Statement	Section 5.16(d)
Release	Section 8.16(b)(xli)
Relevant Authority	Section 8.16(b)(xlii)
Remaining Stock Plan Shares	Section 2.3(f)
Representatives	Section 5.3(a)
Restructuring Plan	Section 8.16(b)(xliii)
Rights	Section 8.16(b)(xliv)
Rights Plan	Section 8.16(b)(xlv)
Sarbanes-Oxley Act	Section 3.3(a)
Scheme Document	Section 5.4(a)

Annex I-3

Scheme Meeting	Section 8.16(b)(xlvi)
Scheme of Arrangement	Section 8.16(b)(xlvii)
Scheme Supplemental Document	Section 5.4(f)
SEC	Section 3.1(b)
Securities Act	Section 3.2(b)
Senior Notes Indenture	Section 5.22(b)(viii)
Share Consideration	Section 2.2(a)
Spin-Off Date	Section 8.16(b)(xlviii)
Subsidiaries	Section 8.16(a)
Superior Proposal	Section 5.3(f)(iv)
Tail Policy	Section 5.11(c)
Tax or Taxes	Section 8.16(b)(xlix)
Tax Return	Section 8.16(b)(l)
Termination Date	Section 5.1(a)
Termination Fee	Section 7.3(d)
Third Party	Section 8.13(b)
Third Party Rights Clauses	Section 8.13(a)
Trade Sanctions	Section 8.16(b)(li)
Transaction	Recitals
Treasury Regulations	Section 8.16(b)(lii)
U.S. Defined Benefit Plan	Section 3.15(d)
UK Pensions Transfer	Section 3.15(a)
USB	Section 5.22(b)(viii)
Willful Breach	Section 8.16(b)(liii)

Annex I-4

Annex B

AMENDMENT AND CONSENT AGREEMENT

This AMENDMENT AND CONSENT AGREEMENT (this “Agreement”), dated as of May 6, 2020, with respect to the Transaction Agreement, dated as of January 28, 2020 (the “Transaction Agreement”), by and between BorgWarner Inc., a Delaware corporation (“BorgWarner”), and Delphi Technologies PLC, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Delphi”), is hereby entered into by and between BorgWarner and Delphi. All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Transaction Agreement.

RECITALS

WHEREAS, pursuant to Section 5.1(b)(xii) of the Transaction Agreement, Delphi and its Subsidiaries are prohibited, without BorgWarner’s consent (such consent not to be unreasonably withheld, conditioned or delayed), from incurring, assuming or guaranteeing any indebtedness for borrowed money, except for, among other things, borrowings under the Company Credit Agreement that do not exceed a balance of $5 million in the aggregate;

WHEREAS, in light of the Delphi board of directors’ concern around the general economic impacts associated with COVID-19 on Delphi’s business, Delphi has drawn $500 million of revolving borrowings under the Company Credit Agreement (the “Draw Down”);

WHEREAS, on March 30, 2020, BorgWarner provided written notice to Delphi that, among other things, asserted that Delphi breached the Transaction Agreement by effectuating the Draw Down without obtaining BorgWarner’s prior written consent, and Delphi provided written notice to BorgWarner that, among other things, disputed BorgWarner’s assertion of a breach by Delphi and asserted that BorgWarner breached the Transaction Agreement by unreasonably withholding and conditioning its consent to the Draw Down; and

WHEREAS, BorgWarner wishes to provide its written consent to the Draw Down in accordance with the terms and conditions contained herein, and BorgWarner and Delphi wish to amend the Transaction Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BorgWarner and Delphi hereby agree as follows:

1. CONSENT.

(a) For all purposes under the Transaction Agreement, BorgWarner hereby consents to:

(i) the Draw Down; and

(ii) the deferral (not to exceed £7 million), for up to three months, of the quarterly contribution otherwise payable by June 19, 2020 to The Delphi Technologies Pension Scheme.

For the avoidance of doubt, the consent in clause (i) above has the same effect as if BorgWarner delivered such consent to Delphi prior to the Draw Down being effected and BorgWarner and Delphi each waive any and all claims of breach or purported rights arising from such Draw Down.

2. AMENDMENTS TO TRANSACTION AGREEMENT.

(a) Section 2.2(a) (Consideration) is hereby deleted and replaced with the following:

“(a) Consideration. Subject to and in consideration for the transfer of the Company Ordinary Shares pursuant to Section 2.1, on the Closing Date, Buyer shall, under the Scheme of Arrangement and subject to the terms and conditions thereof and subject to Section 2.2(b), Section 2.3 and Section 2.7, for each Company Ordinary Share subject to the Scheme of Arrangement, issue 0.4307 (as may be adjusted pursuant to Section 2.2(b), the “Exchange Ratio”) of New Buyer Shares (the “Share Consideration”, and together with the Fractional Share Consideration, the “Consideration”) duly authorized, validly issued, and credited as fully paid, non-assessable and free from all Liens, in each case, to the relevant Company Shareholders.”

(b) Section 6.3 (Conditions to Obligation of Buyer to Effect the Transaction) of the Transaction Agreement is hereby amended by adding a new clause (d) as follows:

“(d) (i) (A) If the Closing occurs on or before September 30, 2020, the Leverage Ratio does not exceed 6.5 to 1.0 or (B) if the Closing occurs on October 1, 2020 or thereafter, the Leverage Ratio does not exceed 7.5 to 1.0, (ii) the Net Revolver Debt does not exceed a balance of $115,000,000, (iii) the Gross Revolver Debt does not exceed a balance of $225,000,000, and (iv) the Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer of the Company, certifying compliance with clauses (i) through (iii) of this Section 6.3(d).”

(c) Section 7.1(b)(i) of the Transaction Agreement is hereby deleted and replaced with the following:

“(i) if all of the conditions to Closing, other than the conditions set forth in Section 6.1(d), Section 6.1(e) or Section 6.1(f), shall have been satisfied or shall be capable of being satisfied at such time (provided, that the conditions set forth in Section 6.3(d) shall be excluded for purposes of determining whether all conditions have been satisfied or are capable of being satisfied), the End Date may be extended by either Party;”

(d) Section 8.16 (Definitions) of the Transaction Agreement is hereby amended by adding the following terms:

“Closing EBITDA” means the Consolidated EBITDA of the Company and its Subsidiaries, determined on a consolidated basis and calculated by the Company in good faith for the twelve-month period ending on the last day of the most recent fiscal quarter ending at least 15 days prior to the Closing Date. With respect to the line items included in the definition of Consolidated EBITDA in this Agreement that correspond with the line items included in the definition of “Consolidated EBITDA” under the Company Credit Agreement, such line items will be calculated in good faith and in a manner consistent with the calculation of the corresponding line items in the definition of Consolidated EBITDA under the Company Credit Agreement (but without regard to any time limitations or dollar caps specified therein for such line items).

“Closing Net Debt” means Net Debt, determined as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date and calculated by the Company in good faith in a manner consistent with how the various components are calculated in the Company’s audited financial statements for the fiscal year ending December 31, 2019. For the avoidance of doubt, for purposes of calculating Closing Net Debt the amount of cash and cash equivalents shall not be reduced by advisor fees related to the Transaction that are to be paid on the Closing Date or other third-party expenses related to the Transaction that are customarily paid on the Closing Date; provided that if such fees and expenses exceed $40 million, for purposes of calculating Closing Net Debt the amount of cash and cash equivalents shall be reduced by the amount in excess of $40 million.

“Consolidated EBITDA” means, for any period, Operating Income for such period plus, without duplication and to the extent deducted in calculating Operating Income for such period, the following:

(i) depreciation;

(ii) amortization (including amortization of intangibles and goodwill);

(iii) non-cash charges recorded in respect of purchase accounting or impairment of goodwill, intangibles or long-lived assets and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations except to the extent representing an accrual for future cash outlays;

(iv) any unusual, non-recurring, extraordinary or restructuring expenses, losses or charges;

(v) third-party and severance expenses arising directly from the closing or consolidation of facilities (including such expenses incurred with respect to the relocation of equipment in connection therewith);

(vi) one-time, non-cash charges pursuant to SFAS 158;

(vii) expenses for transitional contributions to defined contribution plans in excess of standard contributions and other payments to impacted employees, in each case, resulting from the freeze of future accruals for the U.K. defined benefit pension plans of the Company and its Subsidiaries, not to exceed $2 million per fiscal quarter;

(viii) separation expenses associated with the Company’s spin-off from Delphi Automotive PLC; provided that, for the period from April 1, 2020 through December 31, 2020, such expenses shall not exceed $3 million in the aggregate; and

(ix) third-party expenses incurred in connection with signing, negotiating, and closing the Transaction;

less, to the extent included in calculating Operating Income for such period, any unusual, non-recurring or extraordinary income or gains.

“Gross Revolver Debt” means the total amount of revolving borrowings outstanding under the Company Credit Agreement as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date.

“Leverage Ratio” means the ratio of (i) Closing Net Debt to (ii) Closing EBITDA.

“Net Debt” means, as of any time of determination, (i) the aggregate amount of outstanding indebtedness for borrowed money of the Company and its Subsidiaries, determined on a consolidated basis, as of such time (excluding, for the avoidance of doubt, any such indebtedness or guarantees among the Company and its Subsidiaries), less (ii) the aggregate amount of all cash and cash equivalents (including any Chinese bank notes for the benefit of the Company or its Subsidiaries, with an original maturity of 90 days or less) of the Company and its Subsidiaries as of such time.

“Net Revolver Debt” means (i) Gross Revolver Debt, less (ii) the aggregate amount of all cash and cash equivalents (including any Chinese bank notes for the benefit of the Company or its Subsidiaries with a maturity of 90 days or less) of the Company and its Subsidiaries, determined as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date. For the avoidance of doubt, for purposes of calculating Net Revolver Debt the amount of cash and cash equivalents shall not be reduced by advisor fees related to the Transaction that are to be paid on the Closing Date or other third-party expenses related to the Transaction that are customarily paid on the Closing Date; provided that if such fees and expenses exceed $40 million, for purposes of calculating Net Revolver Debt the amount of cash and cash equivalents shall be reduced by the amount in excess of $40 million.

“Operating Income” means the consolidated operating income (or loss) of the Company and its Subsidiaries, calculated in accordance with GAAP applied in a manner consistent with the calculation of operating income as set forth in the Company’s audited financial statements for the fiscal year ending December 31, 2019.

3. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party as of the date hereof that:

(a) it has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of such Party and no other corporate action on the part of such Party is necessary to authorize the execution and delivery by such Party of this Agreement and the consummation of the transactions contemplated hereby;

(b) this Agreement has been duly and validly executed and delivered by such Party and, assuming that this Agreement has been duly authorized, executed and delivered by the other Party, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions; and

(c) after giving effect to this Agreement, such Party is not aware of any circumstance or event that such Party believes to constitute, as of the date of this Agreement, a material breach of the Transaction Agreement by the other Party.

4. NO ADDITIONAL CHANGES. Other than as set forth in Section 1 and Section 2 of this Agreement, (a) no additional changes or waivers with respect to the Transaction Agreement and the obligations thereunder are hereby being made, granted or consented to by the Parties, and (b) the Transaction Agreement shall remain in full force and effect in all respects.

5. EFFECTIVENESS. Subject, for the avoidance of doubt, to the last sentence of Section 1 of this Agreement, this Agreement shall be effective as of the date first written above.

6. GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware (including with respect to any claim for damages pursuant to this Agreement, which calculation of damages will be determined in all respects in accordance with Laws of the State of Delaware) without regard to the conflicts of law principles thereof. Section 8.5 (Jurisdiction) and Section 8.6 (Waiver of Jury Trial) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis.

7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

8. MODIFICATIONS. This Agreement may only be modified in a writing signed by both Parties.

9. SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall be given no substantive or interpretive effect whatsoever.

[REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, this Agreement is hereby executed and delivered on behalf of the undersigned as of the date first set forth above.

BORGWARNER INC.

By:	/s/ Tonit M. Calaway
Name:	Tonit M. Calaway
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page – Amendment and Consent Agreement]

Acknowledged and agreed:

DELPHI TECHNOLOGIES PLC

By:	/s/ Richard Dauch
Name:	Richard Dauch
Title:	Chief Executive Officer

[Signature Page – Amendment and Consent Agreement]

Annex C

Goldman Sachs International

Plumtree Court | 25 Shoe Lane | London EC4A 4AU

Tel: +44 (0)20 7774 1000

PERSONAL AND CONFIDENTIAL

May 6, 2020

Board of Directors

Delphi Technologies PLC

One Angel Court, 10th Floor

London, EC2R 7HJ

United Kingdom

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than BorgWarner Inc. (“Buyer”) and its affiliates) of the outstanding ordinary shares, par value $0.01 per share (the “Company Ordinary Shares”), of Delphi Technologies PLC (the “Company”) of the Exchange Ratio (as defined below) to be paid to such holders pursuant to the Transaction Agreement, dated as of January 28, 2020, by and between Buyer and the Company, as amended by the Amendment and Consent Agreement, dated as of May 6, 2020 (the “Agreement”). The Agreement provides that in accordance with the terms of the Scheme of Arrangement, the Companies Law, the laws of the Bailiwick of Jersey and the Agreement, at the Effective Time, (A) all outstanding Company Ordinary Shares will be transferred from the holders of Company Ordinary Shares to Buyer (or a subsidiary of Buyer designated by Buyer prior to the filing of the Scheme of Arrangement with the Royal Court of Jersey) and (B) Buyer will issue 0.4307 shares of common stock (the “Exchange Ratio”), par value $0.01 per share (“Buyer Common Stock”), of Buyer for each Company Ordinary Share. All capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

Goldman Sachs International and its affiliates (collectively, “Goldman Sachs”) are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Buyer and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time. We may also in the future provide financial advisory and/or underwriting services to the Company, Buyer and any of their respective affiliates for which our Investment Banking Division may receive compensation.

Goldman Sachs International is authorised by the Prudential Regulation Authority and regulated by the

Financial Conduct Authority and the Prudential Regulation Authority

Registered in England No. 02263951 | Registered Office: Plumtree Court, 25 Shoe Lane, London EC4A 4AU

Board of Directors

Delphi Technologies PLC

May 6, 2020

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 2019; registration statement on Form 10-12B of Delphi Jersey Holdings PLC, dated December 29, 2017, as amended, relating to the initial public offering of Company Ordinary Shares; annual reports to stockholders and Annual Reports on Form 10-K of Buyer for the five years ended December 31, 2019; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Buyer; certain other communications from the Company and Buyer to their respective stockholders; certain publicly available research analyst reports for the Company and Buyer; certain updated internal financial analyses and forecasts for the Company prepared by its management and for Buyer prepared by its management and certain updated financial analyses and forecasts for Buyer pro forma for the consummation of the Transaction prepared by the management of the Company, in each case, as approved for our use by the Company (collectively, the “Forecasts”); and certain updated operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of senior managements of the Company and Buyer regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of Buyer and with members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Company Ordinary Shares and Buyer Common Stock; compared certain financial and stock market information for the Company and Buyer with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the automotive supplier industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, Buyer or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Buyer or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms and conditions set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders of Company Ordinary Shares (other than Buyer and its affiliates) of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other

Board of Directors

Delphi Technologies PLC

May 6, 2020

class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which Buyer Common Stock or Company Ordinary Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or Buyer or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Buyer or the ability of the Company or Buyer to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Ordinary Shares should vote with respect to the Scheme of Arrangement or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Buyer and its affiliates) of Company Ordinary Shares.

Very truly yours,

(GOLDMAN SACHS INTERNATIONAL)

Annex D

IRREVOCABLE UNDERTAKING

To:	Delphi Technologies PLC
One Angel Court, 10th Floor
London, EC2R 7HJ, United Kingdom

BorgWarner Inc.

3850 West Hamlin Road

Auburn Hills, MI 48326

6th February 2020

Dear Sirs

Delphi Technologies PLC (the “Company”)

BorgWarner Inc. (“Buyer”)

In connection with the proposed acquisition of the Company by Buyer by way of a Jersey scheme of arrangement (the “Scheme of Arrangement”), I, Michael J.P. Clarke, hereby irrevocably and unconditionally undertake, represent and warrant to and confirm and agree as follows:

1.	SHAREHOLDINGS

I represent and warrant to the Company and Buyer that:

1.1	I am the beneficial owner of 10,849 ordinary shares of $0.01 each in the capital of the Company (the “Shares”) which are held on my behalf indirectly through Cede & Co;

1.2	I am able to procure that Cede & Co transfers the legal title to some or all of the Shares to me free of any encumbrances, liens, charges or third party rights of any kind whatsoever; and

1.3	I have full power to enter into this undertaking and to perform the obligations under this undertaking.

2.	TRANSFER OF LEGAL TITLE

2.1

To ensure that there is more than one shareholder of record on the Company’s register of members for the purposes of calculating the majority in number test that is required under Jersey law as part of the approval of the Scheme of Arrangement, I hereby irrevocably and unconditionally undertake to the Company and Buyer that:

2.1.1

I shall, as soon as reasonably practicable after the date of this undertaking, procure that Cede & Co transfers the legal title to no less than two (2) Shares (the “Transferred Shares”) to me so that I am registered as a shareholder on the Company’s register of members maintained by Computershare; and

2.1.2

I shall continue to directly hold legal title to, and shall not directly or indirectly transfer, pledge, encumber or otherwise dispose of any economic or voting rights with respect to, any of the Transferred Shares (or enter into any voting agreement, voting trust or similar agreement with respect to the voting of such shares) until the shareholder meeting convened by the Royal Court of Jersey to approve the Scheme of Arrangement (the “Court Meeting”) has been held.

3.	VOTING

3.1

I will vote, in person or by proxy, each of the Transferred Shares in favour of the Scheme of Arrangement at the Court Meeting and in favour of the resolutions at the general meeting of the Company convened in connection with the Scheme of Arrangement.

4.	DOCUMENTATION

I consent to this undertaking being referred to in any documentation in connection with the Scheme of Arrangement.

5.	LAPSE OF THIS UNDERTAKING

This undertaking shall lapse and be of no further force or effect if (i) the Scheme of Arrangement does not become effective in accordance with its terms or (ii) the Transaction Agreement, dated January 28, 2020, by and between the Company and Buyer, has been terminated in accordance with its terms.

6.	CONFIRMATIONS AND ACKNOWLEDGEMENT

I confirm that, except to the extent otherwise specified, the obligations set out in this undertaking are unconditional and irrevocable.

7.	GOVERNING LAW

This undertaking shall be governed by, and interpreted in accordance with, Jersey law. I agree that the Jersey Courts shall have exclusive jurisdiction to settle any dispute in connection with this undertaking and I irrevocably submit to the exclusive jurisdiction of the Jersey Courts and agree that any such proceedings in respect of such dispute may be brought in such Courts.

IN WITNESS WHEREOF, this undertaking has been executed and delivered as a deed on the date first above written,

EXECUTED as an instrument by

Michael J.P. Clarke

In the presence of:	/s/ Michael J.P. Clarke

Witness:	/s/ Stephen Phillip Windsor

Full Name:	Stephen Phillip Windsor

Address:	1 Orchard Corner

Lindfield, WSX RH16, United Kingdom

IRREVOCABLE UNDERTAKING

To:	Delphi Technologies PLC
One Angel Court, 10th Floor
London, EC2R 7HJ, United Kingdom

BorgWarner Inc.

3850 West Hamlin Road

Auburn Hills, MI 48326

10 February 2020

Dear Sirs

Delphi Technologies PLC (the “Company”)

BorgWarner Inc. (“Buyer”)

In connection with the proposed acquisition of the Company by Buyer by way of a Jersey scheme of arrangement (the “Scheme of Arrangement”), I, James D. Harrington, hereby irrevocably and unconditionally undertake, represent and warrant to and confirm and agree as follows:

1.	SHAREHOLDINGS

I represent and warrant to the Company and Buyer that:

1.1	I am the beneficial owner of 2,506 ordinary shares of $0.01 each in the capital of the Company (the “Shares”) which are held on my behalf indirectly through Cede & Co;

1.2	I am able to procure that Cede & Co transfers the legal title to some or all of the Shares to me free of any encumbrances, liens, charges or third party rights of any kind whatsoever; and

1.3	I have full power to enter into this undertaking and to perform the obligations under this undertaking.

2.	TRANSFER OF LEGAL TITLE

2.1

To ensure that there is more than one shareholder of record on the Company’s register of members for the purposes of calculating the majority in number test that is required under Jersey law as part of the approval of the Scheme of Arrangement, I hereby irrevocably and unconditionally undertake to the Company and Buyer that:

2.1.1

I shall, as soon as reasonably practicable after the date of this undertaking, procure that Cede & Co transfers the legal title to no less than two (2) Shares (the “Transferred Shares”) to me so that I am registered as a shareholder on the Company’s register of members maintained by Computershare; and

2.1.2

I shall continue to directly hold legal title to, and shall not directly or indirectly transfer, pledge, encumber or otherwise dispose of any economic or voting rights with respect to, any of the Transferred Shares (or enter into any voting agreement, voting trust or similar agreement with respect to the voting of such shares) until the shareholder meeting convened by the Royal Court of Jersey to approve the Scheme of Arrangement (the “Court Meeting”) has been held.

3.	VOTING

3.1

I will vote, in person or by proxy, each of the Transferred Shares in favour of the Scheme of Arrangement at the Court Meeting and in favour of the resolutions at the general meeting of the Company convened in connection with the Scheme of Arrangement.

4.	DOCUMENTATION

I consent to this undertaking being referred to in any documentation in connection with the Scheme of Arrangement.

5.	LAPSE OF THIS UNDERTAKING

This undertaking shall lapse and be of no further force or effect if (i) the Scheme of Arrangement does not become effective in accordance with its terms or (ii) the Transaction Agreement, dated January 28, 2020, by and between the Company and Buyer, has been terminated in accordance with its terms.

6.	CONFIRMATIONS AND ACKNOWLEDGEMENT

I confirm that, except to the extent otherwise specified, the obligations set out in this undertaking are unconditional and irrevocable.

7.	GOVERNING LAW

This undertaking shall be governed by, and interpreted in accordance with, Jersey law. I agree that the Jersey Courts shall have exclusive jurisdiction to settle any dispute in connection with this undertaking and I irrevocably submit to the exclusive jurisdiction of the Jersey Courts and agree that any such proceedings in respect of such dispute may be brought in such Courts.

IN WITNESS WHEREOF, this undertaking has been executed and delivered as a deed on the date first above written,

EXECUTED as an instrument by

James D. Harrington

In the presence of:	/s/ James D. Harrington

Witness:	/s/ Hazel Webb

Full Name:	Hazel Webb

Address:	101 Great Innings South

Hertford, SG14 3TF, United Kingdom

IRREVOCABLE UNDERTAKING

To:	Delphi Technologies PLC
One Angel Court, 10th Floor
London, EC2R 7HJ, United Kingdom

BorgWarner Inc.

3850 West Hamlin Road

Auburn Hills, MI 48326

10th February 2020

Dear Sirs

Delphi Technologies PLC (the “Company”)

BorgWarner Inc. (“Buyer”)

In connection with the proposed acquisition of the Company by Buyer by way of a Jersey scheme of arrangement (the “Scheme of Arrangement”), I, Vivid Sehgal, hereby irrevocably and unconditionally undertake, represent and warrant to and confirm and agree as follows:

1.	SHAREHOLDINGS

I represent and warrant to the Company and Buyer that:

1.1	I am the beneficial owner of 23,254 ordinary shares of $0.01 each in the capital of the Company (the “Shares”) which are held on my behalf indirectly through Cede & Co;

1.2	I am able to procure that Cede & Co transfers the legal title to some or all of the Shares to me free of any encumbrances, liens, charges or third party rights of any kind whatsoever; and

1.3	I have full power to enter into this undertaking and to perform the obligations under this undertaking.

2.	TRANSFER OF LEGAL TITLE

2.1

To ensure that there is more than one shareholder of record on the Company’s register of members for the purposes of calculating the majority in number test that is required under Jersey law as part of the approval of the Scheme of Arrangement, I hereby irrevocably and unconditionally undertake to the Company and Buyer that:

2.1.1

I shall, as soon as reasonably practicable after the date of this undertaking, procure that Cede & Co transfers the legal title to no less than two (2) Shares (the “Transferred Shares”) to me so that I am registered as a shareholder on the Company’s register of members maintained by Computershare; and

2.1.2

I shall continue to directly hold legal title to, and shall not directly or indirectly transfer, pledge, encumber or otherwise dispose of any economic or voting rights with respect to, any of the Transferred Shares (or enter into any voting agreement, voting trust or similar agreement with respect to the voting of such shares) until the shareholder meeting convened by the Royal Court of Jersey to approve the Scheme of Arrangement (the “Court Meeting”) has been held.

3.	VOTING

3.1

I will vote, in person or by proxy, each of the Transferred Shares in favour of the Scheme of Arrangement at the Court Meeting and in favour of the resolutions at the general meeting of the Company convened in connection with the Scheme of Arrangement.

4.	DOCUMENTATION

I consent to this undertaking being referred to in any documentation in connection with the Scheme of Arrangement.

5.	LAPSE OF THIS UNDERTAKING

This undertaking shall lapse and be of no further force or effect if (i) the Scheme of Arrangement does not become effective in accordance with its terms or (ii) the Transaction Agreement, dated January 28, 2020, by and between the Company and Buyer, has been terminated in accordance with its terms.

6.	CONFIRMATIONS AND ACKNOWLEDGEMENT

I confirm that, except to the extent otherwise specified, the obligations set out in this undertaking are unconditional and irrevocable.

7.	GOVERNING LAW

This undertaking shall be governed by, and interpreted in accordance with, Jersey law. I agree that the Jersey Courts shall have exclusive jurisdiction to settle any dispute in connection with this undertaking and I irrevocably submit to the exclusive jurisdiction of the Jersey Courts and agree that any such proceedings in respect of such dispute may be brought in such Courts.

IN WITNESS WHEREOF, this undertaking has been executed and delivered as a deed on the date first above written,

EXECUTED as an instrument by

Vivid Sehgal

In the presence of:	/s/ Vivid Sehgal

Witness:	/s/ Jennifer Fawthrop

Full Name:	Jennifer Fawthrop

Address:	One Angel Court, 10th Floor

London, EC2R 7HJ, United Kingdom

    delphi technologies
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
    Online
Before The Meeting Go to www.envisionreports.com/DLPH or scan the QR code — login details are located in the shaded bar below.
During The Meeting
Go to www.meetingcenter.io/243532838.
Follow the instructions on the website and use the password DLPH2020 and the 15-digit control number that is printed in the shaded bar located below.
    Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
The proxy statement is available at www.envisionreports.com/DLPH
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Court Meeting Proxy Card
â–¼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. â–¼
A    The Board of Directors recommends a vote FOR the following proposal.
For    Against +
Approve the scheme of arrangement in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Royal Court of Jersey.    ☐ ☐
B    Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Attorneys should also submit powers of attorney.
Date (mm/dd/yyyy) — Please print date below.     Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.
            /    /

c 123456789
The Court Meeting of Shareholders of Delphi Technologies will be held on
June 25, 2020 at 9:00 a.m. (Eastern time), virtually via the internet at
www.meetingcenter.io/243532838.
To vote at the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for the Court Meeting is — DLPH2020
â–¼
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
â–¼
Proxy — Delphi Technologies PLC
+
Proxy Solicited on Behalf of the Board of Directors for the Court Meeting - June 25, 2020
The undersigned hereby appoints James D. Harrington and Robert W. Boyle, and each of them, with full power of substitution and power to act alone, as proxy to vote all the shares of ordinary shares which the undersigned would be entitled to vote if personally present and acting at the Court Meeting of shareholders of Delphi Technologies PLC, to be held on June 25, 2020 at 9:00 a.m. (Eastern Time), and at any adjournments or postponements thereof, as stated on the reverse side. This proxy will revoke all prior proxies signed by you.
Shares represented by this proxy will be voted as directed by the shareholder and in the discretion of the named proxies upon such other matters as may properly come before the Court Meeting or any adjournments or postponements thereof. If you sign and return this proxy but no direction is made, this proxy will be voted FOR the proposal described on the reverse side and in the discretion of the named proxies upon such other matters as may properly come before the Court Meeting or any adjournments or postponements thereof. This proxy should be read in conjunction with the accompanying documentation provided by Delphi Technologies management.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.
(Items to be voted appear on reverse side)
C
Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.
Meeting Attendance
Mark box to the right if you plan to attend the Court Meeting.

    delphi technologies vote
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
    Online Before The Meeting Go to www.envisionreports.com/DLPH or scan the QR code — login details are located in the shaded bar below.
During The Meeting
Go to www.meetingcenter.io/243532838.
Follow the instructions on the website and use the password DLPH2020 and the 15-digit control number that is printed in the shaded bar located below.
    Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
The proxy statement is available at www.envisionreports.com/DLPH
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Extraordinary General Meeting Proxy Card     1234 5678 9012 345
â–¼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. â–¼
A    Proposals—The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.
Special Resolution    For AgainstAbstain+
Proposal 1—Authorize the directors of Delphi Technologies PLC to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect and to amend the articles of association of Delphi Technologies PLC so that any ordinary shares of Delphi Technologies PLC that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than BorgWarner, Inc. or its nominees will either be subject to the terms of the scheme or immediately and automatically acquired by BorgWarner, Inc. and/or its nominee(s) for the scheme consideration.    ☐ ☐ ☐
Ordinary Resolution (non-binding)
For    Against Abstain
Proposal 2—Approve, on a non-binding, advisory basis, specified compensatory arrangements between Delphi Technologies PLC and its named executive officers relating to the transaction.    ☐ ☐ ☐
B    Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Attorneys should also submit powers of attorney.
Date (mm/dd/yyyy) — Please print date below.     Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.

            /    /
c 1234567890 458066 1upx jnt
The Extraordinary General Meeting of Shareholders of Delphi Technologies will be held on
June 25, 2020 at 9:15 a.m. (Eastern time) or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting, virtually via the internet at www.meetingcenter.io/243532838.
To vote at the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for the Extraordinary General Meeting is — DLPH2020.
â–¼
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
â–¼
Proxy — Delphi Technologies PLC
+
Proxy Solicited on Behalf of the Board of Directors for the Extraordinary General Meeting - June 25, 2020
The undersigned hereby appoints James D. Harrington and Robert W. Boyle, and each of them, with full power of substitution and power to act alone, as proxy to vote all the shares of ordinary shares which the undersigned would be entitled to vote if personally present and acting at the Extraordinary General Meeting of shareholders of Delphi Technologies PLC, to be held on June 25, 2020 at 9:15 a.m. (Eastern time), or, if the Court Meeting has not concluded by 9:15 a.m. (Eastern time), as soon as possible after the conclusion of the Court Meeting, and at any adjournments or postponements thereof, as stated on the reverse side. This proxy will revoke all prior proxies signed by you.
Shares represented by this proxy will be voted as directed by the shareholder and in the discretion of the named proxies upon such other matters as may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof. If you sign and return this proxy but no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2 and in the discretion of the named proxies upon such other matters as may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof. This proxy should be read in conjunction with the accompanying documentation provided by Delphi Technologies management.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.
(Items to be voted appear on reverse side)
C
Non-Voting Items
Change of Address — Please print new address below.     Comments — Please print your comments below.Meeting Attendance
Mark box to the right if you plan to attend the Extraordinary General Meeting. ☐
â–      +